UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. 1)

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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

LAVA Therapeutics N.V.

(Name of Registrant as Specified In Its Charter)
N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

LAVA THERAPEUTICS N.V.
October 17, 2025
To Our Shareholders:
You are cordially invited to attend an Extraordinary General Meeting of Shareholders (the “EGM”) of LAVA Therapeutics N.V. (“LAVA”, the “Company” or “we”) at 2:00 p.m. Central European Summer Time, on November 7, 2025, at the offices of NautaDutilh N.V., Beethovenstraat 400, 1082 PR Amsterdam, the Netherlands.
The notice of the EGM and proxy statement on the following pages describe the matters to be presented at the EGM. If you are entitled to and would like to attend the EGM in person or represented by proxy, you must notify the Company of your identity and intention to attend the EGM by sending notice to that effect to the Company by e-mail (addressed to a.garabedian@lavatherapeutics.com) or by post (addressed to LAVA Therapeutics N.V., c/o General Counsel & Corporate Secretary, PO Box 40067, Continental Post Office, 615 Chestnut Street, Philadelphia, PA 19106). This notice must be received by the Company no later than 11:59 p.m. Eastern Time on November 6, 2025. Please see the section of the proxy statement titled “Questions and Answers — Who Can Attend the EGM?” for more information about how to attend the meeting.
Whether or not you attend the EGM, it is important that your shares be voted prior to the EGM. Therefore, I urge you to vote your shares prior to the EGM by promptly submitting your proxy by phone (call 1-800-690-6903), via the Internet (visit www.proxyvote.com), or by signing, dating and returning the enclosed proxy card in the enclosed envelope, which will require no postage if mailed in the United States. Further instructions will be contained on the proxy card. If you decide to attend the EGM, you will be able to vote in person, even if you have previously submitted your proxy.
Thank you for your support.
Sincerely,
/s/ Stephen Hurly
Stephen Hurly
Chief Executive Officer

EXPLANATORY NOTE
LAVA Therapeutics, N.V. (the “Company”) is filing this revised definitive proxy statement, and form of proxy appended hereto, related to its Extraordinary General Meeting of Shareholders to be held on November 7, 2025 to (i) update the date on which the Extraordinary General Meeting of Shareholders takes place to November 7, 2025, (ii) update the record date to October 10, 2025, (iii) update the descriptions of the Company’s proposed transaction with XOMA Royalty Corporation and (iv) make related conforming changes. This revised definitive proxy statement supersedes the definitive proxy statement filed with the Securities and Exchange Commission on September 3, 2025.

NOTICE OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS
OF LAVA THERAPEUTICS N.V.
This is the convening notice for the Extraordinary General Meeting of Shareholders (the “EGM”) of LAVA Therapeutics N.V. (“LAVA”, the “Company” or “we”) to be held on November 7, 2025 at 2:00 p.m. Central European Summer Time at the offices of NautaDutilh N.V., Beethovenstraat 400, 1082 PR Amsterdam, the Netherlands.
XOMA Royalty Corporation (“Buyer” or “XOMA”) has made an offer to purchase all of the issued and outstanding common shares, with a nominal value of €0.12 per share, in the capital of the Company (the “Shares”) for (i) a price per Share of $1.04 (the “Cash Amount”) plus (ii) one contingent value right (“CVR”) per Share, which shall represent the right to receive potential payments, in cash, described in, and subject to and in accordance with the terms and conditions of, the CVR Agreement (as defined and further described below), payable subject to any applicable tax withholding and without interest (together with the Cash Amount, the “Offer Consideration”), as contemplated by the Purchase Agreement, dated August 3, 2025, (as it may be amended from time to time, the “Purchase Agreement”), by and among the Company and Buyer, and upon the terms and subject to the conditions as set forth in the Amended and Restated Offer to Purchase, dated October 15, 2025 (together with any amendments and supplements thereto, the “Offer to Purchase”), and in the related Letter of Transmittal (together with any amendments and supplements thereto, the “Letter of Transmittal,” and together with the Offer to Purchase, the “Offer”).
On October 2, 2025, the Offer was extended pursuant to the Purchase Agreement to expire one minute after 11:59 p.m., Eastern Time on October 17, 2025. The expiration date of the Offer has since been extended to expire one minute after 11:59 p.m., Eastern Time on November 12, 2025, unless it is extended further in accordance with the Purchase Agreement (the “Expiration Time”. If the Offer is further extended in accordance with the Purchase Agreement, the term “Expiration Time” will instead refer to the latest time and date at which the Offer, as so extended by Buyer, will expire). The time at which Buyer delivers cash funds and CVRs to the depositary consisting of the Offer Consideration for all Shares validly tendered and not validly withdrawn pursuant to the Offer as of the Acceptance Time (as defined below) is referred to as the “Closing” and such date is the “Closing Date.” Upon the terms and subject to the satisfaction or waiver of the conditions of the Offer and the Purchase Agreement, Buyer will accept for payment (the date and time of such acceptance, the “Acceptance Time”) and thereafter pay for all Shares validly tendered and not properly withdrawn pursuant to the Offer promptly after the Expiration Time.
The agenda for the EGM is as follows:
1.
Opening

2.
Discussion of the Offer (discussion item)

3.
Proposal No. 1: Appointment of directors (voting items)

a.
Proposal No. 1A: Conditional appointment of Owen Hughes as executive director of the Company

b.
Proposal No. 1B: Conditional appointment of Thomas Burns as non-executive director of the Company

c.
Proposal No. 1C: Conditional appointment of Bradley Sitko as non-executive director of the Company

d.
Proposal No. 1D: Conditional appointment of Maricel Montano as non-executive director of the Company

4.
Proposal No. 2: Granting of full and final discharge to each member of the Company’s board of directors (the “Board”) for their acts of management or supervision, as applicable, up to and including the date of the EGM to the fullest extent permitted under applicable law (voting item)

5.
Proposal No. 3: Post-offer reorganization (voting items)

a.
Proposal No. 3A: Conditional resolution to enter into a Dutch statutory merger of the Company (as disappearing company) with and into LAVA Therapeutics New Topco B.V. (“New Topco”) (as acquiring company), with New Topco issuing class A shares in its share capital to the Company’s shareholders (other than Buyer) and class B shares in its share capital to Buyer, in accordance with Sections 2:309 et seq. of the Dutch Civil Code as contemplated by and in accordance with the terms of the merger proposal, filed with the Dutch trade register, and accompanying explanatory notes (the “Downstream Merger”)

b.
Proposal No. 3B: Conditional resolution to approve, to the extent required under applicable law and the Company’s organizational documents, also within the meaning of Section 2:107a of the Dutch Civil Code, the Downstream Merger and the cancellation of all outstanding class A shares in the share capital of New Topco immediately following the effective time of the Downstream Merger (the “Cancellation”)

6.
Closing

No business shall be voted on at the EGM, except such items as included in the above-mentioned agenda.
After careful consideration of the factors more fully described in the accompanying proxy statement, the Board, among other things, has resolved, on the terms and subject to the conditions set forth in the Purchase Agreement, to support the Offer and the other transactions contemplated by the Purchase Agreement, to recommend acceptance of the Offer by the Company’s shareholders and to recommend that the Company’s shareholders vote “FOR” the voting items which have been put on the agenda of the EGM.
The record date for the EGM is October 10, 2025 (the “Record Date”). Those who are shareholders of the Company, or who otherwise have voting rights and/or meeting rights with respect to shares in the Company’s capital on the Record Date and who are recorded as such in the Company’s shareholders’ register and/or in the register maintained by the Company’s U.S. transfer agent, Computershare Trust Company, N.A. (the “Persons with Meeting Rights”) may attend and, if relevant, vote at the EGM and exercise their voting rights on the voting items as included in the above-mentioned agenda prior to the EGM.
Persons with Meeting Rights who wish to attend the EGM, in person or represented by proxy, must notify the Company of their identity and intention to attend the EGM by sending notice to that effect to the Company by e-mail (addressed to a.garabedian@lavatherapeutics.com) or by post (addressed to LAVA Therapeutics N.V., c/o General Counsel & Corporate Secretary, PO Box 40067, Continental Post Office, 615 Chestnut Street, Philadelphia, PA 19106). This notice must be received by the Company no later than 11:59 p.m. Eastern Time on November 6, 2025 (the “Cut-Off Time”). Persons with Meeting Rights who have not complied with this requirement may be refused entry to the EGM. Persons with Meeting Rights may have themselves represented at the EGM through the use of a written or electronically recorded proxy. Proxyholders who wish to attend the EGM should present a copy of their proxy upon entry to the EGM, failing which the proxyholder concerned may be refused entry to the EGM. A proxy form for this purpose can be downloaded from the Company’s website (https://lavatherapeutics.com).
It is important that your shares be represented regardless of the number of shares you may hold. We urge you to vote your shares or to submit your proxy prior to the EGM. Proxies may be submitted prior to the Cut-Off Time via a toll-free telephone number (call 1-800-690-6903) or over the Internet (visit www.proxyvote.com), as described in further detail in the enclosed materials, or by signing, dating and mailing the proxy card in the enclosed return envelope. Voting your shares or submitting your proxy, as applicable, will be important for the presence of a quorum at the EGM and will save us the expense of further solicitation. Submitting a proxy will not prevent you from voting your shares at the EGM if you desire to do so, as your proxy is revocable at your option.

The proxy statement and annual report to shareholders are available at http://www.proxyvote.com.
By Order of the Board,
/s/ Amy Garabedian
Amy Garabedian
General Counsel & Corporate Secretary
Philadelphia, Pennsylvania
October 17, 2025
Neither the United States Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved of the transactions described in this proxy statement, passed upon the merits or fairness of the transactions described in this proxy statement or passed upon the adequacy or accuracy of the information contained in this proxy statement or any documents incorporated by reference. Any representation to the contrary is a criminal offense.
This proxy statement is dated October 17, 2025, and, together with the enclosed form of proxy card, is first being mailed to our shareholders on or about such date.

YOUR VOTE IS IMPORTANT
WHETHER OR NOT YOU EXPECT TO ATTEND THE EGM IN PERSON, WE ENCOURAGE YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE (1) THROUGH THE INTERNET, (2) BY PHONE OR (3) BY MARKING, SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED. You may revoke your proxy or change your vote at any time before the Cut-off Time. If your Shares are held in the name of a broker, bank or other nominee, please follow the instructions on the voting instruction card furnished to you by such broker, bank or other nominee, which is considered the shareholder of record, in order to vote. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the Shares in your account. Your broker, bank or other nominee cannot vote on any of the resolutions included in the agenda for this EGM without your instructions.
If you fail to return your proxy card, to grant your proxy electronically over the Internet or by phone or to attend the EGM, your Shares will not be considered present or represented for purposes of determining whether a quorum is present at the EGM. If you are a shareholder of record, voting in person at the EGM will revoke any proxy that you previously submitted. If you hold your Shares through a broker, bank or other nominee, you must obtain from the record holder a valid legal proxy issued in your name in order to vote in person at the EGM.
Please take note of the requirements for admittance set forth in this proxy statement. Failure to provide the requested documents at the door or failure to comply with the procedures for the EGM may prevent shareholders from being admitted to the meeting.
We encourage you to read this proxy statement, including all documents incorporated by reference into this proxy statement, and annexes to this proxy statement, carefully and in their entirety. If you have any questions concerning the Offer, the Post-Offer Reorganization (as defined below), the proposals to be voted on at the EGM, the EGM or this proxy statement, would like additional copies of this proxy statement or need help voting your Shares, please contact our proxy solicitor:
Alliance Advisors LLC
Banks and Brokers Call: 1-855-206-1072
Shareholders Call Toll Free: 1-855-206-1119
E-mail: LVTX@allianceadvisors.com

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ii

SUMMARY
This summary highlights selected information from this proxy statement related to (i) the previously announced offer made by Buyer to purchase all of the issued and outstanding Shares for (a) the Cash Amount plus (b) one CVR per Share, which shall represent the right to receive potential payments, in cash, described in, and subject to and in accordance with the terms and conditions of, the CVR Agreement (as defined and further described below), payable subject to any applicable tax withholding and without interest, all upon the terms and subject to the conditions as set forth in the Offer to Purchase and in the related Letter of Transmittal, (ii) the EGM Proposals (as defined below) and (iii) the Purchase Agreement. This summary may not contain all of the information that is important to you. To understand the Offer, the Purchase Agreement and the EGM Proposals more fully and for a more complete description of the legal terms of the transactions, you should read carefully this entire proxy statement, the annexes to this proxy statement, including the Purchase Agreement, and the documents incorporated by reference in this proxy statement. You may obtain the documents and information incorporated by reference in this proxy statement without charge by following the instructions in the section entitled “Where You Can Find More Information.” The Purchase Agreement is attached as Annex A to this proxy statement.
Except as otherwise specifically noted in this proxy statement or as the context otherwise requires, “LAVA,” the “Company” or “we,” “our,” “us” and similar words in this proxy statement refer to LAVA Therapeutics N.V., including, in certain cases, its subsidiaries.
Parties Involved in the Offer and the Other Transactions Contemplated by the Purchase Agreement
LAVA Therapeutics N.V.
LAVA is incorporated under the laws of the Netherlands as a Dutch public limited liability company (naamloze vennootschap). LAVA is a clinical stage immuno-oncology company historically focused on developing its proprietary Gammabody® platform of bispecific gamma delta T cell engagers to transform the treatment of cancer. LAVA’s registered office and principal executive offices are located at Yalelaan 62, 3584 CM, Utrecht, the Netherlands, telephone number +31 85 016 3100. The Shares are traded on the Nasdaq Global Market (“Nasdaq”) under the symbol “LVTX.”
XOMA Royalty Corporation
Buyer is a publicly traded Nevada corporation. Buyer is a biotech royalty aggregator with a sizable portfolio of economic rights to future potential milestone and royalty payments associated with partnered commercial and pre-commercial therapeutic drug candidates. Buyer’s common stock, 8.625% Series A Cumulative Perpetual Preferred Stock and Depositary Shares (each representing 1/1000th interest in a share of 8.375% Series B Cumulative Perpetual Preferred Stock) are traded on the Nasdaq Global Market under the symbols “XOMA,” “XOMAP” and “XOMAO,” respectively.
The EGM
The EGM will be held at 2:00 p.m. Central European Summer Time on November 7, 2025, at the offices of NautaDutilh N.V., Beethovenstraat 400, 1082 PR Amsterdam, the Netherlands.
Record Date and Shareholders Entitled to Vote; Vote Required to Approve Each Proposal
The record date under Dutch law (registratiedatum) for the EGM is October 10, 2025 (the “Record Date”). The Board has determined that the Company’s shareholders’ register and the register maintained for Shares by the Company’s U.S. transfer agent are the relevant registers for determining who are entitled to attend and, if relevant, vote at the EGM. Those who are shareholders of the Company on the Record Date, or who otherwise have meeting rights under Dutch law with respect to Shares on the Record Date, provided in each case that they are registered as such in either of the above-mentioned registers, may attend the EGM and, if relevant, vote at the EGM in person or by proxy, even if such shareholder has previously tendered its Shares in the Offer. Unless the context requires otherwise, references in this convening notice and in the accompanying proxy statement to “shareholders” refer to the shareholders and others with meeting rights under Dutch law on the Record Date as referred to in the immediately preceding sentence.

Shareholders who are entitled to and would like to attend the EGM in person or represented by proxy must notify the Company of their identity and intention to attend the EGM by sending notice to that effect to the Company by e-mail (addressed to a.garabedian@lavatherapeutics.com) or by post (addressed to LAVA Therapeutics N.V., c/o General Counsel & Corporate Secretary, 520 Walnut Street, Suite 1150, Philadelphia, PA 19106). This notice must be received by the Company no later than 11:59 p.m. Eastern Time on November 6, 2025 (the “Cut-Off Time”).
Attendance at the EGM is limited to shareholders, Company management and Company advisors. Each shareholder desiring to attend MUST bring proof of share ownership as of the Record Date along with a valid form of identification, such as a driver’s license or passport. An example of proof of share ownership includes voting instruction statements from a broker or bank. In addition, you should register with the Company by the Cut-Off Time to indicate your plan to attend as described above. Failure to comply with these requirements may preclude you from being admitted to the EGM.
Proposals No. 1A, 1B, 1C and 1D to appoint Owen Hughes as executive director of the Company, and Thomas Burns, Bradley Sitko and Maricel Montano as non-executive directors of the Company, are based on a binding nomination proposed by our Board. The proposed candidates specified in a binding nomination shall be appointed provided that the requisite quorum is present or represented at the EGM, unless the nomination is overruled by the EGM which would result if at least a two-thirds majority of the votes cast, representing more than half of the Company’s issued share capital, vote against the appointment.
Proposal No. 2 to grant full and final discharge to each member of the Board for their acts of management or supervision as applicable, up to and including the date of the EGM to the fullest extent permitted under applicable law and Proposal No. 3B to approve the Downstream Merger and the Cancellation, each requires the affirmative vote of a simple majority of the votes cast.
Proposal No. 3A to enter into the Downstream Merger requires the affirmative vote of a simple majority of the votes cast if at least half of the Company’s issued share capital is present or represented at the EGM and requires the affirmative vote of at least two-thirds of the votes cast if less than half (but at least one-third) of the Company’s issued share capital is present or represented at the EGM.
At least one-third of the Company’s issued and outstanding shares must be present or represented at the EGM in order to constitute a quorum. Under Dutch law and our articles of association, shares abstaining from voting will not count as votes cast at the EGM but will count as shares present and entitled to vote for purposes of determining a quorum. “Broker non-votes” (as described below) will not count as shares present at the EGM or for the purpose of determining the number of votes cast with respect to those matters.
Certain Effects of the Offer and the Other Transactions Contemplated by the Purchase Agreement
As previously announced, on August 15, 2025, Buyer commenced the Offer. On October 2, 2025, the Offer was extended pursuant to the Purchase Agreement to expire one minute after 11:59 p.m., Eastern Time on October 17, 2025. The expiration date of the Offer has since been extended to expire one minute after 11:59 p.m., Eastern Time on November 12, 2025, unless it is extended further in accordance with the Purchase Agreement (the “Expiration Time”. If the Offer is further extended in accordance with the Purchase Agreement, the term “Expiration Time” will instead refer to the latest time and date at which the Offer, as so extended by Buyer, will expire).
If the conditions to the consummation of the Offer are satisfied, Buyer will, after giving the required notice, commence a subsequent offering period (the “Subsequent Offering Period”) on the first business day after the date at which the Offer expires (taking into account any extensions). During the Subsequent Offering Period, Buyer will offer to purchase additional Shares at the Offer Consideration, less any applicable withholding taxes and without interest, for a period of five business days.
Subject to (i) adoption of the Post-Offer Reorganization Resolution (as defined below), and (ii) the Post-Offer Reorganization Threshold (as defined below) having been achieved, then as promptly as practicable following the expiration of the Subsequent Offering Period, Buyer and LAVA shall, as applicable, effectuate, a corporate reorganization involving LAVA and its subsidiaries, in accordance with the Purchase Agreement, consisting of the Downstream Merger, the Loan and the Cancellation (all as defined below, and collectively, the “Post-Offer Reorganization”), in that order, provided that each action that forms part of such Post-Offer Reorganization is permitted under applicable law (including Sections 2:316(4) and 2:318(1) of the Dutch Civil Code), in the manner set out below and in the order set out below:
•
prior to the Dutch statutory merger of LAVA (as disappearing company) with and into LAVA Therapeutics New Topco B.V. a Dutch private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands, having its corporate seat (statutaire zetel) in Utrecht, the Netherlands, registered with the Dutch trade register under number 98007424 (as acquiring company) (“New Topco”) within the meaning of Section 2:309 et seq. and 2:311(2) of the Dutch Civil Code pursuant to which (i) class A shares in New Topco will be allotted to LAVA’s shareholders (other than Buyer) (“New Topco A Shares”) and (ii) class B shares in New Topco will be allotted to Buyer, as contemplated by and in accordance with the terms of the merger proposal, to be filed with the Dutch trade register, and the accompanying explanatory notes (the “Downstream Merger”) becoming effective, LAVA shall, in its capacity as sole shareholder of New Topco, resolve to effectuate the cancellation of all issued and outstanding New Topco A Shares following the effective time of the Downstream Merger (the “Cancellation”);

•
LAVA and New Topco shall execute the notarial deed effecting the Downstream Merger no later than 23:59, local time in the Netherlands, on the closing date of the Subsequent Offering Period;

•
prior to 00:30, local time in the Netherlands, on the date that the Downstream Merger becomes effective (the “Cancellation Effective Time”), Buyer shall (i) grant a loan to New Topco for a principal amount in cash, available to or at the sole direction of New Topco, out of immediately available funds, equal to the product of (A) the number of New Topco A Shares that will be issued and outstanding immediately prior to the Cancellation Effective Time and (B) the Cash Amount (as defined below) (the “Loan”), and (ii) make available to or at the sole direction of New Topco such number of CVRs (as defined below) as necessary for New Topco to deliver to each holder of New Topco A Shares (determined immediately prior to the Cancellation Effective Time) one CVR for each New Topco A Share then held by such holder;

•
after the granting of the Loan but prior to the Cancellation Effective Time, the management board of New Topco shall resolve on approving the Cancellation in accordance with applicable law, provided that the management board of New Topco at such time does not know nor reasonably foresee that, following the Cancellation, New Topco cannot continue to pay its due and payable debts; and

•
subject to the foregoing steps having been completed, the Cancellation shall become effective at 00:30, local time in the Netherlands on the date that the Downstream Merger becomes effective.

For more information on the Offer and the Post-Offer Reorganization please see the section of this proxy statement captioned “The Offer and the Other Transactions Contemplated by the Purchase Agreement — Certain Effects.”
The EGM is being called in connection with the Offer and the Post-Offer Reorganization in order to provide information regarding the Offer and for LAVA shareholders to vote on the following:
•
Proposal No. 1: resolutions for the conditional appointment of Owen Hughes as executive director on the Board and each of Thomas Burns, Bradley Sitko and Maricel Montano as non-executive directors on the Board, each of whom has been designated by Buyer in accordance with the Purchase Agreement and has been nominated pursuant to a binding nomination by the Board (the “Governance Resolutions”);

•
Proposal No. 2: a resolution granting full and final discharge to each member of the Board for his or her acts of management or supervision, as applicable, up to and including the date of the EGM (the “Discharge Resolution”); and

•
Proposal No. 3: conditional resolutions to enter into the Downstream Merger and approve the Cancellation (collectively, the “Post-Offer Reorganization Resolutions” and, collectively with the Governance Resolutions and the Discharge Resolution, the “EGM Proposals”).

Each of the EGM Proposals, as well as the conditions to the effectiveness of each of the EGM Proposals, is more fully described herein.

Effect on LAVA if the Offer is Not Completed
If the Offer is not completed, LAVA shareholders will not receive the Offer Consideration pursuant to the Offer and the EGM Proposals will have no effect. Instead, LAVA would remain an independent public company, your Shares would continue to be listed and traded on Nasdaq and registered under the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”) and LAVA would continue to file periodic and current reports with the United States Securities and Exchange Commission (the “SEC”).
Under specified circumstances, LAVA will be required to pay Buyer a fixed termination compensation in an amount equal to $750,000 upon the termination of the Purchase Agreement as described in the section of this proxy statement captioned “The Offer and the Other Transactions Contemplated by the Purchase Agreement — Termination.”
Offer Consideration
If you tender your Shares in the Offer, upon completion of the Offer, you will be entitled to receive the (i) a price per Share of $1.04 (the “Cash Amount”) plus (ii) one contingent value right (“CVR”) per Share, which shall represent the right to receive potential payments, in cash, described in, and subject to and in accordance with the terms and conditions of, the CVR Agreement (as defined and further described below), payable subject to any applicable tax withholding and without interest (together with the Cash Amount, the “Offer Consideration”), upon the terms and subject to the conditions contemplated by the Purchase Agreement and set forth in the Amended and Restated Offer to Purchase. If you are the record owner of your Shares and you tender your Shares directly to Broadridge Corporate Issuer Solutions, LLC (the “Depositary”), you will not have to pay brokerage fees, commissions, or similar expenses. If you own your Shares through a broker, dealer, commercial bank, trust company, or other nominee and your broker, dealer, commercial bank, trust company, or other nominee tenders your Shares on your behalf, your broker, dealer, commercial bank, trust company, or nominee may charge you a fee for doing so. You should consult your broker, dealer, commercial bank, trust company, or nominee to determine whether any charges will apply.
If you do not tender your Shares in the Offer or during the Subsequent Offering Period, and the Post-Offer Reorganization is consummated, you will receive the same consideration as shareholders that tender their Shares in the Offer, which, as is the case with the Offer Consideration, will be less any applicable withholding taxes and without interest. No Dutch dividend withholding tax is applicable to amounts paid for Shares tendered in the Offer or during the Subsequent Offering Period. The withholding tax applicable to the consideration payable in respect of the Cancellation (the “Cancellation Consideration”) will include a 15% Dutch dividend withholding tax to the extent the Cancellation Consideration exceeds the average paid up capital recognized for Dutch dividend withholding tax purposes of the New Topco A Shares immediately prior to the Cancellation becoming effective. LAVA will submit a request to the Dutch tax authorities to seek advance tax clearance on the amount of average paid up capital recognized for Dutch dividend withholding tax purposes of the New Topco A Shares. Unless any holder of New Topco A Shares prior to the Cancellation demonstrates to New Topco’s sole satisfaction that such shareholder is entitled to receive its Cancellation Consideration free of Dutch dividend withholding tax and New Topco is able to exclude such holder from the tax withholding process, New Topco will deduct and withhold from the Cancellation Consideration payable to each such holder such amount of Dutch dividend withholding tax it is required to deduct and withhold with respect to the making of such payment under Dutch tax law and shall remit the amount so deducted and withheld to the Dutch tax authorities. In such cases, New Topco will not apply any reductions of, or exemptions from, Dutch dividend withholding tax at source based on Dutch domestic law, EU law or any treaty for the avoidance of double taxation and any regulations for claiming relief thereunder. All amounts that are so deducted and withheld as required by applicable law shall be treated for all purposes as having been paid to the relevant holder of New Topco A Shares. Whether or not you are ultimately liable for such tax or entitled to other relief will depend on your personal circumstances, and accordingly, if such tax is not ultimately applicable to you or if you are entitled to other relief, you may be able to recover such amounts or claim other relief therefrom. See the section of this proxy statement titled “Certain Tax Considerations — Dutch Tax Consequences.”
Recommendation of the Board
After careful consideration, the Board, among other things, has (a) determined that, on the terms and subject to the conditions set forth in the Purchase Agreement, the Purchase Agreement and the transactions contemplated by the Purchase Agreement (including the Post-Offer Reorganization) are in the best interests of LAVA and the sustainable success of its business, having considered the interests of its shareholders, employees and other relevant stakeholders; (b) duly authorized and approved the terms and conditions of the Purchase Agreement and the transactions contemplated by the Purchase Agreement and the execution, delivery and performance of LAVA’s obligations under the Purchase Agreement; and (c) resolved, on the terms and subject to the conditions set forth in the Purchase Agreement, to support the Offer and the other transactions contemplated by the Purchase Agreement and to recommend acceptance of the Offer by LAVA’s shareholders and to recommend that the Company’s shareholders vote “FOR” the EGM Proposals.
Change of Recommendation
The Board has recommended that the holders of Shares vote “FOR” the EGM Proposals. The Purchase Agreement provides that, prior to the Expiration Time, the Board may change its recommendation, only if (i) the Board authorizes LAVA to enter into a definitive written agreement constituting a Superior Proposal (as defined in the Purchase Agreement) and (ii) the Board has complied in all material respects with their obligations under Section 5.02 of the Purchase Agreement in respect of such Superior Proposal.
In the event that the Board changes its recommendation, Buyer has the right to terminate the Purchase Agreement. LAVA has the right to terminate the Purchase Agreement, subject to payment of a fixed termination fee, in order to concurrently with or immediately following such termination enter into a definitive agreement with respect to a Superior Proposal.
Representations and Warranties
The Purchase Agreement contains representations and warranties from both the Company and Buyer, customary for a transaction of this nature. The Purchase Agreement also contains customary covenants and agreements, including with respect to the operations of the business of the Company between the date of the Purchase Agreement and the time at which the Downstream Merger becomes effective (the “Effective Time”). See the section entitled “The Offer and the Other Transactions Contemplated by the Purchase Agreement — Representations and Warranties” for more information.
Conditions to the Closing of the Offer
The obligations to consummate the Offer and the other transactions contemplated by the Purchase Agreement are subject to the satisfaction or waiver, on or prior to the Effective Time, of the conditions set forth in the section entitled “The Offer and the Other Transactions Contemplated by the Purchase Agreement — Offer Conditions” below.
Termination of the Purchase Agreement
The Purchase Agreement contains customary termination rights for the Company and Buyer including, among others, for failure to consummate the Offer on or before the Outside Date. If the Purchase Agreement is terminated under certain circumstances specified in the Purchase Agreement, including in connection with the Company’s entry into an agreement with respect to a Superior Proposal (as defined therein), the Company will be required to pay Buyer a termination fee of $750,000. See the section entitled “The Offer and the Other Transactions Contemplated by the Purchase Agreement — Termination” for more information.
Specific Performance
The parties to the Purchase Agreement have agreed that money damages would be both incalculable and an insufficient remedy for any breach of the Purchase Agreement by such party and that any such breach would cause the other party irreparable harm. In addition, the parties to the Purchase Agreement agreed that in the event of a breach or threatened breach of the Purchase Agreement, each other party will be entitled to equitable relief, including in the form of injunctions and orders for specific performance, in addition to all other remedies available to such other party at law or in equity. The parties have further irrevocably waived (i) any defenses in any action for specific performance, including the defense that a remedy at law would be adequate and (ii) any requirement under any Law to post a bond or other security as a prerequisite to obtaining equitable relief.

Contingent Value Rights Agreement
At or prior to the Closing, Buyer expects to enter a Contingent Value Rights Agreement (the “CVR Agreement”) with a rights agent (the “Rights Agent”) and a representative, agent and attorney in-fact (the “Representative”) of the holders of CVRs (collectively, the “CVR Holders” and each, a “CVR Holder”). Each CVR will represent the contractual right to receive certain contingent cash payments (collectively, the “CVR Proceeds”) equal to a pro rata share of:
(i)
100% of the amount by which the Closing Net Cash (as defined below) as adjusted for any permitted deductions under CVR Agreement made within ninety (90) days following the Closing Date (as defined in the Purchase Agreement), exceeds Closing Net Cash (as defined below) as finally determined pursuant to the Purchase Agreement;

(ii)
(A) 100% of the Net Proceeds (as defined in the CVR Agreement), if any, from any sale, transfer, license or other disposition by the Company, of all or any part of the rights, intellectual property and other assets related to CVR Products (as defined below) but excluding Existing Partnerships (as defined below) (each, a “Disposition” and, prior to the Closing, a “Permitted Disposition”), prior to the Closing; or (B) 75% of the Net Proceeds, if any, from any Disposition by Buyer or any of its affiliates, including the Company after the Closing, of all or any part of the CVR Products (as defined below) entered into following the Closing, in each case for the period beginning at the Closing and ending on the 10th anniversary of the Closing; and

(iii)
75% of the Net Proceeds, in the case of Gross Proceeds (as defined in the CVR Agreement) as payable to Buyer or any of its affiliates, including the LAVA (after the Closing) and New Topco, or is otherwise due to or received by Buyer or any of its affiliates, including the LAVA (after the Closing) and New Topco, in respect of the LAVA’s collaborations (i) with Pfizer Inc. (formerly Seagen Inc.) to develop, manufacture and commercialize EGFRd2 (PF-8046052) pursuant to that certain Exclusive License Agreement, by and between Pfizer Inc. and LAVA, dated September 23, 2022, as amended, restated, modified, replaced and novated from time to time (the “Pfizer Collaboration”) and (ii) with Johnson & Johnson (formerly Janssen) for the discovery and development of novel bispecific antibody-based T cell engagers for the treatment of cancer, including JNJ-89853413 pursuant to that certain Research Collaboration and License Agreement, by and between Johnson & Johnson and LAVA, dated May 13, 2020, as amended, restated, modified, replaced and novated from time to time (the “J&J Collaboration” and together with the Pfizer Collaboration, the “Existing Partnerships”), for the period beginning at the Closing and ending on the 10th anniversary of the Closing the (“Disposition Period”); and

(iv)
100% of an amount equal to $6,333,000, minus any tax liabilities or other costs or expenses incurred in connection with or related to the Tax Reserve Matter, for the period beginning at the Closing and ending no later than sixty (60) days following the Tax Reserve Confirmation Date (as defined in the CVR Agreement).

“CVR Products” means (a)  each of the product or product candidates developed or commercialized by LAVA, its affiliates or their respective (sub) licensees and known as: (i) EGFRd2 (PF-8046052) or JNJ-89853413; (b) each other product or product candidate discovered, developed, or commercialized pursuant to the Pfizer Collaboration or the J&J Collaboration; and (c) any product, product candidate or other research program being researched or developed by LAVA as of the Closing, including the product or product candidate known as LAVA-1266. “Tax Reserve Matter” means certain actions that will be taken with respect to certain tax returns of the Company for certain pre-Closing tax periods, as further described in the CVR Agreement.
During the period beginning on the Closing and ending on the second anniversary of the Closing (the “Efforts Disposition Period”), Buyer shall use or cause the Company to use commercially reasonable efforts to (i) enter into one or more agreements for a Disposition (a “Disposition Agreement”) as promptly as practicable following the Merger Effective Time, (ii) maintain and enforce any such Disposition Agreement entered into prior to or following the Merger Effective Date and (iii) use commercially reasonable efforts to comply in all material respects with their respective covenants and obligations under each such Disposition Agreement. Additionally, during the Disposition Period, Buyer shall maintain or cause the Company to maintain the CVRs, provided that Buyer is not required to pursue new clinical, manufacturing or enabling work with respect to the CVR Products. Buyer will also use commercially reasonable efforts to maintain and prosecute the intellectual property relating to the CVR Products for the period beginning at the Merger Effective Time and ending December 31, 2026. Additionally, a Tax Reserve Committee consisting of two designees appointed by LAVA shall take all reasonable efforts to keep the Tax Reserve Liability (as defined in the CVR Agreement) as low as possible, and Buyer will use commercially reasonable efforts to avoid any delay in making any required tax filings or any other actions in connection with the Tax Reserve Liability.
The right to the contingent payments contemplated by the CVR Agreement is a contractual right only and will not be transferable, except in the limited circumstances specified in the CVR Agreement. The CVRs will not be evidenced by a certificate or any other instrument and will not be registered with the SEC. The CVRs will not have any voting or dividend rights and will not represent any equity or ownership interest in Buyer (and, following the Closing, the Company and New Topco) or any of its affiliates. No interest will accrue on any amounts payable in respect of the CVRs.
See the section entitled “The Offer and the Other Transactions Contemplated by the Purchase Agreement — Contingent Value Rights Agreement” for more information.
Support Agreements
In connection with the execution of the Purchase Agreement, Buyer entered into tender and support agreements (the “Support Agreements”) with LAVA’s directors and executive officers Stephen Hurly, Jay Backstrom, Kapil Dhingra, Amy Garabedian, Peter Kiener, Charles Morris, James Noble, Christy Oliger, Fred Powell, Mary Wadlinger, and Karen Wilson (the “Support Agreement Parties’’). The Support Agreements provide that, among other things, the Support Agreement Parties shall irrevocably tender their respective Shares in the Offer and to vote in favor of all resolutions proposed for adoption by LAVA’s shareholders in accordance with the Offer’s terms at the EGM or a subsequent EGM. The Shares subject to the Support Agreements comprise approximately 0.5% of the outstanding Shares as of August 14, 2025. The Support Agreements will terminate upon certain circumstances, including upon termination of the Purchase Agreement or if the Board votes to approve a superior proposal or a change in the recommendation of the Board with respect to certain intervening events.
See the section entitled “The Offer and the Other Transactions Contemplated by the Purchase Agreement — Support Agreements” for more information.
Interests of the Directors and Executive Officers of LAVA
When considering the recommendation of the Board that you vote to adopt each of the EGM Proposals, you should be aware that LAVA’s directors and executive officers may have interests in the Offer and the other transactions contemplated by the Purchase Agreement that may be different from, or in addition to, your interests as a shareholder. The Board was aware of and considered these interests to the extent such interests existed at the time, among other matters, in evaluating and overseeing the negotiation of the Purchase Agreement, in approving the Offer, the Purchase Agreement (including the execution, delivery and performance thereof) and the transactions contemplated by the Purchase Agreement and in recommending that the EGM Proposals be adopted by the shareholders of LAVA. These interests may include the following:
•
the accelerated vesting and payment in respect of each outstanding In-the-Money Option (as defined below) at the Closing; and

•
the potential receipt of severance payments and benefits by current and former executive officers under their respective employment agreements.

Financing
The Offer and the transactions contemplated by the Purchase Agreement are not subject to any financing condition.
Treatment of Equity Awards
At the Closing, each option granted by LAVA to purchase Shares (each, a “LAVA Option”) that is then outstanding immediately prior to the Closing but not then vested or exercisable will become immediately vested and exercisable in full pursuant to the terms of the Purchase Agreement. After giving effect to such accelerated vesting, at the Closing, each LAVA Option with an exercise price per Share less than the Cash Amount (an “In-the-Money Option”) shall be settled in cash and CVRs (without interest and net of applicable withholding tax and other applicable deductions) equal to (i) with respect to the Cash Amount, (x) the excess of such Cash Amount over the per Share exercise price of such In-the-Money Option multiplied by (y) the total number of Shares underlying such In-the-Money Option and (ii) with respect to the CVRs, (x) the CVRs comprised in the Offer Consideration multiplied by (y) the total number of Shares underlying such In-the-Money Option. Any other LAVA Option other than an In-the-Money Option shall be cancelled at the Closing.
See the section entitled “Certain Relationships and Related Transactions — Treatment of Equity Awards in the Transactions” for more information.
Certain Tax Considerations
Certain U.S. Federal Income Tax Considerations
The exchange of Shares for cash and CVRs pursuant to the Offer will be a taxable transaction for U.S. federal income tax purposes. The U.S. federal income tax consequences will depend on a number of factors, including the tax treatment of the CVR, whether LAVA is classified as a “PFIC” and whether Buyer makes a “Section 338(g) Election,” each as described more fully in “Certain Tax Considerations — Certain U.S. Federal Income Tax Considerations.” Moreover, the transactions described in this proxy statement may result in adverse consequences to LAVA shareholders who do not tender their Shares in the Offer. You should consult your tax advisor to determine the tax consequences (including the application and effect of any U.S. federal, state, local or non-U.S. income or other tax laws) to you of participating in the Offer in light of your particular circumstances. See the section of this proxy statement captioned “Certain Tax Considerations — Certain U.S. Federal Income Tax Considerations.”
You should also note that Dutch dividend withholding tax (dividendbelasting) may be withheld on payments to U.S. taxpayers in the Post-Offer Reorganization (see below and the section of this proxy statement captioned “Certain Tax Considerations — Dutch Tax Consequences”).
Dutch Tax Consequences
The receipt of cash and CVRs in exchange for Shares pursuant to the Offer or the Post-Offer Reorganization may result in a taxable transaction for Dutch tax purposes. You should consult your tax advisor to determine the tax consequences (including the application and effect of any Dutch income or other tax laws) to you of participating in the Offer in light of your particular circumstances.
You should also note that, if you do not tender your Shares in the Offer or during the Subsequent Offering Period, and the Post-Offer Reorganization are consummated, you will receive the Cancellation Consideration, which, as is the case with the Offer Consideration, will be less applicable withholding taxes and without interest. No Dutch dividend withholding tax is applicable to amounts paid for Shares tendered in the Offer or during the Subsequent Offering Period. The withholding tax applicable to the Cancellation Consideration will include a 15% Dutch dividend withholding tax to the extent the Cancellation Consideration exceeds the average paid up capital recognized for Dutch dividend withholding tax purposes of the New Topco A Shares immediately prior to the Cancellation becoming effective. LAVA will submit a request to the Dutch tax authorities to seek advance tax clearance on the amount of average paid up capital recognized for Dutch dividend withholding tax purposes of the New Topco A Shares. Unless any holder of New Topco A Shares prior to the Cancellation demonstrates to New Topco’s sole satisfaction that such shareholder is entitled to receive its Cancellation Consideration free of Dutch dividend withholding tax and New Topco is able to exclude such holder from the tax withholding process, New Topco will deduct and withhold from the Cancellation Consideration payable to each such holder such amount of Dutch dividend withholding tax it is required to deduct and withhold with respect to the making of such payment under Dutch tax law and shall remit the amount so deducted and withheld to the Dutch tax authorities. In such cases, New Topco will not apply any reductions of, or exemptions from, Dutch dividend withholding tax at source based on Dutch domestic law, EU law or any treaty for the avoidance of double taxation and any regulations for claiming relief thereunder. All amounts that are so deducted and withheld as required by applicable law shall be treated for all purposes as having been paid to the relevant holder of New Topco A Shares. Whether or not you are ultimately liable for such tax or entitled to other relief will depend on your personal circumstances, and accordingly, if such tax is not ultimately applicable to you or if you are entitled to other relief, you may be able to recover such amounts or claim other relief therefrom. You should consult your tax advisor to determine the tax consequences (including the application and effect of any Dutch tax laws) to you of participating in the Offer in light of your particular circumstances.
For a discussion of certain material Dutch tax consequences of the Offer, the Subsequent Offering Period and the Post-Offer Reorganization, please see the section of this proxy statement captioned “Certain Tax Considerations —  Dutch Tax Consequences.”
No Appraisal Rights
LAVA shareholders are not entitled under Dutch law or otherwise to appraisal or dissenter rights in connection with the Offer or the Post-Offer Reorganization.
Regulatory Approvals; Efforts
Buyer and LAVA have agreed to use their respective reasonable best efforts to promptly obtain all regulatory approvals required to consummate the Offer and the other transactions contemplated by the Purchase Agreement.
Market Prices and Dividend Data
On August 14, 2025, the last full trading date before the commencement of the Offer, the reported closing price of the Shares on the Nasdaq was $1.54 per Share. On October 16, 2025, the last full trading day prior to the date of this proxy statement, the last reported closing price per Share reported on Nasdaq was $1.52. LAVA has not declared or paid any cash dividends on its share capital since its formation transactions, and intends to retain future earnings, if any, for use of the operation of its business, and does not currently intend to pay any cash dividends in the foreseeable future.
Neither the SEC nor any state securities commission has approved or disapproved of the transactions described in this document, passed upon the merits or fairness of the transactions described in this document, or passed upon the adequacy or accuracy of the information contained in this document. Any representation to the contrary is unlawful.

QUESTIONS AND ANSWERS
The following questions and answers are intended to address some commonly asked questions regarding the EGM and the EGM Proposals. The questions and answers may not address all questions that may be important to you as a shareholder of LAVA. We encourage you to read carefully the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement, including the Purchase Agreement, and the documents we incorporate by reference in this proxy statement. You may obtain the documents and information incorporated by reference in this proxy statement without charge by following the instructions under the section of this proxy statement captioned “Where You Can Find More Information.”
Q:
Why am I receiving these materials?

A:
The Board is furnishing this proxy statement and form of proxy card to the holders of Shares, in connection with the solicitation of proxies to be voted at the EGM.

Q:
When and where is the EGM?

A:
LAVA’s EGM will be held on November 7, 2025 at the offices of NautaDutilh N.V., Beethovenstraat 400, 1082 PR Amsterdam, the Netherlands, at 2:00 p.m., Central European Summer Time.

Q:
Who is entitled to vote at or prior to the EGM?

A:
We urge you to vote your shares at the EGM or to submit your proxy prior to the Cut-off Time. The Record Date for the EGM is October 10, 2025. Persons with Meeting Rights (i.e., holders of shares or who otherwise have voting rights and/or meeting rights with respect to shares in the Company’s capital on the Record Date and who are recorded as such in the Company’s shareholders’ register and/or in the register maintained by the Company’s U.S. transfer agent, Computershare Trust Company, N.A.) may attend and, if relevant, vote at the EGM. Each outstanding share on the Record Date is entitled to one vote on all matters presented at the EGM as voting items.

Q:
Why is this EGM being called?

A:
As previously announced, Buyer has made an offer to purchase all of the outstanding Shares for the Cash Amount plus one non-transferable CVR, less applicable withholding taxes and without interest, to the holders thereof pursuant to the Purchase Agreement, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the Letter of Transmittal. The EGM is being called in order to provide information regarding the Offer and for LAVA shareholders to vote on the EGM Proposals.

Q:
What am I being asked to vote on at the EGM?

A:
You are being asked to consider and vote on the following:

•
Proposal No. 1: resolutions for the conditional appointment of Owen Hughes as executive director of the Company, and Thomas Burns, Bradley Sitko and Maricel Montano as non-executive directors of the Company, each of whom has been designated by Buyer in accordance with the Purchase Agreement and has been nominated pursuant to a binding nomination by the Board (the “Governance Resolutions”);

•
Proposal No. 2: a resolution granting full and final discharge to each member of the Board for his or her acts of management or supervision, as applicable, up to and including the date of the EGM (the “Discharge Resolution”); and

•
Proposal No. 3: conditional resolutions to enter into the Downstream Merger and approve the Cancellation (collectively, the “Post-Offer Reorganization Resolutions” and, collectively with the Governance Resolutions and the Discharge Resolution, the “EGM Proposals”).

Each of the EGM Proposals, as well as the conditions to the effectiveness of each of the EGM Proposals, is more fully described herein.

Q:
What is the difference between being a “record holder” and holding shares in “street name”?

A:
If on the Record Date your shares were registered directly in your name with the Company’s U.S. transfer agent, Computershare Trust Company, N.A., then you are a shareholder of record. As a shareholder of record, you may vote if you are physically present at the meeting or vote by proxy before the Cut-off Time. If on the Record Date your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials should be forwarded to you by that organization (see below under “Am I entitled to vote if my shares are held in “street name”?”). The organization holding your account is considered to be the shareholder of record for purposes of voting at the EGM.

Q:
Am I entitled to vote if my shares are held in “street name”?

A:
Yes. If your shares are held on your behalf by a bank, broker, trustee, financial institution or other intermediary, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials will be provided to you by your bank, broker, trustee, financial institution or other intermediary, along with a voting instruction card. As the beneficial owner, you have the right to direct your bank, broker, trustee, financial institution or other intermediary how to vote your shares, and the bank, broker, trustee, financial institution or other intermediary is generally required to vote your shares in accordance with your instructions. You will not be able to vote your shares during the EGM and you should contact your broker, trustee, financial institution or other intermediary for information on how to cause the shares you beneficially own to be voted at the EGM.

Q:
How many shares must be present to hold the EGM?

A:
A quorum must be present at the EGM for any voting item to be voted on. At the EGM, at least one-third of the Company’s issued and outstanding shares must be present or represented in order to constitute a quorum.

Q:
What if a quorum is not present at the EGM?

A:
If the requisite quorum is not present or represented, then the EGM cannot validly pass any of the voting items on the agenda for the EGM.

Q:
Who can attend the EGM?

A:
You may attend the EGM if you are a Person with Meeting Rights (see above under “Who is entitled to vote at or prior to the EGM?”), or if you hold a valid proxy from a Person with Meeting Rights for the EGM. If you would like to attend the EGM, in person or represented by proxy, you must notify the Company by e-mail (addressed to a.garabedian@lavatherapeutics.com) or in writing (addressed to LAVA Therapeutics N.V., c/o Corporate Secretary, PO Box 40067, Continental Post Office, 615 Chestnut Street, Philadelphia, PA 19106) of your identity and intention to attend the EGM. This notice must be received by the Company no later than 11:59 p.m. Eastern Time on November 6, 2025 (the “Cut-off Time”). If you do not comply with this requirement, you may be refused entry to the EGM. Proxyholders who wish to attend the EGM should also present a copy of their proxy upon entry to the EGM, failing which the proxyholder concerned may be refused entry to the EGM. In order to be admitted into the EGM, you may be asked to present government-issued photo identification (such as a driver’s license). If your shares are held in street name, you may also be required to provide proof of beneficial ownership of our shares as of the Record Date, such as a bank or brokerage statement or a letter from your bank, broker, trustee, financial institution or other intermediary showing that you beneficially owned our shares at the close of business on the Record Date.

Q:
Who is paying for this proxy solicitation?

A:
The Company will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by email, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. The Company has retained Alliance Advisors LLC, a proxy solicitation firm (the “Proxy Solicitor”), to assist in the solicitation of proxies in connection with the EGM at a cost of approximately $15,000 plus expenses. We will also indemnify the Proxy Solicitor against losses arising out of its provision of these services on our behalf.
Q:
What does it mean if I receive more than one set of proxy materials?

A:
It means that your shares are held in more than one account at the transfer agent and/or with banks, brokers, trustees, financial institutions or other intermediaries. Please vote all of your shares. To ensure that all of your shares are voted, for each set of proxy materials please submit your proxy by phone, via the Internet, or by signing, dating and returning the enclosed proxy card in the enclosed envelope.

Q:
How do I vote?

A:
We recommend that shareholders submit their proxy before the Cut-off Time in order to vote their shares, regardless of whether they plan to attend the EGM and vote in person. There are three ways to vote by proxy:

•
by Telephone — you can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;

•
by Internet — you can vote over the Internet at www.proxyvote.com by following the instructions on the proxy card; or

•
by Mail — you can vote by mail by signing, dating and mailing the proxy card.

Telephone and Internet voting facilities will be available 24 hours a day and will close at the Cut-off Time.
If your shares are held in street name, you should receive instructions on how to vote from your bank, broker, trustee, financial institution or other intermediary. You must follow their instructions in order for your shares to be voted. Telephone and Internet voting also may be offered to shareholders owning shares through certain banks and brokers. If your shares are held in street name and you would like to vote your shares in person at the EGM, you should contact your bank, broker, trustee, financial institution or other intermediary to obtain a legal proxy, bring it to the EGM in order to vote and notify the Company in writing of your identity and intention to attend the EGM.
Q:
Can I change my vote after I submit my proxy?

A:
Yes. You may revoke your submitted proxy and change your vote prior to the Cut-off Time by submitting a duly executed proxy bearing a later date or by granting a subsequent proxy through the Internet or telephone.

Your most recent proxy card or telephone or Internet proxy is the one that will be counted. You may also attend the EGM in person and revoke your proxy at the meeting or grant a separate proxy in writing to a representative who may attend the EGM in person and revoke your prior proxy at the meeting on your behalf, provided that you or your representative has registered to attend the EGM in person prior to the Cut-off Time.
If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank, broker, trustee, financial institution or other intermediary, or you may vote in person at the EGM by obtaining a legal proxy from your bank, broker, trustee, financial institution or other intermediary, bringing your legal proxy to the EGM in order to vote and notifying the Company in writing of your identity and intention to attend the EGM.
Q:
Who will count the votes?

A:
The Depositary will provide NautaDutilh N.V., our Dutch legal counsel, with a tabulation of the votes submitted by proxy prior to the Cut-off Time as described in this proxy statement and NautaDutilh N.V.

will tabulate the votes cast at the EGM by Persons with Meeting Rights attending in person, if any. These tabulations will be provided to the Company.
Q:
What if I do not specify how my shares are to be voted?

A:
If you submit a proxy but do not indicate any voting instructions, or if your voting instructions are otherwise unclear, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are indicated in this proxy statement, as well as with the description of each proposal in this proxy statement.

Q:
Will any other business be conducted at the EGM?

A:
No business shall be voted on at the EGM except such items as included in the agenda for the meeting included in this proxy statement.

Q:
How many votes are required for the approval of the proposals to be voted upon?

A:
Proposals No. 1A, 1B, 1C and 1D to appoint Owen Hughes as executive director of the Company, and Thomas Burns, Bradley Sitko and Maricel Montano as non-executive directors of the Company, are based on a binding nomination proposed by our Board. The proposed candidates specified in a binding nomination shall be appointed provided that the requisite quorum is present or represented at the EGM, unless the nomination is overruled by the EGM which would result if at least a two-thirds majority of the votes cast, representing more than half of the Company’s issued share capital, vote against the appointment.

Proposal No. 2 to grant full and final discharge to each member of the Board for their acts of management or supervision, as applicable, up to and including the date of the EGM to the fullest extent permitted under applicable law, and Proposal No. 3B to approve the Downstream Merger and the Cancellation and the proposal, each requires the affirmative vote of a simple majority of the votes cast.
Proposal No. 3A to enter into the Downstream Merger requires the affirmative vote of a simple majority of the votes cast if at least half of the Company’s issued share capital is present or represented at the EGM and requires the affirmative vote of at least two-thirds of the votes cast if less than half (but at least one-third) of the Company’s issued share capital is present or represented at the EGM.
Also, at the EGM at least one-third of the Company’s issued and outstanding shares must be present or represented in order to constitute a quorum.
Q:
What is an abstention and how will abstentions be treated?

A:
An “abstention” represents a shareholder’s affirmative choice to decline to vote on a proposal. Under Dutch law and our articles of association, shares abstaining from voting will not count as votes cast at the EGM but will count as shares present and entitled to vote for purposes of determining a quorum. Abstentions will have no effect on the proposals.

Q:
What are broker non-votes, how will broker non-votes be treated and do they count for determining a quorum?

A:
Generally, broker non-votes occur when shares held in “street name” for a beneficial owner are not voted with respect to a particular proposal because the bank, broker, trustee, financial institution or other intermediary (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A bank, broker, trustee, financial institution or other intermediary is generally entitled to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares, in which case your shares will count for purposes of determining whether a quorum is present. On the other hand, absent instructions from the beneficial owner of such shares, a bank, broker, trustee, financial institution or other intermediary is generally not entitled to vote shares held for a beneficial owner on “non-routine” matters. In this regard, the EGM Proposals are all considered to be “non-routine,” meaning that your broker may not vote your shares on those proposals in the absence of your voting instructions. Such broker non-votes do not count for purposes of determining whether a quorum is present or for the purpose of determining the number of votes cast. Broker non-votes will have no effect on the adoption of the EGM Proposals.
Q:
Where can I find the voting results of the EGM?

A:
We plan to announce whether the EGM Proposals have passed at the EGM and we will report the final voting results in a Current Report on Form 8-K, which we intend to file with the SEC within four business days after the EGM. If final voting results are not available to us in time to file a Form 8-K within four business days after the EGM, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

Q:
How does the Board recommend that I vote?

A:
The Board, after considering the various factors described in the section of this proxy statement captioned “The Offer and the Other Transactions Contemplated by the Purchase Agreement — Recommendation of the Board,” among other things, has (a) determined that, on the terms and subject to the conditions set forth in the Purchase Agreement, the Purchase Agreement, and the transactions contemplated by the Purchase Agreement (including the Post-Offer Reorganization) are in the best interests of LAVA and the sustainable success of its business, having considered the interests of its shareholders, employees and other relevant stakeholders; (b) duly authorized and approved the terms and conditions of the Purchase Agreement and the transactions contemplated by the Purchase Agreement and the execution, delivery and performance of LAVA’s obligations under the Purchase Agreement; and (c) resolved, on the terms and subject to the conditions set forth in the Purchase Agreement, to support the Offer and the other transactions contemplated by the Purchase Agreement and to recommend acceptance of the Offer by LAVA’s shareholders and to recommend that the Company’s shareholders vote “FOR” the voting items which have been put on the agenda of this EGM.

The Board recommends that you vote (i) “FOR” the Governance Resolutions, (ii) “FOR” the Discharge Resolution and (iii) “FOR” the Post-Offer Reorganization Resolutions.
Q:
Who can help answer my questions?

A:
If you have any questions concerning the Offer, the Post-Offer Reorganization, the EGM or this proxy statement, would like additional copies of this proxy statement or need help voting your Shares, please contact our proxy solicitor:

Alliance Advisors LLC
Banks and Brokers Call: 1-855-206-1072
Shareholders Call Toll Free: 1-855-206-1119
E-mail: LVTX@allianceadvisors.com

FORWARD-LOOKING STATEMENTS
This proxy statement, and the documents to which we refer you in this proxy statement, as well as information included in oral statements or other written statements made or to be made by us or on our behalf, contain forward-looking statements that involve a number of risks and uncertainties. Words such as “believes,” “anticipates,” “plans,” “expects,” “seeks,” “should,” “predicts,” “likely,” “estimates,” and similar expressions are intended to identify forward-looking statements, but other statements that are not historical facts may also be deemed to be forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by forward-looking statements include risks and uncertainties relating to: the completion of the Offer on the anticipated terms and timing, or at all, including our ability to obtain the required shareholder approvals and our ability to satisfy the other conditions to the completion of the Offer; the effects that the announcement or pendency of the proposed transactions may have on us and our business and ability to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom we do business; potential litigation relating to the Offer that could be instituted against us or our directors or officers, including the effects of any outcomes related thereto; our inability to obtain any necessary regulatory approvals; legislative, tax and economic developments; significant and unexpected costs, charges or expenses related to the proposed transactions; unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, outbreaks of war or hostilities or global health crises; and the occurrence of any event, change or other circumstance that could give rise to the termination of the Purchase Agreement, including in circumstances requiring LAVA to pay a fixed termination fee. Additional important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in Buyer’s Annual Report on Form 10-K for the year ended December 31, 2024, which is on file with the SEC and in any subsequent Quarterly Reports on Form 10-Q and other documents Buyer files or has filed with the SEC, and in LAVA’s Annual Report on Form 10-K for the year ended December 31, 2024 and in any subsequent Quarterly Reports on Form 10-Q and other documents LAVA files or has filed with the SEC. While Buyer or LAVA may elect to update forward-looking statements at some point in the future, Buyer and LAVA specifically disclaim any obligation to do so, even if estimates change and, therefore, you should not rely on these forward-looking statements as representing either Buyer’s or LAVA’s views as of any date subsequent to today.

THE EXTRAORDINARY GENERAL MEETING
This proxy statement of LAVA, which is first being mailed to holders of Shares on or about October 17, 2025, is furnished in connection with the solicitation of proxies on behalf of LAVA, which asks you to vote promptly, and if voting by mail, to complete, sign, date and mail the enclosed proxy for use at the EGM, for the purposes set forth in the foregoing notice and agenda and the following explanation to the agenda.
The record date under Dutch law (registratiedatum) for the EGM is October 10, 2025 (the “Record Date”). The Board has determined that the Company’s shareholders’ register and the register maintained for Shares by the Company’s U.S. transfer agent are the relevant registers for determining who are entitled to attend and, if relevant, vote at the EGM. Those who are shareholders of the Company on the Record Date, or who otherwise have meeting rights under Dutch law with respect to Shares on the Record Date, provided in each case that they are registered as such in either of the above-mentioned registers, may attend the EGM and, if relevant, vote at the EGM in person or by proxy, even if you have previously tendered your Shares in the Offer. Unless the context requires otherwise, references in this convening notice and in the accompanying proxy statement to “shareholders” refer to the shareholders and others with meeting rights under Dutch law on the Record Date as referred to in the immediately preceding sentence.
Shareholders who are entitled to and would like to attend the EGM in person or represented by proxy must notify the Company of their identity and intention to attend the EGM by sending notice to that effect to the Company by e-mail (addressed to a.garabedian@lavatherapeutics.com) or by post (addressed to LAVA Therapeutics N.V., c/o General Counsel & Corporate Secretary, PO Box 40067, Continental Post Office, 615 Chestnut Street, Philadelphia, PA 19106). This notice must be received by the Company no later than 11:59 p.m. Eastern Time on November 6, 2025 (the “Cut-off Time”).
At least one-third of our issued and outstanding shares must be present or represented at the EGM in order to constitute a quorum. Different voting standards shall apply to adopt the respective resolutions on the agenda items listed as voting items in this proxy statement, as set out elsewhere in this proxy statement in further detail.
Concurrently with the execution and delivery of the Purchase Agreement, and as a condition of and inducement to Buyer’s willingness to enter into the Purchase Agreement, certain of the Company’s directors and executive officers (collectively, the “Support Agreement Parties”) entered into tender and support agreements delivered to the Buyer, following approval thereof by the Board, (each, a “Support Agreement”). The Support Agreements provide that, among other things, the Support Agreement Parties shall irrevocably tender the Shares held by them in the Offer and to vote in favor of all resolutions proposed for adoption by LAVA’s shareholders in accordance with the Offer’s terms at the EGM or a subsequent EGM. The Shares subject to the Support Agreements comprise approximately 0.5% of the outstanding Shares as of August 14, 2025. The Support Agreements will terminate upon certain circumstances, including upon termination of the Purchase Agreement or upon an Adverse Recommendation Change (as defined in the Purchase Agreement).
For all proposals, you may vote “FOR,” “AGAINST,” or “ABSTAIN.” Dutch law and the Company’s articles of association provide that voting abstentions or blank votes will count for the purpose of determining whether a quorum is present at the EGM, but will not count for the purpose of determining the number of votes cast. “Broker non-votes” (as described below) will not count as shares present at the EGM or for the purpose of determining the number of votes cast with respect to those matters.
“Broker non-votes” are Shares held by a broker, bank or other nominee that are present in person or represented by proxy at the EGM, but with respect to which the broker, bank or other nominee is not instructed by the beneficial owner of such Shares (e.g., the “street name” holder) on how to vote on a particular proposal and the broker, bank or other nominee does not have discretionary voting power on such proposal. Because brokers, banks and other nominees do not have discretionary voting authority with respect to the EGM Proposals, if a beneficial owner of Shares held in “street name” does not give voting instructions to the broker, bank or other nominee with respect to any of these proposals, then those Shares will not be voted thereat and those Shares will not be counted for purposes of determining the presence of a quorum with respect to these proposals. Therefore, it is important that you instruct your broker, bank or other nominee on how you wish to vote your Shares.

Each shareholder desiring to attend MUST bring proof of share ownership as of the Record Date along with a valid form of identification. An example of proof of share ownership includes voting instruction statements from a broker or bank. In addition, you should register with the Company by the Cut-off Time to indicate your plan to attend as described above. Failure to comply with these requirements may preclude you from being admitted to the EGM.
If you hold your Shares in “street name,” please refer to the voting instruction forms provided by your broker, bank or other nominee to vote your Shares.
As of October 14, 2025, the latest practicable date prior to the date of this proxy statement, LAVA directors and executive officers beneficially owned and were entitled to vote, in the aggregate, 110,000 Shares, which represented approximately 0.5% of the outstanding Shares on such date. The directors and executive officers of LAVA have informed LAVA that they currently intend to vote all of their Shares “FOR” each of the proposals listed for resolution in this proxy statement.
LAVA will bear the cost of soliciting proxies on the accompanying proxy card. Some of our directors, officers and regular employees may solicit proxies in person or by mail, telephone or fax, but will not receive any additional compensation for their services. LAVA may reimburse banks, brokers and others for their reasonable expenses in forwarding proxy solicitation materials to beneficial owners of Shares. LAVA has retained Alliance Advisors LLC, a proxy solicitation firm (the “Proxy Solicitor”), to assist in the solicitation of proxies in connection with the EGM at a cost of approximately $15,000 plus expenses. We will also indemnify the Proxy Solicitor against losses arising out of its provision of these services on our behalf.
Shareholders and interested persons may communicate with the Board or one or more directors by sending a letter addressed to the Board or to any one or more directors in care of our General Counsel, by e-mail (addressed to a.garabedian@lavatherapeutics.com) or by post (addressed to LAVA Therapeutics N.V., c/o General Counsel & Corporate Secretary, PO Box 40067, Continental Post Office, 615 Chestnut Street, Philadelphia, PA 19106).

PROPOSAL NO. 1A: CONDITIONAL APPOINTMENT OF Owen Hughes AS EXECUTIVE DIRECTOR
In accordance with the terms of the Purchase Agreement, Buyer has designated Owen Hughes to serve as executive director on our Board with effect as of Closing. The Board has made a binding nomination to appoint Owen Hughes, as executive director of the Company with effect from Closing.
VOTE REQUIRED
The proposal to appoint Owen Hughes as executive director is based on a binding nomination proposed by the Board. Consequently, Owen Hughes shall be appointed provided that the requisite quorum is present or represented at the EGM, unless the nomination is overruled by the EGM which would result if at least two-thirds of the votes cast, representing more than half of the Company’s issued share capital, vote against the re-appointment. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. Abstentions will, however, count as shares present and entitled to vote for purposes of determining a quorum.
RECOMMENDATION OF THE BOARD
The Board unanimously recommends a vote FOR the appointment of Owen Hughes as executive director.

PROPOSAL NO. 1B: CONDITIONAL APPOINTMENT OF THOMAS BURNS AS NON-EXECUTIVE DIRECTOR
In accordance with the terms of the Purchase Agreement, Buyer has designated Thomas Burns to serve as non-executive director on our Board with effect as of Closing. The Board has made a binding nomination to appoint Thomas Burns, as non-executive director of the Company with effect from Closing.
VOTE REQUIRED
The proposal to appoint Thomas Burns as non-executive director is based on a binding nomination proposed by the Board. Consequently, Thomas Burns shall be appointed provided that the requisite quorum is present or represented at the EGM, unless the nomination is overruled by the EGM which would result if at least two-thirds of the votes cast, representing more than half of the Company’s issued share capital, vote against the re-appointment. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. Abstentions will, however, count as shares present and entitled to vote for purposes of determining a quorum.
RECOMMENDATION OF THE BOARD
The Board unanimously recommends a vote FOR the appointment of Thomas Burns as non-executive director.

PROPOSAL NO. 1C: CONDITIONAL APPOINTMENT OF BRADLEY SITKO AS NON-EXECUTIVE DIRECTOR
In accordance with the terms of the Purchase Agreement, Buyer has designated Bradley Sitko to serve as non-executive director on our Board with effect as of Closing. The Board has made a binding nomination to appoint Bradley Sitko, as non-executive director of the Company with effect from Closing.
VOTE REQUIRED
The proposal to appoint Bradley Sitko as non-executive director is based on a binding nomination proposed by the Board. Consequently, Bradley Sitko shall be appointed provided that the requisite quorum is present or represented at the EGM, unless the nomination is overruled by the EGM which would result if at least two-thirds of the votes cast, representing more than half of the Company’s issued share capital, vote against the re-appointment. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. Abstentions will, however, count as shares present and entitled to vote for purposes of determining a quorum.
RECOMMENDATION OF THE BOARD
The Board unanimously recommends a vote FOR the appointment of Bradley Sitko as non-executive director.

PROPOSAL NO. 1D: CONDITIONAL APPOINTMENT OF MARICEL MONTANO AS NON-EXECUTIVE DIRECTOR
In accordance with the terms of the Purchase Agreement, Buyer has designated Maricel Montano to serve as non-executive director on our Board with effect as of Closing. The Board has made a binding nomination to appoint Maricel Montano, as non-executive director of the Company with effect from Closing.
VOTE REQUIRED
The proposal to appoint Maricel Montano as non-executive director is based on a binding nomination proposed by the Board. Consequently, Maricel Montano shall be appointed provided that the requisite quorum is present or represented at the EGM, unless the nomination is overruled by the EGM which would result if at least two-thirds of the votes cast, representing more than half of the Company’s issued share capital, vote against the re-appointment. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. Abstentions will, however, count as shares present and entitled to vote for purposes of determining a quorum.
RECOMMENDATION OF THE BOARD
The Board unanimously recommends a vote FOR the appointment of Maricel Montano as non-executive director.

PROPOSAL NO. 2: FULL AND FINAL DISCHARGE TO EACH MEMBER OF THE BOARD
At the EGM, our shareholders will be asked to grant full and final discharge to each member of the Board for their acts of management or supervision, as applicable, up to and including the date of the EGM to the fullest extent permitted under applicable law.
The scope of this release from liability extends to the exercise of the respective duties of our Board members insofar as these are reflected in our Dutch statutory annual reports, our Dutch statutory annual accounts or in our other public disclosures or communications to the Company’s general meeting.
VOTE REQUIRED
This proposal requires a simple majority of votes cast in favor of the proposal. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. Abstentions will, however, count as shares present and entitled to vote for purposes of determining a quorum.
RECOMMENDATION OF THE BOARD

The Board unanimously recommends a vote FOR the full and final discharge to each member of the Board for their acts of management or supervision, as applicable, up to and including the date of the EGM to the fullest extent permitted under applicable law.

PROPOSAL NO. 3A: ENTRY INTO THE DOWNSTREAM MERGER
Reference is made to the section of this proxy statement captioned “The Offer and the Other Transactions Contemplated by the Purchase Agreement — Certain Effects,” for a more detailed description of the Post-Offer Reorganization, including the Downstream Merger and the Cancellation.
It is proposed, subject to (A) the Acceptance Time having occurred and the Subsequent Offering Period having expired and (B) the number of Shares validly tendered in accordance with the terms of the Offer (including Shares tendered during the Subsequent Offering Period) and not properly withdrawn, together with the Shares owned by Buyer or any of its affiliates representing at least eighty percent (80%) of the Company’s issued and outstanding share capital (geplaatst en uitstaand kapitaal) immediately prior to the Expiration Time, or, if Buyer has amended the such condition in accordance with the terms of the Purchase Agreement, then at least seventy-five percent (75%) of the Company’s issued and outstanding share capital (geplaatst en uitstaand kapitaal) immediately prior to the Expiration Time (the “Post-Offer Reorganization Threshold”), to enter into the Downstream Merger in accordance with the terms of the merger proposal, filed with the Dutch trade register, and the accompanying explanatory notes.
VOTE REQUIRED
This proposal requires the affirmative vote of a simple majority of the votes cast in favor of the proposal if at least half of the Company’s issued share capital is represented at the EGM and requires the affirmative vote of at least two-thirds of the votes cast in favor of the proposal if less than half (but at least one-third) of the Company’s issued share capital is represented at the EGM. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. Abstentions will, however, count as shares present and entitled to vote for purposes of determining a quorum.
RECOMMENDATION OF THE BOARD
The Board unanimously recommends a vote FOR the proposal to enter into the Downstream Merger.

PROPOSAL NO. 3B: APPROVAL OF THE DOWNSTREAM MERGER AND THE CANCELLATION
Reference is made to the section of this proxy statement captioned “The Offer and the Other Transactions Contemplated by the Purchase Agreement — Certain Effects,” for a more detailed description of the Post-Offer Reorganization, including the Downstream Merger and the Cancellation.
It is proposed, subject to (A) the Acceptance Time having occurred and the Subsequent Offering Period having expired and (B) the Post-Offer Reorganization Threshold having been achieved, to approve, to the extent required under applicable law and the Company’s organizational documents, also within the meaning of Section 2:107a of the Dutch Civil Code, the Downstream Merger and the Cancellation.
VOTE REQUIRED
This proposal requires a simple majority of votes cast in favor of the proposal. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. Abstentions will, however, count as shares present and entitled to vote for purposes of determining a quorum.
RECOMMENDATION OF THE BOARD
The Board unanimously recommends a vote FOR the approval of the Downstream Merger and the Cancellation.

THE OFFER AND THE OTHER TRANSACTIONS CONTEMPLATED BY THE PURCHASE AGREEMENT
This discussion of the terms and conditions of the Offer and the other transactions contemplated by the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, which is attached to this proxy statement as Annex A, and which is incorporated into this proxy statement by reference. You should read the entire Purchase Agreement carefully as it is the legal document that governs the transactions.
Parties Involved
LAVA Therapeutics N.V.
LAVA is incorporated under the laws of the Netherlands as a Dutch public limited liability company (naamloze vennootschap). LAVA is a clinical stage immuno-oncology company historically focused on developing its proprietary Gammabody® platform of bispecific gamma delta T cell engagers to transform the treatment of cancer. LAVA’s registered office and principal executive offices are located at Yalelaan 62, 3584 CM, Utrecht, the Netherlands, telephone number +31 85 016 3100. The Shares are traded on the Nasdaq Global Market (“Nasdaq”) under the symbol “LVTX.”
XOMA Royalty Corporation
Buyer is a publicly traded Nevada corporation. Buyer is a biotech royalty aggregator with a sizable portfolio of economic rights to future potential milestone and royalty payments associated with partnered commercial and pre-commercial therapeutic candidates. The business address and business telephone number of Buyer are as set forth below.
XOMA Royalty Corporation
2200 Powell Street, Suite 310
Emeryville, California 94608
(510) 204-7276
Certain Effects
The Offer was commenced on August 15, 2025, pursuant to the Offer to Purchase, upon the terms and subject to the conditions set forth in the Purchase Agreement. On October 2, 2025, the Offer was extended pursuant to the Purchase Agreement to expire one minute after 11:59 p.m., Eastern Time on October 17, 2025. The expiration date of the Offer has since been extended to expire one minute after 11:59 p.m., Eastern Time on November 12, 2025, unless it is extended further in accordance with the Purchase Agreement.
Buyer may extend the Offer to such other date and time as may be agreed in writing by LAVA and Buyer, and will extend the Offer for the minimum period required by applicable law, the SEC or the rules of the Nasdaq. Buyer will also extend the Offer on one or more occasions in consecutive periods of up to 10 business days each (or such other duration as Buyer and LAVA may agree), in each case if, at the then-scheduled Expiration Time, any condition to the Offer has not been satisfied or waived, in order to permit satisfaction of such condition, or in the case of certain such conditions, for up to 20 business days in case that such condition is not reasonably likely to be satisfied within such ten business-day extension period. However, if the Offer has already been extended on three or more occasions and the Minimum Tender Condition (as defined below) has not yet been satisfied, but all other conditions to the Offer (subject to certain specified exceptions) are then-satisfied or waived, Buyer will not be required (but may choose) to extend the Offer again. Buyer is not required to extend the Offer beyond December 31, 2025 (the “Outside Date”).
The Purchase Agreement provides, among other things, that, subject to the terms and conditions set forth therein, Buyer will at or as promptly as practicable following the Expiration Time (but in any event within three business days (calculated as set forth in Rule 14d-1(g)(3) promulgated under the Exchange Act) thereafter), pay for all Shares validly tendered and not properly withdrawn pursuant to the Offer at the Closing.

Following the Expiration Time in accordance with the Purchase Agreement, Buyer will provide for the Subsequent Offering Period of five business days in accordance with Rule 14d-11 promulgated under the Exchange Act.
If (i) the Post-Offer Reorganization Resolutions are adopted and (ii) the Post-Offer Reorganization Threshold has been achieved, then, as promptly as practicable following the expiration of the Subsequent Offering Period, Buyer and LAVA shall, as applicable, effectuate a corporate reorganization involving LAVA and its subsidiaries, in accordance with the Purchase Agreement, consisting of the Downstream Merger, the Loan and the Cancellation, in that order, provided that each action that forms part of such Post-Offer Reorganization is permitted under applicable law (including sections 2:316(4) and 2:318(1) of the Dutch Civil Code) in the manner set out below and in the order set out below:
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prior to the Downstream Merger becoming effective, LAVA will, in its capacity as sole shareholder of New Topco, resolve to effectuate the Cancellation;

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LAVA and New Topco will execute the notarial deed effecting the Downstream Merger no later than 11:59 pm, local time in the Netherlands, on the closing date of the Subsequent Offering Period;

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prior to the Cancellation Effective Time, Buyer shall (A) make the Loan to New Topco and (B) make available to or at the sole direction of New Topco such number of CVRs as necessary for New Topco to deliver to each holder of New Topco A Shares (determined immediately prior to the Cancellation Effective Time) one CVR for each New Topco A Share then held by such holder);

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after the granting of the Loan but prior to the Cancellation Effective Time, the management board of New Topco will resolve on approving the Cancellation in accordance with applicable law, provided that the management board of New Topco at such time does not know nor reasonably foresee that following the Cancellation New Topco cannot continue to pay its due and payable debts; and

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subject to the foregoing steps having been completed, the Cancellation will become effective at 00:30 local time in the Netherlands on the date that the Downstream Merger becomes effective.

The Downstream Merger and Cancellation are subject to the adoption of the Post-Offer Reorganization Resolutions.
If you do not tender your Shares in the Offer or during the Subsequent Offering Period, and the Post-Offer Reorganization is consummated, you will receive the same consideration as shareholders that tender their Shares in the Offer (the “Cancellation Consideration”), which, as is the case with the Offer Consideration, will be less any applicable withholding taxes and without interest. No Dutch dividend withholding tax is applicable to amounts paid for Shares tendered in the Offer or during the Subsequent Offering Period. The withholding tax applicable to the Cancellation Consideration will include a 15% Dutch dividend withholding tax to the extent the Cancellation Consideration exceeds the average paid up capital recognized for Dutch dividend withholding tax purposes of the New Topco A Shares immediately prior to the Cancellation becoming effective. LAVA will submit a request to the Dutch tax authorities to seek advance tax clearance on the amount of average paid up capital recognized for Dutch dividend withholding tax purposes of the New Topco A Shares. Unless any holder of New Topco A Shares prior to the Cancellation demonstrates to New Topco’s sole satisfaction that such shareholder is entitled to receive its Cancellation Consideration free of Dutch dividend withholding tax and New Topco is able to exclude such holder from the tax withholding process, New Topco will deduct and withhold from the Cancellation Consideration payable to each such holder such amount of Dutch dividend withholding tax it is required to deduct and withhold with respect to the making of such payment under Dutch tax law and shall remit the amount so deducted and withheld to the Dutch tax authorities. In such cases, New Topco will not apply any reductions of, or exemptions from, Dutch dividend withholding tax at source based on Dutch domestic law, EU law or any treaty for the avoidance of double taxation and any regulations for claiming relief thereunder. All amounts that are so deducted and withheld as required by applicable law shall be treated for all purposes as having been paid to the relevant holder of New Topco A Shares. Whether or not you are ultimately liable for such tax or entitled to other relief will depend on your personal circumstances, and accordingly, if such tax is not ultimately applicable to you or if you are entitled to other relief, you may be able to recover such amounts or claim other relief therefrom.

The applicable withholding taxes, including Dutch dividend withholding tax (dividendbelasting), and other taxes, if any, imposed on the consideration received by non-tendering holders of New Topco A Shares in the Post-Offer Reorganization may be different from, and in many cases greater than, the taxes imposed upon such holders had they tendered their Shares pursuant to the Offer or during the Subsequent Offering Period, depending on matters specific to such holder.
Upon the Closing, subject to the approval of the Governance Resolutions, the Board will be comprised of six directors, (i) all of whom, other than those contemplated by the following clause (ii), have been designated in writing by Buyer and who shall initially be the Buyer designated directors: Owen Hughes as executive director and Thomas Burns, Bradley Sitko and Maricel Montano as non-executive directors, and (ii) Kapil Dhingra and Karen J. Wilson, who are current independent non-executive directors of the Company and who have been designated by the Company. Each of Stephen Hurly, Jay Backstrom, Peter Kiener, James Noble, Christy Oliger and Mary Wadlinger will voluntarily step down as members of the Board effective upon the Closing. The directors who are independent from Buyer and qualify as independent in accordance with the independence standards set forth in the Dutch Corporate Governance Code (“Independent Directors”) will, in accordance with Dutch practice, continue to serve the corporate interest of LAVA and the interests of all relevant stakeholders of LAVA, including the interests of any non-tendering shareholders of LAVA, and will resign from the Board upon the Downstream Merger having become effective.
The affirmative vote of the Independent Directors will be required for approving (a) any restructuring that would reasonably be expected to lead to a dilution of the shareholdings of the non-tendering LAVA shareholders, other than (i) pursuant to a rights issue by LAVA or any other share issue where the non-tendering LAVA shareholders have been offered an opportunity to subscribe pro rata in accordance with their then existing shareholding in LAVA (voorkeursrecht), or (ii) the Post-Offer Reorganization, and (b) any action of LAVA that would result in unequal treatment of non-tendering LAVA shareholders relative to Buyer and its affiliates that prejudices or would reasonably be expected to prejudice or negatively affect the value of the Shares or voting rights attached to the Shares held by non-tendering LAVA shareholders, but in any event not including the Post-Offer Reorganization.
The Offer is conditioned upon, among other things, (a) the Purchase Agreement not having been terminated in accordance with its terms and (b) the satisfaction or waiver (to the extent permitted by the Purchase Agreement and applicable law) of the following as of the Expiration Time: (i) the Minimum Tender Condition (as its threshold may be lowered pursuant to the Purchase Agreement); (ii) the Closing Net Cash Condition; (iii) the Resolutions Condition; and (iv) the Material Adverse Effect Condition, each as defined below.
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The “Minimum Tender Condition” requires that there have been validly tendered in accordance with the terms of the Offer, and not properly withdrawn, a number of Shares that, together with the Shares then owned by Buyer or its affiliates, represents at least eighty percent (80%) of LAVA’s issued and outstanding share capital (geplaatst en uitstaand kapitaal), excluding for the avoidance of doubt, any Shares held by LAVA in treasury, immediately prior to the Expiration Time; provided, that if the Minimum Tender Condition is then-unsatisfied, but all other conditions to the Offer are then-satisfied or waived (other than certain other conditions specified in the Purchase Agreement), and Buyer has extended the Offer on three (or more) occasions in consecutive periods of ten business days in accordance with the Purchase Agreement, Buyer may in its sole discretion, by written notice to LAVA, amend the reference to “eighty percent (80%)” in the foregoing definition of Minimum Tender Condition to “seventy-five percent (75%)”, in which case the reference to “eighty percent (80%)” in the foregoing definition of Minimum Tender Condition shall for all purposes be deemed to be a reference to “seventy-five percent (75%)”.

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The “Closing Net Cash Condition” requires that (i) the sum of the Company’s cash and cash equivalents and marketable securities as of the Closing, determined in accordance with GAAP, applied on a basis consistent with the Company’s application thereof in the Company’s consolidated financial statements included in its most recent annual report on Form 10-K, plus (ii) the prepaid expenses, receivables and deposits of the Company, minus (iii) sum of the Company’s consolidated short-term and long-term contractual obligations and liabilities accrued or incurred by or on behalf of the Company as of the Closing, minus (iv) the Company Transaction Expenses (as defined in the

Purchase Agreement), minus (v) the estimated costs after out-of-pocket costs and expenses that the Company (or, following the Merger Effective Time, New Topco) or any of its subsidiaries would incur after Closing ((i), (ii), (iii) and (iv), together the “Closing Net Cash”), equals at least $24.5 million.
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The “Legal Restraints Condition” requires that there is not in effect any applicable law or order (whether temporary, preliminary or permanent) entered, enacted, promulgated, enforced, or issued by any court or other governmental authority of competent jurisdiction prohibiting, rendering illegal, or enjoining the consummation of the Offer, the Post-Offer Reorganization, or the transactions contemplated by the Purchase Agreement.

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The “Resolutions Condition” requires that, at the EGM (or a subsequent general meeting of the Company), LAVA shareholders have adopted the Governance Resolutions and the Post-Offer Reorganization Resolutions.

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The “Material Adverse Effect Condition” requires that no effect, event, state of facts, change, development, circumstance, condition or occurrence has occurred following the date of the Purchase Agreement that would have or would reasonably be expected to have, individually or in the aggregate, a LAVA Material Adverse Effect (as defined below).

The Offer is not subject to a financing condition but is subject to other conditions as described in the Offer to Purchase.
Whether the Minimum Tender Condition is ultimately satisfied at 75% or 80% will not impact the Post-Offer Reorganization, which will be implemented in the same fashion in either case (provided that the Closing occurs).
Effect on LAVA if the Offer is Not Completed
If the Offer is not completed, LAVA shareholders will not receive the Offer Consideration pursuant to the Offer and the EGM Proposals will have no effect. Instead, LAVA would remain an independent public company, your Shares would continue to be listed and traded on the Nasdaq and registered under the Exchange Act and LAVA would continue to file periodic and current reports with the SEC.
Under specified circumstances, LAVA will be required to pay Buyer a fixed termination compensation in an amount equal to approximately $750,000 upon the termination of the Purchase Agreement, as described in the section of this proxy statement captioned “The Offer and the Other Transactions Contemplated by the Purchase Agreement — Termination.”
Offer Consideration
If you tender your Shares in the Offer or during the Subsequent Offering Period, upon completion of the Offer or settlement of the Subsequent Offering Period, as applicable, you will be entitled to receive the Offer Consideration, less applicable withholding taxes and without interest, upon the terms and subject to the conditions set forth in the Purchase Agreement and the Offer to Purchase. If you are the record owner of your Shares and you tender your Shares directly to Broadridge Corporate Issuer Solutions, LLC (the “Depositary”), you will not have to pay brokerage fees, commissions, or similar expenses. If you own your Shares through a broker, dealer, commercial bank, trust company, or other nominee and your broker, dealer, commercial bank, trust company, or other nominee tenders your Shares on your behalf, your broker, dealer, commercial bank, trust company, or nominee may charge you a fee for doing so. You should consult your broker, dealer, commercial bank, trust company, or nominee to determine whether any charges will apply.
Background of the Offer
The following background summarizes the key meetings and events that led to the signing of the Purchase Agreement. This background does not purport to catalog every conversation of or among the Special Committee, the Board, their representatives, Buyer’s representatives and/ or other parties.
LAVA is a clinical-stage immune-oncology company that was previously focused on its proprietary Gammabody® platform of bispecific gamma delta T cell engagers to transform the treatment of cancer.

Using its Gammabody platform, LAVA developed a portfolio of novel bispecific antibodies designed to engage and leverage the potency and precision of gamma delta T cells to orchestrate a robust, natural anti-tumor immune response and improve outcomes for cancer patients.
On October 1, 2024, the Board held a regularly scheduled meeting with LAVA management in attendance. At this meeting, among other things, the Board discussed the LAVA-1207 and LAVA-1266 clinical development programs and next steps, and received an update on LAVA’s financial position and cash runway. The Board discussed the evolving understanding of the Gammabody platform and the expected data readouts over the coming months. The Board decided to wait until the December 2024 regularly scheduled board meeting to make a decision with respect to any potential changes in the clinical development programs, once LAVA had additional data to inform the decision. In the meantime, LAVA management would continue its business development efforts to identify new assets to potentially acquire to diversify its product portfolio. LAVA management updated the Board on its business development efforts to date and observed trends. LAVA management recommended reaching out to certain types of companies, universities and nonprofit research centers to identify certain oncology assets that were IND-ready through late Phase 1 stage, with a clear development pathway and near-term milestones. For each asset, LAVA management would consider factors such as preclinical and clinical data, market landscape, intellectual property protection, cost of next clinical development steps, commercial potential and regulatory pathway. These opportunities could include in-license, merger or reverse merger; LAVA management recommended prioritizing in-licenses which would give LAVA greater control over development of the asset. The Board was supportive of these proposals and moving forward with business development efforts to identify suitable assets.
On October 25, 2024, the Company executed an agreement with a business development advisor in China (“Advisor”) to identify in-license opportunities in China. On October 29, 2024, LAVA entered into a confidentiality agreement with Party K after being introduced by Advisor.
From November 20-25, 2024, the Company’s management team, facilitated by Advisor, met with 48 companies for introduction meetings in China, to review pipelines and programs. On November 23, 2024, the Company’s management team met with Party K.
On December 3, 2024, the Board held a meeting with LAVA management and representatives of Cooley, LAVA’s outside U.S. counsel (“Cooley”) and NautaDutilh N.V, LAVA’s Dutch counsel (“NautaDutilh”), in attendance. The Board discussed the clinical data and timelines related to LAVA-1207 and LAVA-1266, LAVA’s financial position, various corporate governance matters, a partnership update and potential licensing opportunities. LAVA management presented an update on the LAVA-1207 clinical program. As the LAVA-1207 clinical trial did not reach LAVA’s predetermined success criteria, the Board resolved to discontinue the LAVA-1207 program and reprioritize LAVA’s pipeline to focus on LAVA-1266. The Board also discussed various potential strategic transactions that might be available to LAVA in light of LAVA’s cash position and market capitalization, as well as the discontinuation of the LAVA-1207 program, including but not limited to in-licensing of new assets (accompanied by a private placement or public offering of securities), merger with another company (either with LAVA surviving or not surviving the merger), take-private transaction and liquidation. The Board discussed the potential advantages and challenges of each of these opportunities, as well as relevant U.S. and Dutch legal considerations. The Board reviewed considerations of each opportunity including how each opportunity aligned with LAVA’s strategic orientation, regulatory implications, impact on stakeholders and market reaction. Representatives of Cooley and NautaDutilh reviewed with the Board its fiduciary duties under Dutch law, as well as relevant disclosure obligations under U.S. securities laws. As directed by the Board, LAVA management also provided an update on its discussion with financial advisors to evaluate strategic alternatives. The Board noted that on October 25, 2024, LAVA entered into a Business Advisory and Consultant Services Agreement with Advisor (the “Advisory Agreement”) pursuant to which Advisor was assisting LAVA with identifying and evaluating opportunities relating to financing and in-licensing of assets in China. LAVA management discussed two potential opportunities with Party K and Party N. Following this discussion, the Board decided to continue to pursue potential licensing opportunities while also exploring potential strategic transactions (including a potential sale of LAVA) and agreed that LAVA should engage a financial advisor to advise LAVA in sourcing and evaluating such potential strategic transactions. The Board discussed best practices and processes around evaluating these opportunities, including the formation of an independent committee to help monitor and steer the strategic alternatives process, ensure a thorough evaluation of risks and benefits of each opportunity to all stakeholders (including but not limited to LAVA’s shareholders) and provide recommendations to the Board as strategic alternatives are considered. Dr. Dhingra proposed, and the Board agreed, to form a special advisory subcommittee of disinterested and independent directors (the “Special Committee”), consisting of Ms. Wilson, Ms. Oliger and Dr. Dhingra, to meet on a regular basis with LAVA management and LAVA’s advisors to facilitate review, provide guidance and help manage the strategic transaction process, and that would make recommendations to the Board regarding any such transaction.
On December 9, 2024, the Board passed a unanimous written consent approving the engagement of Leerink Partners LLC (“Leerink Partners”) as financial advisor in relation to the potential strategic transactions. Also on December 9, 2024, LAVA management held a meeting with Leerink Partners to review the proposed strategic transaction timeline and discuss workstreams and responsibilities in relation thereto.
On December 10, 2024, LAVA entered into an engagement letter with Leerink Partners to act as LAVA’s financial advisor in connection with the evaluation of potential strategic transactions, including a product in-license, potential sale, merger, or other business transaction. The Board selected Leerink Partners to be its financial advisor based upon, among other factors, Leerink Partners’ reputation, its experience advising companies in connection with strategic review processes similar to the one the Board was considering, and its familiarity with the industry in which LAVA operates.
Also on December 10, 2024, LAVA issued a press release announcing the discontinuation of development for LAVA-1207, one of LAVA’s lead product candidates, and the reprioritization of its pipeline to focus on LAVA-1266 and the continued support of its partnered programs with Pfizer and Johnson & Johnson.
On December 11, 2024, members of LAVA’s management team met with the management of Party C, a party that had been introduced to LAVA previously, for an introductory call.
On December 17, 2024, members of LAVA’s management team met with Leerink Partners to discuss progress in identifying potential in-licensing targets. On the same day, LAVA entered into a confidentiality agreement with Party C.
On December 19, 2024, LAVA management and Leerink Partners held a meeting to review the current landscape of potential interested parties for a transaction or in-licensing opportunities.
On December 27, 2024, LAVA management and Party K discussed non-binding term concepts via e-mail. No formal proposals were provided to the Company in connection with these discussions.
On January 3, 2025, virtual data room access was granted to LAVA by Party K.
On January 6, 2025, the Board’s Special Committee held a meeting with members of management to discuss the strategic transaction process with Leerink Partners, the Company’s preparation for the strategic transaction process (especially with regard to due diligence) and the potential in-licensing opportunities.
On January 7, 2025, members of LAVA’s management team and Leerink Partners reviewed and finalized a list of various private and public companies in the biotechnology and pharmaceutical industries to receive potential outreach.
On January 11, 2025, LAVA and Party C conducted a joint management meeting to discuss the potential for a strategic merger or a clinical asset in-license arrangement.
Between January 21, 2025 and June 2025, at the direction of the Board, Leerink Partners conducted multiple waves of outreach campaigns to various private and public companies in the biotechnology and pharmaceutical industries, to gauge such parties’ interest in a potential transaction with LAVA, including an acquisition of LAVA, a reverse merger with LAVA or a licensing transaction with LAVA. As a result of these campaigns, during this time, representatives of Leerink Partners and LAVA evaluated, reached out to (or received inbound requests from) a total of 99 potential interested parties to explore the possibility of strategic transactions with LAVA. Preliminary letters were sent to 67 parties, resulting in 44 preliminary, non-binding proposals (including 3 unsolicited). During this period, the Board was focused on preserving the Company’s cash runway and therefore aimed at prioritizing bidders who were able to complete a diligence and definitive transaction process in a timely manner (including considering whether bidders had audited financials). Of these 99 potential interested parties, LAVA entered into confidentiality agreements with 23 parties. In addition to these 23 parties, between October 2024 and May 2025, LAVA directly entered into 75 confidentiality agreements in relation to potential in-licensing opportunities with companies, of which only four were associated with the Leerink Partners outreach process. During this period, LAVA engaged in preliminary due diligence on these parties and their respective programs. Of the confidentiality agreements LAVA entered into, 14 contained “standstill” provisions with customary “don’t ask / don’t waive” and fallaway provisions.
On January 29, 2025, at the direction of LAVA management, Leerink Partners sent a process letter to Party C.
On January 30, 2025, LAVA management and Leerink Partners met to review the initial outreach progress and to decide how to prioritize proposals received to date. Leerink Partners updated LAVA management that, as of that date, Leerink Partners had initiated outreach to 62 potential counterparties, and had received non-binding proposals from 5 of those counterparties.
On February 6, 2025, LAVA received a non-binding proposal, dated February 5, 2025, from Party C regarding a potential merger of equals transaction between Party C and LAVA.
On February 7, 2025, at the direction of LAVA management and with members of LAVA management in attendance, representatives from Leerink Partners held an introductory call with XOMA to discuss a potential strategic transaction and to review the current status of LAVA’s clinical programs. During this call, Leerink Partners described LAVA’s then-ongoing review of strategic alternatives, highlighted management’s focus on maximizing shareholder value, while participating in the sustained success of LAVA’s business, through a timely transaction, and invited XOMA to submit an initial expression of interest.
On February 10, 2025, Leerink Partners received a non-binding indication of interest from XOMA for a potential strategic transaction. This non-binding indication of interest included an illustrative framework for a potential transaction with and acquisition of LAVA, including references to recent similar deals completed by XOMA, but did not include specific valuations or a proposed structure for a deal with LAVA.
On February 13, 2025, LAVA management and Leerink Partners met to review the initial non-binding indications of interest received and to decide how to prioritize such proposals. Leerink Partners updated LAVA management that, as of that date, Leerink Partners had initiated outreach to 70 potential counterparties and had received 26 indications of interest following such outreach. Following review of the terms of the 26 indications of interest received as of such time, and taking into account additional considerations regarding the market environment for biotechnology financings at that time, LAVA management directed Leerink Partners to invite 7 counterparties to give management presentations.
Between February 17-21, 2025, LAVA held management presentations with 5 of the 7 counterparties which were invited to give presentations and held conversations with relevant key opinion leaders and consultants to conduct preliminary diligence on such potential counterparties. After conducting diligence, each of the 5 counterparties, including Party A, were ultimately deprioritized due to diligence findings, including financial constraints, safety concerns and pricing risk.
On February 21, 2025, at the direction of LAVA management, Leerink Partners provided XOMA with initial feedback from LAVA on XOMA’s February 10, 2025 proposal, emphasizing the importance of an expedited diligence process, a limited exclusivity period, and a clearly articulated mechanism for allocating closing-date net cash between the parties.
On February 24, 2025, the Board held a meeting, with LAVA management and representatives from Leerink Partners in attendance. Leerink Partners provided an update on the ongoing strategic process, including a detailed review of the potential counterparties being considered and the status of discussions and negotiations. The Board directed LAVA’s management with respect to the potential opportunities and making the strategic alternatives process public to allow for more potential counterparties.
On February 25, 2025, LAVA issued a press release announcing its evaluation of strategic options focused on maximizing shareholder value, while participating in the sustained success of LAVA’s business, including potential strategic transactions such as in-licensing of assets, a sale, licensing agreement, merger or acquisition.

On February 25, 2025, LAVA sent its first in-licensing offer to Party K with a cash and milestone construct for clinical stage oncology assets. LAVA and Party K exchanged drafts of non-binding proposals until signing a final non-binding term sheet on March 9, 2025, including an upfront fee of $25 million in cash, equity consideration equal to 15% of LAVA’s fully diluted capitalization with customary terms and lock up requirements, as well as various milestone and royalty payments.
On February 27 and 28, 2025, LAVA held management presentations with the remaining 2 of the initial 7 counterparties. One counterparty later withdrew its bid due to exclusivity concerns with another party. The other counterparty, Party B, was ultimately deprioritized due to LAVA’s business concerns related to the commercial viability of Party B’s assets due to a lack of compelling clinical data following review by an expert in the field.
On March 4, 2025, members of XOMA management reached out to Leerink Partners to gauge progress on the potential transaction with LAVA. Leerink Partners informed XOMA that LAVA and Leerink Partners were screening a large universe of counterparties. At the direction of LAVA management, Leerink Partners also informed XOMA that LAVA viewed XOMA’s cash-and-CVR concept as highly aligned with the key objectives of LAVA’s Special Committee, and that the Special Committee was prepared to engage more substantively with XOMA upon receipt of a formal indication of interest.
On March 10, 2025, members of LAVA management initiated discussions with an additional counterparty, Party D.
On March 25, 2025, LAVA management and Leerink Partners received a non-binding proposal from an additional counterparty. After reviewing the terms, LAVA management decided not to consider this proposal further due to valuation misalignment.
On March 27, 2025 the Board held a regularly scheduled meeting, attended by members of management, and representatives of Leerink Partners, at which the Board discussed, together with management, the Company’s ongoing strategic review process and potential strategic alternatives. Together with management, the Board reviewed the Company’s standalone plan, including the Company’s clinical development plan for LAVA-1266, the expected timeline to receive additional clinical data from the Company’s ongoing clinical trials, the Company’s cash position, projected cash runway and other related considerations. Leerink Partners provided a process overview update, including the 28 indications of interest that the Company had received, 5 of which the Company was actively considering. The Board discussed potential advantages and challenges associated with transactions with each of the 5 potential parties. The Board, with input from Leerink Partners, discussed the challenges associated with in-licensing assets from China. Following the discussion, the Board directed Leerink Partners to expand outreach to additional counterparties, including European companies that are interested in a U.S. listing. At the further direction of the Board, management and Leerink Partners discontinued discussions with the 2 remaining active counterparties at this time, Party A and Party B, while continuing to conduct diligence on Party D and Party I. Another non-U.S. company was identified by Leerink Partners, Party L; the Board authorized LAVA’s management to move forward with initial discussions with Party L. The Board stressed the importance of management assessing the funding required for each of these opportunities to develop the new product candidates, and whether such funding would be available given the current financial markets. The Board then met in a second executive session with a representative from Cooley present, during which the Board discussed the factors they would need to consider in comparing the different potential transactions, including expected shareholder value creation, probability of success, transaction timing, operational fit, regulatory considerations, and access to capital.
On March 31, 2025, members of LAVA management did an onsite visit with Party C at Party C’s headquarters to discuss strategic opportunities with Party C, including discussions of a potential merger with LAVA. Subsequent to the onsite visit, LAVA reviewed the clinical data to date, clinical developments, foundation data on the technology platform, and the financial model. Based on the financial model review, LAVA determined that a potential merger would likely have a negative cash impact due to the significant liabilities of Party C and, as a result, initiated discussions with Party C to instead enter into a potential license transaction. LAVA discussed next steps to pursue a license deal, including conducting final diligence, drafting a potential license term sheet, and creating a financial model to understand cash runway.

Between March 31, 2025 and April 25, 2025, LAVA conducted meetings with potential investors to fundraise around the in-licensing of the clinical stage oncology asset from Party K. LAVA encountered a lack of ability to fundraise despite such meetings, largely due to market conditions and investors being unwilling to provide funding for LAVA’s development of this asset.
On April 3, 2025, members of LAVA management informed Leerink Partners of their decision to deprioritize strategic discussions regarding a potential merger with Party C due to concerns about the net cash available to the combined company after merger costs (including payment of all liabilities) but expressed continued interest in one of its clinical programs and pivoted to pursue an in-license of a clinical stage asset.
On April 7, 2025, at a Special Committee meeting with advisors present, Leerink Partners presented a list of additional counterparties, including 11 non-U.S. companies that might have interest in a U.S. listing, to the Special Committee. Leerink Partners gave an update on market sentiment in the biotech industry and the current challenges with conducting a financing, including as it related to raising capital in connection with a strategic transaction. The Board approved sending a proposal for the in-license of one of Party C’s clinical programs.
On April 8, 2025, at the request of members of LAVA management, Leerink Partners engaged in discussions with an additional counterparty, Party E, which expressed interest in a reverse merger with LAVA. At the direction of LAVA management, Leerink Partners sent a process letter to Party E to enable them to submit a proposal. Additionally, on April 8, 2025, LAVA sent the non-binding term sheet proposal to Party C for an in-license of one of its clinical programs.
On April 9, 2025, at the request of members of LAVA management, Leerink Partners initiated additional outreach to additional parties, including Party D and Party F. Members of LAVA management met with Party D to discuss possible merger and clinical programs. Pursuant to this discussion, LAVA and Party D reviewed finances and discussed additional fundraising scenarios.
On April 10 and 11, 2025, members of LAVA management and Leerink Partners received a proposal from Party E for a reverse merger of Party E into LAVA, through which LAVA would remain a public company and would refocus on Party E’s portfolio. This proposal assumed attributed values of (i) a valuation for Party E of $225 million and (ii) an aggregate post-transaction valuation of $330 million, and included a potential concurrent private investment in public equity (“PIPE”) financing. Members of LAVA management also met with Party A to discuss updates regarding their cash runway and clinical programs since their prior meeting and discontinuation of discussions.
On April 16, 2025, members of LAVA management held a call with Party D. At the direction of LAVA management, Leerink Partners sent a process letter to Party D.
On April 18, 2025, Party F submitted a non-binding proposal to Leerink Partners.
On April 20, 2025, LAVA received a counterproposal for a potential in-licensing arrangement from Party C. Versus the terms included in LAVA’s original non-binding term sheet, the counterproposal included a significant increase in the upfront cash amount and milestones.
On April 21, 2025, the Special Committee held a meeting, with members of LAVA management and Leerink Partners in attendance. At this meeting, the Special Committee updated Leerink Partners of their ongoing discussions with Party C concerning a potential in-licensing arrangement. Members of LAVA management also informed Leerink Partners of Party D’s intention to engage investors on the proposed strategic opportunity on a blinded basis for pre-marketing of a potential financing in connection with a potential transaction.
Also on April 21, 2025, at the direction of the Special Committee, representatives of Leerink Partners held a call with members of XOMA’s management to explore a potential stock-for-stock transaction with LAVA. The potential stock-for-stock transaction was ultimately not desired by LAVA because of challenges in valuing underlying assets, uncertainty regarding future milestone payments, potential tax issues and liquidity concerns for LAVA shareholders.
On April 22, 2025, Party L gave a management presentation to LAVA management.

Also on April 22, 2025, Party M gave a management presentation to LAVA management and legal advisors.
On April 24, 2025, the Board held a meeting, with LAVA management and representatives of Cooley and Leerink Partners in attendance. Leerink Partners provided an update on the ongoing strategic process, including a detailed review of the prospective parties being considered and the current status of discussions and negotiations. With respect to a potential in-license transaction with Party M, Mr. Noble recused himself from the discussion, which included a review of Party M’s clinical data and pipeline portfolio, due to a potential conflict of interest. The Board directed LAVA’s senior management as follows: (1) with respect to Party C, management should complete diligence and continue term sheet negotiations for an in-licensing deal under certain financial parameters; (2) with respect to Party D, management should gauge investor interest in the product candidate and consider opportunities for developing the candidate; (3) with respect to Party L, management would pursue a term sheet; (4) with respect to Party F, management would continue to assess this opportunity; and (5) management should now pause with sourcing new assets and focus resources on evaluation of the opportunities presented. The Board discussed the potential challenges of a merger transaction with Party C, including challenges of raising capital. The Board also expressed the need for commercial and financial modeling of any potential transactions in order to ensure that the Board would recommend a transaction that is in the best interest of LAVA and the sustainable success of its business, considering the trade-off between pursuing potentially higher-value but less certain transactions and securing a transaction with greater deal certainty within LAVA’s available financial runway.
On April 25, 2025, LAVA rejected the April 20th counterproposal from Party C due to the Company’s cash constraints and a misalignment on acceptable upfront payment terms. Despite being a potential strategic fit, the proposed structure carried significant near-term liquidity risk that the Board deemed unacceptable in light of market conditions.
Between April 23-30, 2025, LAVA held management presentations with Party D, Party E and Party F.
On May 2, 2025, members of LAVA management had a follow up meeting with Party M to discuss Party M’s technology.
On May 5, 2025, the Special Committee held a meeting, attended by members of management, in which the ongoing strategic transaction progress was discussed and recent management presentations were reviewed. The Special Committee discussed the potential of a liquidation scenario and provided an initial liquidation analysis, noting that management believed there were other opportunities with greater potential for return to shareholders than liquidation. The Special Committee also discussed other transaction alternatives, including a potential transaction with Party D and related next steps, and compared possible cash balance outcomes in connection with a potential liquidation compared to a merger transaction. The Special Committee recommended that Leerink Partners and LAVA management remain focused on a potential merger/capital raise transaction with Party D and prioritize well-funded backup options, including Party E, assuming Party E confirms funding support for a PIPE. Party D was later deprioritized due to insufficient interest from investors.
On May 6, 2025, after determining to pivot to other strategic alternative options, LAVA sent a termination notice to Advisor. This decision was driven by the challenges LAVA faced in trying to raise capital for China-sourced assets. On May 7, 2025, at the suggestion of the Special Committee, members of LAVA management and Leerink Partners initiated outreach to 4 financial parties identified as having potential interest in exploring a strategic transaction with LAVA, including reconnecting with XOMA.
On May 8, 2025, a representative of LAVA management met in person with a representative of Party L, and at such meeting Party L informed the LAVA representative that Party L would not be able to pursue a strategic transaction with LAVA.
On May 8, 2025, discussions between LAVA and Party K terminated due to the inability to fundraise around Party K’s primary asset.
On May 11, 2025, members of LAVA management updated the Special Committee on the status of the discussions with Party M regarding its technology.

On May 14, 2025, LAVA and Party F entered into a confidentiality agreement with customary terms, including a two-year “standstill” provision that would expire on May 14, 2027 and customary “don’t ask / don’t waive” and fallaway provisions. Members of LAVA management shared follow-up questions from the management presentation.
On May 19, 2025, members of LAVA management met with Leerink Partners, Cooley and NautaDutilh to discuss Dutch-domicile related considerations with regard to the potential sale of the Company to a financial party as well as potential dissolution. The discussion included consideration of the potential impact on the Company’s existing partnerships with Pfizer and Johnson & Johnson (and whether the potential value of these partnerships could be captured in a CVR), as well as timing and process for the different types of transactions. That same day, members of LAVA management met with the Special Committee and Leerink Partners to discuss the strategic review process and considerations related thereto. In that meeting, members of LAVA management expressed, among other things, a desire to discontinue discussions with Party E if Party E was unable to obtain adequate investor support to enable a financing that would support clinical milestones.
On May 21, 2025, LAVA received a non-binding proposal from Party G for a potential merger between LAVA and Party G.
On May 22, 2025, LAVA senior management and Leerink Partners together met with Party H to discuss a potential transaction structure. Party H ultimately did not submit a proposal.
On May 23, 2025, members of LAVA management met with Leerink Partners, Cooley and NautaDutilh to further discuss the legal considerations of a tender offer in connection with the potential sale of LAVA to a financial party.
On May 28, 2025, Party F presented to LAVA management and the Board. After the presentation, the Board held a meeting with LAVA management, representatives of Cooley and Leerink Partners in attendance, to debrief Party F’s presentation. The Board also discussed the ongoing strategic review process, and Leerink Partners provided an overview of each potential transaction and relative risks related thereto, including, with respect to potential reverse-merger transactions, a discussion of each company’s pipeline, prospects and financial condition, whether additional financing would be needed in order to advance the programs and any factors that could enhance or undermine deal certainty. A proxy solicitor provided a presentation to the Board regarding the proxy solicitation process, particularly in light of the heightened requirements under Dutch law. Leerink Partners updated the Board that XOMA was interested in the economics from the Johnson & Johnson and Pfizer partnerships, and would potentially return cash to shareholders in exchange for participation in the future economics of the programs. The Board expressed their desire to push forward with diligence with XOMA and Party F given the stage of process, the need to preserve cash balances, and verbal proposals from two other financial acquirors that implied a need for cash retention much greater than the Board thought suitable for shareholders.
On May 30, 2025, Leerink Partners was informed by Party E’s potential lead investor that it would be unable to participate in a financing with a reverse merger. As a result, Party E was deprioritized in the process.
Also on May 30, 2025, virtual data room access was granted to Party F.
Additionally, on May 30, 2025, XOMA submitted a non-binding proposal to acquire 100% of the equity of LAVA for net cash at closing, minus XOMA’s external legal fees (capped at $500,000), plus a CVR for 70% of the economics of the Johnson & Johnson and Pfizer partnerships (the “May 30 Proposal”). The proposal assumed LAVA’s cash at closing of $36.5 million (net of all transaction expenses, wind-down expenses and legacy liabilities), representing a 99%/1% split in favor of LAVA shareholders, and provided that any post-closing, favorably resolved liabilities would be distributed to LAVA shareholders via the CVR (i.e., to the extent net cash at closing is greater than $36.5 million, 100% of the proceeds would go to LAVA stockholders). The initial proposal contemplated a 30-day exclusivity period, extendable by 10 days if the Parties remained in negotiations.
On June 1 and 2, 2025, diligence materials were exchanged between Party F and LAVA.

Also on June 2, 2025, LAVA and XOMA (US) LLC, a wholly-owned subsidiary of XOMA, entered into a confidentiality agreement with customary terms, including a two-year “standstill” provision that would expire on June 2, 2027 and customary “don’t ask / don’t waive” and fallaway provisions.
On June 2, 2025, the Special Committee held a meeting, with LAVA management and representatives of Cooley and Leerink Partners in attendance, to discuss the strategic transaction process. Leerink Partners representatives discussed potential interested parties for a reverse merger and any letters and terms sheets that had been received, including diligence processes conducted to date with certain potential merger counterparties. Representatives of Leerink Partners, with input from representatives of Cooley, presented potential timelines and processes for the potential transactions with XOMA, including a reverse merger or a tender offer. The Special Committee and members of LAVA management expressed their interest in moving forward with a transaction with XOMA based on certainty of closing, no financial risks and maximum capital return to LAVA shareholders, and instructed management and Leerink Partners with respect to a counterproposal that would, among other things, extend the CVR period. The Special Committee also instructed management to continue diligence with Party F. Also on June 2, 2025, virtual data room access was granted to certain representatives of XOMA.
Also on June 2, 2025, virtual data room access was granted to certain representatives of Party E.
On June 3, 2025, LAVA uploaded an initial net cash schedule to the virtual data room.
On June 4, 2025, at the direction of the Board, Leerink Partners shared with XOMA a counterproposal to XOMA’s May 30 Proposal. Pursuant to this counterproposal, XOMA would acquire LAVA for net cash at closing, which was estimated at $36.5 million, minus external legal fees, which would be capped at $0.5 million, and to the extent net cash at closing was greater than $36.5 million, 100% of the proceeds would go to LAVA shareholders. Additionally, the counter-proposal contemplated a private, non-tradeable CVR entitling shareholders to (i) 75% of net proceeds related to Johnson & Johnson and Pfizer partnerships, (ii) 100% of any proceeds related to the sale or partnership of LAVA’s existing clinical and preclinical programs, including LAVA-1266, entered into prior to the closing, (iii) 75% of any proceeds related to the sale or partnership of LAVA’s existing clinical and preclinical programs, including LAVA-1266, entered into subsequent to closing. Any favorably resolved post-merger liabilities would be distributed to LAVA shareholders via the CVR and there would be no exclusivity period.
Also on June 4, 2025, members of XOMA management and members of LAVA management held an introductory call during which LAVA’s management provided an overview of LAVA’s operations and the preparation of the net cash schedule. Later that day, members of LAVA management held an introductory call with XOMA and Leerink Partners to discuss a potential business combination. They discussed cost containment considerations, LAVA’s partnerships with Johnson & Johnson and Pfizer, clinical trial wind-down, general diligence matters and the preparation of the net cash schedule. On the same day, Party F submitted a revised non-binding transaction proposal to LAVA.
On June 6, 2025, members of LAVA management held management presentations with Party G.
On June 9, 2025, the Board held a meeting, with LAVA management and representatives of Cooley and Leerink Partners in attendance. Leerink Partners provided an update on the ongoing strategic review process, including a detailed overview of each potential transaction, the potential impact on all stakeholders and the likelihood of closing a transaction. Management also discussed with the Board the current and planned capital preservation efforts. During the meeting, the Board directed LAVA senior management to move forward with diligence and planning/coordination with XOMA. Leerink Partners discussed Party F’s revised proposal with the Board and LAVA management. At the direction of the Board, Leerink Partners proposed a counter-offer to Party F, which Leerink Partners communicated verbally.
On June 10, 2025, members of XOMA management met with representatives of Leerink to discuss the potential acquisition of LAVA by XOMA pursuant to the May 30 Proposal, including deal timelines, anticipated cash needs through closing and diligence requests.
On June 11, 2025, members of LAVA management conducted a call with members of XOMA management and representatives of Leerink Partners to discuss due-diligence matters such as the wind-down of its operations and programs, including associated liabilities and operating leases. Between June 11 and June 19, 2025, the parties exchanged numerous diligence inquiries through the virtual data room and email.

Also on June 11, 2025, Party M submitted a preliminary non-binding proposal to merge with LAVA, but that proposal did not contain details on proposed pro forma ownership for the transaction or leaderships plans for the pro forma company. Party M also proposed the need for a $50.0 million PIPE financing, but had no line of sight on potential investors, milestones and budget.
On June 12, 2025, Party F and LAVA held an initial diligence call to discuss timing, milestones, and budget.
On June 15, 2025, LAVA received a revised proposal from Party F for a potential reverse merger with a non-U.S. company listed on a non-U.S. stock exchange.
On June 16, 2025, the Board held a meeting, with LAVA management and representatives of Cooley, NautaDutilh and Leerink Partners in attendance. LAVA senior management and representatives from Cooley provided a status update on discussions with the management and legal counsel of XOMA regarding a potential strategic transaction. Representatives of Leerink Partners provided an update on the ongoing strategic review process, with a focus on the opportunities with XOMA and Party F. The Board discussed at length the potential transactions with XOMA and Party F, including the potential value to shareholders of a reverse merger in which LAVA’s shareholders could receive equity in a combined company with a clinical pipeline, stakeholder interests, the likelihood of closing the transaction, timing and costs to complete the transaction and the costs and benefits of the transaction compared to other potential alternative transactions. The Board discussed how each of these transactions may be received by shareholders and reviewed the Board’s fiduciary duties in this context. The Board discussed the risks of each transaction and, in particular, LAVA’s cash burn during the time it would take to complete each transaction. The Board also discussed substance and timing of potential announcements related to the LAVA-1266 program in light of the strategic alternatives discussed above. The Board then instructed management to continue to evaluate and pursue these opportunities and gave instruction to Leerink Partners on the terms to be proposed to XOMA, while Party F was deprioritized due to deal uncertainty and valuation. The Board also asked Cooley and Leerink Partners to present at the next meeting on the potential advantages and disadvantages of each transaction, including the risks, probability of success, cash flow implications and shareholder value.
On June 19, 2025, the Special Committee held a meeting, with LAVA management and representatives of Cooley in attendance. Management provided a status update on ongoing discussions with the Chief Executive Officer of XOMA regarding the potential strategic transaction. Representatives from Cooley updated the Special Committee on ongoing discussions with XOMA’s legal counsel. The Special Committee discussed at length the potential benefits and drawbacks of each transaction with XOMA and Party F, including the potential value to shareholders of a reverse merger in which LAVA’s shareholders could receive equity in a combined company with a clinical pipeline, the likelihood of closing the transaction, the timing and costs to complete the transaction and the costs and benefits of the transaction compared to alternatives. The Special Committee gave LAVA management and Leerink Partners instructions with respect to prioritization of the potential transactions and communications with each potential counterparty.
Also on June 19, 2025, members of XOMA management, members of LAVA management and representatives from Leerink Partners conducted a follow-up call regarding strategic partnership opportunities with Johnson & Johnson and Pfizer.
On June 23, 2025, the Special Committee held a meeting, with LAVA management and representatives of Cooley and Leerink Partners in attendance. Representatives of Leerink Partners provided an update on the ongoing strategic review process and presented a detailed process considerations timeline for potential transactions with XOMA and Party F, including a comparison of key considerations for each transaction prepared by Leerink Partners in consultation with Cooley and NautaDutilh. The Special Committee then gave LAVA instructions to prioritize the potential XOMA transaction due to its potential benefits to stakeholders, timing and deal certainty as compared to a transaction with Party F. The Special Committee and LAVA management discussed structural considerations regarding a potential transaction with Party F, including the continued cash burn of the Company during a reverse merger process, which could potentially result in lower return to shareholders.
On June 23, 2025, representatives of Gibson, Dunn & Crutcher LLP, U.S. (“Gibson Dunn”), counsel to XOMA, met with representatives of Cooley and Dutch counsel for both sides for a detailed meeting to align on tender-offer mechanics, coordinate regulatory timelines, and discuss integration of net cash calculations into the definitive documentation, among other things.
Also on June 23, 2025, virtual data room access was granted Party G. Party G was ultimately deprioritized due to LAVA’s hesitancy regarding Party G’s clinical approach and the limited level of financing that they were committed to raise in connection with a potential transaction.
On June 24, 2025, LAVA delivered to XOMA an initial net cash schedule.
Also on June 24, 2025, after consultation with Leerink Partners and scientific advisors, LAVA dismissed Party M’s proposal submitted to LAVA on June 11, 2025 in light of significant hurdles posed by the proposed merger structure, potential financing needs and lack of clarity related thereto.
On June 26, 2025, members of LAVA management and members of XOMA management held a call to review clinical-trial results and potential post-closing partnership opportunities.
On July 1, 2025, representatives of Cooley sent Gibson Dunn an initial draft of the Purchase Agreement which contemplated, among other things, a tender offer governed by U.S. law and a merger structure pursuant to applicable Dutch law, a CVR to receive potential payments in accordance with the CVR Agreement, a minimum net cash closing condition and Support Agreements to be signed by LAVA’s directors and executive officers. The draft reflected a base price per share of $1.16 per Share, plus up to an additional price per share of up to $0.08 per Share, plus one non-tradeable CVR for each Share, and provided that the minimum net-cash closing condition would be $31.5 million.
On July 3, 2025, a call was held among Party F, LAVA, and each party’s respective legal counsel, including Party F’s European counsel, to discuss a potential transaction structure and European legal considerations of such potential transaction.
On July 7, 2025, the Special Committee held a meeting, with representatives from Leerink Partners, Cooley and NautaDutilh in attendance, in which progress with the two remaining parties, XOMA and Party F, was discussed. Representatives from Cooley and NautaDutilh updated the Special Committee on details of the July 3, 2025 call that was held with Party F and reviewed the additional considerations around pursuing a reverse merger with a European Union-based company. Members of LAVA management provided the Special Committee with an update on potential tax issues that could arise in the case of a transaction with Party F. Members of LAVA management presented their progress on the out-licensing conversations for their earlier-stage assets. Following discussion regarding the relative merits of the proposals received, the committee discussed the potential benefits of pursuing a transaction with a financial buyer given the drawbacks and uncertainty with the reverse merger.
On July 8, 2025, members of LAVA management met with Leerink Partners to briefly discuss progress on LAVA’s out-licensing efforts related to their early-stage programs and the extent to which such dispositions could impact LAVA’s cash balance.
On July 9, 2025, representatives of Gibson Dunn sent Cooley a revised draft of the Purchase Agreement that, among other things, (i) deleted the preliminary reference to a fixed per-Share cash price (leaving the consideration blank pending further negotiations), (ii) adjusted certain matters related to the tender-offer mechanics and associated timing, (iii) limited carve outs to company material adverse effects, in particular as it related to any items disclosed to XOMA or specifically placed LAVA in the hematologic cancer company space, (iv) broadened carve-outs that may limit LAVA’s Board decision to change its recommendation to shareholders regarding the deal in certain circumstances when so required by fiduciary duties, (v) widened non-solicitation restrictions, including as it relates to third-party consideration of an alternative proposal, (vi) decreased the tender offer extension windows, (vii) limited employee protections, and (viii) proposed LAVA cover all transfer taxes.
On July 10, 2025, representatives of Gibson Dunn sent Cooley incremental updates to its drafts of the Purchase Agreement and CVR Agreement, which were disregarded due to a misalignment of terms. On July 10, 2025, virtual data room access was granted to certain representatives of Gibson Dunn and Loyens & Loeff NV, Dutch counsel to XOMA (“Loyens”).

Also on July 10, 2025, representatives of XOMA and LAVA held a teleconference to discuss the potential out-licensing of LAVA’s pre-clinical assets and the manner in which any such transactions would be treated under the contemplated CVR Agreement.
On July 15, 2025, the Board held a meeting, with LAVA management and representatives of Cooley, NautaDutilh and Leerink Partners in attendance, to discuss progress on the Purchase Agreement and CVR Agreement. Representatives of Cooley and NautaDutilh provided an update on timing and negotiations around progress on key transaction documents, including open points related to the CVR and Purchase Agreement. LAVA management reiterated that they believed a transaction with XOMA would be in the best interest of the Company, and the sustainable success of its business, considering the interests of its shareholders, employees and other relevant stakeholders, as it included, among other things, return of capital to the Company’s shareholders, stakeholder interests and deal certainty. Following discussion, the Board instructed members of LAVA management, Leerink Partners and legal counsels to continue to advance negotiations with XOMA. The LAVA management also provided an update with regards to third parties interested in licensing certain of LAVA’s assets and intellectual property and engaged in a discussion of the terms of the current non-binding term sheets that have been presented to the LAVA. During the meeting, the possibility of dissolution was also raised, and LAVA and Leerink Partners met after the Board meeting to discuss potential dissolution scenarios.
On July 17, 2025, representatives of Gibson Dunn sent Cooley an initial CVR Agreement that, among other things, granted rights to receive (i) 100% of net proceeds from any license or disposition of LAVA programs effected prior to closing, (ii) 75% of net proceeds from any license or disposition effected within one year after closing, (iii) 75% of net proceeds received under the existing Pfizer and Johnson & Johnson collaboration agreements, and (iv) 100% of any excess net cash realized within 90 days after closing. The CVR Agreement also provided for: (i) a one year term (from the first anniversary of the closing of the transaction); (ii) a one year disposition period for the sale or partnership of LAVA’s existing clinical and preclinical programs (including LAVA-1266); (iii) a five year period for the distribution of partnership proceeds; (iv) a payment for excess Closing Net Cash, to be handled via the CVR post-closing, rather than as a cash amount payable pursuant to the Purchase Agreement on closing of the transaction, such that any payable excess Closing Net Cash would be distributed to CVR Holders within 105 days post-closing and subject to any deductions made by XOMA within 90 days of closing; and (v) the deduction of the sum of LAVA’s short term and long term contractual obligations and liabilities from Closing Net Cash. Also on July 17, 2025, Loyens circulated an initial draft of the Support Agreement. The Support Agreement provided that LAVA’s directors and officers would enter into the agreements and included (i) standard support terms to tender and vote in favor of the proposed transaction, (ii) no-solicitation or disposition limitations, (iii) an explicit reference to no limitations on any director or officer fiduciary duties. The draft Support Agreement also contemplated an option for the benefit of XOMA to purchase the “covered securities” upon termination of support agreement pursuant to a termination of the Purchase Agreement. A revised Purchase Agreement was also circulated, which stripped employee protection provisions from the agreement.
Also on July 17, 2025, virtual data room access was granted to certain representatives of Endymion Audit & Assurance B.V., Dutch auditors to LAVA.
On July 21, 2025, the Special Committee held a meeting with LAVA management and representatives of Cooley, NautaDutilh and Leerink Partners in attendance, to discuss LAVA’s ongoing process and proposed transaction with XOMA. LAVA management presented and discussed its current draft dissolution analysis with the Special Committee. Representatives of Cooley gave a detailed overview of current discussions and progress, including details on legal documentation and overall timing and process, with input from a Dutch perspective from representatives of NautaDutilh. The Special Committee instructed management and its advisors to continue negotiations with XOMA.
On July 22, 2025, members of LAVA senior management, certain representatives of Cooley, Leerink Partners, XOMA, Gibson Dunn and Loyens conducted a call to discuss the potential transaction between LAVA and XOMA and to align on next steps, including refinements to the Initial Net Cash Schedule and remaining liabilities associated with LAVA’s wind-down activities.
Also on July 22, 2025, LAVA uploaded an updated net cash schedule to the virtual data room.

On July 23, 2025, representatives of Leerink Partners, Gibson Dunn, Cooley, NautaDutilh and Loyens met to discuss the status of transaction documents and related workstreams. The parties discussed structural overview and alignment of the transaction, the terms of the CVR, the mechanism for dealing with excess Closing Net Cash, key financial definitions, the offer period and subsequent offer period, tender and support agreements, and next steps and timing towards signing.
On July 25, 2025, representatives of Cooley sent Gibson Dunn revised drafts of the Purchase Agreement, CVR Agreement and Support Agreements. The Purchase Agreement, among other things, (i) reinserted a base price per share of $1.16 per Share, subject to a potential additional price per share of up to $0.08 per Share, and (ii) clarified that closing would be conditioned on LAVA having at least $31.5 million of net cash, calculated pursuant to a mutually agreed schedule. The revised CVR Agreement, among other things, (i) specified that any Additional Closing Net Cash Proceeds (as defined therein) would be paid out within 45 days of Closing, (ii) clarified the scope of assets subject to proceed-generating dispositions, (iii) clarifying scope of XOMA’s obligation to use commercially reasonable efforts to secure dispositions and maintain and enforce agreements related thereto, (iv) extended expiration date to 10 years, and (v) clarified administrative matters regarding fees, information rights and exceptions to non-transferability of CVRs. The revised Support Agreement, among other things, (i) provided that the agreement would terminate upon adverse changes to the terms of the CVR and also the date of any Adverse Recommendation Change (as defined in the Purchase Agreement) and (ii) was adjusted to align with the Dutch merger process and shareholder vote.
Between July 25, 2025 and August 3, 2025, members of LAVA management and XOMA, with the assistance of their respective legal and financial advisors, worked towards alignment on the final terms of the Purchase Agreement, CVR Agreement and Support Agreements.
On July 26, 2025, representatives from Cooley sent a revised draft of the purchase agreement that, among other things, (i) reinserted a base price per share of $1.16 per Share, subject to a potential additional price per share of up to $0.08 per Share, and (ii) clarified that closing would be conditioned on LAVA having at least $31.5 million of net cash, calculated pursuant to a mutually agreed schedule. Cooley also delivered parallel revisions to the CVR agreement and tender and support agreement.
On July 27, 2025, LAVA uploaded an updated net cash schedule to the virtual data room.
On July 28, 2025, the Special Committee held a meeting, with LAVA management and representatives of Cooley, NautaDutilh and Leerink Partners in attendance, to discuss the proposed transaction with XOMA. Key topics discussed included process and legal documentation, tender and support agreements, deal announcement press release and communications, Closing Net Cash estimates and mechanism for dealing with excess Closing Net Cash, and Leerink Partner’s preliminary analysis of the financial terms of the proposed transaction.
On July 29, 2025, representatives of Gibson Dunn sent representatives of Cooley revised drafts of the Purchase Agreement, CVR Agreement and Support Agreements. Changes made to the Purchase Agreement included, among others, the parties’ agreement that any closing net cash in excess of $36.5 million would be distributed 100% to LAVA shareholders and that Buyer’s reimbursement of LAVA’s transaction expenses would be capped at $500,000. The revised Purchase Agreement also removed obligations of Buyer with respect to COBRA. The revised Support Agreement included a new provision regarding update of beneficial and record ownership information, amended the termination provisions such that a change to the terms of the CVR adverse to its holders would have to be material in nature and re-inserted a reasonable efforts obligation. Changes to the CVR agreement included, among others, (i) the express inclusion of milestone payments tied to the Johnson & Johnson and Pfizer collaborations, (ii) detailed mechanics for calculating net-proceeds sharing on future out-licensing transactions, and (iii) extended the CVR payment date with respect to Additional Closing Net Cash Proceeds and expanded permitted deductions.
On July 30, 2025, representatives of Cooley sent representatives of Gibson Dunn revised drafts of the Purchase Agreement, CVR Agreement and Support Agreements, and communicated about due diligence and outstanding tax and employee benefit matters. Changes made to the Purchase Agreement included, among others, (i) conforming the definition of “Material Adverse Effect” to similar tender-offer precedents and (ii) adding a covenant obligating Buyer to deposit the full cash consideration one business day prior to settlement. Changes made to the CVR agreement included, among others, (i) clarifying the methodology for determining net proceeds from the wind-down of LAVA’s clinical trials and (ii) shortening Buyer’s hold-back period for unresolved contingent liabilities from 18 months to 12 months. Representatives of Cooley requested that the representatives of Gibson Dunn provide their responses for all open positions.
From July 30, 2025 through August 1, 2025, representatives of Gibson Dunn, Cooley, LAVA management and Leerink Partners discussed the cash schedule, Closing Net Cash and the offer price calculation and how to align these matters across the CVR Agreement and the Purchase Agreement.
On July 30, 2025, the Board held a meeting, with LAVA management and representatives of Cooley, NautaDutilh and Leerink Partners in attendance, to discuss the proposed transaction with XOMA and the current transaction timeline and progress. Members of LAVA’s Board discussed potential litigation risks associated with the XOMA transaction, and representatives from Cooley updated the Board members on their fiduciary duties in connection with the proposed transaction and the reasons for considering the transaction. Representatives from Cooley then provided an update on the current status of transaction documents, including ongoing discussions regarding the mechanics of the proposed transaction and ongoing tax discussions. The Board then discussed the transaction process and legal documentation, tender and support agreements, deal announcement press release and related communications, Closing Net Cash estimates and mechanism for dealing with excess Closing Net Cash. Leerink Partners provided an update on their preliminary analysis of the financial terms of the proposed transaction.
Also on July 30, 2025, LAVA uploaded an updated net cash schedule to the virtual data room.
On July 31, 2025, Gibson Dunn sent to Cooley additional revised drafts of the Purchase Agreement and CVR agreement. Changes to the share purchase agreement included, among others, (i) reducing the outside date for completion of the tender offer from 120 days to 90 days, subject to a one-time 30-day extension if regulatory approvals were the only remaining condition. Changes to the CVR agreement included, among others, the addition of a dispute-resolution mechanism providing that any disagreements over CVR calculations would be finally resolved by an independent public accounting firm mutually selected by the parties.
Also on July 31, 2025, LAVA uploaded an updated net cash schedule to the virtual data room.
On August 1, 2025, representatives of Cooley sent representatives of Gibson Dunn revised drafts of the Purchase Agreement and CVR Agreement, which revised drafts (i) resolved open points regarding employee benefit and compensation matters, (ii) amended the Closing Net Cash Condition to $31,000,000, and (iii) corrected the CVR disposition periods to run from closing of the tender offer. Also on August 1, 2025, LAVA uploaded an updated net cash schedule to the virtual data room.
On August 2, 2025, representatives of LAVA and XOMA senior management conducted a call to discuss the total percentage outstanding Shares held by insiders subject to the Support Agreements. From August 2, 2025 to August 3, 2025, representatives of Gibson Dunn and Cooley exchanged drafts of the Purchase Agreement and CVR Agreement, resolving open matters pertaining to permitted tax deductions, termination compensation, certain defined terms and adding a tail period of one year into the CVR Agreement with respect to Gross Proceeds owed upon the Expiration Time. The Purchase Agreement was revised to resolve open tax matters and to amend the Cash Amount of the Offer Consideration to include a base price per share and an additional price per share. On August 2, 2025, the parties agreed on the final forms of Support Agreement and CVR Agreement. On August 3, 2025, representatives of Gibson Dunn sent representatives of Cooley revised drafts of the Purchase Agreement and the CVR Agreement. The updated Purchase Agreement provided a base price per share of $1.16 per Share and an additional amount of cash of up to $0.08 per Share and changed the closing net cash Offer Condition from $31,000,000 to $31,500,000 and the updated CVR Agreement reflected conforming changes. Later on August 3, 2025, representatives of Cooley sent representatives of Gibson Dunn the proposed final version of the Purchase Agreement, which, among other things, (i) fixed the cash consideration at $1.16 per Share, plus one non-tradeable CVR per Share, (ii) confirmed the minimum net-cash closing condition of $31.5 million, (iii) incorporated the parties’ agreed-upon net cash schedule, CVR agreement and tender and support agreement, and (iv) reflecting the resolution of certain outstanding tax matters.

On August 3, 2025, the Board held a meeting to discuss and approve the transaction with XOMA. All members of the Board attended and participated in the meeting. Also participating were members of LAVA management and Leerink Partners, Cooley, and NautaDutilh. A representative from Cooley provided a summary of negotiated changes to the Purchase Agreement since the July 30, 2025 meeting and confirmed the parties are working through the remaining Dutch-related tax issues and moving toward signing. Representatives of Cooley discussed the mechanics of the CVR Agreement and the Support Agreements. LAVA management presented its dissolution analysis (the “Dissolution Analysis”) to the Board. Representatives of Leerink Partners then reviewed with the Board Leerink Partners’ analysis of the financial terms of the transaction, following which Leerink Partners rendered to the Board its oral opinion, which was subsequently confirmed by a written opinion dated August 3, 2025, that, as of such date and based upon and subject to the various assumptions made, and the qualifications and limitations upon the review undertaken by Leerink Partners in preparing its opinion, the Cash Amount to be received by holders of Shares pursuant to the Purchase Agreement was fair to such holders from a financial point of view (the “Leerink Opinion”). A representative of NautaDutilh provided the Board with a summary of its fiduciary duties under Dutch law and provided an updated analysis of the proposed transaction on various stakeholders. Following these presentations and discussions, the Board, by a vote of the directors in attendance (which directors constituted the entire Board), (i) determined that, on the terms and subject to the conditions set forth in the Purchase Agreement, the Purchase Agreement and the transactions provided for therein are in the best interests of LAVA and the sustainable success of its business, having considered the interests of its shareholders, employees and other relevant stakeholders, (ii) duly authorized and approved the terms and conditions of the Purchase Agreement and the transactions contemplated by the Purchase Agreement and the execution, delivery and performance of LAVA’s obligations under the Purchase Agreement, (iii) resolved, on the terms and subject to the conditions set forth in the Purchase Agreement, to support the Offer and the other transactions contemplated by the Purchase Agreement, and to recommend acceptance of the Offer by LAVA’s shareholders and to recommend that LAVA’s shareholders vote in favor of approval and adoption of the matters proposed for adoption at the EGM, (iv) resolved that LAVA shall pursue the transactions provided for in the Purchase Agreement on the terms of and subject to the provisions of the Purchase Agreement, and (v) resolved that the officers and directors of LAVA are authorized and directed to, among other things, finalize and execute the Purchase Agreement and related documentation and to take all actions necessary relating to the EGM.
Later on August 3, 2025, following the Board’s approval of the Purchase Agreement (including form of CVR Agreement), and the Transactions, LAVA and XOMA executed and delivered the Purchase Agreement, which included as an exhibit the form of the CVR Agreement. Contemporaneously therewith, the Support Agreements were executed and delivered by the parties thereto.
On August 4, 2025, prior to the opening of trading of the U.S. stock markets, LAVA and XOMA issued a joint press release announcing the execution of the Purchase Agreement and the forthcoming commencement of a tender offer by XOMA to acquire all issued and outstanding Shares at the Offer Consideration.
On August 15, 2025, XOMA commenced the Offer, and later on August 15, 2025, LAVA filed the Schedule 14D-9.
On August 26, 2025, XOMA and LAVA received comments from the staff of the SEC.
On September 3, 2025, XOMA filed an amendment to the Schedule TO in order to amend and supplement the Offer to Purchase in response to the comments received from the staff of the SEC. Later on September 3, 2025, LAVA filed an amendment to this Schedule 14D-9 in order to amend and supplement this Schedule 14D-9 in response to the comments received from the staff of the SEC. The Schedule TO which was further amended by XOMA on September 9, 2025 to correct certain exhibits that were inadvertently included with the prior amendment as a result of a financial printer error.
On September 19, 2025, in accordance with the Purchase Agreement, LAVA delivered to XOMA a schedule setting forth, in reasonable detail, LAVA’s good faith, estimated calculation of Closing Net Cash as of the Cash Determination Time.
Between September 19, 2025 and September 24, 2025, LAVA made available to XOMA certain work papers, back-up materials and other relevant information related to LAVA’s estimated calculation of Closing

Net Cash and LAVA and XOMA negotiated in good faith to agree upon a determination of Closing Net Cash for all purposes under the Purchase Agreement.
On September 24, 2025, in accordance with the Purchase Agreement, XOMA delivered a dispute notice setting forth proposed revisions to LAVA’s calculation of Closing Net Cash, including the nature and amount of various adjustments to the calculation totaling approximately $6,937,000, primarily attributable to certain potential LAVA legacy tax liabilities, in an amount of approximately $6,700,000 plus estimated expenses related to work that would need to be performed to resolve the potential tax liabilities, that Purchaser believed were required to be reflected in the calculation (the “Disputed Items”).
Between September 25, 2025 and September 29, 2025, in accordance with the Purchase Agreement, LAVA and XOMA held various telephonic meetings to attempt to resolve in good faith the Disputed Items and, on September 29, 2025, LAVA and XOMA extended the period for the parties to attempt to resolve the Disputed Items.
On September 29, 2025, the LAVA Board held a meeting, with LAVA management and representatives of Cooley, NautaDutilh and Leerink Partners in attendance. Mr. Hurly provided an update on the process with XOMA, including a detailed discussion of the Disputed Items related to LAVA’s estimated calculation of Closing Net Cash. The LAVA Board discussed the impact of the proposed changes in Closing Net Cash on the cash consideration to be received by shareholders and on LAVA’s dissolution analysis. Cooley and NautaDutilh reviewed the terms of the Purchase Agreement relevant to the Disputed Items and the parties’ related rights and obligations under the Purchase Agreement. After discussion, the LAVA Board approved the cancellation of the EGM scheduled for September 30, 2025 and instructed LAVA management to reconvene the EGM as soon as reasonably possible once the Closing Net Cash matter has been resolved.
Between September 29, 2025 and October 5, 2025, LAVA and XOMA continued to discuss and negotiate in good faith to resolve the Disputed Items. As a result of these discussions and negotiations, on October 5, 2025, representatives of XOMA provided to LAVA and its representatives a draft letter agreement (the “Amendment”) contemplating a new cash amount and new minimum Closing Net Cash condition, with the amounts of each to be determined once the parties aligned on the Disputed Items, as well as a revised form of CVR Agreement providing for an increase in amounts potentially distributable upon resolution of the Disputed Items.
Between October 5, 2025 and October 17, 2025, representatives of LAVA and XOMA exchanged drafts of the Amendment and continued to discuss and negotiate in good faith to resolve the Disputed Items and reach agreement on the new cash amount and the new minimum Closing Net Cash condition.
On October 8, 2025, the Special Committee held a meeting, with LAVA management and representatives of Cooley and Leerink Partners in attendance, to review the key terms of the proposed Amendment, the proposed amended Schedule TO and an amendment to LAVA’s Schedule 14D-9, and the consideration to be received by the LAVA shareholders. Representatives of Leerink Partners, at the request of the Special Committee, reviewed with the Special Committee the proposed changes to the Cash Amount in respect of the Tax Reserve Matter. Leerink Partners noted that in the analysis prepared by LAVA management of a potential liquidation of the LAVA, which LAVA management considered and the Committee agreed to be the only alternative available to the LAVA should the Offer fail to be consummated, the amount distributable to shareholders in a liquidation scenario would be reduced by the same amount per share as the reduction in the Cash Amount in respect of the Tax Reserve Matter and , accordingly, the economic impact to shareholders of the resolution of the Tax Reserve Matter would be similar in the context of the proposed Amendment and a potential liquidation. Leerink Partners was not requested to, and did not, render an opinion with respect to the fairness of the Cash Amount proposed to be paid to holders of Shares pursuant to the Purchase Agreement as modified by the Amendment. Following additional discussion and consideration of the key terms of the Amendment, during which the Special Committee noted that the reduction to the upfront cash amount was approximately equivalent to the increase to the amounts potentially distributable under the proposed revised CVR Agreement, the Special Committee agreed that LAVA management should continue to move forward on this basis, and once final terms are determined, LAVA management should present such terms to the LAVA Board for final approval.
On October 16, 2025, the LAVA Board held a meeting, with LAVA management and representatives of Cooley, NautaDutilh and Leerink Partners in attendance, to review the proposed Amendment, the proposed amended Schedule TO and an amendment to LAVA’s Schedule 14D-9, and the consideration to be received by the LAVA shareholders. At the meeting, LAVA management reviewed with the LAVA Board the proposed resolution of the Disputed Items and the agreed treatment of certain tax matters, and the effect of both on the consideration to be paid to LAVA shareholders. LAVA management presented the final calculation of the Cash Consideration of $1.04 to be paid to LAVA shareholders and the new additional consideration potentially payable to LAVA shareholders under the revised CVR Agreement. LAVA management also discussed the impact of the Amendment on the Dissolution Analysis. LAVA management estimated that, after considering the payment of operating and other costs, collection of interest and other income and estimated transaction expenses and other estimates and assumptions described in the Dissolution Analysis, approximately $25.6 million in cash and cash equivalents would be available at the commencement of the liquidation process. Based on LAVA management’s good faith estimates, these assumptions resulted in an aggregate value of total liquidation distributions of $0.95 per share. This amount was then discounted back to December 31, 2025, resulting in total liquidation distributions of $0.89 per share. The LAVA Board discussed that the Cash Consideration of $1.04 continues to exceed the potential distribution to LAVA shareholders otherwise receivable upon dissolution. Leerink Partners was not requested to, and did not, render an opinion with respect to the fairness of the Cash Amount proposed to be paid to the holders of Shares pursuant to the terms of the Purchase Agreement as modified by the Amendment. Representatives of NautaDutilh reviewed and discussed the Board’s fiduciary duties and obligations. Representatives of Cooley discussed the material terms of the Amendment with the members of the LAVA Board. Following additional discussion and consideration of the Amendment, during which the LAVA Board noted that the reduction to the upfront cash amount was approximately equivalent to the increase to the amounts potentially distributable under the proposed revised CVR Agreement, the LAVA Board determined that, following the Amendment, the Offer continues to be, on balance and after having assessed the alternatives available to the Company and considered the interests of the Company’s shareholders and other stakeholders, in the best interests of the Company and its business, and unanimously resolved: (i) to reschedule the EGM to November 7, 2025, with a record date of October 10, 2025; (ii) subject to the terms and conditions set forth in the Purchase Agreement and the Amendment, to support the Offer and the other transactions contemplated by the Purchase Agreement and the Amendment; and (iii) to recommend acceptance of the Offer by LAVA’s shareholders and to recommend that LAVA’s shareholders vote in favor of approval and adoption of the matters proposed for adoption at the rescheduled EGM.
At the direction of the LAVA Board and the board of directors of XOMA, representatives of LAVA and representatives of XOMA agreed on the terms of the Amendment. The terms of the Amendment provide for (i) a Cash Amount of $1.04 per Share, (ii) conforming changes to the provisions of the Agreement governing the delivery of the Closing Cash Schedule (as defined in the Agreement) and related determination of the Cash Amount, (iii) a revised Closing Net Cash of $24,500,000, (iv) the inclusion of a new offer condition related to the waiver of the Company’s buyup option pursuant to the Pfizer Collaboration, and (v) the amendment and restatement of the CVR Agreement attached as Exhibit C to the Agreement to increase the amounts potentially distributable to LAVA shareholders upon resolution of the Disputed Items.
On October 17, 2025, LAVA and XOMA executed and delivered the Amendment. Prior to the opening of trading on the U.S. stock exchanges on October 17, 2025, LAVA issued a press release announcing the execution of the Amendment, Buyer filed its amended Schedule TO, including the Offer to Purchase, and LAVA filed an amendment to the Schedule 14D-9.
On October 17, 2025, LAVA filed this revised definitive proxy statement.
Recommendation of the Board
On August 3, 2025, the Board held a meeting at which it unanimously, among other things, resolved to adopt the following resolutions:
1.
to determine, on the terms and subject to the conditions set forth in the Purchase Agreement, that the Purchase Agreement and the Transactions are in the best interest of LAVA and the sustainable success of its business, having considered the interests of its shareholders, employees and other relevant stakeholders;

2.
to duly authorize and approve the terms and conditions of the Purchase Agreement and the Transactions and the execution, delivery and performance of LAVA’s obligations under the Purchase Agreement;

3.
on the terms and subject to the conditions set forth in the Purchase Agreement, to support the Offer and the other Transactions, to recommend acceptance of the Offer by the shareholders of LAVA and to recommend that LAVA’s shareholders vote in favor of approval and adoption of each of the voting items that will be put on the agenda of the EGM in accordance with the terms of the Purchase Agreement (the “EGM Resolutions”); and

4.
to propose the EGM Resolutions to the EGM or any subsequent EGM, including by making a binding nomination for the appointment of the Buyer-designated directors.

On October 16, 2025, the Board held a meeting, with LAVA management and representatives of Cooley, NautaDutilh and Leerink Partners in attendance, to review the proposed Amendment, the proposed amended Schedule TO and an amendment to LAVA’s Schedule 14D-9, and the consideration to be received by the LAVA shareholders. The Board unanimously resolved to:

1.
reschedule the EGM to November 7, 2025, with a record date of October 10, 2025;

2.
subject to the terms and conditions set forth in the Purchase Agreement and the Amendment, to support the Offer and the other transactions contemplated by the Purchase Agreement and the Amendment; and

3.
to recommend acceptance of the Offer by LAVA’s shareholders and to recommend that LAVA’s shareholders vote in favor of approval and adoption of the matters proposed for adoption at the rescheduled EGM.

Reasons for the Offer and the Transactions Contemplated by the Purchase Agreement
In evaluating the Offer and the transactions contemplated by the Purchase Agreement, the Board, with the assistance of the Special Committee, consulted with the Company’s senior management and outside legal and financial advisors and considered and analyzed a number of factors, including the following (which reasons are not necessarily presented in order of relative importance).
The Board believed that the following material factors and benefits supported their determination and recommendation:
•
Certainty of Value.   The fact that the Cash Amount is all cash, which will provide LAVA shareholders with immediate liquidity and certainty of value for their Shares;

•
Results of Strategic Review Process.   The Transactions were the result of a reasoned, fully informed process, overseen by the Board, with the assistance of the Special Committee, outside legal counsel and Leerink Partners. LAVA conducted a fulsome strategic process to explore potential strategic alternatives, including an exploration of the sale of LAVA and/or its assets. Leerink Partners, at the direction of the Board, initiated outreach and contacted 99 biotechnology companies that met the criteria determined by the Board to gauge interest in exploring a strategic transaction with LAVA. LAVA received initial non-binding indications of interest from 44 of such parties, of which LAVA held management presentations with 9 of such parties (as more fully described above in the section captioned “— Background of the Offer”). The Board also considered alternatives to a strategic process, including a dissolution and liquidation of LAVA to distribute any available cash;

•
Best Value.   The belief of the Board that as a result of the Board’s and the Special Committee’s extensive strategic review process and negotiation of the terms of the Transaction, LAVA had obtained an offer that was Buyer’s best offer in that it provided an Offer Consideration that, as of the date of the Purchase Agreement, represented the highest price reasonably obtainable by the Company under the circumstances, as well as maximum capital return, no financial risks and high degree of deal certainty to LAVA’s shareholders. In light of LAVA’s lack of a viable standalone business plan, the LAVA Board determined dissolution to be the most likely alternative for LAVA to pursue outside of the Offer and Post-Offer Reorganization. The expected value of liquidation distributions per share (as more fully described in this section under the heading “LAVA Management Dissolution Analysis”) was therefore a more accurate measure of the Company’s value per Share than the prevailing market price per Share. The Cash Amount of $1.04 per Share represented a premium to the expected liquidation distributions of 0.95 per Share, and the CVRs also would allow such shareholders to potentially receive additional payments in the future;
•
No Financing Condition.   The fact that the Transactions are not subject to a financing condition;

•
CVR.   The fact that (i) the Transactions offer the Company’s shareholders an opportunity to, within specified parameters, participate in (A) 100% of the amount by which LAVA’s Closing Net Cash exceeds $24.5 million, (B) 100% of the Net Proceeds from Dispositions by LAVA prior to the Closing and 75% of the Net Proceeds from Dispositions after the Closing, (C) 75% of the Net Proceeds from the Company’s Pfizer collaboration and J&J collaboration (as more fully described above) and (D) 100% of an amount equal to $6,333,000, minus any tax liabilities or other costs or expenses incurred in connection with or related to the Tax Reserve Matter, for the period beginning at the Closing and ending no later than sixty (60) days following the Tax Reserve Confirmation Date (as defined in the CVR Agreement); and (ii) Buyer has extensive experience in executing asset dispositions and other complex business development transactions and is obligated and financially incentivized to pursue Dispositions of the CVR Products during such Disposition Period;

•
Prospects of the Company on a Standalone Basis.   After a thorough assessment of the assets, liabilities and financial condition of the Company on a standalone basis, particularly in light of the Company’s wind-down of clinical trials over the course the last two years, which precipitated workforce reductions, the Board concluded that the Company does not have a viable standalone business plan, and that the Company’s only alternative in the absence of a sale or merger would be to pursue a dissolution and liquidation of the Company;

•
Expected Return to Shareholders if the Company Liquidated.   The Board’s belief that the per share consideration to be paid to the holders of Shares in the Transactions is more favorable to such holders than the potential value that might be distributable to the holders of Shares if the Company were to effect a statutory liquidation, which conclusion was based on a financial analysis performed by the Company’s management (as more fully described below under the heading “LAVA Management Dissolution Analysis”) and, among other factors, the following:

•
an orderly liquidation would require that the Company continue to operate until a liquidation process could be completed, which would likely require the Company to continue to incur costs as a publicly listed company that would reduce the cash available for distribution to the Company’s shareholders;

•
the Company’s directors and officers do not have substantial experience with the liquidation of companies, which would necessitate engaging and compensating experienced consultants to assist with the liquidation effort, as well as incentivizing certain existing employees to remain with the Company through the liquidation process;

•
the Company would need to engage and compensate advisors and consultants to assist with efforts to attempt to monetize the Company’s technology and product candidates; and

•
the Company would need to set aside cash for an extended period of time to be available to cover contingent liabilities in connection with a liquidation, during which extended period of time, the Company’s shareholders would not receive any of such withheld cash, and any such contingent liabilities that matured into actual liabilities would reduce the amount available for ultimate distribution to the Company’s shareholders;

•
Low Likelihood of Regulatory Impediment; High Likelihood of Closing.   The belief of the Board that the likelihood of completing the Post-Offer Reorganization is high, particularly in light of the lack of any required regulatory filings and the terms of the Purchase Agreement, including the conditions to the Closing being specific and limited;

•
Absence of Material Conflicts on the Special Committee and the Board.   The fact that the members of the Board will not personally benefit from the completion of the Offer and the Post-Offer Reorganization in a manner different from the Company’s public shareholders, except for (i) continuing directors and officers liability insurance coverage, and (ii) in the case of the executive officers, the receipt of severance and benefits payments as more fully described under the heading “Certain Relationships and Related Transactions”;
•
Opportunity to Accept a Superior Proposal.   The fact that the terms of the Purchase Agreement permit the Company to respond to unsolicited third-party alternative acquisition proposals and to terminate the Purchase Agreement in connection with accepting a superior proposal while paying a termination fee of $750,000 that the Board believed to be reasonable and not preclusive of such a proposal;

•
Minimum Tender Condition.   The fact that the Offer and the Post-Offer Reorganization will not be completed unless the number of Shares validly tendered and not validly withdrawn equals at least 80% of Shares that are then issued and outstanding (provided that this amount may be reduced to 75% in certain circumstances specified in the Purchase Agreement), which condition may not be waived by Buyer without the consent of LAVA; and

•
Fairness Opinion.   The oral opinion of Leerink Partners rendered to the Board on August 3, 2025, which was subsequently confirmed by delivery of a written opinion dated August 3, 2025, that, as of such date and based upon and subject to the various assumptions made, and the qualifications and limitations upon the review undertaken by Leerink Partners in preparing its opinion, the Cash Amount to be paid to the holders of Shares pursuant to the terms of the Purchase Agreement was fair, from a financial point of view, to such holders, as more fully described below in the section captioned “— Opinion of Leerink Partners LLC.” Holders of Shares are urged to read the opinion of Leerink Partners in its entirety. Leerink Partners was not requested to, and did not, render an opinion with respect to the fairness of the Cash Amount proposed to be paid to the holders of the Shares pursuant to the terms of the Purchase Agreement as modified by the Amendment. The opinion previously rendered by Leerink Partners on August 3, 2025, with respect to the fairness of the Cash Amount proposed to be paid to the holders of Shares relates solely to the Cash Amount proposed to be paid in accordance with the Purchase Agreement dated as of August 3, 2025, and does not constitute an opinion as to the fairness of the Cash Amount as modified by the Amendment.

The Board also considered and analyzed a number of uncertainties and risks and other potentially negative factors, including the following:
•
No Shareholder Participation in Future Growth or Earnings.   The fact that the Transactions do not offer the Company’s shareholders an opportunity to participate in the potential benefits of a combination in a strategic reverse merger transaction and thus benefit from the potential of a combined company to create additional shareholder value through a strategic reverse merger partner’s development programs and business;

•
The Uncertain Value of the CVRs.   The fact that there is significant uncertainty around the Company’s or Buyer’s ability to attract a potential acquirer for the CVR Products, the potential for the receipt of net proceeds from the Company’s collaborations with Pfizer and Johnson & Johnson in the future, and the final disposition of potential tax liabilities;

•
No Solicitation and Termination Fee.   The restrictions in the Purchase Agreement on the Company’s ability to solicit competing transactions (subject to certain exceptions to allow the Board to exercise their respective fiduciary duties and to accept a superior proposal, and only then, upon payment of a termination fee of $750,000);

•
Risk Associated with Failure to Consummate the Post-Offer Reorganization.   The possibility that the Offer and the Post-Offer Reorganization might not be consummated, and if not consummated, the Company will have expended extensive time and effort and the Company’s employees will have experienced significant distractions from their ordinary work on behalf of the Company. In particular, the holders of at least 80% of LAVA’s issued and outstanding share capital (75% in certain circumstances specified in the Purchase Agreement) must be validly tendered as part of the Offer;

•
Transaction Expenses.   The substantial transaction expenses to be incurred in connection with the Transactions and the negative impact of such expenses on the Company’s cash reserves and operating results should the Transactions not be completed, including the expense reimbursement amount of up to $500,000 payable by the Company to Buyer in connection with the Transactions;

•
Potential Lawsuits.   The possibility of lawsuits, actions or proceedings in respect of the Purchase Agreement or the Transactions; and

•
Interests of Insiders.   The interests that certain directors and executive officers of the Company may have with respect to the Transactions that may be different from, or in addition to, their interests as shareholders of the Company or the interests of the Company’s other shareholders generally, as more fully described under the heading “Certain Relationships and Related Transactions” and the obligation of New Topco to indemnify the Company’s directors and officers against certain claims and liabilities.

This discussion is not meant to be exhaustive. Rather, it summarizes the material reasons and factors evaluated by the Special Committee and the disinterested and independent members of the Board in their consideration of the Offer and the transactions contemplated by the Purchase Agreement. After considering these and other factors, the Special Committee and the disinterested and independent members of the Board concluded that the potential benefits of entering into the Purchase Agreement outweighed the uncertainties and risks associated therewith. In light of the variety of factors considered by the Special Committee and the disinterested and independent members of the Board, and the complexity of these factors, neither the Special Committee nor the disinterested and independent members of the Board found it practicable to, and did not, quantify or otherwise assign relative weights, ranks or values to the foregoing factors in reaching their determination and recommendations. Moreover, each member of the Special Committee and each of the disinterested and independent members of the Board applied his or her own personal business judgment to the process and may have assigned different relative weights, ranks or values to the different factors. The foregoing description of the Special Committee’s and the Board’s consideration of the reasons supporting the Transactions is forward-looking in nature. This information should be read in light of the reasons discussed under the heading “Forward-Looking Statements.”
LAVA Management Dissolution Analysis
At the direction of the Board, to assist the analysis and decision of the Board with respect to whether to approve LAVA’s entry into the Purchase Agreement and consummation of the Transactions and the recommendation by the Board that LAVA’s shareholders tender their Shares into the Offer, LAVA management prepared the Dissolution Analysis (as defined below), a financial analysis of the present value per Share that might be realized in a liquidation as an alternative to pursuing the Transactions. The Dissolution Analysis, prepared as of, and presented to the Board at the meeting on August 3, 2025, assumes that the LAVA shareholders approve the liquidation at an extraordinary general meeting by the end of September 2025, with final distribution taking place by December 31, 2026, accounting for an estimated 15 months to complete the liquidation under Dutch rules. The Dissolution Analysis assumes an initial distribution of cash to holders of Shares as of December 31, 2026. LAVA management estimated that, after considering the payment of operating and other costs, collection of interest and other income and estimated transaction expenses, approximately $25.6 million in cash and cash equivalents would be available at the commencement of the liquidation process. Expenses associated with the liquidation were estimated to be approximately $4.5 million, resulting in estimated cash and cash equivalents available for distribution to shareholders of approximately $32.3 million. Based on LAVA management’s good faith estimates, these assumptions resulted in an aggregate value of total liquidation distributions of $0.95 per share, based on 26,925,525 shares outstanding. The number of shares outstanding reflects 26,305,295 shares outstanding plus in-the-money options under LAVA’s equity incentive plans, calculated using the treasury stock method. This amount was then discounted back to December 31, 2025, resulting in total liquidation distributions of $0.89 per share.
The timing of the distributions, if any, and the actual amount of distributions would depend on factors such as the actual expenses incurred, the amount of wind-down costs, the amount required to settle LAVA’s remaining obligations under any contracts, the timing of the execution of LAVA’s liquidation plan, the time necessary to resolve any litigation or claims, the need to retain employees to facilitate the wind-down, the need to retain the services of outside contractors to assist with the wind-down and the satisfaction by LAVA of its remaining obligations (including obligations to continue SEC filings), the need to file a proxy statement and hold an extraordinary general meeting for the approval of the dissolution, and the need to retain funds beyond that distribution for unknown or contingent liabilities, each of which could be material and the total amount of which cannot currently be estimated. In addition, this analysis assumed that the CVR offers zero value to LAVA’s shareholders. There can be no assurance that any fees, expenses, contingencies or other obligations that LAVA may incur will be within the range of estimated amounts provided in the Dissolution Analysis, that the Dissolution Analysis accounts for all possible such fees, expenses, contingencies or other obligations of LAVA or that the estimated distributions would be realized at the estimated amounts, if at all.

Estimated Forecast for Dissolution
	Aug. 2025	Sep. 2025	Oct. 2025	Nov. 2025	Dec. 2025	Jan. 2026	Feb. 2026	Mar. 2026	Apr. 2026	May 2026	Jun. 2026	Jul. 2026	Aug. 2026	Sep. 2026	Oct. 2026	Nov. 2026	Dissolution Dec. 2026
Beginning Cash Balance	$54,252,106	$52,262,146	$49,066,180	$47,880,425	$46,795,158	$45,615,009	$45,017,181	$44,489,002	$43,813,667	$43,397,605	$42,939,725	$42,332,358	$41,872,096	$41,435,905	$40,910,941	$40,574,761	$40,212,146
Personnel & Benefits	$(329,968)	$(329,968)	$(170,604)	$(170,604)	$(170,604)	$(170,604)	$(170,604)	$(170,604)	$(170,604)	$(170,604)	$(170,604)	$(170,604)	$(170,604)	$(170,604)	$(170,604)	$(170,604)	$(170,604)
Research & Development	(370,000)	(100,000)	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Other G&A Expenses	(474,092)	(631,172)	(581,871)	(474,080)	(586,360)	(479,080)	(406,468)	(551,748)	(290,468)	(330,468)	(478,498)	(329,618)	(303,767)	(391,047)	(200,660)	(225,660)	(3,384,626)
Total Operating Expenses	$(1,174,060)	$(1,061,140)	$(752,475)	$(644,684)	$(756,964)	$(649,684)	$(577,072)	$(722,352)	$(461,072)	$(501,072)	$(649,102)	$(500,221)	$(474,371)	$(561,651)	$(371,264)	$(396,264)	$(3,555,230)
Interest Income(1)	184,100	177,524	168,881	161,578	157,793	154,017	151,054	149,177	147,171	145,352	143,896	142,120	140,341	138,847	137,245	135,810	134,645
Working Capital Adjustments	(1,000,000)	(500,000)	(500,000)	(500,000)	(478,817)	—	—	—	—	—	—	—	—	—	—	—	—
Total Net Expenditures	$(1,989,960)	$(1,383,616)	$(1,083,594)	$(983,106)	$(1,077,988)	$(495,667)	$(426,018)	$(573,175)	$(313,901)	$(355,720)	$(505,206)	$(358,101)	$(334,030)	$(422,804)	$(234,019)	$(260,454)	$(3,420,585)
Cash Burn	(1,989,960)	(1,383,616)	(1,083,594)	(983,106)	(1,077,988)	(495,667)	(426,018)	(573,175)	(313,901)	(355,720)	(505,206)	(358,101)	(334,030)	(422,804)	(234,019)	(260,454)	(3,420,585)
Cash Before Transaction Expenses	$52,262,146	$50,878,530	$47,982,586	$46,897,318	$45,717,169	$45,119,342	$44,591,163	$43,915,827	$43,499,766	$43,041,885	$42,434,518	$41,974,257	$41,538,066	$41,013,101	$40,676,922	$40,314,307	$36,791,562
Transaction Expenses	—	(1,812,350)	(102,161)	(102,161)	(102,161)	(102,161)	(102,161)	(102,161)	(102,161)	(102,161)	(102,161)	(102,161)	(102,161)	(102,161)	(102,161)	(102,161)	(4,506,010)
Ending Cash Balance	$52,262,146	$49,066,180	$47,880,425	$46,795,158	$45,615,009	$45,017,181	$44,489,002	$43,813,667	$43,397,605	$42,939,725	$42,332,358	$41,872,096	$41,435,905	$40,910,941	$40,574,761	$40,212,146	$32,285,551
Total Cash to Distribute																	$32,285,551

(1)
Assumes 4.00% annual interest, as per LAVA management.

Dissolution Analysis
Estimated Net Cash as of September 30, 2025 (EGM Resolution)	$49,066,180
Less: Post-Approval Operating Expenses	(11,573,477)
Less: Post-Approval Working Capital Adjustments	(1,478,817)
Add: Post-Approval Interest Income(1)	2,207,924
Less: Transaction Expenses	(5,936,259)
Estimated Cash Available for Distribution as of December 31, 2026	$32,285,551
Fully Diluted Shares Outstanding(2)	27,171,655
Estimated Total Distribution Per Share in December 2026	$1.19
Value of Total Distribution Per Share as of December 31, 2026 Discounted Back to October 31, 2025 for Comparison Purposes(3)	$1.10

(1)
Assumes 4.00% annual interest.

(2)
Reflects diluted shares, including 26,305,295 common shares outstanding and in-the-money options under the 2018 Stock Option Plan, the 2020 U.S. Stock Option Plan, the 2021 Long-Term Incentive Plan, and the 2021 Employee Stock Purchase Plan, calculated using the treasury stock method.

(3)
Assumed future distribution discounted by 1.17 years at the rate of foregone interest, approximated as ICE BofA US High Yield Index Effective Yield as of 07/31/25 of 6.86%.

The Dissolution Analysis, while necessarily presented with numerical specificity, were based on numerous estimates and assumptions, some as to future events, that were inherently uncertain and many of which were beyond LAVA management’s control at the time the Dissolution Analysis was prepared, such as, actual expenses incurred, the amount of wind-down costs, the amount required to settle LAVA’s remaining obligations under any contracts, the need to retain employees to facilitate the wind-down, the need to retain the services of outside contractors to assist with the wind-down and the satisfaction by LAVA of its remaining obligations (including obligations to continue SEC filings), and the need to retain funds beyond any liquidating distribution for known, unknown or contingent liabilities, all of which were difficult to predict and many of which that are subject to change. The Dissolution Analysis includes multiple years and, by its nature, becomes subject to greater uncertainty with each successive month and year. At the direction of the Board, to assist the analysis and decision of the Board with respect to whether to approve LAVA’s entry into the Purchase Agreement and consummation of the Transactions and the recommendation by the Board that LAVA’s shareholders tender their Shares into the Offer, LAVA management prepared the Dissolution Analysis, a financial analysis of the present value per Share that might be realized in a liquidation as an alternative to pursuing the Transactions. The Dissolution Analysis was also provided to Leerink Partners in connection with the rendering of its opinion to the Board and in performing its financial analysis as described below in the section captioned “— Opinion of Leerink Partners LLC.”
LAVA does not intend to update or otherwise revise the Dissolution Analysis to reflect circumstances existing after the date when prepared or to reflect the occurrence of future events, even if any or all the estimates and assumptions underlying the Dissolution Analysis are no longer appropriate, except as required by law. Accordingly, the inclusion of the Dissolution Analysis in this proxy statement should not be regarded as an indication that LAVA or anyone who received the Dissolution Analysis then considered, or now considers, the Dissolution Analysis to be necessarily predictive of actual future events, and this information should not be relied upon as such. These considerations should be considered if evaluating the Dissolution Analysis, which were prepared as of an earlier date.
Tax Reserve Matter
As further described in “Background of the Offer,” subsequent to the preparation of the Dissolution Analysis and in connection with the negotiation of LAVA’s estimated Closing Net Cash schedule, LAVA management determined that approximately $6.3 million of LAVA’s cash balance should be set aside, primarily to cover certain potential LAVA legacy tax liabilities and related expenses (the “Tax Reserve Matter”).
After adjusting for the Tax Reserve Matter, LAVA management estimates that, after considering the payment of operating and other costs, collection of interest and other income and estimated transaction expenses and other estimates and assumptions described in the Dissolution Analysis, approximately $25.6 million in cash and cash equivalents would be available at the commencement of the liquidation process. Based on LAVA management’s good faith estimates, these assumptions resulted in an aggregate value of total liquidation distributions of $0.95 per share, based on 26,925,525 shares outstanding (comprised of 26,305,295 shares outstanding plus 620,230 shares associated with in-the-money options under LAVA’s equity incentive plans, and calculated using the treasury stock method). This amount was then discounted back to December 31, 2025, resulting in total liquidation distributions of $0.89 per share.
The updated LAVA cash balance estimate and estimated liquidation distributions were presented to the LAVA Board at the meeting on October 16, 2025. In calculating the updated LAVA cash balance estimate and estimated liquidation distributions, LAVA management relied on the Dissolution Analysis as presented to the LAVA Board on August 3, 2025 and did not change any underlying estimates or assumptions other than as directly related to the Tax Reserve Matter.
The updated LAVA cash balance estimate and estimated liquidation distributions were provided to Leerink Partners in connection with the rendering of advice to the LAVA Board.
This dissolution analysis has been prepared by, and is the responsibility of, LAVA’s management. PricewaterhouseCoopers N.V. has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the accompanying dissolution analysis prospective financial information and, accordingly, PricewaterhouseCoopers N.V. does not express an opinion or any other form of assurance with respect thereto. The PricewaterhouseCoopers N.V. report incorporated by reference in this document relates to the Company’s previously issued financial statements. It does not extend to the dissolution analysis and should not be read to do so.
Opinion of Leerink Partners
Unless the context requires otherwise, capitalized terms used but not defined in this “Opinion of Leerink Partners LLC” section shall have the meaning ascribed to such term in Annex B.
Introduction
LAVA retained Leerink Partners as its financial advisor in connection with the Transactions contemplated by the Purchase Agreement (which are referred to in this Section as the “Transaction”). In connection with this engagement, the Board requested that Leerink Partners evaluate the fairness, from a financial point of view, to the holders of Shares, of the Cash Amount (as defined below) proposed to be paid to such holders pursuant to the terms of the Purchase Agreement. For purposes of this summary of Leerink Partners’ opinion: “Cash Amount” means (i) an amount in cash equal to $1.16 per Share, plus (ii) an additional amount of cash of up to $0.08 per Share, in each case, without interest and net of applicable withholding tax.
On August 3, 2025, Leerink Partners rendered to the Board its oral opinion, which was subsequently confirmed by delivery of a written opinion dated August 3, 2025, that, as of such date and based upon and subject to the various assumptions made, and the qualifications and limitations upon the review undertaken by Leerink Partners in preparing its opinion, the Cash Amount proposed to be paid to the holders of Shares pursuant to the terms of the Purchase Agreement was fair, from a financial point of view, to such holders.
The full text of the written opinion of Leerink Partners, dated August 3, 2025, which describes the assumptions made, and the qualifications and limitations upon the review undertaken by Leerink Partners in preparing its opinion, is attached as Annex B and is incorporated herein by reference. The summary of the written opinion of Leerink Partners set forth below is qualified in its entirety by the full text of the written opinion attached hereto as Annex B. Although the written opinion of Leerink Partners attached hereto as Annex B and the summary set forth below do not purport to describe all work performed and information considered by Leerink Partners, all material studies and analyses performed by Leerink Partners are described herein. Leerink Partners’ financial advisory services and opinion were provided for the information and assistance of the Board (in their capacity as directors and not in any other capacity) in connection with and for purposes of the Board’s consideration of the Transaction and the opinion of Leerink Partners addressed only the fairness, from a financial point of view, as of the date thereof, to the holders of Shares of the Cash Amount proposed to be paid to such holders pursuant to the terms of the Purchase Agreement. The opinion of Leerink Partners did not address any other term or aspect of the Purchase Agreement or the Transaction and does not constitute a recommendation to any stockholder of LAVA as to whether or not such holder should tender Shares in connection with the Offer, or how such stockholder should vote (if applicable) with respect to the Transaction or otherwise act with respect to the Transaction or any other matter.
The full text of the written opinion of Leerink Partners dated August 3, 2025 should be read carefully in its entirety for a description of the assumptions made, and the qualifications and limitations upon the review undertaken by Leerink Partners in preparing its opinion. Leerink Partners was not requested to, and did not, render an opinion with respect to the fairness of the Cash Amount proposed to be paid to the holders of the Shares pursuant to the terms of the Purchase Agreement as modified by the Amendment. The opinion previously rendered by Leerink Partners on August 3, 2025, with respect to the fairness of the Cash Amount proposed to be paid to the holders of Shares relates solely to the Cash Amount proposed to be paid in accordance with the Purchase Agreement dated as of August 3, 2025, and does not constitute an opinion as to the fairness of the Cash Amount as modified by the Amendment.
In connection with rendering the opinion described above and performing its related financial analyses, Leerink Partners reviewed, among other things:
•
a draft dated August 3, 2025 of the Purchase Agreement;

•
a draft dated August 3, 2025 of the CVR Agreement;

•
LAVA’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 as filed by LAVA with the SEC;

•
LAVA’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, as filed by LAVA with the SEC;

•
certain Current Reports on Form 8-K, as filed by LAVA with, or furnished by LAVA to, the SEC; and

•
a dissolution analysis of LAVA, as furnished to Leerink Partners by the management of LAVA and approved by management for use by Leerink Partners, which is referred to in this summary of Leerink Partners’ opinion as the “Dissolution Analysis.”

Leerink Partners also conducted discussions with members of the senior management and representatives of LAVA regarding such Dissolution Analysis. LAVA advised Leerink Partners that it did not have a standalone business plan and its plan in the absence of a sale or merger of the company was to pursue a dissolution of LAVA. In addition, Leerink Partners considered the results of its efforts on behalf of LAVA to solicit, at the direction of LAVA, indications of interest from third parties with respect to a possible acquisition of or business combination with LAVA. Leerink Partners also conducted such other financial studies and analyses and took into account such other information as it deemed appropriate.
Leerink Partners assumed, without independent verification or any responsibility therefor, the accuracy and completeness of the financial, legal, regulatory, tax, accounting and other information supplied to, discussed with, or reviewed by Leerink Partners for purposes of its opinion and, with LAVA’s consent, Leerink Partners relied upon such information as being complete and accurate. In that regard, Leerink Partners assumed, at LAVA’s direction, that the Dissolution Analysis had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of LAVA as to the matters covered thereby and Leerink Partners relied, at LAVA’s direction, on the Dissolution Analysis for purposes of its analysis and opinion. Leerink Partners expressed no view or opinion as to the Dissolution Analysis or the assumptions on which it was based. In addition, at LAVA’s direction, Leerink Partners did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet or otherwise) of LAVA, nor was Leerink Partners furnished with any such evaluation or appraisal, and Leerink Partners was not asked to conduct, and did not conduct, a physical inspection of the properties or assets of LAVA. Furthermore, at LAVA’s direction, Leerink Partners ascribed no value to the CVR payable pursuant to the CVR Agreement.

Leerink Partners assumed, at LAVA’s direction, that the final executed Purchase Agreement and CVR Agreement would not differ in any respect material to Leerink Partners’ analysis or its opinion from the last versions of the Purchase Agreement and CVR Agreement reviewed by Leerink Partners. Leerink Partners also assumed, at LAVA’s direction, that the representations and warranties made by LAVA and Buyer in the Purchase Agreement were and would continue to be true and correct in all respects material to Leerink Partners’ analysis. Furthermore, Leerink Partners assumed, at LAVA’s direction, that the Transaction would be consummated on the terms set forth in the Purchase Agreement and in accordance with all applicable laws and other relevant documents or requirements, without delay or the waiver, modification or amendment of any term, condition or agreement, the effect of which would be material to Leerink Partners’ analysis or its opinion and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Transaction, no delay, limitation, restriction, condition or other change would be imposed, the effect of which would be material to Leerink Partners’ analysis or its opinion. Leerink Partners did not evaluate and did not express any opinion as to the solvency or fair value of LAVA, or the ability of LAVA to pay its obligations when they come due, or as to the impact of the Transaction on such matters, under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. Leerink Partners is not a legal, regulatory, tax or accounting advisor, and Leerink Partners expressed no opinion as to any legal, regulatory, tax or accounting matters.
The opinion of Leerink Partners expressed no view as to, and did not address, LAVA’s underlying business decision to proceed with or effect the Transaction, or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available to LAVA or in which LAVA might engage. The opinion of Leerink Partners was limited to and addressed only the fairness, from a financial point of view, as of the date of the opinion, to the holders of Shares of the Cash Amount proposed to be paid to such holders pursuant to the terms of the Purchase Agreement. Leerink Partners was not asked to, and Leerink Partners did not, express any view on, and its opinion did not address, any other term or aspect of the Purchase Agreement, the CVR Agreement or the Transaction, including, without limitation, the structure or form of the Transaction, the form or any other terms of the CVR, or any other agreements or arrangements contemplated by the Purchase Agreement or entered into in connection with or otherwise contemplated by the Transaction, including, without limitation, the fairness of the Transaction or any other term or aspect of the Transaction to, or any consideration to be received in connection therewith by, or the impact of the Transaction on, the holders of any other class of securities, creditors or other constituencies of LAVA or any other party. In addition, Leerink Partners expressed no view or opinion as to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to be paid or payable to any of the officers, directors or employees of LAVA or any other party, or class of such persons in connection with the Transaction, whether relative to the Cash Amount proposed to be paid to the holders of Shares pursuant to the terms of the Purchase Agreement or otherwise. The opinion of Leerink Partners was necessarily based on financial, economic, monetary, currency, market and other conditions and circumstances as in effect on, and the information made available to Leerink Partners as of, the date of its written opinion, and Leerink Partners does not have any obligation or responsibility to update, revise or reaffirm its opinion based on circumstances, developments or events occurring after the date of the opinion. Leerink Partners’ opinion does not constitute a recommendation to any stockholder of LAVA as to whether or not such holder should tender Shares pursuant to the Offer, participate in any meeting, or otherwise act with respect to the Transaction. Leerink Partners’ financial advisory services and its opinion were provided for the information and assistance of the Board (in their capacity as directors and not in any other capacity) in connection with and for purposes of their consideration of the Transaction. The issuance of the opinion of Leerink Partners was approved by the Leerink Partners LLC Fairness Opinion Review Committee.
Leerink Partners’ financial advisory services and its opinion were provided for the information and assistance of the Board (in their capacity as directors and not in any other capacity) in connection with and for purposes of their consideration of the Transaction. The issuance of the opinion of Leerink Partners was approved by the Leerink Partners LLC Fairness Opinion Review Committee.
Summary of Financial Analyses
The following is a summary of the material financial analyses prepared by Leerink Partners and reviewed with the Board in connection with its opinion, which was delivered orally to the Board on

August 3, 2025, and subsequently confirmed in Leerink Partners’ written opinion, dated August 3, 2025. For purposes of the analyses described below, Leerink Partners was directed to rely upon the Dissolution Analysis prepared by LAVA management. The summary set forth below describes the material financial analyses performed by Leerink Partners. The order of the financial analyses described below does not represent the relative importance or weight given to those financial analyses by Leerink Partners. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to summary description. In arriving at its opinion, Leerink Partners did not draw, in isolation, conclusions from or with regard to any factor or analysis that it considered. Accordingly, Leerink Partners believes that its analyses must be considered as a whole and that selecting portions of such analyses and factors without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying Leerink Partners’ financial analyses and its opinion.
Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. The assumptions and estimates used in, and the results derived from, the financial analyses are inherently subject to substantial uncertainty. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before August 3, 2025, and is not necessarily indicative of current market conditions.
Leerink Partners was not requested to, and did not, recommend or determine the specific consideration payable in the Transaction. The type and amount of consideration payable in the Transaction was determined through negotiations between LAVA and Buyer and LAVA’s decision to enter into the Purchase Agreement was solely that of the Board. The opinion of Leerink Partners was only one of many factors considered by the Board in their evaluation of the Transaction and should not be viewed as determinative of the views of the Board or the management of LAVA with respect to the Transaction, the Cash Amount, any potential CVR amount or any other aspect of the transactions contemplated by the Purchase Agreement.
Dissolution Analysis
LAVA advised Leerink Partners that it did not have a standalone business plan and its plan in the absence of a sale or merger of the company was to pursue a dissolution of LAVA. Accordingly, Leerink Partners concluded, in the exercise of its professional judgment, that traditional valuation methodologies typically used for purposes of valuing a business as a going concern were not applicable to LAVA. LAVA management furnished to Leerink Partners the Dissolution Analysis prepared by management as described in more detail under “— LAVA Management Dissolution Analysis” and directed Leerink Partners to rely upon the Dissolution Analysis for purposes of its analysis and opinion. The Dissolution Analysis assumed a distribution of cash to holders of Shares as of December 31, 2026, of approximately $32 million, or $1.19 per Share. This distribution is referred to in this section as the “Dissolution Payment.”
Leerink Partners compared the Cash Amount of between $1.16 and $1.24 per Share to the present value of the Dissolution Payment as of December 31, 2026 (the assumed date of the Dissolution Payment) by, for purposes of comparison with an assumed closing date for the Transaction of October 31, 2025, discounting the Dissolution Payment to that date. Leerink Partners calculated the October 31, 2025 present value of the Dissolution Payment by discounting the December 31, 2026 Dissolution Payment to October 31, 2025 using a discount rate equivalent to ICE BofA US High Yield Index Effective Yield of 6.86% as of July 31, 2025. Leerink Partners determined this discount rate based upon its professional expertise and judgment.
This analysis resulted in an implied estimated present value as of October 31, 2025 of approximately $30 million, or $1.10 per Share, based on the assumed fully diluted Shares outstanding of LAVA of approximately 27.2 million as of August 1, 2025, as provided by LAVA.
Leerink Partners then compared the results of the above analysis ($1.10 per Share) to the Cash Amount of between $1.16 and $1.24 per Share.

General
Leerink Partners is a full-service securities firm engaged in securities trading and brokerage activities as well as investment banking and financial advisory services. Leerink Partners has in the past provided certain investment banking services to LAVA and its affiliates unrelated to the Transaction, for which Leerink Partners received customary compensation, including acting as joint book-running manager for the Company’s March 2021 initial public offering. In the past two years, Leerink Partners has not provided investment banking services to, or received compensation from, LAVA, Buyer or their respective affiliates. In the ordinary course of business, Leerink Partners may, in the future, provide investment banking services to LAVA, Buyer, or their respective affiliates and would expect to receive customary fees for the rendering of such services. In the ordinary course of its trading and brokerage activities, Leerink Partners has in the past and may in the future hold positions, for its own account or the accounts of its customers, in equity, debt or other securities of LAVA, Buyer or their respective affiliates. Consistent with applicable legal and regulatory requirements, Leerink Partners has adopted policies and procedures to establish and maintain the independence of its research department and personnel. As a result, Leerink Partners’ research analysts may hold views, make statements or investment recommendations and/or publish research reports with respect to LAVA, Buyer, and the Transaction and other participants in the Transaction that differ from the views of Leerink Partners’ investment banking personnel.
The Board selected Leerink Partners as a financial advisor in connection with the Transaction based on Leerink Partners’ longstanding relationship and familiarity with LAVA and its business, as well as its experience and expertise in the pharmaceutical industry. Leerink Partners is an internationally recognized investment banking firm that has substantial experience in transactions similar to the Transaction.
In connection with Leerink Partners’ services as a financial advisor to LAVA, LAVA has agreed to pay Leerink Partners an aggregate fee of $3 million, of which an opinion fee of $1 million has been paid and the remainder of which is payable contingent upon consummation of the Transaction. In addition, LAVA has agreed to reimburse certain of Leerink Partners’ expenses arising, and to indemnify Leerink Partners against certain liabilities, including liabilities under federal securities laws, that may arise, out of Leerink Partners’ engagement. The terms of the fee arrangement between Leerink Partners and LAVA, which are customary in transactions of this nature, were negotiated at arm’s length between Leerink Partners and the Company, and the Board was aware of the arrangement, including the fact that a significant portion of the fee payable to Leerink Partners is contingent upon the completion of the Transaction.
Purchase Agreement
The following summary of certain provisions of the Purchase Agreement, as amended by the Amendment, and all provisions of the Purchase Agreement discussed herein are qualified in their entirety by reference to the Purchase Agreement and the Amendment, which are attached hereto as Annex A and Annex F, respectively, and are incorporated herein by reference. Shareholders should read the Purchase Agreement and the Amendment for a more complete description of the provisions summarized below. Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Purchase Agreement.
This summary of the Purchase Agreement has been included to provide you with information regarding its terms. It is not intended to provide any other factual information about LAVA, Buyer or their respective subsidiaries and affiliates. The Purchase Agreement contains representations and warranties by LAVA, on the one hand, and Buyer, on the other hand, made solely for the benefit of the other. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties in negotiating the terms of the Purchase Agreement, including information in confidential disclosure schedules delivered in connection with the signing of the Purchase Agreement. Moreover, certain representations and warranties in the Purchase Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for the purpose of allocating risk between LAVA, on the one hand, and Buyer, on the other hand, rather than establishing matters as facts. Accordingly, the representations and warranties in the Purchase Agreement should not be relied on by any persons as characterizations of the actual state of facts about LAVA, Buyer or their respective subsidiaries or affiliates at the time they were made or otherwise. In addition, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in LAVA’s public disclosures. Please see the section of this proxy statement captioned “Where You Can Find More Information.”
Tender Offer
The Purchase Agreement provides that Buyer will commence the Offer no later than August 15, 2025. Buyer’s obligation to accept for payment and pay for Shares validly tendered in the Offer is subject only to the satisfaction of the Minimum Tender Condition and the other Offer Conditions that are described in “The Offer and the Other Transactions Contemplated by the Purchase Agreement — Offer Conditions .” Subject to the satisfaction of the Minimum Tender Condition and the other Offer Conditions, the Purchase Agreement provides that Buyer will, promptly after the applicable Expiration Time (but in any event within three business days thereafter), as it may be extended pursuant to the terms of the Purchase Agreement, irrevocably accept for payment and pay for all Shares validly tendered and not properly withdrawn pursuant to the Offer.
Pursuant to the terms of the Purchase Agreement, the Offer Consideration consists of (i) a cash amount per share of $1.04 (the “Cash Amount”), plus (ii) one non-transferable CVR for each Share, which represents the right to receive potential payments, in cash, described in, and subject to and in accordance with the terms and conditions of, the CVR Agreement, payable subject to any applicable tax withholding and without interest. The total Cash Amount payable by Buyer pursuant to the Offer and the Purchase Agreement shall equal the quotient derived by dividing the (A) (1) the Closing Net Cash, minus (2) any Buyer Transaction Expenses (as defined in the Purchase Agreement), minus (3) $185,000; by (B) the LAVA Outstanding Shares. Pursuant to Rule 14e-1(b), the Offer will remain open for at least ten (10) business days from the date the Offer to Purchase is first published or sent or given to LAVA security holders.
Buyer expressly reserves the right, in its sole discretion, to: (i) waive, in whole or in part, any Offer Condition described in “The Offer and the Other Transactions Contemplated by the Purchase Agreement —  Offer Conditions,” other than the Minimum Tender Condition or the Termination Condition; and/or (ii) modify the terms of the Offer in a manner not inconsistent with the Purchase Agreement, except that LAVA’s consent is required for Buyer to: (A) waive or change the Minimum Tender Condition (except to the extent described herein); (B) decrease the Cash Amount or the number of CVRs comprised in the Offer Consideration; (C) change the terms of the CVRs in a manner adverse to the holders thereof (except as expressly permitted by the Purchase Agreement); (D) change the form of consideration to be paid in the Offer; (E) decrease the maximum number of Shares sought to be purchased in the Offer; (F) extend or otherwise change the Expiration Time, except as otherwise expressly provided in the Purchase Agreement; or (G) impose additional Offer Conditions or otherwise amend, modify or supplement any of the Offer Conditions or terms of the Offer in a manner adverse to the holders of Shares.
The Purchase Agreement provides that the Offer will initially expire at 9:00 a.m. (Eastern Time), or at such other time as the Company and Buyer may mutually agree, on the date that is the later of (i) the twentieth (20th) Business Day (calculated in accordance with Rule 14d-1(g) (3) under the 1934 Act) following the commencement of the Offer and (ii) the third (3rd) Business Day following the date of the EGM (inclusive) (such initial expiration date and time of the Offer, the “Initial Expiration Time”), or, if the Offer has been extended pursuant to and in accordance with the Purchase Agreement, the date and time to which the Offer has been so extended (the Initial Expiration Time, or such later expiration date and time to which the Offer has been extended, the “Expiration Time”). On October 2, 2025, the Offer was extended pursuant to the Purchase Agreement to expire one minute after 11:59 p.m., Eastern Time on October 17, 2025. The expiration date of the Offer has since been extended to expire one minute after 11:59 p.m., Eastern Time on November 12, 2025, unless it is extended further in accordance with the Purchase Agreement.
The Purchase Agreement provides that, unless the Purchase Agreement has been validly terminated in accordance with its terms, Buyer may elect to (and if so requested by LAVA, will) extend the Offer: (A) for one or more consecutive increments of such duration as requested by LAVA, but not more than ten business days each (or for such longer period as may be agreed to by Buyer and LAVA), if at the scheduled Expiration Time of the Offer (i) any of the Offer Conditions (as set forth in “The Offer and the Other Transactions Contemplated by the Purchase Agreement —  Offer Conditions”) shall not have been satisfied or waived, until such time as such conditions shall have been satisfied or waived, (ii) the determination of the

Closing Net Cash and resolution of any dispute thereof has not been finalized in accordance with the terms of the Purchase Agreement or (iii) if LAVA has consummated a Permitted Disposition subsequent to its most recent delivery of the Closing Cash Schedule (as defined in the Purchase Agreement), to allow for the delivery of an updated Closing Cash Schedule pursuant to the Purchase Agreement, and (B) Buyer shall extend the Offer for the minimum period required by any rule, regulation or interpretation or position of the SEC or the staff thereof or Nasdaq applicable to the Offer; provided that (i) Buyer be permitted or required to extend the Offer beyond the Outside Date and (ii) if all of the Offer Conditions have been satisfied or waived other than the Minimum Tender Condition, Buyer shall not be required to extend the Offer on more than two (2) occasions. Buyer may also extend the Offer to such other date and time as may be mutually agreed by Buyer and LAVA in writing.
If the conditions to the consummation of the Offer are satisfied, Buyer must provide a subsequent offering period (“Subsequent Offering Period”) of five business days, in which event Buyer will (A) give the required notice of such Subsequent Offering Period and (B) immediately accept for payment and promptly pay for all Shares validly tendered during such Subsequent Offering Period (in each case, within three business days of tender thereof).
Unless the Purchase Agreement is terminated in accordance with its terms, Buyer shall not terminate or withdraw the Offer prior to its scheduled expiration date (as may be extended pursuant to the terms of the Purchase Agreement). In the event the Purchase Agreement is validly terminated in accordance with its terms, Buyer has agreed to promptly terminate the Offer and return, and will cause any depository acting on behalf of Buyer to return, all tendered Shares to the registered holders thereof.
Treatment of Equity Awards
As of immediately prior to the Closing, the vesting for each LAVA Option shall be accelerated and at the Closing each In-the-Money Option that is then outstanding will be cancelled and the holder of such cancelled In-the-Money Option will be entitled to receive (1) an amount in cash, without interest and subject to applicable tax withholding, equal to the product of (x) the excess of the Cash Amount over the applicable exercise price per share under such In-the-Money Option and (y) the total number of Shares underlying such In-the-Money Option and (2) (x) the CVRs comprised in the Offer Consideration, multiplied by (y) the total number of Shares underlying such LAVA Option. Each LAVA Option other than any In-the-Money Options will be cancelled at the Closing for no consideration.
Prior to the Closing, the Board (or, if appropriate, any committee thereof administering any Company Equity Plan (as defined in the Purchase Agreement)) shall adopt such resolutions, provide such notices and take such other actions as may be required to give effect to Section 2.03 of the Purchase Agreement.
Employee Matters
Unless, at least 10 Business Days prior to the Closing Date, Buyer provides written notice to LAVA directing otherwise, LAVA will take all action necessary to terminate any and all 401(k) plans effective as of the day immediately preceding the day on which the Closing occurs. Buyer has no current or potential obligation or liability in respect of post-retirement or post-service severance, health, medical or life insurance benefits for retired, former or current employees of LAVA or other Person, except for certain limited exceptions set forth in the Purchase Agreement.
Extraordinary General Meeting Resolutions to Be Adopted
The Purchase Agreement provides that LAVA will hold the EGM to (i) provide information regarding the Offer; (ii) adopt resolutions to, subject to (A) the Acceptance Time having occurred and the Subsequent Offering Period having expired and (B) the number of Shares validly tendered in accordance with the terms of the Offer (including Shares tendered during the Subsequent Offering Period) and not properly withdrawn, together with the Shares owned by Buyer or any of its affiliates, representing at least 80% of LAVA’s issued and outstanding share capital (or, if Buyer has reduced the Minimum Tender Condition, then 75% of LAVA’s issued and outstanding share capital) (the “Post-Offer Reorganization Threshold”): (i) one or more resolutions effective upon the Closing to appoint the new members of the Board designated by Buyer to replace the resigning members of the Board and if and to the extent that any member of the Board

(excluding the Independent Directors and those members of the Board designated by Buyer to continue to serve) has not irrevocably tendered his or her resignation therefrom (effective as of or prior to Closing) prior to the convocation of the EGM, dismissing each such member of the Board as of the Closing, (ii) one or more resolutions effective upon the Acceptance Time to provide full and final discharge to each member of the Board for their acts of management or supervision, as applicable, up to and including the date of the EGM to the fullest extent permitted under applicable law and (iii) the requisite resolutions required to effect the Post-Offer Reorganization, and (iv) conduct such other business as may properly come before the meeting.
Post-Offer Reorganization
The Purchase Agreement provides, among other things, that as promptly as practicable following the expiration of the Subsequent Offering Period, subject to (i) the adoption of the Post-Offer Reorganization Resolutions at the EGM or any subsequent EGM and (ii) the Post-Offer Reorganization Threshold having been achieved, then as promptly as practicable following the expiration of the Subsequent Offering Period, LAVA and Buyer shall, as applicable, effectuate the Post-Offer Reorganization, provided that each action that forms part of such Post-Offer Reorganization is permitted under applicable law (including Sections 2:316(4) and 2:318(1) of the Dutch Civil Code), in the manner set out below and in the order set out below:
•
prior to the Dutch statutory merger of LAVA (as disappearing company) with and into LAVA Therapeutics New Topco B.V., a Dutch private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands, having its corporate seat (statutaire zetel) in Utrecht, the Netherlands, registered with the Dutch trade register under number 98007424 (“New Topco”) (as acquiring company) within the meaning of Section 2:309 et seq. and 2:311(2) of the Dutch Civil Code pursuant to which (i) class A shares in New Topco will be allotted to LAVA’s shareholders (other than Buyer) (“New Topco A Shares”) and (ii) class B shares in New Topco will be allotted to Buyer, as contemplated by and in accordance with the terms of the merger proposal, to be filed with the Dutch trade register, and the accompanying explanatory notes (the “Downstream Merger”) becoming effective, LAVA shall, in its capacity as sole shareholder of New Topco, resolve to effectuate the cancellation of all outstanding New Topco A Shares following the effective time of the Downstream Merger (the “Cancellation”);

•
LAVA and New Topco shall execute the notarial deed effecting the Downstream Merger no later than 23:59, local time in the Netherlands, on the closing date of the Subsequent Offering Period;

•
prior to 00:30, local time in the Netherlands, on the date that the Downstream Merger becomes effective (the “Cancellation Effective Time”), Buyer shall (i) grant a loan to New Topco for a principal amount in cash, available to or at the sole direction of New Topco, out of immediately available funds, equal to the product of (A) the number of New Topco A Shares that will be issued and outstanding immediately prior to the Cancellation Effective Time and (B) the Cash Amount (the “Loan”), and (ii) make available to or at the sole direction of New Topco such number of CVRs as necessary for New Topco to deliver to each holder of New Topco A Shares (determined immediately prior to the Cancellation Effective Time) one CVR for each New Topco A Share then held by such holder;

•
after the granting of the Loan but prior to the Cancellation Effective Time, the management board of New Topco shall resolve on approving the Cancellation in accordance with applicable law, provided that the management board of New Topco at such time does not know nor reasonably foresee that, following the Cancellation, New Topco cannot continue to pay its due and payable debts; and

•
subject to the foregoing steps having been completed, the Cancellation shall become effective at 00:30, local time, on the date that the Downstream Merger becomes effective.

Offer Conditions
Notwithstanding any other provision of the Offer or the Purchase Agreement, Buyer shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to Buyer’s obligation to pay for or return tendered Shares promptly after the termination or withdrawal of the Offer), pay for any Shares tendered pursuant to the Offer or during the Subsequent Offering Period (and not theretofore accepted for payment or paid for) unless there shall have been validly tendered in the Offer (and not properly withdrawn) prior to the expiration of the Offer that number of Shares that, represent at least one Share more than 80% (75% in specified circumstances) of the number of LAVA common shares that are then issued and outstanding as of the expiration of the Offer, which we refer as the “Minimum Tender Condition”; provided that that if (i) all of the Offer Conditions other than the Minimum Tender Condition have been satisfied or waived in accordance with the Purchase Agreement, and (ii) Purchaser has extended the Offer on three (3) or more occasions in consecutive periods of ten (10) Business Days each in accordance with the Purchase Agreement, then in such case Purchaser may, its sole discretion, reduce the Minimum Tender Condition to 75%.
Furthermore, notwithstanding any other term of the Offer or the Purchase Agreement, Buyer shall not be required to accept for payment or, subject as aforesaid, to pay for any Shares not theretofore accepted for payment or paid for unless, at the then-scheduled expiration of the Offer, all of the following conditions exist or shall have occurred and be continuing as of the Expiration Time (collectively, the “Offer Conditions”):
(i)   there shall be no Legal Restraint (as defined in the Purchase Agreement) in effect that prohibits, renders illegal or enjoins, the consummation of the Offer, the Post-Offer Reorganization (or any component thereof) or the other Transactions;
(ii)   the representations and warranties of LAVA set forth in (A) Section 3.12(a) of the Purchase Agreement shall be true and correct in all respects at and as of the Acceptance Time with the same effect as though made at and as of the Acceptance Time, (B) Section 3.06(a) of the Purchase Agreement shall be true and correct in all respects (except for any de minimis inaccuracies) at and as of the Acceptance Time with the same effect as though made at and as of the Acceptance Time (or such earlier date in respect of which such representations and warranties are expressly made), (C) Section 3.01, Section 3.03, Section 3.23 of the Purchase Agreement shall be true and correct in all material respects at and as of the Acceptance Time with the same effect as though made at and as of the Acceptance Time (or such earlier date in respect of which such representations and warranties are expressly made) and (D) Article 3 of the Purchase Agreement, other than those Sections specifically identified in clauses (A), (B) and (C) of this paragraph (ii), shall be true and correct (disregarding all qualifications or limitations as to “materiality”, “LAVA Material Adverse Effect” and words of similar import set forth therein) at and as of the Acceptance Time with the same effect as though made at and as of the Acceptance Time (or such earlier date in respect of which such representations and warranties are expressly made), except, in the case of this clause (D), where the failure to be true and correct would not have or reasonably be expected to have, individually or in the aggregate, a LAVA Material Adverse Effect;
(iii)   LAVA shall have performed and complied with, in all material respects, those covenants and obligations under the Purchase Agreement that are required to be performed by it at or prior to the Acceptance Time;
(iv)   since the date of the Purchase Agreement, there shall not have occurred any fact, change, event, development, occurrence or effect that has had or would reasonably be expected to have, individually or in the aggregate, a LAVA Material Adverse Effect;
(v)   the Governance Resolutions and the Post-Offer Reorganization Resolutions (each as defined in the Purchase Agreement) shall have been adopted at the EGM or a subsequent EGM, and in each case, shall not have been revoked, modified or amended in any way;
(vi)   Buyer shall have received from LAVA a certificate, dated as of the date on which the Offer expires and signed by an executive officer of LAVA, certifying to the effect that the Offer Conditions set forth in clauses (ii), (iii) and (iv) have been satisfied as of immediately prior to the expiration of the Offer;
(vii)   all required filings with respect to any applicable antitrust laws shall have been received and be in full force and effect or their relevant waiting periods (and any extension thereof) shall have expired or been terminated;

(viii)   the Purchase Agreement shall not have been validly terminated in accordance with its terms;
(ix)   the Closing Net Cash as finally determined pursuant to the Purchase Agreement is at least $24,500,000; and
(x)   LAVA shall have delivered to Seagen Inc. (or its applicable successor in interest) a notice and waiver, with a copy of such delivery provided to Buyer, in respect of that certain Exclusive License Agreement, dated as of September 23, 2022, by and between LAVA Therapeutics, Inc. and Seagen, Inc., as amended to date, waiving any and all of LAVA’s rights to exercise the Buy-Up Option (as defined therein) pursuant to Section 7.5 thereof, in form and substance reasonably acceptable to Buyer.
The foregoing conditions shall be in addition to, and not a limitation of, the rights of Buyer to extend, terminate or modify the Offer in accordance with the terms and conditions of the Purchase Agreement.
The foregoing conditions are for the sole benefit of Buyer and, subject to the terms and conditions of the Purchase Agreement and the applicable rules and regulations of the SEC, may be waived by Buyer in whole or in part at any time and from time to time in their sole discretion (other than the Minimum Tender Condition, which may not be waived by Buyer). The failure by Buyer or any other Affiliate of Buyer at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to particular facts and circumstances shall not be deemed a waiver with respect to any other facts and circumstances and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.
Reasonable Best Efforts
Each of LAVA and Buyer have agreed, during the Pre-Closing Period (as defined below), to use their respective reasonable best efforts to consummate and make effective the transactions contemplated by the Purchase Agreement, including (a) promptly obtaining all authorizations, consents, orders, and approvals from any governmental authority or other entity that may be, or become, necessary for the performance of their respective obligations under the Purchase Agreement and to consummate the transactions contemplated by the Purchase Agreement, (b) taking all actions that may be requested by any such governmental authority to obtain such authorizations, consents, orders, and approvals, and (c) avoiding entry of any legal orders, or effecting the dissolution of any such legal orders, that would have the effect of preventing or materially delaying the consummation of the transactions contemplated by the Purchase Agreement. These efforts include, but are not limited to, (i) make all required filings with respect to any applicable antitrust laws promptly (and consistent with market practice) and (ii) responding as promptly as reasonably practicable to any inquiries or requests received from any governmental entity in connection with antitrust or related matters.
LAVA and Buyer will consult and cooperate with one another and consider in good faith the views of one another in connection with any proceedings relating to antitrust laws, and each will provide to the other, in advance, any material written analyses, presentations, memoranda, briefs, and proposals made or submitted to any governmental authority in connection with such proceedings. Each party may (i) limit the disclosure of commercially sensitive portions of such materials to the outside counsel or consultants of the other parties or (ii) redact portions of such materials to the extent necessary to preserve attorney-client or other legal privileges.
In addition, each of LAVA and Buyer has agreed that, if at any time before or after the Acceptance Time, the other party reasonably believes that any further instruments, deeds, bills of sale, assignments or assurances are reasonably necessary or desirable to consummate the Transactions or to carry out the purposes and intent of the Purchase Agreement, then, subject to the terms and conditions of the Purchase Agreement, each party shall execute and deliver all such proper deeds, assignments, instruments and assurances and do all other things reasonably necessary or desirable to consummate the Transactions and to carry out the purposes and intent of the Purchase Agreement.
Termination
The Purchase Agreement may be terminated prior to the Acceptance Time in accordance with Section 8.01 of the Purchase Agreement as follows:

(a)   by mutual written consent of Buyer and LAVA;
(b)   by either Buyer or LAVA:
(i)   if the Acceptance Time shall not have occurred on or before 11:59 p.m., Eastern time, on December 31, 2025 (the “Outside Date”); provided that the right to terminate the Purchase Agreement pursuant to Section 8.01(b)(i) of the Purchase Agreement shall not be available to any party hereto if such party is in breach of, or has breached, the Purchase Agreement prior to the Acceptance Time where such breach proximately caused the failure of the Acceptance Time to occur by the Outside Date;
(ii)   if any Legal Restraint permanently preventing or prohibiting the consummation of the Offer or the Post-Offer Reorganization shall be in effect and shall have become final and non-appealable; provided that the right to terminate the Purchase Agreement pursuant to Section 8.01(b)(ii) of the Purchase Agreement shall not be available to any party hereto if such Legal Restraint is primarily due to such party’s failure to comply in all material respects with its obligations under Section 7.01 of the Purchase Agreement; or
(iii)   if the Offer shall have expired in accordance with its terms without all of the Offer Conditions having been satisfied and shall have not been extended by Buyer, subject to certain conditions (a “Condition Failure Termination”);
(c)   by Buyer, (i) if, prior to the purchase of any Shares pursuant to the Offer, LAVA breaches or fails to perform any of its representations, warranties or covenants contained in the Purchase Agreement, which breach or failure to perform individually or in the aggregate with all such other breaches or failures to perform (A) would result in the failure of an Offer Condition and (B) cannot be or has not been cured prior to the earlier of (I) the second Business Day immediately prior to the Outside Date and (II) 30 days after the giving of written notice to LAVA of such breach or failure to perform; provided that Buyer is not then in material breach of the Purchase Agreement, (ii) following an Adverse Recommendation Change, or (iii) if the Subsequent EGM has been held and been concluded and the Post-Offer Reorganization Resolutions have not all been adopted;
(d)   by LAVA (i) in order to concurrently with or immediately following such termination enter into a definitive agreement with respect to a Superior Proposal subject to, and in accordance with, the terms and conditions of the Purchase Agreement, (ii) if Buyer breaches or fails to perform any of its representations, warranties or covenants contained in the Purchase Agreement, which breach or failure to perform individually or in the aggregate with all such other breaches or failures to perform (i) would result in the failure of an Offer Condition and (ii) cannot be or has not been cured prior to the earlier of (x) the second Business Day immediately prior to the Outside Date and (y) 30 days after the giving of written notice to Buyer of such breach or failure to perform; provided that LAVA is not then in material breach of the Purchase Agreement, or (iii) three business days following any demand for cure, if the Acceptance Time has occurred and Buyer has failed to pay or cause to be paid (via the Depositary) for all Shares validly tendered and not properly withdrawn pursuant to the Offer as of the Acceptance Time (and excluding any Shares that may have been tendered as of such time pursuant to the Subsequent Offering Period).
LAVA has agreed to pay Buyer a termination fee of $750,000 (the “Termination Fee”) if:
(i)   LAVA terminates the Purchase Agreement pursuant to Section 8.01(d)(i) of the Purchase Agreement described above;
(ii)   Buyer terminates the Purchase Agreement pursuant to Section 8.01(c)(ii) of the Purchase Agreement described above; or
(iii)   The following occurs:
(A)   an Alternative Acquisition Proposal (as defined in the Purchase Agreement) has been publicly made or otherwise becomes generally known to the public prior to the Acceptance Time;
(B)   thereafter, the Purchase Agreement is validly terminated by (1) LAVA or Buyer in accordance with Section 8.01(b)(i) of the Purchase Agreement described above, (2) LAVA or Buyer pursuant to a Condition Failure Termination and the Minimum Tender Condition has not

been satisfied as of the Expiration Time (provided that the other Offer Conditions been satisfied as of such date) or (3) Buyer in accordance with Section 8.01(c)(iii) described above; and
(C)   prior to the date that is six months following the date of such termination, LAVA enters into a definitive agreement with any third party with respect to, or consummates, any transaction of the type described in the definition of Alternative Acquisition Proposal (provided that, for purposes of the foregoing, any reference in such definition to 20% will instead be deemed a reference to 50%).
In the event Buyer receives the Termination Fee, such Termination Fee will be deemed to be liquidated damages for any and all losses or damages suffered or incurred by Buyer and constitute their sole and exclusive remedy against LAVA and its current, former or future shareholders and representatives for any loss suffered as a result of the failure of the Transactions to be consummated, and none of LAVA and its current, former or future shareholders or representatives will have any further liability or obligation relating to or arising out of the Purchase Agreement or the Transactions, except as otherwise provided in the Purchase Agreement (without limiting any rights that Buyer may have pursuant to the Support Agreements described below).
If the Purchase Agreement is validly terminated in accordance with its terms, notice of such termination will be given to the non-terminating party or parties specifying the provision of the Purchase Agreement pursuant to which such termination is made. Subject to certain specified exceptions, the Purchase Agreement will immediately become void and of no effect, without any liability on the part of any party to the Purchase Agreement (or its directors, officers, employees, shareholders, representatives, agents or advisors). Certain provisions of the Purchase Agreement, including provisions restricting public disclosure of the transactions contemplated by the Purchase Agreement and governing termination of the Purchase Agreement (and certain other miscellaneous provisions) will survive termination of the agreement. In addition, no party to the Purchase Agreement will be relieved of any liability for damages resulting from such party’s fraud or willful breach of the Purchase Agreement prior to such termination. If the Purchase Agreement is terminated as provided herein, all filings, applications and other submissions made pursuant to the Purchase Agreement, to the extent practicable, shall be withdrawn from the governmental entity or other person to which they were made.
Conduct of Business Pending the Offer and Post-Offer Reorganization
LAVA has agreed that, from the date of the Purchase Agreement to the earlier of the Acceptance Time and the termination of the Purchase Agreement in accordance with its terms (the “Pre-Closing Period”), except to the extent (i) expressly required or expressly contemplated by the Purchase Agreement (including as pertains to or arises out of, or in connection with, any Permitted Disposition), (ii) set forth on Section 5.01 of the LAVA disclosure letter, (iii) expressly required by applicable law (including tax law) or IFRS or (iv) consented to in advance by Buyer in writing (such consent not to be unreasonably withheld, conditioned or delayed), LAVA shall, and shall cause each of its subsidiaries to, (A) conduct its business in all material respects in the ordinary course of business and in a manner consistent with the wind-down process described in the Purchase Agreement and (B) use its commercially reasonable efforts to (I) preserve intact in all material respects its business organization and business relationships with third parties, including manufacturers, suppliers, vendors, distributors, governmental entities, customers, licensors, licensees and other third parties with which it has business relationships and (II) keep available the services of its present officers and key employees. In addition to and without limiting the generality of the foregoing, during the Pre-Closing Period, except as (i) expressly required or expressly contemplated by the Purchase Agreement, (ii) set forth on Section 5.01 of the LAVA disclosure letter, (iii) expressly required by applicable law (including tax law) or IFRS or (iv) consented to in advance by Buyer in writing, LAVA will not, and shall cause its subsidiaries not to:
(a)   (i) enter into any new line of business or enter into any agreement, arrangement or commitment that is in excess of $50,000 or materially limits or otherwise restricts LAVA or its affiliates, including, following the Post-Offer Reorganization, Buyer and its affiliates (other than in the case of Buyer and its affiliates, due to the operation of Buyer’s or its affiliates’ own contracts), from time to time engaging or competing in any line of business or in any geographic area or (ii) otherwise enter into any agreements, arrangements or commitments in excess of $50,000 or imposing material restrictions on its assets, operations or business;
(b)   (i) declare, set aside, establish a record date in respect of, accrue or pay any dividends on, or make any other distributions (whether in cash, stock, equity securities or property) in respect of, any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) repurchase, redeem, offer to redeem or otherwise acquire, directly or indirectly any shares of capital stock of LAVA or options, warrants, convertible or exchangeable securities, stock-based performance units or other rights to acquire any such shares of capital stock, except for (A) acquisitions of Shares in connection with the surrender of Shares by holders of LAVA Options outstanding on the date of the Purchase Agreement, in the case of LAVA Options, in order to pay the exercise price of LAVA Options, (B) the withholding of Shares to satisfy tax obligations with respect to awards granted pursuant to the Company Equity Plans outstanding on the date of the Purchase Agreement, and (C) the acquisition by LAVA of LAVA Options in connection with the forfeiture of such awards, in each case, in accordance with their terms;
(c)   issue, grant, deliver, sell, authorize, pledge or otherwise encumber any shares of its capital stock or options, warrants, convertible or exchangeable securities, stock-based performance units or other rights to acquire such shares, any voting LAVA debt or any other rights that give any person the right to receive any economic interest of any nature accruing to the holders of LAVA common shares, other than issuances of LAVA common shares upon the exercise of LAVA Options in accordance with their terms;
(d)   amend its organizational documents (except for immaterial or ministerial amendments);
(e)   form any subsidiary or acquire or agree to acquire, directly or indirectly, in a single transaction or a series of related transactions, whether by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any assets outside of the ordinary course of business, any business or any corporation, partnership, limited liability company, joint venture, association or other business organization or division thereof or any other Person;
(f)   except as required pursuant to the terms of any LAVA benefit plan as in effect on the date of the Purchase Agreement (i) adopt, enter into, establish, terminate, amend or modify any collective bargaining agreement, LAVA benefit plan (or plan or arrangement that would be a LAVA benefit plan if in effect on the date of the Purchase Agreement), (ii) grant to any director, employee or individual service provider of LAVA any increase in base compensation, (iii) grant to any director, employee or individual service provider of LAVA any increase in severance or termination pay, (iv) pay or award, or commit to pay or award, any bonuses or incentive or equity compensation, (v) enter into any employment, retention, consulting, change in control, severance or termination agreement with any director, employee or individual service provider of LAVA, (vi) take any action to vest or accelerate any rights or benefits under any LAVA benefit plan, or the funding of any payments or benefits under any LAVA benefit plan or (vii) hire or terminate (other than for cause) the employment or service of any employee or individual service provider;
(g)   make any change in accounting methods, principles or practices, except as may be required (i) by GAAP (or any authoritative interpretation thereof), including pursuant to standards, guidelines and interpretations of the Financial Accounting Standards Board or any similar organization or (ii) by law, including Regulation S-X promulgated under the Securities Act, in each case, as agreed to by LAVA’s independent public accountants;
(h)   sell, lease (as lessor), license or otherwise transfer (including through any “spin-off”), or pledge, encumber or otherwise subject to any lien (other than a permitted lien), any properties or assets (including intellectual property) except (i) sales or other dispositions of inventory and excess or obsolete properties or assets in the ordinary course of business, (ii) pursuant to contracts to which LAVA is a party made available to Buyer and in effect prior to the date of the Purchase Agreement or (iii) in accordance with the wind-down process described in the Purchase Agreement;

(i)   sell, assign, lease, license, transfer, pledge, encumber or otherwise dispose of, permit to lapse or abandon, or, in the case of trade secrets, disclose to any third party, (i) any trade secret included in any intellectual property rights owned by LAVA or (ii) other than in accordance with the wind-down process described in the Purchase Agreement, any intellectual property rights owned by LAVA;
(j)   (i) incur or modify the terms of (including by extending the maturity date thereof) any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of LAVA, guarantee any debt securities of another Person, enter into any “keep well” or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing or (ii) make any loans, advances or capital contributions to, or investments in, any other Person;
(k)   make or agree to make any capital expenditures;
(l)   commence any proceeding or pay, discharge, settle, compromise or satisfy (i) any pending or threatened claims, liabilities or obligations relating to a proceeding (absolute, accrued, asserted or unasserted, contingent or otherwise), other than any such payment, discharge, settlement, compromise or satisfaction of a claim solely for money damages in the ordinary course of business in an amount not to exceed $50,000 per payment, discharge, settlement, compromise or satisfaction or $50,000 in the aggregate for all such payments, discharges, settlements, compromises or satisfactions, provided such amounts are taken into account in the calculation of Closing Net Cash or (ii) any litigation, arbitration, proceeding or dispute that relates to the Transactions (which shall be governed exclusively by Section 7.07 of the Purchase Agreement);
(m)   (i) change or revoke any material tax election with respect to LAVA or any of its subsidiaries, (ii) file any material amended tax return or claim for refund of material taxes with respect to LAVA or any of its subsidiaries, (iii) settle or compromise any tax audit or other proceeding relating to a material amount of tax or enter into any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law) affecting any material tax liability or refund of material taxes with respect to LAVA or any of its subsidiaries, (iv) settle or compromise any material tax liability or refund of material taxes with respect to LAVA or any of its subsidiaries, (v) adopt or change any material method of tax accounting, except as required by law, (vi) change any tax residency or (vii) request any ruling from any governmental entity relating to taxes, except as described in Section 7.07 of the Purchase Agreement;
(n)   amend, cancel or terminate any insurance policy naming LAVA or its subsidiaries as an insured, a beneficiary or a loss payable payee without obtaining comparable substitute insurance coverage;
(o)   adopt a plan or agreement of complete or partial liquidation or dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than the Post-Offer Reorganization);
(p)   except in the ordinary course of business or in connection with any transaction to the extent specifically permitted by any other subclause of Section 5.01 of the Purchase Agreement, enter into, terminate or modify in any respect, or expressly release any rights under, any LAVA Material Contract (as defined in the Purchase Agreement) or any contract that, if existing on the date of the Purchase Agreement, would have been a LAVA Material Contract;
(q)   renew or enter into any agreement containing a non-compete, exclusivity, non-solicitation or similar clause that would restrict or limit, in any material respect, the operations of LAVA or any of its subsidiaries; or
(r)   authorize, commit or agree to take any of the foregoing actions.
Transaction Litigation
Except as otherwise set forth in the Purchase Agreement with regards to regulatory approvals, LAVA will control any action brought against LAVA or any of its subsidiaries or their directors or officers relating in any way to the Purchase Agreement or the transactions contemplated thereby; provided that LAVA will give Buyer the right to (a) participate in the defense and settlement of any such action against LAVA, its directors or its officers relating to the Purchase Agreement or the transactions contemplated by the Purchase Agreement and (b) no such settlement will be agreed to without Buyer’s prior written consent (not to be unreasonably withheld, conditioned or delayed). LAVA will promptly notify Buyer of any such litigation related to the Purchase Agreement or the transactions contemplated thereby brought, or threatened, against LAVA, members of the Board or any subsidiary of LAVA and will keep Buyer informed on a reasonably current basis with respect to the status thereof. Buyer will give prompt notice to LAVA of any action commenced against Buyer relating to or involving Buyer that relates to the Purchase Agreement or the transactions contemplated by the Purchase Agreement. The foregoing notice obligations to not apply to any litigation initiated by one party against the other party to enforce its rights under the Purchase Agreement.
In addition, each party shall give prompt notice to the other party of any material written notice or other material communication received by such party from any governmental entity during the Pre-Closing Period in connection with the Purchase Agreement and the Transactions or from any person alleging that the consent of such person is or may be required in connection with the Purchase Agreement and the Transactions.
Directors’ and Officers’ Indemnification and Insurance
For six years after the Closing Date, subject to certain specified exceptions, Buyer will indemnify and hold harmless each of the managers, directors, officers, and fiduciaries under benefit plans of LAVA or its subsidiaries (each, in such capacity, an “Indemnified Person”) in respect of acts or omissions taken or omitted to be taken by such Indemnified Persons prior to the Closing Date, in each case to the fullest extent permitted by applicable law and under LAVA’s and its subsidiaries’ organizational documents and indemnification agreement(s) with such Indemnified Person. In addition, Buyer will honor LAVA’s and its subsidiaries’ existing indemnification obligations in respect of such Indemnified Persons under LAVA’s and its subsidiaries’ current organizational documents and indemnification agreements. Subject to certain specified conditions and limitations, Buyer will advance expenses incurred in the defense of any action or investigation with respect to such matters subject to indemnification.
Prior to the Closing Date, LAVA will obtain, and Buyer will be obligated to maintain for six years following the Closing Date, a “tail” insurance policy for directors’ and officers’ liability insurance in respect of acts or omissions of Indemnified Persons prior to the Closing Date, with the same coverage and amounts and containing terms and conditions, retentions and limits of liability that are no less favorable than, LAVA’s existing insurance policy or policies in effect as of the date of the Purchase Agreement.
If Buyer (i) consolidates with or merges into any other person and is not the continuing or surviving entity or (ii) liquidates, dissolves or winds-up, or transfers all or substantially all of its properties and assets to any person, then, the surviving entity or transferee of such assets or property, as applicable, must assume the foregoing indemnification and insurance obligations.
Such terms will survive the Closing Date and may not be terminated or modified in any manner that is adverse to the Indemnified Persons, who are expressly agreed to be third-party beneficiaries of, and entitled to enforce, the foregoing indemnification and insurance obligations.
Stock Exchange Delisting and Deregistration
Prior to the Acceptance Time, LAVA shall cooperate with Buyer and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable laws and rules and policies of Nasdaq to cause the delisting of LAVA and the Shares from Nasdaq as promptly as practicable after the expiration of the Subsequent Offering Period and the deregistration of the Shares under the 1934 Act as promptly as practicable after such delisting.
Anti-Takeover Provisions
The Company and the Company Board (and any committee thereof) shall take all actions within their power and authority necessary so that no Anti-Takeover Measure (as defined in the Purchase Agreement) is or becomes applicable to the Transactions. If any Anti-Takeover Measure becomes applicable in such a manner that it would prevent, materially delay or impair any of the Transactions, the Company and the Board (and any committee thereof) shall grant such approvals and take such actions within their power and authority as are necessary so that any such Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act within their power and authority to eliminate such Anti-Takeover Measures in respect of such Transactions.
Public Announcements
Buyer, on the one hand, and LAVA, on the other hand, shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the Offer, the Post-Offer Reorganization and the other Transactions, and shall not issue any such press release or make any such public statement without the prior written consent of the other (which consent shall not be unreasonably withheld, conditioned or delayed), except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national or foreign securities exchange, in which event the relevant party shall, to the extent reasonably practicable, endeavor, on a basis reasonable under the circumstances, to provide a meaningful opportunity to the other party to review and comment upon such press release, public announcement, public statement or other public disclosure; provided that each Party may make press releases or public announcements (whether in response to questions by the press, investors or analysts or those participating in investor calls or industry conferences, or otherwise) to the extent such statements or releases consist solely of information previously disclosed.
Representations and Warranties
This summary of the Purchase Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about Buyer or LAVA, their respective businesses, or the actual conduct of their respective businesses during the period prior to the consummation of the Offer or the Post-Offer Reorganization. The Purchase Agreement contains representations and warranties that are the product of negotiations among the parties thereto and made to, and solely for the benefit of, each other as of the specified dates therein. The assertations embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties and are also qualified in important part by confidential disclosure scheduled delivered by LAVA to Buyer in connection with the Purchase Agreement.
The representations and warranties were negotiated with the principal purpose of allocating risk among the parties to the agreements instead of establishing these matters as facts and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.
In the Purchase Agreement, LAVA has made representations and warranties to Buyer with respect to, among other things:
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Corporate Existence and Power

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Corporate Authorization

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Governmental Authorization

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Non-contravention

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Capitalization

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Subsidiaries

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SEC Filings; Undisclosed Liabilities

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Financial Statements

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Internal Controls

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Disclosure Documents

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Absence of Certain Changes

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Compliance with Laws; Regulatory Matters

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Litigation

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Properties

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Intellectual Property; Privacy and Data Protection

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Taxes

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Employee Benefit Plans

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Employee and Labor Matters

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Environmental Matters

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Material Contracts

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Financial Advisor Fees

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Opinion of Company Financial Advisor

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Anti-Takeover Measures

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Related Party Transactions

Some of the representations and warranties in the Purchase Agreement made by LAVA are qualified as to “materiality” or a “LAVA Material Adverse Effect.” For purposes of the Purchase Agreement, a “LAVA Material Adverse Effect” means any fact, change, event, development, occurrence or effect that, individually or in the aggregate materially adversely affects (i) the business, assets, results of operations or financial condition of LAVA and its subsidiaries, taken as a whole, or (ii) the ability of LAVA to consummate the Transactions; provided that, subject to the next occurring proviso in this definition, no fact, change, event, development, occurrence or effect relating to or arising from any of the following shall be taken into account in determining whether there has been, or would reasonably be expected to be, a LAVA Material Adverse Effect pursuant to subsection (i) of this definition: (A) general economic conditions (or changes in such conditions) in the United States, the Netherlands or any other country or region in the world in which LAVA or any of its subsidiaries conduct business, or conditions in the global economy in general; (B) changes in any financial, debt, credit, capital, banking or securities markets or conditions; (C) changes in interest, currency or exchange rates or in the price of any commodity, security or market index; (D) changes in applicable law (or the enforcement or interpretation thereof) first introduced or first becoming effective after the date of the Purchase Agreement, tariffs issued by any governmental entity after the date of the Purchase Agreement, changes after the date of the Purchase Agreement in IFRS, GAAP or other applicable accounting standards (or the interpretation thereof), and changes after the date of the Purchase Agreement in stock exchange rules or listing standards (or the enforcement or interpretation thereof); (E) general conditions in the industries in which LAVA or its subsidiaries operate; (F) any change in the market price, trading volume or ratings of any securities or indebtedness of LAVA or any of its subsidiaries, any change or prospective change of the ratings or the ratings outlook for LAVA or any of its subsidiaries by any applicable rating agency and the consequences of such ratings or outlook decrease, or the change in, or failure of LAVA to meet, or the publication of any report regarding, any internal or public projections, forecasts, guidance, budgets, predictions or estimates of or relating to LAVA or any of its subsidiaries (it being understood that the underlying facts and circumstances giving rise to any such change or failure may, if they are not otherwise excluded from the definition of LAVA Material Adverse Effect, be deemed to constitute and may be taken into account in determining whether a LAVA Material Adverse Effect has occurred or will occur); (G) the continuation, occurrence, escalation, outbreak or worsening of any civil unrest, protests and public demonstrations, cyberattacks, hostilities, war, police action, acts of terrorism, sabotage or military conflicts, whether or not pursuant to the declaration of an emergency or war; (H) the execution and delivery of the Purchase Agreement or the announcement or pendency of the transactions (including by reason of the identity of Buyer), including the impact thereof on the relationships, contractual or otherwise, of LAVA and its subsidiaries with employees, customers, landlords, suppliers, distributors or partners (including the termination, suspension or modification of any such relationships), provided, that the exception in this clause (H) shall not apply for purposes of the representations and warranties in Section 3.04; (I) the existence, occurrence or continuation of any force majeure events, including any earthquakes, floods, hurricanes, tropical storms, fires or other natural or manmade disasters, any epidemic, pandemic or other similar outbreak (including any non-human epidemic, pandemic or other similar outbreak) or any other national, international or regional calamity; (J) any action expressly required to be taken pursuant to the Purchase Agreement, or any action taken at the express written direction of Buyer; (K) any Permitted Disposition (as defined in the Purchase Agreement); or (L) any item or matter to the extent specifically disclosed in LAVA disclosure letter; provided, further, that with respect to subclauses (A), (B), (C), (D), (E), (G) and (I), if such effect disproportionately affects LAVA and its subsidiaries, taken as a whole, compared to other companies operating in the same industry or industries and market or markets in which LAVA and its subsidiaries operate, then, only such incremental disproportionate impact or impacts shall be taken into account in determining whether there has been, or would reasonably be expected to be, a LAVA Material Adverse Effect.
In the Purchase Agreement, Buyer has made representations and warranties to LAVA, including with respect to, among other things: organization, valid existence and standing of Buyer; corporate power and authority in respect of the Purchase Agreement and the transactions contemplated by the Purchase Agreement; required governmental authorizations or filings or other consents and approvals; no violations of organizational documents; the accuracy of information supplied for purposes of the Offer documents and the Schedule 14D-9; the availability of sufficient funds to satisfy Buyer’s obligations under the Purchase Agreement; the ownership of LAVA shares by Buyer or its subsidiaries; the absence of litigation; the absence of certain agreements with LAVA shareholders; and brokers fees.
Some of the representations and warranties in the Purchase Agreement made by Buyer are qualified as to “materiality” or a “Buyer Material Adverse Effect.” For purposes of the Purchase Agreement, a “Buyer Material Adverse Effect” means any fact, change, event, development, occurrence or effect that, individually or in the aggregate, prevents Buyer from consummating the transactions set forth in the Purchase Agreement or in the CVR Agreement in accordance therewith.
None of the representations, warranties, covenants or agreements in the Purchase Agreement or in any instrument delivered pursuant to the Purchase Agreement will survive the Closing, other than those covenants or agreements of the parties which by their terms apply, or are to be performed in whole or in part, after the Closing.
Specific Performance
The parties to the Purchase Agreement have agreed that money damages would be both incalculable and an insufficient remedy for any breach of the Purchase Agreement by such party and that any such breach would cause the other party irreparable harm. In addition, the parties to the Purchase Agreement agreed that in the event of a breach or threatened breach of the Purchase Agreement, each other party will be entitled to equitable relief, including in the form of injunctions and orders for specific performance, in addition to all other remedies available to such other party at law or in equity. The parties have further irrevocably waived (i) any defenses in any action for specific performance, including the defense that a remedy at law would be adequate and (ii) any requirement under any law to post a bond or other security as a prerequisite to obtaining equitable relief.
Expenses
Except as otherwise provided in the Purchase Agreement, all fees and expenses incurred in connection the Purchase Agreement and the Offer, the Post-Offer Reorganization and the other Transactions shall be paid by the party incurring such fees or expenses, whether or not the Transactions are consummated.
Governing Law; Exclusive Forum
The Purchase Agreement, and any claims or causes of action that may be based on, arise out of or relate to the Purchase Agreement or the transactions contemplated by the Purchase Agreement or the negotiation, execution, performance, non-performance, interpretation, termination or construction of the Purchase Agreement, will be governed by and construed in accordance with Delaware law, without regard to choice or conflict of law principles, except in the case of any matters concerning or implicating the Board’s fiduciary duties, the EGM or the Post-Offer Reorganization. Any such matters concerning or implicating the

Board’s fiduciary duties, the EGM or the Post-Offer Reorganization will be governed by and construed in accordance with the applicable laws of the Netherlands.
Under the Purchase Agreement, each of Buyer and LAVA (a) irrevocably and unconditionally submitted to the personal jurisdiction of the Court of Chancery of the State of Delaware (or, only if such court declines to accept jurisdiction over a particular matter, then of the United States District Court for the District of Delaware, or if jurisdiction is not then available in the United States District Court for the District of Delaware (but only in such event), then of any Delaware state court sitting in New Castle County) and any appellate court from any of such courts (the “Chosen Courts”), (b) agreed that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such Chosen Court, (c) agreed that any actions arising in connection with or relating to the Purchase Agreement or the transactions contemplated thereby will be brought, tried, and determined only in the Chosen Courts, (d) waived any claim of improper venue or any claim that the Chosen Courts are an inconvenient forum, and (e) agreed that it will not bring any action relating to the Purchase Agreement or the transactions contemplated by the Purchase Agreement in any court other than the Chosen Courts.
Contingent Value Rights Agreement
The following summary description of the CVR Agreement and all other provisions of the CVR Agreement discussed herein are qualified in their entirety by reference to the full text of such form of CVR Agreement, which is attached hereto as Annex C, and which is incorporated into this proxy statement by reference. You should read the entire form of CVR Agreement in its entirety for a more complete description of the provisions summarized below.
At or prior to the Acceptance Time, Buyer, the rights agent (the “Rights Agent”) and the representative of the CVR Holders (the “Representative”) will enter into the CVR Agreement, governing the terms of the CVRs. Each CVR will represent a contractual right to receive contingent cash payments (collectively, the “CVR Proceeds”) equal to a pro rata share of: (i) 100% of the amount by which the Closing Net Cash, as adjusted for any permitted deductions under CVR Agreement made within ninety (90) days following the Closing Date, in excess of the Closing Net Cash as finally determined in accordance with the Purchase Agreement (the “Additional Closing Net Cash Proceeds”), (ii) (A) 100% of the net proceeds, calculated in accordance with the CVR Agreement, if any, from any sale, transfer, license or other disposition (such proceeds, “Disposition Proceeds”) of all or any part of the rights, intellectual property and other assets related to CVR Products (as defined below) but excluding Existing Partnerships (as defined below) (each, a “Disposition” and, prior to the Closing, a “Permitted Disposition”), prior to the Closing and (B) 75% of the net proceeds, calculated in accordance with the CVR Agreement, if any, from any Disposition of CVR Products (as defined below) occurring following the Closing, in each case for the period beginning at the Closing Date and ending on the 10th anniversary of the Closing Date, (iii) 75% of the net proceeds, calculated in accordance with the CVR Agreement, if any, from LAVA’s collaborations (such proceeds, “Partnership Proceeds”) (A) with Pfizer Inc. (formerly Seagen Inc.) to develop, manufacture and commercialize EGFRd2 (PF-8046052) pursuant to that certain Exclusive License Agreement, by and between Pfizer Inc. and LAVA, dated September 23, 2022, as amended, restated, modified, replaced and novated from time to time (the “Pfizer Collaboration”) and (B) with Johnson & Johnson (formerly Janssen) for the discovery and development of novel bispecific antibody-based T cell engagers for the treatment of cancer, including JNJ-89853413 pursuant to that certain Research Collaboration and License Agreement, by and between Johnson & Johnson and LAVA, dated May 13, 2020, as amended, restated, modified, replaced and novated from time to time (the “J&J Collaboration” and together with the Pfizer Collaboration, the “Existing Partnerships”), for the period beginning at the Closing and ending on the 10th anniversary of the Closing (“Disposition Period”), and (iv) 100% of an amount equal to $6,333,000, minus any tax liabilities or other costs or expenses incurred in connection with or related to the Tax Reserve Matter, for the period beginning at the Closing and ending no later than sixty (60) days following the Tax Reserve Confirmation Date (as defined in the CVR Agreement).
The CVRs are not deferred cash payments to LAVA shareholders, but instead are contractual rights to receive one or more payments in cash, contingent upon receipt of CVR Proceeds. LAVA shareholders will be paid within 30 days of receipt of gross proceeds in relation to Disposition Proceeds or Partnership Proceeds or within 105 days post closing for any Additional Closing Net Cash Proceeds and no later than 60 days following the Tax Completion Date for the Tax Reserve Proceeds. The rights of holders of CVRs will be fixed under the CVR Agreement. The CVRs represent the binding obligations of Buyer under the CVR Agreement. The Buyer estimates that the amount that is expected to be payable under the CVRs is approximately $0.00 per CVR. Please see the Offer to Purchase for more information on Buyer’s estimate of the amount that may be payable under the CVRs.
The CVR Agreement provides the holders of CVRs certain contractual rights against Buyer and the Rights Agent. The consent of the holders of at least 35% of the outstanding CVRs (the “Acting Holders”) is required to make any amendments to the CVR Agreement for the purpose of adding, eliminating or changing provisions therein. The Acting Holders also have the right, on behalf of all holders of CVRs, to institute any action or proceeding with respect to the CVR Agreement, though no individual holder will be entitled to exercise such rights independently.
Pursuant to the CVR Agreement, “CVR Products” means the Company’s product or product candidates developed or commercialized by the Company, its affiliates or their respective (sub)licensees and known as: (i) EGFRd2 (PF-8046052) or JNJ-89853413, (ii) each other product or product candidate discovered, developed, or commercialized pursuant to an Existing Partnership, and (iii) any product, product candidate or other research program being researched or developed by the Company as of the Closing, including the product or product candidate known as LAVA-1266. “Tax Reserve Matter” means certain actions that will be taken with respect to certain tax returns of the Company for certain pre-Closing tax periods, as further described in the CVR Agreement.
The right to the contingent payments contemplated by the CVR Agreement is a contractual right only and will not be transferable, except in the limited circumstances specified in the CVR Agreement. The CVRs will not be evidenced by a certificate or any other instrument and will not be registered with the SEC. The CVRs will not have any voting or dividend rights and will not represent any equity or ownership interest in Buyer (and, following the Closing, the Company and New Topco) or any of its affiliates. No interest will accrue on any amounts payable in respect of the CVRs. References to “Buyer” with respect to post-closing obligations under the CVR Agreement in this Item 3 under the heading “Form of Contingent Value Rights Agreement” include New Topco from and after 00:00 CET on the date in which the Downstream Merger becomes effective (the “Merger Effective Time”).
During the period beginning on the Closing and ending on the second anniversary of the Closing (the “Efforts Disposition Period”), Buyer shall use or cause the Company to use commercially reasonable efforts to (i) enter into one or more agreements for a Disposition (a “Disposition Agreement”) as promptly as practicable following the Merger Effective Time, (ii) maintain and enforce any such Disposition Agreement entered into prior to or following the Merger Effective Date, (iii) use commercially reasonable efforts to comply in all material respects with their respective covenants and obligations under each such Disposition Agreement and (iv) appoint a Tax Reserve Committee consisting of two designees, which shall take all reasonable efforts to keep the Tax Reserve Liability (as defined in the CVR Agreement) as low as possible and avoid any delay in making any required tax filings or any other actions in connection with the Tax Reserve Liability. Additionally, during the Disposition Period, Buyer shall maintain or cause the Company to maintain the CVRs, provided that Buyer is not required to pursue new clinical, manufacturing or enabling work with respect to the CVR Products. Buyer will also use commercially reasonable efforts to maintain and prosecute the intellectual property relating to the CVR Products for the period beginning at the Merger Effective Time and ending December 31, 2026.
Until the date on which the Disposition Period expires, (i) Buyer will, and will cause its subsidiaries to, maintain records in the ordinary course of business pursuant to record-keeping procedures normally used by Buyer and its subsidiaries regarding its activities (including its resources and efforts) with respect to entering into Disposition Agreements and (ii) to the extent Buyer licenses, sells, assigns or otherwise transfers intellectual property and other rights (including, without limitation, all data, marketing authorizations and applications for marketing authorization), assets, rights, powers, privileges and contracts, Buyer will require such licensee, purchaser, assignee, or transferee, as applicable, to provide the information necessary for Buyer to comply with its obligations under the CVR Agreement.
The Representative, Buyer and the Rights Agent, without the consent of any CVR Holders, may amend the CVR Agreement for the purpose of adding, eliminating or changing any provisions of the CVR

Agreement, unless such change is adverse to the interests of the CVR Holders. With the consent of the Acting Holders, the Representative, Buyer and the Rights Agent may amend the CVR Agreement, even if such change is materially adverse to the interests of the CVR Holders.
Buyer will indemnify the Rights Agent and its affiliates, and its and their respective employees, officers, directors, representatives and advisors for, and hold such persons harmless against any loss, liability, damage, judgment, fine, penalty, cost or expense arising out of or in connection with the Rights Agent’s duties under the CVR Agreement, including reasonable, documented and necessary out-of-pocket expenses and expenses of defending Rights Agent against any claims, charges, demands, actions or suits arising out of or in connection with the execution, acceptance, administration, exercise and performance of its duties under the CVR Agreement or enforcing its rights thereunder, unless such loss has been determined by a court of competent jurisdiction to be as a result of the Rights Agent’s gross negligence, bad faith, fraud or willful misconduct.
The CVR Agreement will be terminated upon the earliest to occur of (i) the mailing by the Rights Agent to each CVR Holder all CVR payment amounts, if any, (ii) the delivery of written notice of termination duly executed by Buyer and the Acting Holders, or (iii) the date on which the Disposition Period expires, subject to certain reporting obligations by Buyer to the Representative pursuant to the CVR Agreement.
Support Agreements
The following summary description of the Support Agreements and all other provisions of the Support Agreements discussed herein are qualified in their entirety by reference to the Form of Support Agreement, which is attached hereto as Annex D, and which is incorporated into this proxy statement by reference. You should read the entire Form of Tender and Support Agreement in its entirety for a more complete description of the provisions summarized below.
In connection with the execution of the Purchase Agreement, Buyer entered into tender and support agreements (the “Support Agreements”) with certain of LAVA’s directors and executive officers (the “Support Agreement Parties”). The Support Agreements provide that, among other things, the Support Agreement Parties shall irrevocably tender their respective Shares in the Offer and to vote in favor of all resolutions proposed for adoption by LAVA’s shareholders in accordance with the Offer’s terms at the EGM or a subsequent EGM. The Shares subject to the Support Agreements comprise approximately 0.5% of the outstanding Shares as of August 14, 2025. The Support Agreements will terminate upon certain circumstances, including upon termination of the Purchase Agreement or if the Board votes to approve a superior proposal or a change in the recommendation of the Board with respect to certain intervening events.
Confidentiality Agreement
The following summary description of the Confidentiality Agreement and all other provisions of the Confidentiality Agreement discussed herein are qualified in their entirety by reference to such Confidentiality Agreement, which is attached hereto as Annex E, and which is incorporated into this proxy statement by reference. You should read the Confidentiality Agreement in its entirety for a more complete description of the provisions summarized below.
On June 2, 2025, LAVA and Buyer, entered into a confidentiality agreement (the “Confidentiality Agreement”), pursuant to which Buyer agreed, subject to certain exceptions, to keep confidential all proprietary, nonpublic and/or confidential information about the other party, its affiliates or subsidiaries and/or its business furnished in connection with a possible negotiated transaction. Buyer’s obligations under the Confidentiality Agreement will expire three (3) years after the date of the Confidentiality Agreement. The Confidentiality Agreement includes a two (2) year standstill provision and an eighteen (18) month employee non-solicitation provision.
Interests of the Directors and Executive Officers of LAVA
When considering the recommendation of the Board that you vote to adopt each of the EGM Proposals, you should be aware that our directors and executive officers may have interests in the Offer and the other transactions contemplated by the Post-Offer Reorganization that may be different from, or in addition to, the interests of our shareholders generally, as more fully described below. The Board was aware of and considered these interests to the extent such interests existed at the time, among other matters, in evaluating and overseeing the negotiation of the Purchase Agreement, in approving the Offer, the Purchase Agreement (including the execution, delivery and performance thereof) and the transactions contemplated by the Purchase Agreement and in recommending that the EGM Resolutions be adopted by the shareholders of LAVA. For the purpose of each of the LAVA plans and agreements described below, the consummation of the Offer and the other transactions contemplated by the Purchase Agreement will constitute a “change in control,” “change of control” or term of similar meaning with respect to LAVA.
For a description of the interests of our directors and executive officers in the Offer, see the section of this proxy statement captioned “Certain Relationships and Related Transactions.”
Rule 14d-10(d) Matters
The Compensation Committee of the Board has adopted resolutions to approve each agreement, arrangement or understanding that has been or will be entered into after August 3, 2025 and prior to the Acceptance Time by XOMA or any of its subsidiaries with any of its officers or directors pursuant to which compensation, severance or other benefits is or becomes payable to such officer or director as an employment compensation, severance or other employee benefit arrangement in accordance with Rule 14d-10(d)(1) under the Exchange Act.
Section 16 Matters
Pursuant to the Purchase Agreement, LAVA, the Board has agreed to take such steps as may be reasonably required or advisable to cause dispositions of any ordinary shares or any other securities of LAVA (including derivative securities) pursuant to the transactions contemplated by the Purchase Agreement by each individual who is, or may become (as a result of the transactions contemplated by the Purchase Agreement), subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to LAVA to be exempt under Rule 16b-3 promulgated under the Exchange Act, in each case subject to applicable law.
Acceptance Time
The Purchase Agreement provides, among other things, that, subject to the terms and conditions set forth therein, Buyer will, (a) at or promptly following the Expiration Time (but in any event within three business days following the Expiration Time), accept for payment, and (b) promptly following the Expiration Time (but in any event within three business days (calculated as set forth in Rule 14d-1(g)(3) promulgated under the Exchange Act) thereafter), pay for all Shares validly tendered pursuant to the Offer and not properly withdrawn as of the Acceptance Time. It is expected that following the Closing, the listing of the Shares on the Nasdaq will be terminated, LAVA will no longer be a publicly traded company, and the Shares will be deregistered under the Exchange Act, resulting in the cessation of LAVA’s reporting obligations with respect to the Shares with the SEC.
Certain Tax Considerations
Certain U.S. Federal Income Tax Considerations
The following summary describes certain U.S. federal income tax consequences generally applicable to U.S. Holders (as defined below) whose Shares are exchanged for cash and CVRs in the Offer or the Post-Offer Reorganization. This summary is for general information purposes only and is not tax advice. This summary is based on the Code, U.S. Treasury regulations promulgated under the Code (“Treasury Regulations”), published rulings, administrative pronouncements and judicial decisions, all as in effect on the date hereof and all of which are subject to change or differing interpretations, possibly with retroactive effect. Any such change could affect the continuing validity of this summary. This summary addresses only U.S. Holders who hold their Shares as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment) and does not address all of the tax consequences that may be relevant to U.S. Holders in light of their particular circumstances or to certain types of U.S. Holders subject to special treatment under the Code, including pass-through entities (including partnerships and S corporations for U.S. federal income tax purposes) and partners or investors who hold their Shares through such entities, certain financial institutions, brokers, dealers or traders in securities or other persons that generally mark their securities to market for U.S. federal income tax purposes, insurance companies, expatriates, mutual funds, real estate investment trusts, regulated investment companies, cooperatives, tax-exempt organizations (including private foundations), retirement plans, controlled foreign corporations, passive foreign investment companies, persons who are subject to the alternative minimum tax, persons who hold their Shares as part of a straddle, hedge, conversion, constructive sale, synthetic security, integrated investment, or other risk-reduction transaction for U.S. federal income tax purposes, persons that have a functional currency other than the U.S. dollar, persons that own (or are deemed to own) 10% or more of the outstanding Shares, and persons who acquired their Shares upon the vesting and cancellation of LAVA Options in connection with the Post-Offer Reorganization or otherwise as compensation. This summary does not address any U.S. federal estate, gift, or other non-income tax consequences, the effects of the Medicare contribution tax on net investment income, or any state, local, or non-U.S. tax consequences.
As used in this summary, the term “U.S. Holder” means a beneficial owner of Shares that, for U.S. federal income tax purposes, is: (i) an individual who is a citizen or resident of the United States; (ii) a corporation, or other entity classified as a corporation for U.S. federal income tax purposes, that is created or organized in or under the laws of the United States or any state thereof or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more “U.S. persons” (within the meaning of Section 7701(a)(30) of the Code) has the authority to control all substantial decisions of the trust or (B) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.
This summary does not address any tax consequences to persons who are not U.S. Holders. If a partnership (including any entity or arrangement classified as a partnership for U.S. federal income tax purposes) exchanges Shares for cash and CVRs pursuant to the Offer or the Post-Offer Reorganization, the tax treatment of a partner in the partnership generally will depend upon the status of the partner, the activities of the partnership, and certain determinations made at the partner level. The partnership and partners of the partnership holding Shares should consult their tax advisors regarding the particular tax consequences of exchanging Shares for cash and CVRs pursuant to the Offer or the Post-Offer Reorganization applicable to them.
We have not sought, and do not expect to seek, a ruling from the IRS as to any U.S. federal income tax consequence described herein, and no assurance can be given that the IRS will not take a position contrary to the discussion below, or that a court will not sustain any challenge by the IRS in the event of litigation.
U.S. Holders are urged to consult their tax advisors to determine the tax consequences to them of exchanging Shares for cash and CVRs pursuant to the Offer or the Post-Offer Reorganization in light of their particular circumstances.
Tax Considerations for U.S. Holders.
The exchange of Shares for cash and CVRs pursuant to the Offer will be a taxable transaction for U.S. federal income tax purposes. The amount of gain or loss a U.S. Holder recognizes, and the timing and character of a portion of such gain or loss, will differ depending on the U.S. federal income tax treatment of the CVRs, with respect to which there is a significant amount of uncertainty. The installment method of reporting any gain attributable to the receipt of a CVR generally will not be available with respect to the disposition of Shares pursuant to the Offer because the Shares are traded on an established securities market.
There is no legal authority directly addressing the U.S. federal income tax treatment of the receipt of the CVRs or payments received thereunder in connection with the Offer. The receipt of the CVRs as part of the Offer consideration might be treated as a “closed transaction” or as an “open transaction” for U.S. federal income tax purposes, or in some other manner, and such questions are inherently factual in nature. Accordingly, U.S. Holders are urged to consult with their tax advisors regarding this issue.
Pursuant to Treasury Regulations addressing contingent payment obligations analogous to the CVRs, if the fair market value of the CVR is “reasonably ascertainable,” a U.S. Holder should treat the transaction as a “closed transaction” and treat the fair market value of the CVRs as part of the consideration received in the Offer for purposes of determining gain or loss. On the other hand, if the fair market value of the CVRs cannot be reasonably ascertained, a U.S. Holder may treat the transaction as an open transaction for purposes of determining gain or loss. These Treasury Regulations state that only in “rare and extraordinary” cases would the value of contingent payment obligations not be reasonably ascertainable. As noted above, there is no authority directly addressing whether contingent payment rights with characteristics similar to the rights under a CVR should be treated as “open transactions” or “closed transactions,” and such question is inherently factual in nature. The CVRs also may be treated as contract rights, debt instruments or deferred payment contract rights for U.S. federal income tax purposes, which would affect the amount, timing, and character of any gain, income or loss with respect to the CVRs.
As a result, we cannot express a definitive conclusion as to the U.S. federal income tax treatment of receipt of the CVRs or receipt of any payment pursuant to the CVRs. We intend to treat the receipt of the CVRs as a closed transaction and payments received pursuant to the CVRs as amounts realized on the disposition (or partial disposition) of the CVRs. We cannot give any assurance that the IRS would not assert, or that a court would not sustain, a position contrary to this treatment. In such event, the tax consequences of the receipt of CVRs and/or payments with respect to the CVRs could differ materially from those summarized below (including, potentially, a portion or all of payments made with respect to the CVRs giving rise to ordinary income, rather than capital gain). No opinion of counsel or ruling has been or will be sought from the IRS regarding the tax treatment of the CVRs.
Treatment as Closed Transaction.   If the receipt of a CVR is part of a closed transaction, a U.S. Holder generally would, subject to the “Passive Foreign Investment Company Rules” discussion below, recognize capital gain or loss on a sale of Shares for the Offer Price pursuant to the Offer, in an amount equal to the difference, if any, between: (i) the sum of the Cash Amount received plus the fair market value (determined as of the closing of the Offer or the Effective Time, as the case may be) of any CVRs received; and (ii) the U.S. Holder’s adjusted tax basis in the Shares sold or exchanged. Gain or loss generally would be calculated separately for each block of Shares (that is, Shares acquired at the same cost in a single transaction) tendered pursuant to the Offer. The proper method to determine the fair market value of a CVR is not clear. Any capital gain or loss recognized will be long-term capital gain or loss if the Holder’s holding period for such Shares exceeds one year. The deductibility of capital losses is subject to limitations.
A U.S. Holder’s initial tax basis in a CVR received in the Offer would equal the fair market value of such CVR (determined as of the closing of the Offer or the Effective Time, as the case may be) as determined for U.S. federal income tax purposes. The holding period for a CVR would begin on the day following the date of the closing of the Offer or the Effective Time, as the case may be. We intend to cooperate with the Paying Agent to send to each U.S. Holder an IRS Form 1099-B reflecting our determination of the fair market value of the CVRs issued in the Offer. Such determination is not binding on the IRS as to the stockholder’s tax treatment or the fair market value of the CVRs.
As noted above, there is no authority directly addressing the U.S. federal income tax treatment of contingent payment rights with characteristics similar to the rights under the CVRs, and, therefore, the amount, timing and character of any gain, income or loss with respect to the CVRs is uncertain. For example, payments with respect to the CVRs could be treated as payments with respect to a sale or exchange of a capital asset or as giving rise to ordinary income. It is also possible that, were a payment to be treated as being with respect to the sale of a capital asset, a portion of such payment would constitute imputed interest, as described below. We intend to treat any payment received by a U.S. Holder in respect of such CVRs (except to the extent any portion of such payment is required to be treated as imputed interest, as described below) as an amount realized on the disposition of the CVR by the U.S. Holder. Assuming that this method of reporting is correct, a U.S. Holder should recognize gain or loss equal to the difference between such payment (less any portion of such payment required to be treated as imputed interest, as described below) and the U.S. Holder’s adjusted tax basis in the CVR. The gain or loss should be long-term capital gain or loss if the U.S. Holder has held the CVR for more than one year at the time of such payment. Additionally, a U.S. Holder may recognize capital loss to the extent of any remaining basis after the expiration of any right to cash payments under such U.S. Holder’s CVR. The deductibility of capital losses is subject to limitations.
Treatment as Open Transaction.   If the receipt of a CVR pursuant to the Offer is treated under the open transaction method of accounting for U.S. federal income tax purposes, the fair market value of the

CVR will not be treated as additional consideration for the Shares at the time the CVR is received, and the U.S. Holder will not have any tax basis in the CVR. Instead, the U.S. Holder will take payments pursuant to the CVRs into account when made or deemed made in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes. Generally, a portion of such payments will be treated as imputed interest, as described in more detail below, and the balance as additional consideration recognized in exchange for the Shares.
If the receipt of a CVR is part of an open transaction then, although not entirely clear, and subject to the “Passive Foreign Investment Company Rules” discussion below, the sum of the Cash Amount received for a U.S. Holder’s Shares and the portion of the payments pursuant to the CVR that is not treated as imputed interest will generally be applied first against a U.S. Holder’s adjusted tax basis in the Shares and any excess treated as gain. A U.S. Holder will recognize capital loss with respect to a Share to the extent that the holder’s adjusted tax basis in such Share exceeds the sum of the Cash Amount received for a U.S. Holder’s Shares and the cash received pursuant to the CVR that is not treated as imputed interest, although it is possible that such U.S. Holder may not be able to recognize such loss until the resolution of all contingencies under the CVRs or possibly until such U.S. Holder’s abandonment of the U.S. Holder’s CVR. Any such capital gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period in the Share exceeds one year. The deductibility of capital losses is subject to limitations. Gain or loss generally will be determined separately for each block of Shares (that is, Shares of the same class acquired at the same cost on the same day) exchanged pursuant to the Offer.
Imputed Interest.   A portion of any payments pursuant to the CVRs that are made more than six months after the closing of the Offer or the Effective Time, as the case may be, may be treated as imputed interest, which would be ordinary income to the U.S. Holder of a CVR. The portion of any payment made with respect to a CVR treated as imputed interest under Section 483 of the Code will be determined at the time such payment is made and generally should equal the excess of: (i) the amount of the payment in respect of the CVRs; over (ii) the present value of such amount as of the closing of the Offer or the Effective Time, as the case may be, calculated using the applicable federal rate as the discount rate. The applicable federal rate is published monthly by the IRS. A U.S. Holder must include in its taxable income interest imputed pursuant to Section 483 of the Code (if any) using such Holder’s regular method of accounting for U.S. federal income tax purposes. U.S. Holders are urged to consult their tax advisors with respect to the proper characterization of the CVRs and the tax considerations thereof (including any future payments made under the CVRs).
Passive Foreign Investment Company Rules.   In general, a non-U.S. corporation will be a PFIC for U.S. federal income tax purposes for any taxable year in which, after applying certain look-through rules, either (1) at least 75% of its gross income is “passive income” (the “PFIC Income Test”) or (2) at least 50% of the average quarterly value of its assets consists of assets that produce “passive income” or are held for the production of “passive income” (the “PFIC Asset Test”). LAVA believes that it may be classified as a PFIC for the current taxable year and may have been classified as a PFIC for one or more prior taxable years. Because PFIC status depends upon the composition of LAVA’s income and assets and the market value of LAVA’s assets (including, among others, goodwill and less than 25% owned equity investments) from time to time, there can be no assurance that LAVA will not be a PFIC for the current taxable year.
In general, if LAVA is or was a PFIC for any taxable year in which a U.S. Holder held Shares and a U.S. Holder did not make either a timely qualified electing fund election (“QEF Election”) (discussed below under “QEF Election”) for LAVA’s first taxable year as a PFIC in which such U.S. Holder held (or was deemed to hold) such Shares, a QEF Election along with a “deemed sale” election, or a mark-to-market election (discussed below under “Mark-to-Market Election”), gain recognized by the U.S. Holder on the sale or exchange of the Shares generally would be allocated ratably over the U.S. Holder’s holding period for the Shares and taxed as ordinary income at the highest rate on ordinary income in effect for individuals or corporations, as appropriate for that taxable year, and an interest charge would be imposed on the resulting tax liability.
If LAVA is a PFIC for its taxable year which includes the Effective Time and any of LAVA’s subsidiaries is also a PFIC (a “Lower-tier PFIC”), U.S. Holders would be treated as owning a proportionate amount (by value) of the shares of the Lower-tier PFIC and would be subject to U.S. federal income tax under the above rules on gain from the disposition of shares of the Lower-tier PFIC, even though the U.S. Holders would not receive the proceeds of those dispositions. The Offer and Post-Offer Reorganization generally would be a disposition for this purpose. U.S. Holders are urged to consult their tax advisors regarding the application of the Lower-tier PFIC rules.
If LAVA was a PFIC for any year during which a U.S. Holder held Shares, LAVA must generally continue to be treated as a PFIC by that holder for all succeeding years during which the U.S. Holder holds the Shares, unless LAVA ceases to meet the requirements for PFIC status and the U.S. Holder makes a “deemed sale” election with respect to the Shares. If the election is made, the U.S. Holder will be deemed to sell the Shares it holds at their fair market value on the last day of the last taxable year in which LAVA qualified as a PFIC, and any gain recognized from such deemed sale would be taxed according to the PFIC rules described above. After the deemed sale election, the U.S. Holder’s Shares would not be treated as shares of a PFIC unless LAVA subsequently became a PFIC.
U.S. Holders should consult their tax advisors concerning LAVAS’s and any subsidiary’s PFIC status for any relevant taxable year and the tax considerations relevant to the exchange of Shares pursuant to the Offer.
QEF Election.   Assuming that LAVA is a PFIC, a U.S. Holder that recognizes gain in the Offer may mitigate the PFIC tax consequences described above in respect to the Shares by making a timely and valid QEF Election (or a QEF Election along with a deemed sale election). A U.S. Holder that has made a valid QEF Election generally will be required to include in income its pro rata share of net capital gains of LAVA (as capital gain) and LAVA’s other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which LAVA’s taxable year ends. The amount of any such net capital gain or ordinary income may be affected if Buyer elects to make a Section 338(g) Election (discussed below under “Section 338(g) Election”). Any gain or income included by a U.S. Holder that made a QEF Election will increase the tax basis of such U.S. Holder’s Shares, which will either decrease the gain or increase the loss otherwise recognized on the sale of the Shares in the Offer.
A QEF Election will apply to the tax year for which such QEF Election is timely made and to all subsequent tax years, unless such QEF Election is invalidated or terminated or the IRS consents to revocation of such QEF Election. Within 90 days after the end of LAVA’s taxable year that includes the Effective Time, we intend to (1) determine whether LAVA or any of its subsidiaries is a PFIC with respect to such taxable year, (2) make such PFIC determinations available to U.S. Holders electronically (including by posting such information on an investor relations tab of Buyer’s website), and (3) provide a PFIC Annual Information Statement to allow a U.S. Holder (or their direct or indirect beneficial owners) to make a QEF Election with respect to LAVA or any of its subsidiaries. Buyer may elect to provide such information on LAVA’s website.
Mark-to-Market Election.   Alternatively, a U.S. Holder could also mitigate certain of the rules described above by making a “mark-to-market election” (instead of a QEF election), provided the Shares are treated as regularly traded on a qualified exchange or other market within the meaning of the U.S. Treasury Regulations.
U.S. Holders should consult their tax advisers regarding the potential availability and consequences of making a QEF election or mark-to-market election.
Section 338(g) Election.   The Purchase Agreement permits Buyer to make an election under Section 338(g) of the Code (a “Section 338(g) Election”) with respect to its acquisition of Shares. If Buyer were to make such a Section 338(g) Election, LAVA would be treated, for U.S. federal income tax purposes, as if it had sold all of its assets to Buyer. For U.S. federal income tax purposes, LAVA would recognize income gain or loss on such deemed sale of its assets and its taxable year would end on the Closing Date.
The gross income, gain or loss caused by a Section 338(g) election would be taken into account for purposes of the PFIC Income Test for the taxable year ended on the Closing Date. Depending on the amount and the nature of the gain recognized, such inclusion could result in LAVA either becoming or ceasing to be a PFIC. If LAVA is classified as a PFIC for the taxable year ending on the Closing Date after taking into account the deemed asset sale, a U.S. Holder that has made a valid QEF Election, whether or not accompanied by a deemed sale election, would be required to include in its income any ordinary earning and net capital gain resulting from the deemed sale of LAVA’s assets (in addition to any other ordinary earnings and net capital gain recognized by LAVA for the taxable year ending on the Closing Date). Any amounts so included by a U.S. Holder that has made a valid QEF Election would increase the adjusted tax basis of such U.S. Shareholder’s Shares for purposes of determining the amount of gain or loss recognized on the receipt of cash and CVRs for Shares under the Offer.
Each U.S. Holder should consult its tax advisor regarding the U.S. federal income tax consequences of Buyer making a Section 338(g) Election.
Exchange of Shares for Cash and CVRs pursuant to the Post-Offer Reorganization.   The receipt of cash and CVRs by a U.S. Holder for New Topco A Shares cancelled in the Post-Offer Reorganization is generally expected to result in the same U.S. federal income tax consequences to U.S. Holders as described above. Although no Dutch dividend withholding tax applies to amounts paid for Shares tendered in the Offer or during the Subsequent Offering Period, U.S. Holders may be subject to Dutch dividend withholding tax if their New Topco A Shares are exchanged and cancelled in the Post-Offer Reorganization, as further described below. Such Dutch withholding tax may give rise to a U.S. foreign tax credit that could be applied, subject to limitations, to U.S. tax on foreign source income. Absent certain circumstances, gain recognized as a result of the receipt of cash in the Post-Offer Reorganization will generally be treated as U.S.-source gain and not subject to offset by foreign tax credits. Alternatively, a U.S. Holder may take a deduction for any Dutch withholding tax imposed if the U.S. Holder does not elect to claim a foreign tax credit for any foreign taxes paid during the taxable year. The calculation of deductions and U.S. foreign tax credits involves the application of complex rules and limitations may apply. U.S. Holders should consult their tax advisors concerning the tax consequences of exchanging Shares and receiving cash and CVRs pursuant to the Post-Offer Reorganization.
The acquisition of Shares by Buyer in the Offer is expected to result in LAVA becoming a controlled foreign corporation (“CFC”). A U.S. Holder who owns, directly, indirectly or constructively, 10% or more of the total combined voting power or the total value of the stock of LAVA should consult with their tax advisors regarding the tax consequences of LAVA becoming a CFC, including the consequences of a Section 338(g) Election, as well as any alternatives for mitigating any adverse tax consequences to such U.S. Holders potentially resulting therefrom.
Information Reporting.   Sales proceeds from a U.S. Holder’s sale of Shares within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting and may be subject to backup withholding unless (i) the U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. Holders provides a correct taxpayer identification number and certifies that they are not subject to backup withholding. The amount of any backup withholding will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.
THE FOREGOING SUMMARY DOES NOT PURPORT TO BE A COMPLETE DISCUSSION OF THE POTENTIAL TAX CONSEQUENCES OF THE OFFER OR THE POST-OFFER REORGANIZATION OR THE OWNERSHIP OF CVRS. EACH U.S. HOLDER SHOULD CONSULT ITS TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS RELATING TO THE OFFER AND THE POST-OFFER REORGANIZATION IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES. THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES TO HOLDERS OR BENEFICIAL OWNERS OF LAVA OPTIONS PARTICIPATING IN THE POST-OFFER REORGANIZATION WITH RESPECT TO SUCH LAVA OPTIONS ARE NOT DISCUSSED HEREIN, AND SUCH HOLDERS OR BENEFICIAL OWNERS OF LAVA OPTIONS ARE STRONGLY ENCOURAGED TO CONSULT THEIR TAX ADVISORS REGARDING SUCH TAX CONSEQUENCES. NOTHING IN THIS SUMMARY IS INTENDED TO BE, OR SHOULD BE CONSTRUED AS, TAX ADVICE.
Dutch Tax Consequences
This summary solely addresses certain material Dutch tax consequences of the Offer and the Post-Offer Reorganization for the holders of Shares and does not purport to describe every aspect of taxation that may be relevant to a particular holder. This summary does not describe any Dutch tax consequences arising from the Dutch Minimum Tax Act 2024 (the Dutch implementation of Council Directive (EU)2022/2523 of 14 December 2022 on ensuring a global minimum level of taxation for multinational enterprise groups and large-scale domestic groups in the EU) which may be relevant for a particular holder. Tax matters are complex, and the tax consequences of the Offer and the Post-Offer Reorganization to a particular holder of Shares will depend in part on such holder’s circumstances. Accordingly, each LAVA shareholder is urged to consult his own tax advisor for a full understanding of the tax consequences of the Offer or the Post-Offer Reorganization to him, including the applicability and effect of Dutch tax laws.
Where in this summary English terms and expressions are used to refer to Dutch concepts, the meaning to be attributed to such terms and expressions shall be the meaning to be attributed to the equivalent Dutch concepts under Dutch tax law. Where in this summary the terms “the Netherlands” and “Dutch” are used, these refer solely to the European part of the Kingdom of the Netherlands. This summary assumes that LAVA and New Topco are organized, and that their respective businesses will be conducted, in the manner outlined in this proxy statement. A change to such organizational structure or to the manner in which LAVA or New Topco conducts its business may invalidate the contents of this summary, which will not be updated to reflect any such change.
This summary is based on the tax law of the Netherlands (unpublished case law not included) as it stands at the date of this proxy statement. The tax law upon which this summary is based, is subject to changes, possibly with retroactive effect. Any such change may invalidate the contents of this summary, which will not be updated to reflect such change.
This summary does not address the Dutch tax consequences for a holder of Shares or New Topco A Shares who:
•
is a person who may be deemed an owner of Shares or New Topco A Shares for Dutch tax purposes pursuant to specific statutory attribution rules in Dutch tax law;

•
is, although in principle subject to Dutch corporate income tax, in whole or in part, specifically exempt from that tax in connection with income from Shares or New Topco A Shares;

•
is an investment institution as defined in the Dutch Corporate Income Tax Act 1969;

•
is an entity that, although in principle subject to Dutch corporate income tax, is fully or partly exempt from Dutch corporate income tax;

•
owns Shares or New Topco A Shares in connection with a membership of a management board or a supervisory board, an employment relationship, a deemed employment relationship or management role;

•
has a substantial interest in LAVA or New Topco, or a deemed substantial interest in LAVA or New Topco, as the case may be, for Dutch tax purposes. Generally, a person holds a substantial interest if (a) such person — either alone or, in the case of an individual, together with his partner or any of his relatives by blood or by marriage in the direct line (including foster-children) or of those of his partner for Dutch tax purposes — owns or is deemed to own, directly or indirectly, 5% or more of the shares or of any class of shares of LAVA or New Topco, as the case may be, or rights to acquire, directly or indirectly, such an interest in the shares of LAVA or New Topco, as the case may be or profit participating certificates relating to 5% or more of the annual profits or to 5% or more of the liquidation proceeds of LAVA or New Topco, as the case may be, or (b) such person’s shares, rights to acquire shares or profit participating certificates in LAVA or New Topco, as the case may be, are held by him following the application of a non-recognition provision; or

•
is for Dutch tax purposes taxable as a corporate entity and resident of Aruba, Curaçao or Sint Maarten.

Income and Dividend Withholding Tax aspects for holders of Shares who tender their Shares during the Offer period or Subsequent Offering Period
Taxes on Income and Capital Gains
Resident holders of Shares
A holder of Shares who is resident or deemed to be resident in the Netherlands for Dutch tax purposes is fully subject to Dutch income tax if he is an individual or fully subject to Dutch corporate income tax if it is a corporate entity, or an entity, including an association, a partnership and a mutual fund, taxable as a corporate entity, as described in the summary below.
Individuals deriving profits or deemed to be deriving profits from an enterprise
Any benefits derived or deemed to be derived from or in connection with Shares, including as a result of tendering their Shares in connection with the Offer, that are attributable to an enterprise from which an individual derives profits, whether as an entrepreneur or pursuant to a co-entitlement to the net value of an enterprise, other than as a shareholder, are generally subject to Dutch income tax at progressive rates up to 49.5%.
Individuals deriving benefits from miscellaneous activities
Any benefits derived or deemed to be derived from or in connection with Shares, including as a result of tendering their Shares in connection with the Offer, that constitute benefits from miscellaneous activities by an individual are generally subject to Dutch income tax at progressive rates up to 49.5%.
An individual may, inter alia, derive, or be deemed to derive, benefits from or in connection with Shares that are taxable as benefits from miscellaneous activities if his investment activities go beyond regular active portfolio management.
Other individuals
If a holder of Shares is an individual whose situation has not been discussed before in this section “Income and Dividend Withholding Tax aspects for holders of Shares who tender their shares during the Offer period or Subsequent Offering Period — Resident holders of Shares”, the value of his Shares forms part of the yield basis for purposes of tax on benefits from savings and investments. A deemed benefit, which is calculated on the basis of a holder’s actual bank savings plus his actual other investments (including the value of his Shares), minus his actual liabilities whilst taking into account a deemed benefit for each of these categories, is taxed at the rate of 36%. For the year 2025, the estimated deemed benefit rate for actual bank savings is 1.44%, the deemed benefit rate for actual other investments is 5.88% and the estimated deemed benefit rate for actual liabilities is 2.62%. The estimated deemed return percentages will be confirmed at a future date. Actual benefits derived from or in connection with his Shares, including as a result of tendering their Shares in connection with the Offer, are not subject to Dutch income tax.
The Dutch Supreme Court has ruled that the regime described above is incompatible with the European Convention on Human Rights and the First Protocol to this Convention in cases where the deemed benefit exceeds the actual nominal return on the assets and liabilities, including unrealized changes in their value. In these cases, the Dutch Supreme Court has determined that restoration rights must be granted to the affected individuals. The Dutch legislator has announced to introduce new legislation to take away the incompatibilities referred to above. Therefore, holders of Shares who are taxed in this manner with respect to their shares are advised to consult a professional tax adviser.
Corporate entities
Any benefits derived or deemed to be derived from or in connection with Shares, including as a result of tendering their Shares in connection with the Offer, that are held by a corporate entity, or an entity, including an association, a partnership and a mutual fund, taxable as a corporate entity, are generally subject to Dutch corporate income tax.
General
A holder of Shares will not be deemed to be resident in the Netherlands for Dutch tax purposes by reason only of the execution and/or enforcement of the documents relating to the Offer.
Non-resident holders of Shares
Individuals
If a holder of Shares is an individual who is neither resident nor deemed to be resident in the Netherlands for purposes of Dutch income tax, he will not be subject to Dutch income tax in respect of any benefits derived or deemed to be derived from or in connection with Shares, except if:

•
he derives profits from an enterprise, whether as an entrepreneur or pursuant to a co-entitlement to the net value of such enterprise, other than as a shareholder, and such enterprise is carried on, in whole or in part, through a permanent establishment or a permanent representative in the Netherlands, and his Shares are attributable to such permanent establishment or permanent representative; or

•
he derives benefits or is deemed to derive benefits from or in connection with Shares that are taxable as benefits from miscellaneous activities performed in the Netherlands.

Corporate entities
If a holder of Shares is a corporate entity, or an entity including an association, a partnership and a mutual fund, taxable as a corporate entity, which is neither resident, nor deemed to be resident in the Netherlands for purposes of Dutch corporate income tax, it will not be subject to Dutch corporate income tax in respect of any benefits derived or deemed to be derived from or in connection with Shares, except if:
•
it derives profits from an enterprise directly which is carried on, in whole or in part, through a permanent establishment or a permanent representative in the Netherlands, and to which permanent establishment or permanent representative its Shares are attributable; or

•
it derives profits pursuant to a co-entitlement to the net value of an enterprise which is managed in the Netherlands, other than as a holder of securities, and to which enterprise its Shares are attributable.

Dividend Withholding Tax
No Dutch dividend withholding tax will be withheld or deducted from the payment of the Offer Consideration by the Buyer to the holders of the Shares in respect of a disposal of the Shares under the Offer.
Income and Dividend Withholding Tax aspects for holders of Shares who do not tender their Shares during the Offer period or the Subsequent Offering Period
Following the expiry of the Subsequent Offering Period, subject to the fulfilment of certain conditions, the Buyer will implement or cause to be implemented the Post-Offer Reorganization, which includes the Downstream Merger and the Cancellation.
Downstream Merger
Taxes on Income and Capital Gains
The Dutch income tax and corporate income tax consequences for a holder of Shares in respect of a disposal of the Shares under the Downstream Merger are in principle similar to the Dutch tax treatment of the disposal of the Shares in connection with the Offer, unless roll-over relief is available in respect of any gain realized in connection with the Downstream Merger.
Dividend Withholding Tax
No Dutch dividend withholding tax is due upon a disposal of the Shares under the Downstream Merger or in respect of receipt of New Topco A Shares pursuant to the Downstream Merger.
Cancellation
Taxes on Income and Capital Gains
The Dutch income tax and corporate income tax consequences of the Cancellation for a holder of New Topco A shares are in principle similar to the Dutch tax treatment of the disposal of Shares in connection with the Offer.
Dividend Withholding Tax
New Topco is generally required to withhold Dutch dividend withholding tax at a rate of 15% on dividends distributed by New Topco, subject to potential relief under Dutch domestic law, EU law, or an applicable Dutch income tax treaty, depending on the particular individual circumstances of the relevant holder of shares in New Topco.
The term “dividends distributed by New Topco” as used in this paragraph includes, but is not limited to, payments made pursuant to the Cancellation of the New Topco A Shares that exceed the average paid-in capital (as recognized for Dutch dividend withholding tax purposes) of the cancelled New Topco A Shares.
New Topco is responsible for the withholding of any Dutch dividend withholding tax at source; any Dutch dividend withholding tax is for the account of the holder of New Topco A Shares.
Other Dutch tax aspects for holders of Shares or New Topco A Shares
No Dutch registration tax, transfer tax, stamp duty or any other similar documentary tax or duty, is payable in the Netherlands by a holder of Shares or New Topco A Shares in connection with the Offer or Post-Offer Reorganization, as applicable.
No Appraisal Rights
LAVA’s shareholders are not entitled under Dutch law or otherwise to appraisal or dissenters’ rights in connection with the Offer or the Post-Offer Reorganization.
Regulatory Approvals; Efforts
XOMA and LAVA are not currently aware of any other material governmental consents, approvals or filings that are required prior to the parties’ completion of the Offer or the transactions contemplated by the Purchase Agreement. If the parties become aware of any notices, reports and other documents required to filed with respect to the Offer or the transactions contemplated by the Purchase Agreement, XOMA and LAVA have agreed to use reasonable best efforts to file, as soon as practicable, such notices, reports and other documents, and to submit promptly any information reasonably requested by any governmental entity in connection therewith.
Financing
The obligations of XOMA to consummate the Offer and the transactions under the Purchase Agreement are not subject to a financing condition.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Our business affairs are managed under the direction of our board of directors, which is currently composed of eight (8) members. For information with respect to our board of directors and corporate governance, please refer to the section titled “Board of Directors and Corporate Governance” in our definitive proxy statement on Schedule 14A, filed with the SEC on filed with the SEC on April 28, 2025 and revised on May 27, 2025, which is incorporated herein by reference.
Upon the Closing, subject to the approval of the Governance Resolutions, the Board will be comprised of six (6) directors, (i) all of whom, other than those contemplated by the following clause (ii), have been designated in writing by Buyer and who shall initially be the Buyer designated directors: Owen Huges as executive director and Thomas Burns, Bradley Sitko and Maricel Montano as non-executive directors, and (ii) Kapil Dhingra and Karen J. Wilson, who are current independent non-executive directors of the Company and who have been designated by the Company. Each of Stephen Hurly, Jay Backstrom, Peter Kiener, James Noble, Christy Oliger and Mary Wadlinger will voluntarily step down as members of the Board effective upon the Closing. The directors who are independent from Buyer and qualify as independent in accordance with the independence standards set forth in the Dutch Corporate Governance Code (“Independent Directors”) will, in accordance with Dutch practice, continue to serve the corporate interest of LAVA and the interests of all relevant stakeholders of LAVA, including the interests of any non-tendering shareholders of LAVA, and will resign from the Board upon the Downstream Merger having become effective.
Set forth below is biographical information for each director nominee and each continuing member of our board of directors. This includes information regarding each individual’s experience, qualifications, attributes, or skills that led our board of directors to recommend them for board service.
There are no family relationships among any of our director nominees, continuing directors or executive officers.
Nominees for Director
Owen Hughes serves as Chief Executive Officer of XOMA Royalty Corporation. Mr. Hughes has served as the Chief Executive Officer of Sail Bio, Inc., a private biotechnology company focused on addressing toxic proteinopathies, since February 2022 and served as the Chief Executive Officer and co-founder of Cullinan Oncology, Inc., a publicly-traded oncology company, from September 2017 to October 2021. Previously, Mr. Hughes served as the Chief Business Officer and Head of Corporate Development at Intarcia Therapeutics, Inc., a biotechnology company focused on type II diabetes, from February 2013 to August 2017. Prior to his operating roles, Mr. Hughes spent 16 years on Wall Street in various capacities, including roles at Brookside Capital, an operating division of Bain Capital and Pyramis Global Advisors, a Fidelity Investments Company. Mr. Hughes has served on the board of directors of Ikena Oncology, Inc., a publicly-traded oncology company, since December 2022. Mr. Hughes served on the board of directors of Radius Health, Inc., a publicly-traded biopharmaceutical company, from April 2013 to August 2022 until its sale to Gurnet Point Capital and Patient Square Capital; Translate Bio, Inc., a messenger RNA therapeutics company, from July 2016 until its acquisition by Sanofi in September 2021; and FS Development Corp. II, a special purpose acquisition company sponsored by Foresite Capital, from February 2021 to December 2021. Mr. Hughes received a B.A. in History from Dartmouth College. Mr. Hughes has significant experience with biopharmaceutical companies. Mr. Hughes brings to the Board significant leadership experience with biopharmaceutical companies, including serving as chief executive officer of multiple companies, expertise as a founder and leader of an oncology company, and extensive experience in corporate development and strategic and financial planning.
Thomas Burns serves as Senior Vice President, Finance and Chief Financial Officer Chief Financial Officer of XOMA Royalty Corporation. Mr. Burns joined XOMA Royalty in August 2006 and since then has held various senior finance and accounting roles, most recently as Vice President, Finance and Chief Financial Officer. Mr. Burns has over twenty-five years of experience in accounting and finance in both biotechnology and high-technology companies. Prior to his employment with XOMA Royalty, he held multiple senior financial management positions at high-tech companies including Mattson Technology, IntruVert Networks (acquired by McAfee), Niku Corporation (acquired by Computer Associates) and

Conner Technology. Mr. Burns received his Bachelor’s degree from Santa Clara University and his Masters of Business Administration from Golden Gate University. We believe Mr. Burns is qualified to serve as a member of our board of directors because of his finance and accounting experience in the biotechnology industry.
Bradley Sitko serves as Chief Investment Officer of XOMA Royalty Corporation. Mr. Sitko served as the Managing Director, Strategic Finance, at RTW Investments, LP from November 2019 to January 2023 and also served as a member of the board of directors of such firm’s Irish collective asset-management vehicle (ICAV), RTW Investments ICAV, and was Chief Financial Officer of Ji Xing Pharmaceuticals Limited, a Shanghai-based biopharmaceutical company, incubated by RTW Investments, LP. From March 2015 to November 2019, Mr. Sitko served as Vice President, Finance, Operations and Corporate Development of DNAnexus, Inc., a genetic data management company. Mr. Sitko also served as a Director at MTS Health Partners, an investment bank, from October 2008 to March 2015. Mr. Sitko received a B.A. in History and Sociology of Science from the University of Pennsylvania and an M.B.A. from Columbia Business School. We believe Mr. Sitko is qualified to serve as a member of our board of directors because of his finance and investment experience in the biopharmaceutical industry.
Maricel Montano serves as Chief Legal Officer of XOMA Royalty Corporation. Prior to joining XOMA Royalty, from November 2010 to June 2025, Ms. Montano served in various roles at the law firm Gibson, Dunn & Crutcher LLP, including most recently as Of Counsel, where she advised public and private companies on mergers and acquisitions, royalty financings, equity and debt offerings, and governance matters. During her tenure at Gibson Dunn, Ms. Montano worked extensively with biotechnology clients. Ms. Montano received a B.A. in Economics from the University of California, Berkeley and a J.D. from the University of Southern California. We believe Ms. Montano is qualified to serve as a member of our board of directors because of her legal experience in the biotechnology industry.
Continuing Directors
Kapil Dhingra, M.B.B.S. has served as Chairperson of our board and as a non-executive director since January 2021. He has served as Managing Member of KAPital Consulting, LLC, which he also co-founded, since 2008. Dr. Dhingra currently serves on the boards of directors of several publicly traded and privately held companies, including Black Diamond Therapeutics, Inc. since January 2021, Replimune Group since July 2017, Median Technologies since June 2017, Kirilys Therapeutics since March 2021, Servier since January 2022, and CARGO Therapeutics since April 2024. He also served on the board of directors at Mariana Oncology from January 2022 to May 2024, at Autolus Therapeutics from August 2014 to December 2023 and Five Prime Therapeutics from December 2015 to April 2021. Dr. Dhingra previously served as Vice President, Head of the Oncology Disease Biology Leadership Team and Head of Oncology Clinical Development at Hoffman-La Roche from May 1999 to August 2008. He received a M.B.B.S. from the All India Institute of Medical Sciences. We believe that Dr. Dhingra is qualified to serve on our Board because of his extensive experience in executive positions with several pharmaceutical companies and in the clinical development of pharmaceuticals in several therapeutic areas, including in oncology, and his experience serving on the boards of several publicly traded life science companies.
Karen J. Wilson has served as a non-executive director since March 2021. She currently serves on the board of directors of Elicio Therapeutics since March 2020 (formerly Angion Biomedica), Connect Biopharma since December 2020, and Serina Therapeutics since January 2025, and previously served on the board of directors of Vaxart, Inc. from August 2020 to August 2022. Ms. Wilson served as Senior Vice President of Finance at Jazz Pharmaceuticals plc until September 2020 after serving as Vice President of Finance and Principal Accounting Officer. Prior to joining Jazz Pharmaceuticals in February 2011, Ms. Wilson served as Vice President of Finance and Principal Accounting Officer at PDL BioPharma, Inc. She also previously served as a Principal at the consulting firm of Wilson Crisler LLC, Chief Financial Officer of ViroLogic, Inc., Chief Financial Officer and Vice President of Operations for Novare Surgical Systems, Inc., and as a consultant and auditor for Deloitte & Touche LLP. Ms. Wilson is a Certified Public Accountant and received a B.S. in Business from the University of California, Berkeley. We believe that Ms. Wilson is qualified to serve on our Board due to her extensive background in financial and accounting matters for public companies and her leadership experience in the life sciences industry.

EXECUTIVE OFFICERS
For information with respect to the Company’s current executive officers, please refer to the section titled “Executive Officers” in our definitive proxy statement on Schedule 14A, filed with the SEC on April 28, 2025 and revised on May 27, 2025, which is incorporated herein by reference.
EXECUTIVE COMPENSATION
For information with respect to the Company’s executive compensation program for the year ended December 31, 2024, please refer to the section titled “Executive Compensation” in our definitive proxy statement on Schedule 14A, filed with the SEC on April 28, 2025 and revised on May 27, 2025, which is incorporated herein by reference.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Interests of Certain Persons
The executive officers and members of the Board may be deemed to have interests in the Offer and the Post-Offer Reorganization that may be different from or in addition to those of LAVA’s shareholders generally. The Board was aware of these interests and considered them, among other matters, in reaching its decision to approve the Purchase Agreement. As described in more detail below, these interests include:
•
the accelerated vesting and payment in respect of each outstanding In-the-Money Option (as defined below) at the Closing; and

•
the receipt of severance payments and benefits by current executive officers under their respective employment agreements.

Outstanding Shares Held by Directors and Executive Officers
The following table sets forth (i) the number of Shares beneficially owned as of October 14, 2025, by each of LAVA’s executive officers and directors (which, for clarity, excludes Shares subject to outstanding LAVA Options) and (ii) the aggregate cash consideration that may be payable for such Shares pursuant to the Offer based on the Cash Amount of $1.04 per Share. Any LAVA shareholder that tenders their Shares for purchase pursuant to the Offer will receive the same Cash Amount on the same terms and conditions as the other shareholders of LAVA as described in the Purchase Agreement.
Name of Executive Officer or Director	Number of Shares (#)	Cash Consideration for Shares ($)
Stephen Hurly	5,000	5,200
Fred Powell	65,000	67,600
Kapil Dhingra	30,000	31,200
Jay T. Backstrom	—	—
Peter A. Kiener	—	—
James J. Noble	—	—
Christy J. Oliger	—	—
Mary E. Wadlinger	—	—
Karen J. Wilson	10,000	10,400
Treatment of Equity Awards in the Transactions
Treatment of LAVA Options
At the Closing, each LAVA Option (including each LAVA Option held by our executive officers and directors) that is then outstanding immediately prior to the Closing but not then vested or exercisable will become immediately vested and exercisable in full pursuant to the terms of the Purchase Agreement. After giving effect to such accelerated vesting, at the Closing, each LAVA Option with an exercise price per Share less than the Cash Amount (an “In-the-Money Option”) shall be settled in cash and CVRs (without interest and net of applicable withholding tax and other applicable deductions) equal to (i) with respect to the Cash Amount, (x) the excess of such Cash Amount over the per Share exercise price of such In-the-Money Option multiplied by (y) the total number of Shares underlying such In-the-Money Option and (ii) (x) the CVRs comprised in the Offer Consideration multiplied by (y) the total number of Shares underlying such In-the-Money Option. Any other LAVA Option other than an In-the-Money Option shall be cancelled at the Closing.
The table below sets forth, for each of LAVA’s executive officers and non-employee directors holding LAVA Options as of October 14, 2025, the aggregate number of Shares subject to such In-the-Money Options and the value of cash amounts payable in respect of such In-the-Money Options at the Merger Effective

Time, calculated by multiplying the excess, if applicable, of the Cash Amount over the respective per Share exercise prices of the applicable In-the-Money Options by the number of Shares subject to such In-the-Money Options (which amounts will be subject to withholding of taxes), assuming the Cash Amount of $1.04 per Share. No amounts have been included in the table below with respect to the CVRs to be received by LAVA’s executive officers and directors in respect of their In-the-Money Options however, each LAVA executive officer and non-employee director listed below will receive one (1) CVR for each Share subject to an outstanding In-the-Money Option.
Name of Executive Officer or Director	Number of Shares Subject to In-the-Money Options (#)	Cash Consideration for Options ($)
Stephen Hurly	335,100	36,861
Fred Powell	130,850	13,717
Kapil Dhingra	33,390	3,673
Jay T. Backstrom	33,390	3,673
Peter A. Kiener	33,390	3,673
James J. Noble	33,390	3,673
Christy J. Oliger	33,390	3,673
Mary E. Wadlinger	33,390	3,673
Karen J. Wilson	33,390	3,673
Employee Matters
Unless, at least 10 business days prior to the Closing, Buyer provides written notice to LAVA directing otherwise, LAVA will take all action necessary to terminate any and all 401(k) plans effective as of the day immediately preceding the day on which the Closing occurs. Buyer has no current or potential obligation or liability in respect of post-retirement or post-service severance, health, medical or life insurance benefits for retired, former or current employees of LAVA or other Person, except for certain limited exceptions set forth in the Purchase Agreement.
Employment Arrangements and Change in Control and Severance Benefits Under Existing Relationships
Employment Agreements with our Named Executive Officers
For purposes of this proxy statement, LAVA’s executive officers are Stephen Hurly, LAVA’s Chief Executive Officer, Fred Powell, LAVA’s Chief Financial Officer and Charles Morris, LAVA’s Chief Medical Officer. LAVA has entered into employment agreements with each of its executive officers. Each letter has no specific term and provides for at-will employment. These employment agreements provide for severance payments and benefits upon certain terminations of employment, as set forth below.
If the employment of an executive officer is terminated outside the period beginning three (3) months prior to the date of a change in control and ending twelve (12) months following that change in control (the “Change in Control Period”) either (i) by LAVA without “Cause” (excluding by reason of death or disability) or (ii) by the executive officer for “Good Reason” (as such terms are defined in the executive officer’s employment agreement), the executive officer will receive the following benefits if the executive officer timely signs and does not revoke a separation agreement and release of claims in LAVA’s favor:
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a lump-sum payment equal to twelve (12) months of the executive officer’s annual base salary;

•
payment of premiums for group health, dental and vision coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (as amended, “COBRA”), for the executive officer and their eligible dependents, if any, for up to twelve (12) months (subject to, among other things, continued COBRA eligibility under applicable law); and

•
in the case of Mr. Hurly, a lump-sum payment equal to Mr. Hurly’s annual target bonus, pro-rated for the portion of the year he was employed.

If, during the Change in Control Period, the employment of an executive officer is terminated either (i) by LAVA without Cause (excluding by reason of death or disability) or (ii) by the executive officer for Good Reason, the executive officer will receive the following benefits under his or her employment agreement if the executive officer timely signs and does not revoke a separation agreement and release of claims in LAVA’s favor:
•
a lump-sum payment equal to twelve (12) months (or eighteen (18) months in the case of Mr. Hurly) of the executive officer’s annual base salary;

•
a lump-sum payment equal to the sum of 100% (or 150% in the case of Mr. Hurly) of the executive officer’s annual target bonus;

•
payment of premiums for group health, dental and vision coverage under COBRA for the executive officer and the executive officer’s eligible dependents, if any, for up to twelve (12) months (or eighteen (18) months in the case of Mr. Hurly) (subject to, among other things, continued COBRA eligibility under applicable law); and

•
100% accelerated vesting and exercisability of all company equity awards with time-based vesting that are outstanding and unvested as of the date of the executive officer’s termination (all outstanding options will accelerate as of the Closing pursuant to the terms of the Purchase Agreement, as noted above).

Long-Term Incentive Plan
The Company’s Long-Term Incentive Plan provides that if, in connection with a Change of Control (as defined in the Long-Term Incentive Plan), outstanding awards are not replaced by equivalent awards, then such awards will immediately vest, unless determined otherwise by the Board or a committee thereof. As described above, all outstanding options will accelerate as of the Closing pursuant to the terms of the Purchase Agreement. The table below sets forth, for each of LAVA’s executive officers, the estimated value of the payments and benefits the executive officer would receive under the applicable employment agreement upon a qualifying termination during the Change in Control Period based on annualized base salary and annualized target bonus as of September 2, 2025, and the estimated cost of a supplemental payment for continued medical, dental and vision coverage (which will be provided on a tax grossed-up basis pursuant to the terms of the Purchase Agreement).
Name of Executive Officer	Salary Severance ($)	Bonus Severance ($)	Other Benefits* ($)
Stephen Hurly	943,838	471,919	189,569
Fred Powell	464,111	185,644	79,827
Charles Morris	523,676	209,470	57,494

*
Represents supplemental reimbursements related to continued health coverage, provided on a tax grossed-up basis.

If any of the amounts provided for under these employment agreements or otherwise payable to the executive officer would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code (the “Code”) and could be subject to the related excise tax, the executive officer would be entitled to receive either full payment of benefits or such lesser amount which would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to the executive officer. The employment agreements do not require LAVA to provide any tax gross-up payments. The payments and benefits set forth above represent the full amount of such payments and benefits.
The foregoing summary and description of the material terms of the employment agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the employment agreements, which are filed as Exhibits (e)(9) through (e)(11) in the Schedule 14D-9 filed on August 15, 2025 and are incorporated herein by reference.

Future Arrangements
As of the date of this proxy statement, no post-closing employment opportunities were negotiated between members of LAVA and Buyer.
Section 16 Matters
The Company and the Board have, to the extent necessary and in accordance with the Purchase Agreement, taken appropriate actions to approve, for purposes of Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the dispositions or cancellations of Shares (including derivative securities with respect to such Shares) in connection with the Purchase Agreement or the Transactions by each individual who is subject to the reporting requirements of Section 16 of Exchange Act.
Indemnification; Directors’ and Officers’ Insurance
Buyer has agreed to cause New Topco to honor and discharge all rights to indemnification existing in favor of the current or former directors or officers of LAVA for acts or omissions occurring at or prior to the Merger Effective Time, as such indemnification provisions are provided for in the articles of association of LAVA, or indemnification agreements in effect as of the date of the Purchase Agreement and previously made available to Buyer, for a period of six (6) years.
Prior to the Closing, LAVA shall obtain and fully pay the premium for, and Buyer shall maintain, and shall cause LAVA to maintain, in full force and effect (with the obligations thereunder to be honored) during the six (6) year period beginning on the Closing Date, a “tail” prepaid directors’ and officers’ liability insurance policy or policies (which policy or policies by their respective express terms shall survive the Closing) from LAVA’s current insurance carrier or an insurance carrier with the same or better credit rating as LAVA’s current insurance carrier, of at least the same coverage and amounts and containing terms and conditions, retentions and limits of liability that are no less advantageous than LAVA and its subsidiaries’ existing directors’ and officers’ liability policy or policies maintained by LAVA or any of its subsidiaries for the benefit of the indemnified persons with respect to directors’ and officers’ liability insurance for claims arising from facts or events that occurred on or prior to the Closing.
In the event Buyer or New Topco or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, Buyer shall ensure that the successors and assigns of Buyer or New Topco, as the case may be, will assume the obligations described above.
Review, Approval or Ratification of Transactions with Related Persons
Under our related party transaction policy, related person transactions (as defined by the policy) must be reviewed by, and are subject to the approval or ratification of, our Board or a designated committee thereof consisting solely of independent directors, including the Audit Committee.

MARKET PRICES AND DIVIDEND DATA
The Shares currently trade on the Nasdaq under the ticker symbol “LVTX.” On October 16, 2025, the last full trading day prior to the date of this proxy statement, the reported closing price of the Shares on the Nasdaq was $1.52 per Share. Shareholders are urged to obtain a current market quotation for the Shares.
LAVA has not declared or paid any cash dividends on its share capital since its formation transactions and intends to retain future earnings, if any, for use of the operation of its business, and does not currently intend to pay any cash dividends in the foreseeable future.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of our Shares as of September 2, 2025 by:
•
each person who is an executive officer of our Company;

•
each person who is a current director of our Company and a director nominee;

•
each person who is the beneficial owner of more than 5% of our outstanding Shares; and

•
all executive officers and directors of our Company as a group.

The column entitled “Percentage of Shares Beneficially Owned” is based on a total of 26,305,295 shares outstanding as of September 2, 2025.
The number of shares beneficially owned by each shareholder is determined under rules issued by the SEC and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of shares subject to options, warrants, or other rights held by such person that are currently exercisable or will become exercisable within 60 days after September 2, 2025 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, the address of all listed shareholders is Yalelaan 62, 3584 CM Utrecht, the Netherlands. Each of the shareholders listed has sole voting and investment power with respect to the shares beneficially owned by the shareholder unless noted otherwise, subject to community property laws where applicable.
Beneficial Ownership
Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% or greater shareholders:
Cooperative Gilde Healthcare IV UA(1)	5,421,170	20.6%
Versant Ventures(2)	4,587,837	17.4%
Redmile Group, LLC(3)	2,074,372	7.9%
BML Investment Partners, L.P.(4)	1,970,610	7.5%
Sanofi Foreign Participations B.V.(5)	1,919,455	7.3%
Named Executive Officers, Directors and Director Nominees
Stephen Hurly(6)	1,758,482	6.3%
Fred Powell(7)	274,304	1.0%
Charles Morris(8)	224,267	*
Kapil Dhingra(9)	311,130	1.2%
Jay T. Backstrom(10)	73,390	*
Peter A. Kiener(11)	53,390	*
James J. Noble(10)	73,390	*
Christy J. Oliger(11)	53,390	*
Mary E. Wadlinger(11)	53,390	*
Karen J. Wilson(12)	107,651	*
Owen Hughes	—	*
Thomas Burns	—	*
Bradley Sitko	—	*
Maricel Montano	—	*
All current directors, director nominees and executive officers as a group (14 persons)	2,982,784	10.9%

*
Represents beneficial ownership of less than 1%

(1)
This information has been obtained from a Schedule 13D filed on March 31, 2021 by entities and individuals associated with Cooperative Gilde Healthcare IV U.A. (“Gilde Healthcare”). All shares are held of record by Gilde Healthcare, Gilde Healthcare IV Management B.V. is the manager of Gilde Healthcare and may be deemed to have voting, investment and dispositive power with respect to these securities. Gilde Healthcare IV Management B.V. is fully owned by Gilde Healthcare Holding B.V. The managing partners of Gilde Healthcare Holding B.V. are Edwin de Graaf, Marc Olivier Perret and Martemanshurk B.V. The address for Gilde is Newtonlaan 91, 3584 BP Utrecht, the Netherlands.

(2)
This information has been obtained from a Schedule 13D filed on April 8, 2021 by entities associated with Versant Venture Capital VI, L.P. (“Versant VI”), Versant Ventures VI GP, L.P. (“GP VI”), Versant Ventures VI GP-GP, LLC (“LLC VI”), Versant Vantage I, L.P. (“Vantage LP”), Versant Vantage I GP, L.P. (“Vantage GP”) and Versant Vantage I GP-GP, LLC (“Vantage LLC” and, with Versant VI, GP VI, LLC VI, Vantage LP and Vantage GP, collectively, the “Reporting Persons”). LLC VI is the general partner of GP VI, which is the general partner of Versant VI. Each of LLC VI and GP VI share voting and dispositive power over the shares held by Versant VI. Vantage LLC is the general partner of Vantage GP, which is the general partner of Vantage LP. Each of Vantage LLC and Vantage GP share voting and dispositive power over the shares held by Vantage LP. These shares are held by Versant VI. LLC VI is the general partner of GP VI, which is the general partner of Versant VI. Each of LLC VI and GP VI share voting and dispositive power over the shares held by Versant VI and as a result may be deemed to have beneficial ownership over such securities. The address for the Reporting Persons is One Sansome Street, Suite 3630, San Francisco, CA 94104.

(3)
This information has been obtained from a Schedule 13G amendment filed on February 14, 2024 by entities and individuals associated with Redmile Group, LLC. Redmile Group LLC’s beneficial ownership is comprised of shares owned by certain private investment vehicles managed by Redmile Group, LLC, including Redmile Biopharma Investments II, L.P., which shares may be deemed beneficially owned by Redmile Group, LLC as investment manager of such private investment vehicles. The shares may also be deemed beneficially owned by Jeremy C. Green as the principal of Redmile Group, LLC. The address for each of the above person and entities is One Letterman Drive, Building D, Suite D3-300, San Francisco, California 94129.

(4)
This information has been obtained from a Schedule 13G filed on March 3, 2025 by BML Investment Partners, L.P. BML Investment Partners, L.P. reports shared voting and dispositive power over these shares. BML Investment Partners, L.P. is a Delaware limited partnership whose sole general partner is BML Capital Management, LLC. The managing member of BML Capital Management, LLC is Braden M. Leonard. As a result, Braden M. Leonard is deemed to be the indirect owner of the shares held directly by BML Investment Partners, L.P. The address for BML Investment Partners, L.P. is 65 E Cedar — Suite 2 Zionsville, IN 46077.

(5)
This information has been obtained from a Schedule 13G filed on March 31, 2021 by Sanofi. The shares are held of record by Sanofi Foreign Participations B.V., a wholly owned subsidiary of Sanofi. Sanofi has the ability to exercise voting and dispositive power over the shares held by Sanofi Foreign Participations B.V. The address for Sanofi Foreign Participations B.V. is Paasheuvelweg 25, 1105BP Amsterdam, the Netherlands.

(6)
Consists of: (i) 5,000 common shares; and (ii) 1,606,683 shares issuable pursuant to stock options exercisable within 60 days of October 14, 2025.

(7)
Consists of: (i) 65,000 common shares; and (ii) 174,048 shares issuable pursuant to stock options exercisable within 60 days of October 14, 2025.

(8)
Consists of 179,770 shares issuable pursuant to stock options exercisable within 60 days of October 14, 2025.

(9)
Consists of: (i) 30,000 common shares; and (ii) 281,130 shares issuable pursuant to stock options exercisable within 60 days of October 14, 2025.

(10)
Consists of 73,390 shares issuable pursuant to stock options exercisable within 60 days of October 14, 2025.

(11)
Consists of 53,390 shares issuable pursuant to stock options exercisable within 60 days of October 14, 2025.

(12)
Consists of: (i) 10,000 common shares; and (ii) 97,651 shares issuable pursuant to stock options exercisable within 60 days of October 14, 2025.

SHAREHOLDER PROPOSALS
Rule 14a-8 Proposals — Pursuant to Rule 14a-8 under the Exchange Act, shareholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2026 Annual General Meeting of Shareholders (the “2026 AGM”) must submit the proposal to our Company’s Corporate Secretary at our offices at LAVA Therapeutics N.V., c/o General Counsel & Corporate Secretary, PO Box 40067, Continental Post Office, 615 Chestnut Street, Philadelphia, Pennsylvania, USA 19106 in writing not later than January 27, 2026 unless the date of the 2026 AGM is changed by more than 30 days from the date of the EGM, and must satisfy the requirements of the proxy rules promulgated by the SEC. The submission of a shareholder proposal does not guarantee that it will be included in the Company’s proxy statement.
Other Proposals — Shareholders intending to include a proposal on the agenda for the 2026 AGM, irrespective of whether they intend to have the proposal included in our proxy statement pursuant to Rule 14a-8, must comply with the requirements under our articles of association and Dutch law. Under Dutch law and our articles of association, only shareholders representing at least 3% of our issued share capital are authorized to make such a proposal, provided that they do so at least 60 days prior to our 2026 AGM, and any such shareholder proposal may be subject to the response period or cooling-off period that the Board is allowed to invoke under the Dutch Corporate Governance Code and Dutch corporate law, respectively.
Proposals and nominations that are not received by the dates specified above, or otherwise do not meet all relevant requirements, will be considered untimely or improper, as applicable.
Under the SEC’s universal proxy rules, only duly nominated candidates are required to be included on a universal proxy card. A duly nominated director candidate is a candidate whose nomination satisfies the requirements of any applicable state or foreign law provision and a company’s governing documents as they relate to director nominations. Because Dutch law and our articles of association do not permit shareholders to solicit proxies in support of director nominees other than the Company’s nominees, we are not required to, and will not, include dissident shareholder nominations for director on our proxy card for our annual general meetings of shareholders.
You may contact Company’s Corporate Secretary by mail at LAVA Therapeutics N.V., Attn: Corporate Secretary; PO Box 40067, Continental Post Office, 615 Chestnut Street, Philadelphia, PA 19106, for a copy of the relevant provisions of our articles of association regarding the requirements for making shareholder proposals.
We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

WHERE YOU CAN FIND MORE INFORMATION
The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC (other than any portions of such documents that are furnished to, but not filed with, the SEC). These documents contain important information about us and our financial condition and are incorporated by reference into this proxy statement.
The following LAVA filings with the SEC are incorporated by reference:
•
our Annual Report on Form 10-K for the year ended December 31, 2024 (filed with the SEC on March 28, 2025);

•
our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 (filed with the SEC on May 14, 2025) and June 30, 2025 (filed with the SEC on August 13, 2025);

•
our Definitive Proxy Statement filed with the SEC on April 28, 2025 and revised on May 27, 2025; and

•
our Current Reports on Form 8-K filed with the SEC on February 25, 2025 (excluding information contained in Item 7.01), February 28, 2025, May 23, 2025, June 13, 2025, August 4, 2025 (excluding information contained in Item 7.01), August 14, 2025 (excluding information contained in Item 7.01) September 30, 2025, October 2, 2025 and October 17, 2025.

We also incorporate by reference into this proxy statement additional documents that we may file with the SEC between the date of this proxy statement and the earlier of the date of the EGM and the termination of the Purchase Agreement (other than any portions of such documents that are furnished to, but not filed with, the SEC). These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy solicitation materials.
Our SEC filings are available on the Internet at the SEC’s website at http://www.sec.gov. We also make our SEC filings accessible on our website at http://www.lavatherapeutics.com. The reference to our website is intended to be an inactive textual reference only. The information on or connected to our website is not a part of this proxy statement and is not incorporated into this proxy statement. We will provide, without charge, to each person to whom a copy of this prospectus has been delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (other than certain exhibits to such documents not specifically incorporated by reference). Requests for such copies should be directed to:
LAVA Therapeutics N.V.
c/o General Counsel & Corporate Secretary
PO Box 40067, Continental Post Office
615 Chestnut Street
Philadelphia, Pennsylvania, 19106
If you would like to request documents from us, please do so by October 28, 2025 to receive them before the EGM. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method, within one business day after we receive your request. Please note that all of our documents that we file with the SEC are also promptly available through the Investor Relations section of our website. If you have any questions about this proxy statement, the EGM, the Offer, the Subsequent Offering Period or the transactions or need assistance with voting procedures, you should contact our proxy solicitor:
Alliance Advisors LLC
Banks and Brokers Call: 1-855-206-1072
Shareholders Call Toll Free: 1-855-206-1119
E-mail: LVTX@allianceadvisors.com

MISCELLANEOUS
LAVA has supplied all information relating to LAVA, and Buyer has supplied, and LAVA has not independently verified, all of the information relating to Buyer contained in the sections of this proxy statement captioned “Summary — Parties Involved in the Offer and the Other Transactions Contemplated by the Purchase Agreement,” “The Offer and the Other Transactions Contemplated by the Purchase Agreement — Parties Involved” and “The Offer and the Other Transactions Contemplated by the Purchase Agreement — Financing.”
You should rely only on the information contained in this proxy statement, the annexes to this proxy statement and the documents we refer to in this proxy statement to vote on the transactions. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated October 17, 2025. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement) and the mailing of this proxy statement to shareholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.
This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any common shares of LAVA or any other securities nor is it a substitute for the tender offer materials filed by Buyer. Buyer has filed a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, with the SEC and LAVA has filed a solicitation/recommendation statement on Schedule 14D-9 with the SEC with respect to the tender offer. The offer to purchase all of the outstanding common shares of LAVA is only being made pursuant to the offer to purchase, the letter of transmittal and related documents filed as a part of the Schedule TO, in each case as amended from time to time. THE TENDER OFFER MATERIALS (INCLUDING THE OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 CONTAIN IMPORTANT INFORMATION. SHAREHOLDERS OF LAVA ARE URGED TO READ THESE DOCUMENTS, AS FILED AND AS MAY BE AMENDED FROM TIME TO TIME, CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION THAT SUCH HOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES. The tender offer materials (including the offer to purchase and the related letter of transmittal and certain other tender offer documents), the solicitation/recommendation statement and this proxy statement and other documents filed with the SEC by Buyer or LAVA, may be obtained free of charge at the SEC’s website at www.sec.gov or at LAVA’s website at investors.lavatherapeutics.com or by contacting LAVA’s investor relations department at ir@lavatherapeutics.com or at Buyer’s website at www.investors.XOMA.com or by contacting Buyer’s investor relations department at juliane.snowden@xoma.com. In addition, investors and shareholders of LAVA may obtain a free copies of the tender offer materials and the solicitation/recommendation statement by contacting Alliance Advisors, LLC, the information agent for the tender offer, at 1-855-206-1072 or email them at LVTX@allianceadvisors.com.

Annex A

SHARE PURCHASE AGREEMENT
dated as of
August 3, 2025
by and between
XOMA ROYALTY CORPORATION
And
LAVA THERAPEUTICS N.V.

A-i

A-ii

Annexes
Annex I — Offer Conditions
Exhibits
Exhibit A — Form of Downstream Merger Deed
Exhibits B-1 and B-2 — Form of Downstream Merger Proposal and Notes
Exhibit C — Form of CVR Agreement
Exhibit D — Form of Tender and Support Agreement
Schedules
Schedule I — Closing Net Cash
Schedule 1.01 — Prepaid Expenses, Receivables and Deposits

A-iii

SHARE PURCHASE AGREEMENT
This SHARE PURCHASE AGREEMENT (this “Agreement”) dated as of August 3, 2025, by and between XOMA Royalty Corporation, a Nevada corporation (“Buyer”), and LAVA Therapeutics N.V., a Dutch public limited liability company (naamloze vennootschap) organized under the Laws of The Netherlands, having its corporate seat (statutaire zetel) in Utrecht, The Netherlands, registered with the Dutch trade register under number 65335740 (the “Company”).
W I T N E S S E T H:
WHEREAS, Buyer desires to acquire the Company on the terms and subject to the conditions set forth in this Agreement;
WHEREAS, the board of directors (bestuur) of the Company (the “Company Board”) has unanimously (i) determined that, on the terms and subject to the conditions set forth in this Agreement, this Agreement and the Signing Transactions are in the best interests of the Company and the sustainable success of its business, having considered the interests of its shareholders, employees and other relevant stakeholders, (ii) duly authorized and approved the terms and conditions of this Agreement and the Signing Transactions and the execution, delivery and performance of the Company’s obligations under this Agreement and (iii) resolved, on the terms and subject to the conditions set forth in this Agreement, to support the Offer and the other Transactions, to recommend acceptance of the Offer by the shareholders of the Company and to recommend that the Company’s shareholders vote in favor of approval and adoption of the resolutions set forth in Section 2.04(a);
WHEREAS, the board of directors of Buyer has unanimously determined that, on the terms and subject to the conditions set forth in this Agreement, this Agreement and the Transactions are in the best interests of Buyer and has approved the execution, delivery and performance of this Agreement and the consummation of the Transactions;
WHEREAS, on the terms and subject to the conditions set forth in this Agreement, Buyer shall commence a tender offer (as it may be amended from time to time as permitted by this Agreement, the “Offer”) to purchase any (subject to the Minimum Condition) and all of the issued and outstanding ordinary shares, par value €0.12 per share, in the capital of the Company (collectively, the “Shares”), for (i) an amount in cash equal to $1.16 per Share (the “Base Price Per Share”), plus (ii) an additional amount of cash of up to $0.08 per Share (such amount as finally determined in accordance with Section 2.01(j) – (n), the “Additional Price Per Share,” and together with the Base Price Per Share, the “Cash Amount”), plus (iii) one contingent value right per Share (a “CVR”), which shall represent the right to receive potential payments, in cash, described in, and subject to and in accordance with the terms and conditions of, the CVR Agreement (together with the Cash Amount, the “Offer Consideration”), in each case without interest and net of applicable withholding Tax pursuant to Section 2.09;
WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, at or prior to the Closing, Buyer, the Rights Agent and the representative thereunder will enter into the CVR Agreement;
WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition of and inducement to Buyer’s willingness to enter into this Agreement, certain of the Company’s directors and executive officers are executing and delivering tender and support agreements to the Buyer substantially in the form attached hereto as Exhibit D (the “Tender and Support Agreements”) pursuant to which those shareholders, among other matters, agree with the Company to tender all Shares beneficially owned by them or their controlled Affiliates to Buyer in the Offer, in each case on the terms and subject to the conditions set forth in the Tender and Support Agreements; and
WHEREAS, Buyer and the Company desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.
NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained in this Agreement, the Parties agree as follows:

ARTICLE 1
DEFINITIONS
Section 1.01   Definitions.   As used in this Agreement, the following terms have the following meanings:
“1933 Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“1934 Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“401(k) Termination Date” shall have the meaning set forth in Section 6.02(a).
“Acceptable Confidentiality Agreement” shall have the meaning set forth in Section 5.02(b)(i).
“Acceptance Time” shall have the meaning set forth in Section 2.01(b).
“Action” means any litigation, action, claim, counterclaim, complaint, investigation, suit, hearing, arbitration, mediation, interference, cancellation, opposition, audit, re-examination or other proceeding (public, civil, criminal, administrative, investigative or private) by or before, or otherwise involving, any Governmental Authority, or any appeal therefrom.
“Additional Price Per Share” shall have the meaning set forth in the Recitals.
“Adverse Recommendation Change” shall have the meaning set forth in Section 5.02(d)(i).
“Affiliate” means, with respect to a Person, any other Person directly or indirectly controlling, controlled by or under common control with such first-mentioned Person. For purposes of this definition, the term “control” (including the correlative terms “controlling”, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Agreement” shall have the meaning set forth in the Preamble.
“Alternative Acquisition Agreement” shall have the meaning set forth in Section 5.02(d).
“Alternative Acquisition Proposal” means any inquiry, proposal, indication of interest or offer from any Person or group of Persons (or the shareholders of any Person) other than Buyer and its Subsidiaries and Affiliates (such Person or group (or such shareholders), a “Company Third Party”) relating to, or that could reasonably be expected to lead to: (i) a transaction or series of transactions pursuant to which any Company Third Party acquires or would acquire, directly or indirectly, beneficial ownership (as defined in Rule 13d-3 under the 1934 Act) of more than twenty percent (20%) of the outstanding Shares or other equity securities of the Company (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing more than twenty percent (20%) of the voting power of the Company, including pursuant to a stock purchase, merger, consolidation, tender offer, share exchange or other transaction involving the Company or any of its Subsidiaries; (ii) any transaction or series of transactions pursuant to which any Company Third Party acquires or would acquire, directly or indirectly, control of assets (including for this purpose the outstanding equity securities of Subsidiaries of the Company and any entity surviving any merger or combination including any of them) of the Company or its Subsidiaries representing more than twenty percent (20%) of the revenues, net income or assets (in each case, on a consolidated basis) of the Company and its Subsidiaries, taken as a whole; (iii) any disposition of assets representing more than twenty percent (20%) of the revenues, net income or assets (in each case, on a consolidated basis) of the Company and its Subsidiaries, taken as a whole; or (iv) any combination of the foregoing, other than any such inquiry, proposal or offer relating to a Permitted Disposition.
“Anti-Takeover Measure” shall have the meaning set forth in Section 3.23.
“Antitrust Investigation” shall have the meaning set forth in Section 7.01(c).

“Antitrust Laws” means any applicable Laws relating to antitrust or competition regulation that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening competition through merger or acquisition.
“Base Price Per Share” shall have the meaning set forth in the Recitals.
“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in Amsterdam, The Netherlands, or New York, New York, United States are authorized or required by applicable Law to close.
“Buyer” shall have the meaning set forth in the Preamble.
“Buyer Directors” shall have the meaning set forth in Section 2.05(a)(i).
“Buyer Material Adverse Effect” means any fact, change, event, development, occurrence or effect (each, an “Effect”) that, individually or in the aggregate, prevents Buyer from consummating the transactions set forth in this Agreement or in the CVR Agreement on or before the Closing Date and the Expiration Date (as defined in the CVR Agreement), respectively.
“Buyer SEC Documents” means all registration statements, forms, reports, statements, certifications and other documents (including all exhibits and other information incorporated therein, amendments and supplements thereto) required to be filed or furnished with the SEC by Buyer with the SEC on or prior to the date of this Agreement since January 1, 2024.
“Buyer Transaction Expenses” means any fees and expenses of legal counsel, accountants, financial advisors, investment bankers, brokers, consultants, paying agents, depository agents, and other advisors, in each case as incurred by Buyer in connection with the Transactions and in an amount up to $500,000.
“Cancellation” means the cancellation (intrekking) of all New Topco A Shares issued and outstanding at the Cancellation Effective Time, subject to (i) the Loan having been made, and cash under such Loan having been made available by Buyer to, or at the sole direction of, New Topco, and (ii) such number of CVRs having been made available by Buyer to, or at the sole direction of, New Topco as necessary for New Topco to deliver to each Minority Shareholder (determined immediately prior to the Cancellation Effective Time) one CVR for each New Topco A Share then held by such Minority Shareholder, pursuant to which cancellation each such New Topco A Share is cancelled against (i) repayment in cash of the nominal value of each such New Topco A Share (being $0.01), (ii) a distribution in cash on each such New Topco A Share amounting to the Cash Amount minus the nominal value of each such New Topco A Share (being $0.01) and (iii) a distribution in kind consisting of one CVR for each such New Topco A Share, such that each Minority Shareholder (determined immediately prior to the Cancellation Effective Time) shall receive cash and CVRs equal to the Offer Consideration multiplied by the number of New Topco A Shares then held by such Minority Shareholder (without interest and net of applicable withholding Tax pursuant to Section 2.09).
“Cancellation Effective Time” means 00:30 CET on the Merger Effective Date.
“Cash Amount” shall have the meaning set forth in the Recitals.
“CET” means Central European Time (or Central European Summer Time, if the Downstream Merger Deed is executed on a date when daylight savings time is in effect in The Netherlands) on the Merger Effective Date.
“Chosen Courts” shall have the meaning set forth in Section 9.07.
“Closing” shall have the meaning set forth in Section 2.01(b).
“Closing Date” shall have the meaning set forth in Section 2.01(b).
“Closing Net Cash” means, without duplication, (i) the sum of the Company’s cash and cash equivalents and marketable securities as of the Closing, determined in accordance with GAAP, applied on a basis consistent with the Company’s application thereof in the Company’s consolidated financial statements included in its most recent annual report on Form 10-K, plus (ii) the prepaid expenses, receivables and deposits of the Company set forth on Schedule 1.01, minus (iii) sum of the Company’s consolidated short-term and long-term contractual obligations and liabilities (including the Company Legacy Liabilities) accrued or incurred by or on behalf of the Company as of the Closing but excluding, for the avoidance of doubt, any of the foregoing that have been assumed by an acquirer in connection with any Permitted Disposition, minus (iv) the Company Transaction Expenses, minus (v) the Estimated Costs Post-Merger Effective Date, but excluding, for the avoidance of doubt, any of the foregoing that have been assumed by an acquirer in connection with any Permitted Disposition, each in a manner consistent with Schedule I hereto, which is attached for illustrative purposes only.
“Code” means the U.S. Internal Revenue Code of 1986, as amended.
“Company” shall have the meaning set forth in the Preamble.
“Company Balance Sheet” means the consolidated balance sheet of the Company as of December 31, 2024, and the notes thereto set forth in the Form 10-K of the Company filed with the SEC on March 28, 2025.
“Company Benefit Plan” means each employee benefit plan (as defined in Section 3(3) of ERISA, whether or not subject to ERISA), and any other plan, policy, program, practice or agreement (whether written or unwritten, qualified or nonqualified, funded or unfunded, foreign or domestic providing compensation or other benefits to any current or former Company Service Provider (or to any dependent or beneficiary thereof) that is maintained, sponsored or contributed to by the Company or any of its ERISA Affiliates, or under which the Company or any of its ERISA Affiliates has or could reasonably be expected to have any liability, including all incentive, bonus, pension, profit sharing, retirement or supplemental retirement, deferred compensation, severance, vacation, paid time off, holiday, relocation, repatriation, medical, disability, death benefit, workers’ compensation, fringe benefit, change in control, employment, independent contractor, collective bargaining, cafeteria, dependent care, employee assistance program, education or tuition assistance programs, stock purchase, stock option, stock appreciation, phantom stock, restricted stock or other stock-based compensation plans, policies, programs, practices, agreements or arrangements, in each case other than any such plan or agreement that (i) (A) is statutorily mandated or (B) is implemented, administered or operated by any Governmental Authority and (ii) with respect to which the Company or any of its Subsidiaries does not contribute more than the minimum amounts required by applicable Law.
“Company Board” shall have the meaning set forth in the Recitals.
“Company Contract” means any Contract: (a) to which the Company or any of its Subsidiaries is a party; (b) by which the Company or any of its Subsidiaries or any Intellectual Property or any other asset of the Company or its Subsidiaries is or may become bound or under which the Company or any of its Subsidiaries has, or may become subject to, any obligation; or (c) under which the Company or any of its Subsidiaries has or may acquire any right or interest.
“Company Disclosure Documents” shall have the meaning set forth in Section 3.11(a).
“Company Equity Awards” means the Company Options.
“Company Equity Plans” means the Company’s 2021 Long-Term Incentive Plan and the Company’s 2021 Employee Stock Purchase Plan.
“Company Financial Advisor” shall have the meaning set forth in Section 3.23.
“Company Group” means the Company and its Subsidiaries.
“Company Leased Real Property” means the real property leased, subleased, licensed or otherwise occupied by the Company or its Subsidiaries as tenant, sublessee, licensee or occupier, together with, to the extent leased by the Company or its Subsidiaries, all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems and equipment affixed thereto and all easements, licenses, rights, hereditaments and appurtenances relating to the foregoing;

“Company Legacy Liabilities” means, with respect to the Company or its Subsidiaries, and without duplication (including without duplication of any amounts included in Company Transaction Expenses) (i) all obligations for borrowed money, or with respect to unearned advances of any kind to the Company or its Subsidiaries, (ii) all obligations evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations under any short-term or long-term contracts, including any installment sale contracts, (iv) all guarantees and arrangements having the economic effect of a guarantee of the Company or its Subsidiaries of any indebtedness of any other Person, (v) any deferred purchase price obligations for assets, property, securities, business or services, including seller notes, holdback, or similar payments (whether contingent or otherwise) calculated as the maximum amount payable under or pursuant to such obligation, (vi) all obligations under any interest rate swap, forward contract, currency or other hedging arrangement, derivative or similar transaction, (vii) any Unpaid Taxes, including any U.S. federal, state or franchise Taxes, (viii) any unfunded benefit liability with respect to any retirement or deferred compensation plan, program, agreement or arrangement, (ix) any accrued and unused vacation, paid time off or similar leave, and any accrued and unpaid severance obligations, or bonuses or commissions and any other bonuses or commissions that relate to the period prior to the Closing, irrespective of whether accrued, and in each case, the employer portion of any Taxes related thereto and (x) all obligations or undertakings to maintain or cause to be maintained the financial position of others or to purchase the obligations of others.
“Company Letter” means the letter, dated the date of this Agreement, regarding this Agreement that has been provided by the Company to Buyer concurrently with the execution of this Agreement.
“Company Material Adverse Effect” means any Effect that, individually or in the aggregate materially adversely affects (i) the business, assets, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole, or (ii) the ability of the Company to consummate the Transactions; provided, that, subject to the next occurring proviso in this definition, no Effect relating to or arising from any of the following shall be taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect pursuant to subsection (i) of this definition: (A) general economic conditions (or changes in such conditions) in the United States, The Netherlands or any other country or region in the world in which the Company or any of its Subsidiaries conduct business, or conditions in the global economy in general; (B) changes in any financial, debt, credit, capital, banking or securities markets or conditions; (C) changes in interest, currency or exchange rates or in the price of any commodity, security or market index; (D) changes in applicable Law (or the enforcement or interpretation thereof) first introduced or first becoming effective after the date of this Agreement, tariffs issued by any Governmental Authority after the date of this Agreement, changes after the date of this Agreement in IFRS, GAAP or other applicable accounting standards (or the interpretation thereof), and changes after the date of this Agreement in stock exchange rules or listing standards (or the enforcement or interpretation thereof); (E) general conditions in the industries in which the Company or its Subsidiaries operate; (F) any change in the market price, trading volume or ratings of any securities or indebtedness of the Company or any of its Subsidiaries, any change or prospective change of the ratings or the ratings outlook for the Company or any of its Subsidiaries by any applicable rating agency and the consequences of such ratings or outlook decrease, or the change in, or failure of the Company to meet, or the publication of any report regarding, any internal or public projections, forecasts, guidance, budgets, predictions or estimates of or relating to the Company or any of its Subsidiaries (it being understood that the underlying facts and circumstances giving rise to any such change or failure may, if they are not otherwise excluded from the definition of Company Material Adverse Effect, be deemed to constitute and may be taken into account in determining whether a Company Material Adverse Effect has occurred or will occur); (G) the continuation, occurrence, escalation, outbreak or worsening of any civil unrest, protests and public demonstrations, cyberattacks, hostilities, war, police action, acts of terrorism, sabotage or military conflicts, whether or not pursuant to the declaration of an emergency or war; (H) the execution and delivery of this Agreement or the announcement or pendency of the Transactions (including by reason of the identity of Buyer), including the impact thereof on the relationships, contractual or otherwise, of the Company and its Subsidiaries with employees, customers, landlords, suppliers, distributors or partners (including the termination, suspension or modification of any such relationships), provided, that the exception in this clause (H) shall not apply for purposes of the representations and warranties in Section 3.04; (I) the existence, occurrence or continuation of any force majeure events, including any earthquakes, floods, hurricanes, tropical storms, fires or other natural or manmade disasters, any epidemic, pandemic or other similar outbreak (including any non-human epidemic, pandemic or other similar outbreak) or any other national, international or regional calamity; (J) any action expressly required to be taken pursuant to this Agreement, or any action taken at the express written direction of Buyer; (K) any Permitted Disposition; or (L) any item or matter to the extent specifically disclosed in the Company Letter; provided, further, that with respect to subclauses (A), (B), (C), (D), (E), (G) and (I), if such Effect disproportionately affects the Company and its Subsidiaries, taken as a whole, compared to other companies operating in the same industry or industries and market or markets in which the Company and its Subsidiaries operate, then, only such incremental disproportionate impact or impacts shall be taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect.
“Company Material Contract” shall have the meaning set forth in Section 3.21.
“Company Option” means an option to acquire Shares granted by the Company pursuant to any Company Equity Plan.
“Company Organizational Documents” means the articles of association (statuten) and bylaws (reglementen), or equivalent organizational documents, of the Company and its Subsidiaries, as amended and in effect on the date of this Agreement.
“Company Outstanding Shares” means the total number of Shares, including all Shares underlying each Company Option that is (x) outstanding as of immediately prior to the Closing and (y) has a per Share exercise price that is less than the Cash Amount, that are issued and outstanding as of immediately prior to the Acceptance Time, and assuming the exercise of all such options outstanding as of the Acceptance Time. No Company Option to be cancelled without the payment of consideration in accordance with Section 2.03(a) shall be included in the total number of Shares outstanding for purposes of determining the Company Outstanding Shares.
“Company Recommendation” shall have the meaning set forth in Section 3.03.
“Company SEC Documents” shall have the meaning set forth in Section 3.08(a).
“Company Securities” shall have the meaning set forth in Section 3.06(b).
“Company Service Provider” means an employee, individual consultant, individual independent contractor, individual self-employed contractor, leased or temporary employee or director of the Company or any of its Subsidiaries.
“Company Subsidiary Securities” shall have the meaning set forth in Section 3.07(b).
“Company Termination Compensation” means an amount in cash equal to $750,000.
“Company Third Party” shall have the meaning set forth in the definition of “Alternative Acquisition Proposal.”
“Company Transaction Expenses” means, without duplication, all fees and expenses incurred or payable by the Company and the Company’s Subsidiaries (including any such fees or expenses that the Company or any of the Company’s Subsidiaries or, in the case of (ii) and (iii) below, Buyer is legally obligated to pay or reimburse) at or prior to the Closing in connection with the transactions contemplated by this Agreement and the CVR Agreement, including (i) any fees and expenses of legal counsel, accountants, financial advisors, investment bankers, brokers, consultants, paying agents, depository agents, and other advisors; (ii) 50% of the fees paid to the SEC in connection with filing the Offer Documents and the Schedule 14D-9, and any amendments and supplements thereto, with the SEC; (iii) 50% of any fees and expenses in connection with the printing, mailing and distribution of the Offer Documents and the Schedule 14D-9 and any amendments and supplements thereto; (iv) any fees, expenses and premiums incurred in connection with any “tail” prepaid directors’ and officers’ liability insurance policy or policies (including as contemplated by Section 6.01); (v) any “single-trigger” (or “double trigger,” to the extent payable pursuant to Company Benefit Plans as in effect on the date of this Agreement), bonus, severance, change-in-control payments, or similar payment obligations that become due or payable to any director, officer, employee or consultant of the Company upon, and solely as a result of, the consummation of the transactions contemplated by this Agreement and the CVR Agreement, including the employer portion of any payroll Taxes associated therewith; and (vi) any Tax costs (including withholding Tax costs) of repatriating any cash and cash equivalents to the Company following the Closing.
“Compensation Committee” means the compensation committee established by the Company Board.
“Confidentiality Agreement” means the confidentiality agreement entered into among the Parties and dated June 2, 2025.
“Contract” means, with respect to any Person, any legally binding contract, lease, license, indenture, note, bond, agreement, concession, franchise or other instrument to which such Person or its Subsidiaries is a party or by which any of their respective properties or assets is bound.
“CVR” shall have the meaning set forth in the Recitals.
“CVR Agreement” shall have the meaning set forth in Section 2.11.
“DCC” means the Dutch Civil Code (Burgerlijk Wetboek).
“Discharge Resolutions” shall have the meaning set forth in Section 2.04(a)(iii).
“Downstream Merger” means the Dutch statutory merger of the Company (as disappearing company) with and into New Topco (as acquiring company), with New Topco issuing New Topco A Shares to the Minority Shareholders and New Topco B Shares to Buyer, in accordance with Sections 2:309 et seq. of the DCC.
“Downstream Merger Deed” means the deed of merger to effect the Downstream Merger in accordance with the terms of the Downstream Merger Proposal and Notes, substantially in the form set out in Exhibit A, with such changes as may be agreed by Buyer and the Company.
“Downstream Merger Proposal and Notes” means the (i) the merger proposal between the Company and New Topco relating to the Downstream Merger and (ii) the explanatory notes to such merger proposal, substantially in the forms set out in Exhibit B-1 and Exhibit B-2 respectively, with such changes as may be agreed by Buyer and the Company.
“DWHT Request” shall have the meaning set forth in Section 7.07(a).
“DWTA” means the Dutch Dividend Withholding Tax Act 1965 (Wet op de dividendbelasting 1965).
“Effect” shall have the meaning set forth in the definition of “Buyer Material Adverse Effect”.
“EGM” shall have the meaning set forth in Section 2.04(a).
“EGM Materials” shall have the meaning set forth in Section 2.04(b).
“End Date” shall have the meaning set forth in Section 8.01(b)(i).
“Enforceability Exceptions” means (i) any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar applicable Laws of general applicability, now or hereafter in effect, affecting or relating to creditors’ rights and remedies generally and (ii) general principles of equity, whether considered in a proceeding at Law or in equity.
“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” means any employer (whether or not incorporated) that would be treated together with any Party or any of its Subsidiaries as a single employer within the meaning of Section 414 of the Code.

“Estimated Costs Post-Merger Effective Date” means all out-of-pocket costs and expenses that the Company (or, following the Merger Effective Date, New Topco) or any of its Subsidiaries would incur after Closing, including costs associated with (i) the Wind-Down Process, including with respect to the completion or wind-down of any manufacturing, management, or clinical activities engaged in by the Company and its Subsidiaries as of the Closing, (ii) any remaining lease-related obligations (including rent, common area maintenance, property Taxes, insurance, utilities, janitorial services and other administrative fees) pursuant to any lease of the Company and its Subsidiaries in effect as of the Closing, (iii) any Contract, and (iv) any existing or anticipated legal proceedings.
“Excluded Transactions” means (i) the CVR Agreement, (ii) the Tender and Support Agreements and (iii) the transactions which require the affirmative vote of the Independent Directors pursuant to Section 2.05(g).
“Expiration Time” shall have the meaning set forth in Section 2.01(d).
“GAAP” means any set of locally generally accepted accounting principles.
“GDPR” means the General Data Protection Regulation and any European Union member states’ laws and regulations implementing it, including the Dutch GDPR Implementation Act (Uitvoeringswet Algemene verordening gegevensbescherming).
“Governance Resolutions” shall have the meaning set forth in Section 2.04(a)(iv).
“Governmental Authority” means any federal, state, local, foreign or supranational government, any court, administrative, regulatory or other governmental agency, commission or authority, any non-governmental self-regulatory agency, commission or authority or any arbitral body.
“HIPAA” means the Health Insurance Portability and Accountability Act of 1996 as amended by the Health Information Technology for Economic and Clinical Health Act, and all applicable regulations promulgated pursuant thereto.
“HSR Act” means the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
“IFRS” means the International Financial Reporting Standards being the body of pronouncements as issued by the International Accounting Standards Board (IASB), including International Financial Reporting Standards and interpretations approved by the IASB, International Accounting Standards and Standing Interpretations Committee interpretations approved by the predecessor International Accounting Standards Committee.
“Indemnification Agreements” shall have the meaning set forth in Section 6.01(a).
“Indemnified Person” shall have the meaning set forth in Section 6.01(a).
“Independent Director” shall have the meaning set forth in Section 2.05(a)(ii).
“Initial Expiration Time” shall have the meaning set forth in Section 2.01(d).
“Intellectual Property” means all rights, title and interest in intellectual property, whether protected, created or arising under the Laws of the United States or any other jurisdiction, including: (i) all patents, patent applications, provisional patent applications and similar instruments (including any and all substitutions, divisions, continuations, continuations-in-part, reissues, renewals, and extensions and any foreign equivalents of the foregoing (including certificates of invention and any applications therefor)) (collectively, “Patents”), (ii) all domestic and foreign copyrights, copyright registrations, copyright applications, original works of authorship fixed in any tangible medium of expression to the extent protectable by applicable copyright Law, including literary works, all forms and types of computer software, pictorial and graphic works that are so protectable (collectively, “Copyrights”), (iii) all trademarks, service marks, trade names, business marks, service names, brand names, trade dress rights, logos, corporate names, trade styles, and other source or business identifiers and other general intangibles of a like nature to the extent protectable by applicable trademark law, together with the goodwill associated with any of the foregoing, along with all applications, registrations, renewals and extensions thereof (collectively, “Trademarks”), (iv) all Internet domain names, (v) all trade secrets, technology, discoveries and improvements, know-how, proprietary rights, formulae, confidential and proprietary information, technical information, techniques, inventions (including conceptions and/or reductions to practice), designs, drawings, procedures, processes, models, formulations, manuals and systems, whether or not patentable or copyrightable, including all biological, chemical, biochemical, toxicological, pharmacological and metabolic material and information and data relating thereto and formulation, clinical, analytical and stability information and data, in each case, which are not available in the public domain and have actual or potential commercial value that is derived, in whole or in part, from such non-availability (collectively, “Trade Secrets”) and (vi) all other intellectual property rights throughout the world.
“Intervening Event” means an event, development or change in circumstances occurring or arising after the date of this Agreement and prior to the Expiration Time that was not known to, or reasonably foreseeable by, the Company Board as of the date of this Agreement, that has not arisen as a result of any actions taken by the Company in breach of this Agreement, which causes the Company Board to determine in good faith (after consultation with outside legal counsel and financial advisor) that the failure to make an Adverse Recommendation Change would be inconsistent with the fiduciary duties of the members of the Company Board under the Laws of The Netherlands; provided, that in no event shall any of the following constitute an Intervening Event: (1) the receipt, existence or terms of an Alternative Acquisition Proposal or any matter relating thereto or consequence thereof, (2) any change in the market price, trading volume or ratings of any securities or indebtedness of the Company or any of its Subsidiaries, including the Shares, or the fact that the Company meets or exceeds any internal or published budgets, projections, forecasts or predictions of financial performance for any period (it being understood that the underlying causes of such change or fact shall not be excluded by this clause (2) unless excluded by any of clauses (1), (3) or (4)), (3) the execution and delivery of this Agreement or the announcement or pendency of the Transactions (including by reason of the identity of Buyer) or (4) changes in (A) general economic conditions (or changes in such conditions) in the United States, The Netherlands or any other country or region in the world in which the Company or any of its Subsidiaries conduct business, or conditions in the global economy in general, (B) any financial, debt, credit, capital, banking or securities markets or conditions, or (C) interest, currency or exchange rates or in the price of any commodity, security or market index, provided that, with respect to this subclause (4), if such adverse change disproportionately affects the Company and its Subsidiaries, taken as a whole, compared to other companies operating in the same industry or industries and market or markets in which the Company and its Subsidiaries operate, then, only such incremental disproportionate impact or impacts shall be taken into account in determining whether this constitutes an Intervening Event.
“knowledge” means, with respect to the Company, the actual knowledge of the individuals listed on Section 1.01(a) of the Company Letter, after reasonably inquire of their respective direct reports.
“Law” means any applicable and binding federal, state, local, municipal, supranational, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, ruling, directive, pronouncement, requirement, specification, determination, decision, opinion or interpretation issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Authority (or under the authority of the Nasdaq) and any Orders.
“Legal Restraints” shall have the meaning set forth in paragraph (B) of Annex I.
“Lease” means any and all leases, subleases, licenses, concessions, sale/leaseback arrangements or similar arrangements and other occupancy agreements (written or oral) pursuant to which the Company or its Subsidiaries holds any Company Leased Real Property, including the right to all security deposits and other amounts and instruments deposited by or on behalf of the Company or its Subsidiaries thereunder;
“Lien” means any mortgage, lien, pledge, security interest, hypothecation, claim, deed of trust, option, right of first offer or refusal, license, sublicense, restriction on transfer, charge, title defect, encroachment or other survey defect, easement or other encumbrance in respect of any asset.

“Loan” the loan to be granted by Buyer to New Topco for a principal amount in cash, available to or at the sole direction of New Topco, out of immediately available funds, equal to the product of (A) the number of New Topco A Shares that will be issued and outstanding immediately prior to the Cancellation Effective Time and (B) the Cash Amount.
“Merger Effective Date” means the date on which the Downstream Merger becomes effective, being the day after the date that the Downstream Merger Deed is executed (in each case determined by reference to CET). For the avoidance of doubt, the Downstream Merger shall be effective at the Merger Effective Time (i.e., 00:00 CET on the Merger Effective Date).
“Merger Effective Time” means 00:00 CET on the Merger Effective Date.
“Minimum Condition” shall have the meaning set forth in paragraph (A) of Annex I.
“Minority Shareholders” means holders of Shares that were not tendered pursuant to the Offer or in the Subsequent Offering Period or, following the Merger Effective Time, holders of New Topco A Shares, as applicable, in each case excluding Buyer.
“Nasdaq” means the NASDAQ Global Select Market.
“New Topco” means LAVA Therapeutics New Topco B.V. (or any other name as selected by the Company), a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) to be incorporated following the date of this Agreement under the Laws of The Netherlands as a direct wholly owned Subsidiary of the Company.
“New Topco A Shares” means class A shares in the capital of New Topco.
“New Topco B Shares” means class B shares in the capital of New Topco.
“Non-US Company Benefit Plans” shall have the meaning set forth in Section 3.18.
“Offer” shall have the meaning set forth in the Recitals.
“Offer Commencement Date” shall have the meaning set forth in Section 2.01(a).
“Offer Conditions” shall have the meaning set forth in Section 2.01(a).
“Offer Consideration” shall have the meaning set forth in the Recitals.
“Offer Documents” shall have the meaning set forth in Section 2.01(h).
“Order” means any order, executive order, ruling, stipulation, decision, judgment, writ, injunction, decree, award, quasi-judicial decision or award, or other determination, whether temporary, preliminary, or permanent, of or by any Governmental Authority (or under the authority of Nasdaq).
“Pandemic Response Law” means the Coronavirus Aid, Relief, and Economic Security Act, the Families First Coronavirus Response Act of 2020, the Taxpayer Certainty and Disaster Tax Relief Act of 2020, the American Rescue Plan Act of 2021, IRS Notice 2020-65, any amendments to any of the foregoing, and any other similar, analogous future, or additional federal, state, local or non-U.S. Law or administrative guidance that addresses or is intended to benefit taxpayers in response to the COVID-19 pandemic and associated economic downturn.
“Parties” means Buyer and the Company.
“Permitted Liens” means any of the following: (i) statutory Liens for Taxes and governmental assessments, charges or levies, either not yet due and payable or the amount or validity of which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established on the Company Balance Sheet in accordance with IFRS, (ii) mechanics’, carriers’, workmen’s, warehouseman’s, repairmen’s, materialmen’s or similar statutory Liens arising in the ordinary course of business consistent with past practice with respect to amounts not yet due and payable or the amount or validity of which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established on the Company Balance Sheet in accordance with IFRS,

(iii) defects, imperfections or irregularities in title, easements, covenants and rights of way and other similar restrictions, in each case that do not adversely affect or interfere with in any material respect the current use, or impair in any material respect the value, of the applicable Company Leased Real Property, (iv) zoning and building Laws and codes and other similar land use restrictions imposed by any Governmental Authority having jurisdiction over any Company Leased Real Property, provided such restrictions do not prohibit any of the current improvements on any Company Leased Real Property or impair the value in any material respect, or interfere with the occupancy or use for the purposes for which it is used as of the date hereof or proposed to be used in connection with the Company’s or any Subsidiary’s business, of any Company Leased Real Property, (v) Liens not created by the Company or any Subsidiary imposed on the underlying fee interest in Company Leased Real Property and for which the Company or any Subsidiary has non-disturbance protection from the holder of such Lien, (vi) statutory or common Law Liens to secure landlords, lessors or renters under leases or rental agreements for amounts not yet due and payable, (vii) Liens reflected in the Company Balance Sheet, and (viii) Liens, including any netting or set-off, as a result of a fiscal unity for Tax purposes or other Tax grouping regime solely between the Company and its Subsidiaries.
“Person” means an individual, corporation, partnership, limited liability company, joint venture, association, unincorporated association, estate, trust or other entity or organization, including a Governmental Authority or any department or agency thereof.
“Post-Offer Reorganization” shall have the meaning set forth in Section 2.07(a).
“Post-Offer Reorganization Resolutions” shall have the meaning set forth in Section 2.04(a)(ii).
“Post-Offer Reorganization Threshold” shall have the meaning set forth in Section 2.04(a)(ii).
“Pre-Closing Period” shall have the meaning set forth in Section 5.01.
“Pre-Closing Tax Period” means any taxable period, or portion thereof in the case of a Straddle Period, that ends on or prior to the Cancellation Effective Time.
“Proxy Clearance Date” shall have the meaning set forth in Section 2.04(b).
“Proxy Statement” shall have the meaning set forth in Section 2.04(b).
“Proxy Waiting Period Expiration Date” shall have the meaning set forth in Section 2.04(b).
“Representatives” means, with respect to any Person, the directors, managers, officers, attorneys, employees, consultants, accountants, legal counsel, investment bankers or other advisors (including financial advisors), agents and other representatives of such Person and its Affiliates.
“Required Approvals” shall have the meaning set forth in Section 7.01(a).
“Rights Agent” shall have the meaning set forth in Section 2.11.
“Schedule 14D-9” shall have the meaning set forth in Section 2.01(b).
“Schedule TO” shall have the meaning set forth in Section 2.01(h).
“SEC” means the United States Securities and Exchange Commission.
“Shares” shall have the meaning set forth in the Recitals.
“Signing Transactions” means the Transactions, excluding the Excluded Transactions.
“Straddle Period” has the meaning set forth in Section 7.07(c).
“Subsequent Closing Date” has the meaning set forth in Section 2.01(f).
“Subsequent EGM” has the meaning set forth in Section 2.04(e).
“Subsequent Offering Period” shall have the meaning set forth in Section 2.01(f).

“Subsidiary” means, with respect to any Person, any entity of which: (i) such Person or any other Subsidiary of such Person is a general partner (in the case of a partnership) or managing member (in the case of a limited liability company); (ii) voting power to elect a majority of the board of directors, board of managers or others performing similar functions with respect to such organization is held, directly or indirectly, by such Person or by any one or more of such Person’s Subsidiaries; (iii) at least fifty percent (50%) of any class of shares or capital stock or of the outstanding equity interests are beneficially owned by such Person; or (iv) any Person that would otherwise be deemed a “subsidiary” under Rule 12b-2 promulgated under the 1934 Act.
“Superior Proposal” means a written Alternative Acquisition Proposal that did not result from a breach of Section 5.02 and that the Company Board has determined in good faith (after consultation with outside legal counsel and financial advisor), taking into account all legal, financial, regulatory, financing, certainty, timing and other relevant aspects of the proposal and the Person making the proposal (and taking into account any amendment or modification to this Agreement proposed by Buyer): (i) is, on balance, more favorable to the Company and the sustainable success of its business, taking into account the interests of its shareholders and other stakeholders, than the Transactions; and (ii) is reasonably likely to be consummated; provided, that for purposes of this definition of “Superior Proposal”, the term “Alternative Acquisition Proposal” shall have the meaning assigned to such term herein, except that each reference to “twenty percent (20%)” shall be deemed to be a reference to “fifty percent (50%).”
“Tax” or “Taxes” means any federal, state, provincial, local or non-U.S. taxes, duties (including customs duties) and similar governmental charges, assessments, levies, imposts, or withholdings, including net or gross income, estimated, gross receipts, license, payroll, employment, unemployment, social security, disability, excise, severance, stamp, environmental, franchise, profits, excess profits, minimum, alternative minimum, base erosion and anti-abuse, diverted profits, top-up minimum, capital gains, occupation, real property, personal property, intangible property, sales, use, transfer, registration, value added, good and services, gross margin, and other taxes, escheat or unclaimed property obligation and customs duties, together with any and all penalties, interest and additions relating thereto.
“Tax Return” means any report, return, document, declaration or other information or filing required to be filed with or supplied to any Governmental Authority with respect to Taxes, including information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information, and any amendment or supplement to any of the foregoing.
“Tender and Support Agreements” shall have the meaning set forth in the Recitals.
“Third Party” means any Person, including as defined in Section 13(d) of the 1934 Act, other than Buyer or any of its Affiliates.
“Transaction Litigation” shall have the meaning set forth in Section 7.06.
“Transactions” means the transactions contemplated by this Agreement.
“Treasury Regulations” means the U.S. Treasury regulations promulgated under the Code.
“Unpaid Taxes” means an amount equal to all accrued but unpaid Tax liabilities of the Company for any Pre-Closing Tax Period (which shall not be less than zero with respect to any Tax in any jurisdiction), determined (i) in accordance with Section 7.07(c), (ii) on a jurisdiction-by-jurisdiction basis, and (iii) taking into account any losses, refunds (or credits in lieu thereof) or any other tax attributes actually used to offset such Tax liabilities (other than losses, refunds, credits or tax attributes generated after the Closing Date).
“Withholding Agent” shall have the meaning set forth in Section 2.09.
“Willful Breach” means, with respect to any breaches of or failures to perform any of the covenants or other agreements contained in this Agreement, a breach that is a consequence of an act or failure to act by the Party undertaking such act or failing to act, as applicable, with knowledge that such Party’s act or failure to act would, or would reasonably be expected to, result in or constitute a material breach of this Agreement.
“Wind-Down Process” means the process related to the winding down of the operations of the Company and its Subsidiaries engaged in prior to the Closing, in a manner consistent with any applicable Contract terms, applicable Laws, applicable clinical standards and applicable ethical practices and, subject to the foregoing, conducted in a commercially reasonable manner reasonably designed to minimize costs and expenses incurred by the Company and its Subsidiaries.
Section 1.02   Other Definitional and Interpretative Provisions   Unless the express context otherwise requires (a) the words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (b) terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa; (c) the terms “Dollars” and “$” mean U.S. dollars and references to “€” or “Euros” refer to European Union Euros; (d) references herein (whether capitalized or not) to a specific Section, Subsection, Recital, Exhibit or Annex shall refer, respectively, to Sections, Subsections, Recitals, Exhibits or Annexes of this Agreement; (e) wherever the word “include”, “includes” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”; (f) references herein to any gender shall include each other gender; (g) with respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”; (h) the word “or” shall be disjunctive but not exclusive; (i) references herein to any Law shall be deemed to refer to such Law as amended, modified, codified, reenacted, supplemented or superseded in whole or in part and in effect from time to time, and also to all rules and regulations promulgated thereunder; (j) except for purposes of the Company Letter, references herein to any Contract mean such Contract as amended, supplemented or modified (including any waiver thereof) in accordance with the terms thereof, but only to the extent, in the case of any amendment, supplement or other modification to any Contract, instrument or other document listed in the Company Letter, that such amendment, supplement or other modification has been made available to the other Party and is also listed on the appropriate section of the Company Letter; (k) the headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the Parties; (l) if the last day for the giving of any notice or the performance of any action required or permitted under this Agreement is a day that is not a Business Day, then the time for the giving of such notice or the performance of such action, unless otherwise required by Law, shall be extended to the next succeeding Business Day; (m) references herein to “as of the date hereof”, “as of the date of this Agreement” or words of similar import shall be deemed to mean “as of immediately prior to the execution and delivery of this Agreement,” (n) the phrase “to the extent” shall mean the degree to which a subject or other matter extends, and such phrase shall not simply mean “if,” and (o) the word “will” shall be construed to have the same meaning as the word “shall.” All Exhibits and Schedules annexed to this Agreement or referred to in this Agreement are hereby incorporated in and made a part of this Agreement as if set forth in full in this Agreement. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party hereto drafting or causing any instrument to be drafted. The Parties have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provision of this Agreement.
ARTICLE 2
THE OFFER
Section 2.01   The Offer.
(a)   Subject to the terms and conditions of this Agreement and provided that this Agreement shall not have been validly terminated pursuant to Article 8, Buyer shall commence (within the meaning of Rule 14d-2 promulgated under the 1934 Act) the Offer for the Offer Consideration as promptly as reasonably practicable after the date of this Agreement but in no event later than the tenth (10th) Business Day following the date of this Agreement. The obligations of Buyer to accept for payment, and pay for, any Shares validly tendered and not properly withdrawn pursuant to the Offer shall be subject to the satisfaction or waiver (to the extent such waiver is not prohibited under this Agreement or by applicable Law) of the conditions set forth in Annex I (the “Offer Conditions”). The date on which Buyer commences the Offer is referred to as the “Offer Commencement Date”.
(b)   In accordance with the terms and conditions of this Agreement and subject to the satisfaction or waiver (to the extent such waiver is not prohibited under this Agreement or by applicable Law) of the Offer Conditions, Buyer shall, at or promptly following the Expiration Time (but in any event within three (3) Business Days thereafter), accept for payment (the time of acceptance for payment, the “Acceptance Time”) and, promptly following the Expiration Time (but in any event within three (3) Business Days (calculated as set forth in Rule 14d-1(g)(3) promulgated under the 1934 Act) thereafter), pay (by delivery of cash funds and CVRs to the depositary for the Offer) the Offer Consideration for all Shares validly tendered and not validly withdrawn pursuant to the Offer as of the Acceptance Time (the “Closing”). The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”. The Offer Consideration payable in respect of each Share pursuant to the first sentence of this Section 2.01(b) shall be paid (via the depositary for the Offer) to the seller of such Share in cash and CVRs, without interest and net of applicable withholding Tax pursuant to Section 2.09, on the terms and subject to the conditions of this Agreement.
(c)   Buyer expressly reserves the right at any time to, in its sole discretion, waive, in whole or in part, any of the Offer Conditions and to make any change in the terms of, or conditions to, the Offer (to the extent such waiver or change, as applicable, is not prohibited by applicable Law); provided, that, without the prior written consent of the Company, Buyer shall not:
(i)   waive or change the Minimum Condition (except to the extent permitted under paragraph (A) of Annex I);
(ii)   decrease the Cash Amount below the Base Price Per Share or the number of CVRs comprised in the Offer Consideration;
(iii)   change the terms of the CVR in a manner adverse to the holders thereof (except as expressly permitted by Section 2.11)
(iv)   change the form of consideration to be paid in the Offer (provided that the determination of the final Cash Amount pursuant to Section 2.01(j) through (n) above the Base Price Per Share shall not constitute such a change);
(v)   decrease the maximum number of Shares sought to be purchased in the Offer;
(vi)   extend or otherwise change the Expiration Time, except as otherwise expressly provided in this Agreement; or
(vii)   impose additional Offer Conditions or otherwise amend, modify or supplement any of the Offer Conditions or terms of the Offer in a manner adverse to the holders of Shares.
(d)   The Offer shall initially expire at 9:00 a.m. (New York City time), or at such other time as the Parties may mutually agree, on the date that is the later of (i) the twentieth (20th) Business Day (calculated in accordance with Rule 14d-1(g) (3) under the 1934 Act) following the commencement of the Offer and (ii) the third (3rd) Business Day following the date of the EGM (inclusive) (such initial expiration date and time of the Offer, the “Initial Expiration Time”) or, if the Offer has been extended pursuant to and in accordance with Section 2.01(e), the date and time to which the Offer has been so extended (the Initial Expiration Time, or such later expiration date and time to which the Offer has been so extended, the “Expiration Time”).
(e)   Subject to Article 8, Buyer may or shall, as applicable, extend the Offer from time to time as follows:
(i)   Buyer shall extend the Offer for the minimum period as required by any rule, regulation, interpretation or position of the SEC, the staff thereof or Nasdaq, in any such case, which is applicable to the Offer;

(ii)   if, at the then-scheduled Expiration Time, (A) any of the Offer Conditions has not either been satisfied or waived (to the extent such waiver is not prohibited under this Agreement or by applicable Law), (B) Section 2.01(m) applies as to the determination of the Closing Net Cash and the resolution of the matters described in Section 2.01(n) has not been finalized, or (C) the Company shall have consummated a Permitted Disposition subsequent to its most recent delivery of the Closing Cash Schedule thereby necessitating the delivery of an updated Closing Cash Schedule pursuant to Section 2.01(j) (which updated Closing Cash Schedule shall supersede any Closing Cash Schedule previously delivered), then Buyer shall extend the Offer on one or more occasions in consecutive periods of up to ten (10) Business Days (five (5) Business Days being sufficient, subject to applicable Law) each (with each such period to end at 5:00 p.m. (New York City time) on the last Business Day of such period) (or such other duration as may be agreed to by Buyer and the Company) in order to permit the satisfaction of such Offer Condition(s); provided, that if Buyer determines in good faith, after consultation with its outside legal counsel, that at any then-scheduled Expiration Time, the Offer Condition set forth in paragraph (B) or paragraph (H) of Annex I is not reasonably likely to be satisfied within such extension period, then Buyer may extend the Offer on such occasion for periods of up to twenty (20) Business Days; provided, further, that (x) Buyer shall not be required to extend the Offer to a date later than the End Date (as may be extended pursuant to Section 8.01(b)(i)) and (y) if all of the Offer Conditions have been satisfied or waived (to the extent such waiver is not prohibited under this Agreement or by applicable Law) other than the Minimum Condition, Buyer shall not be required to extend the Offer on more than two (2) occasions in consecutive periods of up to ten (10) Business Days (five (5) Business Days being sufficient, subject to applicable Law) each (with each such period to end at 5:00 p.m. (New York City time) on the last Business Day of such period) (or such other duration as may be agreed to by Buyer and the Company); or
(iii)   Buyer may extend the Offer to such other date and time as may be mutually agreed by Buyer and the Company in writing.
(f)   Following the Acceptance Time, Buyer shall (and the Offer Documents shall so indicate) provide a subsequent offering period (“Subsequent Offering Period”) in accordance with Rule 14d-11 promulgated under the 1934 Act of five (5) Business Days (calculated in accordance with Rule 14d-1(g)(3) promulgated under the 1934 Act). Buyer shall within three (3) Business Days (calculated as set forth in Rule 14d-1(g)(3) promulgated under the 1934 Act) following the Subsequent Offering Period accept for payment and promptly pay for all Shares validly tendered during the Subsequent Offering Period. The date on which Shares tendered during the Subsequent Offering Period are accepted for payment and paid for as contemplated by the preceding sentence shall be referred to herein as the “Subsequent Closing Date”. The Offer Consideration payable in respect of each Share pursuant to the first sentence of this Section 2.01(f) shall be paid (via the depositary for the Offer) to the seller of such Share in cash and CVRs, without interest and net of applicable withholding Tax pursuant to Section 2.09, on the terms and subject to the conditions of this Agreement.
(g)   The Offer may not be terminated prior to the Initial Expiration Time or the then-scheduled Expiration Time (as the same may be extended pursuant to Section 2.01(e)) unless this Agreement is validly terminated pursuant to Section 8.01. If this Agreement is validly terminated pursuant to Section 8.01, Buyer shall promptly (and in any event within twenty-four (24) hours following such valid termination) terminate the Offer and not acquire any Shares pursuant thereto. If the Offer is terminated in accordance with this Agreement by Buyer prior to the acceptance for payment and payment for Shares tendered pursuant to the Offer, Buyer shall promptly return, and shall cause any depositary acting for or on behalf of Buyer to return, in accordance with applicable Law, all tendered Shares to the registered holders thereof. Nothing in this Section 2.01(g) shall affect any termination rights under Article 8.
(h)   No later than the Offer Commencement Date, Buyer shall (A) file with the SEC a Tender Offer Statement on Schedule TO with respect to the Offer (together with all amendments and supplements thereto and including exhibits thereto, the “Schedule TO”), which shall contain or incorporate by reference an offer to purchase and a related form of the letter of transmittal and other appropriate ancillary documents, in each case, in respect of the Offer (such Schedule TO and the documents included or incorporated by reference therein pursuant to which the Offer will be made, together with any amendments or supplements thereto and including exhibits thereto, the “Offer Documents”); (B) deliver a copy of the Schedule TO to the Company at its principal executive offices in accordance with Rule 14d-3(a) promulgated under the 1934 Act; (C) give notice of the information required by Rule 14d-3 promulgated under the 1934 Act, and provide a copy of the Schedule TO, to Nasdaq in accordance with Rule 14d-3(a) promulgated under the 1934 Act and the procedures established by Nasdaq; and (D) cause the Offer Documents to be disseminated to holders of Shares as and to the extent required by applicable United States federal securities Laws and any other applicable Law.
(i)   The Company shall promptly furnish to Buyer all information concerning the Company required by the 1933 Act, the 1934 Act and any other applicable Law, or as reasonably requested by Buyer, to be set forth or incorporated by reference in any of the Offer Documents. Buyer and the Company shall cooperate in good faith to determine the information regarding the Company that is necessary to include in the Offer Documents in order to satisfy applicable Law. Each of Buyer and the Company agrees to correct promptly any information provided by it for inclusion or incorporation by reference in any of the Offer Documents if and to the extent that such information shall have become (or shall have become known to be) false or misleading in any material respect, and to correct any material omissions therefrom. Buyer shall use reasonable best efforts to cause the Offer Documents, as so corrected, to be filed with the SEC and disseminated to holders of Shares, in each case to the extent required by applicable Law, or by the SEC, its staff or Nasdaq. Except in connection with an Alternative Acquisition Proposal or an Adverse Recommendation Change, the Company and its counsel shall be given a reasonable opportunity to review and comment on the Offer Documents, each time before any such Offer Document is filed with the SEC or disseminated to holders of Shares, as applicable, and Buyer shall consider in good faith including in each such document (and any amendments thereto) all comments reasonably proposed by the Company and its counsel. Buyer shall provide the Company and its counsel with (A) any comments or other communications, whether written or oral, that Buyer or its counsel may receive from time to time from the SEC, its staff or other Governmental Authorities with respect to the Offer Documents promptly after receipt of those comments or other communications and (B) a reasonable opportunity to participate in the response of Buyer to those comments and to provide comments on that response (and Buyer shall consider in good faith including all comments reasonably proposed by the Company and its counsel), including by participating with Buyer or its counsel in any substantive discussions or meetings with the SEC or other Governmental Authorities to the extent such participation is not prohibited by the SEC or other Governmental Authorities. If Buyer receives any comments from the SEC or its staff or other Governmental Authorities with respect to any of the Offer Documents, Buyer shall use reasonable best efforts to respond as promptly as practicable to such comments, subject to the foregoing consultation rights of the Company with respect to such response.
(j)   Except as otherwise contemplated in this Section 2.01, on the tenth (10th) Business Day before each then scheduled Expiration Time, the Company shall deliver to Buyer a schedule (the “Closing Cash Schedule”) setting forth, in reasonable detail, the Company’s good faith, estimated calculation of Closing Net Cash (the “Closing Cash Calculation”) as of immediately prior to the Closing (the “Cash Determination Time”) based on such scheduled Expiration Time. The Company shall make available to Buyer, as reasonably requested by Buyer, the work papers and back-up materials used or any other relevant information useful in preparing the Closing Cash Schedule, including close-out memos or other forms of written affirmation from vendors that either no more money is due or an amount of money is due that is reflected on the Closing Cash Schedule. If reasonably requested by Buyer, access to the Company’s accountants and counsel at reasonable times and upon reasonable notice will be provided by the Company in order to permit Buyer to review the Closing Cash Calculation. The Closing Cash Calculation shall include the Company’s determination, as of the Cash Determination Time, of the Cash Amount and each component thereof.
(k)   Buyer shall have the right to dispute any part of the Closing Cash Calculation by delivering a written notice (for which email will suffice) (a “Dispute Notice”) to that effect to the Company on or prior to 11:59 p.m., Eastern Time, on the fifth (5th) calendar day following Buyer’s receipt of the Closing Cash Schedule (the “Response Time”), which Dispute Notice shall identify in reasonable detail the nature and amounts of any proposed revisions to the proposed Closing Cash Calculation and shall be accompanied by a reasonably detailed explanation for the basis for such revisions.

(l)   If, on or prior to the Response Time, Buyer notifies the Company in writing that it has no objections to the Closing Cash Calculation or if Buyer fails to deliver a Dispute Notice as provided in Section 2.01(k) prior to the Response Time, then the Closing Cash Calculation as set forth in the Closing Cash Schedule shall be deemed to have been finally determined for purposes of this Agreement and shall represent the Closing Net Cash at the Cash Determination Time for purposes of this Agreement.
(m)   If Buyer delivers a Dispute Notice on or prior to the Response Time, then Representatives of the Company and Buyer shall promptly (and in no event later than one (1) Business Day thereafter) meet and attempt in good faith to resolve the disputed item(s) and negotiate an agreed-upon determination of the Closing Net Cash, which agreed upon Closing Net Cash amount shall be deemed to have been finally determined for purposes of this Agreement and shall represent the Closing Net Cash at the Cash Determination Time for purposes of this Agreement.
(n)    If Representatives of the Company and Buyer are unable to negotiate an agreed-upon determination of Closing Net Cash as of the Cash Determination Time pursuant to Section 2.01(m) within three (3) Business Days after delivery of the Dispute Notice (or such other period as the Company and Buyer may mutually agree upon), then any remaining disagreements as to the calculation of Closing Net Cash shall promptly be referred to for resolution to an impartial nationally or regionally recognized firm of independent certified public accountants other than the Company’s accountants or Buyer’s accountants mutually selected by the Company and Buyer (the “Accounting Firm”). The Company and Buyer shall promptly deliver to the Accounting Firm the work papers and back-up materials used in preparing the Closing
Cash Schedule and the Dispute Notice, and the Company and Buyer shall use commercially reasonable efforts to cause the Accounting Firm to make its determination within three (3) Business Days of accepting its selection. The Company and Buyer shall be afforded the opportunity to present to the Accounting Firm any materials related to the unresolved disputes and to discuss the issues with the Accounting Firm; provided that no such presentation or discussion shall occur without the presence of a Representative of each of the Company and Buyer. The determination of the Accounting Firm shall be limited to the disagreements submitted to the Accounting Firm. The determination of the amount of Closing Net Cash made by the Accounting Firm shall be made in writing delivered to each of the Company and Buyer, shall be final and binding on the Company and Buyer and shall (absent manifest error) be deemed to have been finally determined for purposes of this Agreement and to represent the Closing Net Cash at the Cash Determination Time for purposes of this Agreement. The fees and expenses of the Accounting Firm shall be allocated between the Company and Buyer in the same proportion that the disputed amount of the Closing Net Cash that was unsuccessfully disputed by such Party (as finally determined by the Accounting Firm) bears to the total disputed amount of the Closing Net Cash amount and the Company’s portion of such fees and expenses shall be included in the calculation of Transaction Expenses.
(o)    The Cash Amount shall equal the quotient derived by dividing (A) (1) the Closing Net Cash (as finally determined in accordance with Section 2.01(j) – (n)), minus (2) any Buyer Transaction Expenses, minus (3) $185,000, by (B) the Company Outstanding Shares. The Additional Price Per Share shall equal the Cash Amount as determined pursuant to the immediately preceding sentence, minus the Base Price Per Share.
Section 2.02   Company Action.
(a)   The Company hereby approves and consents to the Offer and the other Signing Transactions, subject to the terms and conditions hereof. The Company shall promptly (and in any event no event later than the third (3rd) Business Day following the Offer Commencement Date) furnish or cause to be furnished to Buyer with (i) a list of its shareholders and mailing labels containing the names and addresses of its record holders of Shares, (ii) any available listing and computer file containing the names and addresses of all record holders of Shares and lists of securities positions of Shares held in stock depositories and (iii) copies of all lists of shareholders, security position listings and computer files in the Company’s possession or control regarding the beneficial owners of Shares, in each case, as of the most recent practicable date, and shall provide to Buyer such additional information (including updated lists of shareholders, mailing labels and lists of securities positions) and such other assistance as

Buyer may reasonably request in connection with the Offer. If the Company is prohibited from providing any such information, (A) it shall request permission from the applicable shareholders to provide such information to Buyer and (B) if the information requested is not received at least five (5) Business Days prior to the Offer Commencement Date, the Company shall deliver to such shareholders all information that would otherwise be required to be provided by Buyer to such shareholders of the Company in connection with the Offer, and, notwithstanding this Article 2, Buyer shall not have any obligation to deliver such information to such shareholders under this Agreement. Except as required by applicable Law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Offer, (i) Buyer, its Affiliates and their respective Representatives shall hold in confidence the information contained in such labels, listings and files, shall use such information only in connection with the Transactions, and (ii) if this Agreement is terminated, Buyer shall return or destroy, or cause to be returned or destroyed, all copies and any extracts or summaries from such information then in their possession.
(b)   On the Offer Commencement Date, the Company shall, concurrently with the filing of the Schedule TO, file with the SEC and disseminate to holders of Shares, in each case as and to the extent required by applicable United States federal securities Laws and any other applicable Law, a Solicitation/Recommendation Statement on Schedule 14D-9 (together with any amendments or supplements thereto and including exhibits thereto, the “Schedule 14D-9”) that, subject to Section 5.02(d), shall reflect the Company Recommendation. Buyer shall promptly furnish to the Company all information concerning Buyer or any of its Affiliates required by the 1934 Act and any other applicable Law, or as reasonably requested by the Company, to be set forth or incorporated by reference in the Schedule 14D-9. The Schedule 14D-9 shall also describe the material terms of the fairness opinion delivered by the Company Financial Advisor. Each of the Company and Buyer agrees to correct promptly any information provided by it for inclusion or incorporation by reference in the Schedule 14D-9 if and to the extent that such information shall have become (or shall have become known to be) false or misleading in any material respect. The Company shall use reasonable best efforts to cause the Schedule 14D-9, as so corrected, to be filed with the SEC and disseminated to holders of Shares, in each case to the extent required by applicable Law, or by the SEC, its staff or Nasdaq. Except in connection with an Alternative Acquisition Proposal or an Adverse Recommendation Change, Buyer and its counsel shall be given a reasonable opportunity to review and comment on the Schedule 14D-9 each time before the Schedule 14D-9 is filed with the SEC or disseminated to holders of Shares, as applicable, and the Company shall consider in good faith including in such document (and any amendments thereto) all comments reasonably proposed by Buyer and its counsel. Except in connection with an Alternative Acquisition Proposal or an Adverse Recommendation Change, the Company shall provide Buyer and its counsel with (A) any comments or other communications, whether written or oral, that the Company or its counsel may receive from time to time from the SEC, its staff or other Governmental Authorities with respect to the Schedule 14D-9 promptly after receipt of those comments or other communications and (B) a reasonable opportunity to participate in the Company’s response to those comments and to provide comments on that response (and the Company shall consider in good faith including all comments reasonably proposed by Buyer and its counsel), including by participating with the Company or its counsel in any substantive discussions or meetings with the SEC or other Governmental Authorities to the extent such participation is not prohibited by the SEC or other Governmental Authorities. Except in connection with an Alternative Acquisition Proposal or an Adverse Recommendation Change, if the Company receives any comments from the SEC or its staff or other Governmental Authorities with respect to the Schedule 14D-9, the Company shall use reasonable best efforts to respond as promptly as practicable to such comments, subject to the foregoing consultation rights of Buyer with respect to such response. The consultation rights of Buyer under this Section 2.02(b) shall terminate with respect to any matter reflecting the Company Recommendation at such time as the Company Board makes an Adverse Recommendation Change in accordance with this Agreement.
Section 2.03   Equity Awards.
(a)   Company Options.   At the Closing, each Company Option that is outstanding as of immediately prior to the Closing shall become fully vested and, if the per Share exercise price of such Company Option is less than the Cash Amount, then such Company Option shall be settled in cash and

CVRs (without interest and net of applicable withholding Tax and other applicable deductions) equal to (i) with respect to the Cash Amount, (x) the excess of such Cash Amount over the per Share exercise price of such Company Option multiplied by (y) the total number of Shares underlying such Company Option and (ii) (x) the CVRs comprised in the Offer Consideration multiplied by (y) the total number of Shares underlying such Company Option. Any other Company Option shall be cancelled at the Closing.
(b)   Prior to the Closing, the Company Board (or, if appropriate, any committee thereof administering any Company Equity Plan) shall adopt such resolutions, provide such notices and take such other actions as may be required to give effect to this Section 2.03.
(c)   As soon as practicable following the Closing (but in no event later than five (5) Business Days following the Closing), the Company shall pay through its payroll systems all amounts payable pursuant to this Section 2.03 to the former holders of Company Options, without interest and net of applicable withholding Tax and other applicable deductions; provided, that, to the extent any such amounts relate to a Company Option that constitutes nonqualified deferred compensation subject to Section 409A of the Code, such amounts shall be paid at the earliest time permitted under the terms of the applicable agreement or Company Equity Plan governing such Company Option that will not trigger a Tax or penalty under Section 409A of the Code.
Section 2.04   Extraordinary General Meeting.
(a)   The Company shall hold an extraordinary general meeting (the “EGM”) as promptly as practicable, but in any event by the later of (i) forty (40) days after the Proxy Clearance Date or the Proxy Waiting Period Expiration Date (as applicable) and (ii) ten (10) days after the one (1) month has expired after the filing and announcement of the Downstream Merger Proposal and Notes as contemplated by Section 2.04(f), to:
(i)   provide information regarding the Offer;
(ii)   adopt resolutions to, subject to (A) the Acceptance Time having occurred and the Subsequent Offering Period having expired and (B) the number of Shares validly tendered in accordance with the terms of the Offer (including Shares tendered during the Subsequent Offering Period) and not properly withdrawn, together with the Shares owned by Buyer or any of its Affiliates, representing at least eighty percent (80%) of the Company’s issued and outstanding share capital (geplaatst en uitstaand kapitaal) immediately prior to the Expiration Time, or, if Buyer has amended the Minimum Condition pursuant to paragraph (A) of Annex I, then at least seventy-five percent (75%) of the Company’s issued and outstanding share capital (geplaatst en uitstaand kapitaal) immediately prior to the Expiration Time (the “Post-Offer Reorganization Threshold”), (1) enter into the Downstream Merger as contemplated by and in accordance with the terms of the Downstream Merger Proposal and Notes and (2) approve, to the extent required under applicable Law and the Company Organizational Documents, also within the meaning of Section 2:107a of the DCC, the Downstream Merger and the Cancellation (the “Post-Offer Reorganization Resolutions”);
(iii)   adopt one or more resolutions effective upon the Acceptance Time to provide full and final discharge to each member of the Company Board for their acts of management or supervision, as applicable, up to and including the date of the EGM to the fullest extent permitted under applicable Law (the “Discharge Resolutions”);
(iv)   adopt one or more resolutions effective upon the Closing (A) to appoint the Buyer Directors to replace the resigning members of the Company Board as contemplated by Section 2.05 and (B) if and to the extent that any member of the Company Board (excluding the Independent Directors) has not irrevocably tendered his or her resignation therefrom (effective as of or prior to Closing) in accordance with Section 2.05 prior to the convocation of the EGM, dismissing each such member of the Company Board as of the Closing (the “Governance Resolutions”); and
(v)   conduct such other business as may properly come before the meeting.

(b)   As promptly as practicable after the date of this Agreement (but, with respect to the Proxy Statement, in no event more than fifteen (15) Business Days following the date of this Agreement), the Company shall (1) prepare and file with the SEC a preliminary proxy statement to be sent to the Company’s shareholders in connection with the EGM (the “Proxy Statement”) and any other required materials for convening the EGM and (2) prepare a convening notice for the EGM in a form as required by the Laws of The Netherlands and in a manner consistent with the Proxy Statement (together with the Proxy Statement and with any amendments or supplements thereto and any other documents required for convening the EGM, the “EGM Materials”) in each case relating to the matters set forth in Section 2.04(a). Subject to Section 5.02(e), the Company shall include the Company Recommendation in the Proxy Statement and any other EGM Materials that are required to include the Company Recommendation under applicable Law. Buyer shall promptly furnish to the Company all information concerning Buyer or any of its Affiliates required by applicable Law, or as reasonably requested by the Company, to be set forth or incorporated by reference in the EGM Materials. Buyer agrees to correct promptly any information provided by it for inclusion or incorporation by reference in the EGM Materials if and to the extent that such information shall have become (or shall have become known to be) false or misleading in any material respect. The Company shall use reasonable best efforts to cause the relevant EGM Materials, as so corrected, to be filed with the SEC and disseminated to the holders of Shares, in each case to the extent required by applicable Law, or by the SEC, its staff or Nasdaq. Except in connection with an Alternative Acquisition Proposal or an Adverse Recommendation Change, Buyer and its counsel shall be given a reasonable opportunity to review and comment on the EGM Materials each time before they are filed with the SEC or disseminated to the holders of Shares, as applicable, and the Company shall consider in good faith including in such document (and any amendments thereto) all comments reasonably proposed by Buyer and its counsel. Except in connection with an Alternative Acquisition Proposal or an Adverse Recommendation Change, the Company shall provide Buyer and its counsel with (A) any comments or other communications, whether written or oral, that the Company or its counsel may receive from time to time from the SEC, its staff or other Governmental Authorities with respect to the EGM Materials promptly after receipt of those comments or other communications and (B) a reasonable opportunity to participate in the Company’s response to those comments and to provide comments on that response (and the Company shall consider in good faith including all comments reasonably proposed by Buyer and its counsel), including by participating with the Company or its counsel in any substantive discussions or meetings with the SEC or other Governmental Authorities to the extent such participation is not prohibited by the SEC or other Governmental Authorities. Except in connection with an Alternative Acquisition Proposal or an Adverse Recommendation Change, if the Company receives any comments from the SEC or its staff or other Governmental Authorities with respect to the EGM Materials, the Company shall use reasonable best efforts to respond as promptly as practicable to such comments, subject to the foregoing consultation rights of Buyer with respect to such response. The consultation rights of Buyer under this Section 2.04(b) shall terminate with respect to any matter reflecting the Company Recommendation at such time as the Company Board makes an Adverse Recommendation Change in accordance with this Agreement. The Company shall cause the Proxy Statement in definitive form to be filed with the SEC and mailed to the Company’s shareholders as promptly as practicable following the expiration date of the ten (10) day waiting period contemplated by Rule 14a-6(a) (the “Proxy Waiting Period Expiration Date”), unless the SEC requests additional time to assess the Proxy Statement or the SEC notifies the Company that it intends to comment on the Proxy Statement, in which case mailing of the Proxy Statement to the Company’s shareholders shall occur as promptly as practicable following the date on which the SEC confirms that it has no comments (or no further comments) on the Proxy Statement (the “Proxy Clearance Date”).
(c)   The Company shall consult with Buyer regarding the date of the EGM (and, if applicable, any Subsequent EGM) and, unless this Agreement is terminated in accordance with Section 8.01, shall not adjourn, postpone or cancel the EGM (or any Subsequent EGM) without the prior written consent of Buyer; provided, that the Company may, following reasonable consultation with Buyer, adjourn, postpone or cancel and reconvene the EGM solely to the extent reasonably necessary (x) to ensure that any supplement or amendment to the relevant EGM Materials that the Company Board, after consultation with outside counsel, reasonably determines is necessary to comply with applicable Law is made available to the Company’s shareholders in advance of the EGM (or the relevant

Subsequent EGM) or (y) to solicit additional proxies in favor of the approvals set forth in Section 2.04(a) if (i) there are holders of an insufficient number of Shares present or represented by a proxy at the EGM (or the relevant Subsequent EGM) to constitute a quorum thereat or (ii) the Company Board, after consultation with outside counsel and Buyer, reasonably determines such additional time is necessary to obtain approval of the Post-Offer Reorganization Resolutions and the Governance Resolutions. In the event the EGM (or any Subsequent EGM) is adjourned, postponed or canceled pursuant to the foregoing proviso, the Company shall duly give notice of and reconvene the EGM (or the relevant Subsequent EGM, as applicable) on a date scheduled by the Company and reasonably acceptable to Buyer but, in any event, no later than the day that is thirty-five (35) days following the date of such adjournment, postponement or cancellation (or, in the case of any Subsequent EGM, a date that shall be prior to the date on which the Expiration Time shall occur).
(d)   The Company shall ensure that the EGM (and any Subsequent EGM) is called, noticed, convened, held and conducted in compliance in all material respects with all applicable Laws. The approval of the matters set forth in Section 2.04(a)(i)-(iv) shall be the only matters that the Company shall propose to be acted on by the shareholders of the Company at the EGM (and any Subsequent EGM), unless otherwise reasonably proposed by the Company and approved in advance in writing by Buyer (such approval not to be unreasonably withheld, conditioned or delayed).
(e)   Notwithstanding anything to the contrary in this Agreement, if the Company Board determines in its reasonable discretion that any additional resolutions should be adopted by the Company’s general meeting in order to approve or effect the Transactions (including if the Post-Offer Reorganization Resolutions or the Governance Resolutions have not been adopted at the EGM), then the Company shall, following consultation with Buyer, duly call and give notice of another EGM (a “Subsequent EGM”), which shall take place on a date scheduled by the Company and reasonably acceptable to Buyer (but prior to the date on which the Expiration Time shall occur), at which the relevant additional resolutions (including the Post-Offer Reorganization Resolutions or the Governance Resolutions, as applicable) shall be proposed as voting items on the agenda of such Subsequent EGM; provided that, for the avoidance of doubt, nothing in this Agreement shall (i) require the Company or the Company Board to call and give notice of any Subsequent EGM and (ii) require the Company or the Company Board to hold any Subsequent EGM (once called and duly convened), in either case if, prior to such moment, this Agreement has been terminated pursuant to Section 8.01.
(f)   At least one (1) month prior to the EGM, the Company shall cause the filing and announcement of the Downstream Merger Proposal and Notes in accordance with the Laws of The Netherlands, together with such related materials and other related documents as may be required by applicable Law. As soon as reasonably practicable after the commencement of the Offer, the Company shall deliver a draft of the deed of incorporation of New Topco (which shall, inter alia, include the appointment of the members of the management board of New Topco), to Buyer for its reasonable review and approval (not to be unreasonably withheld, conditioned or delayed).
(g)   Subject to Section 5.02(e), the Company shall use reasonable best efforts to secure the approval of the matters set forth in Section 2.04(a) at the EGM (or any Subsequent EGM).
Section 2.05   Directors.
(a)   The Parties shall use reasonable best efforts to ensure that the Company Board will, as of the Closing, be comprised of the following individuals:
(i)   five (5) members of the Company Board, two (2) of whom are to serve as executive directors on the Company Board and three (3) of whom are to serve as non-executive directors on the Company Board, who shall be designated in writing by Buyer, in its sole discretion (the “Buyer Directors”), as soon as reasonably practicable following the Offer Commencement Date and in any event prior to filing the Proxy Statement with the SEC; and
(ii)   two (2) members of the Company Board who shall be designated in writing by the Company, in its sole discretion, if and to the extent they shall agree to continue to serve on the Company Board after the Closing, as soon as reasonably practicable following the Offer Commencement Date and in any event prior to filing the Proxy Statement with the SEC, who shall be independent from Buyer and who shall qualify as independent in accordance with the independence standards set forth in the Dutch Corporate Governance Code; provided that, if and to the extent that the current non-executive directors of the Company have indicated to the Company in writing that they do not agree to serve on the Company Board after the Closing, Buyer shall designate replacement directors who shall at all times be independent from Buyer and who shall at all times qualify as independent in accordance with the independence standards set forth in the Dutch Corporate Governance Code, as promptly as reasonably practicable and in any event prior to filing the Proxy Statement with the SEC (the directors so designated, together with any replacement(s) designated pursuant to Section 2.05(d), the “Independent Directors”).
(b)   The Company shall use reasonable best efforts to procure that the Company Board members, except for (x) the Buyer Directors and (y) the Independent Directors, shall resign their position as members of the Company Board with effect from the Closing, and the Company shall take such other actions as may be necessary to ensure that each such member of the Company Board ceases to be a member of the Company Board no later than the Closing. The Company may agree with each such resigning member of the Company Board that he or she, notwithstanding his or her resignation, shall (i) not lose, as a consequence of such resignation, his or her entitlement to any severance pay or other compensation that would have been payable to such member of the Company Board if his or her position as member of the Company Board had been terminated by, or at the initiative of, the Company and (ii) not, as a consequence of such resignation, be designated as a “bad leaver” under any applicable Company Equity Plan.
(c)   The Company shall use reasonable best efforts to procure that the Independent Directors shall resign their position as members of the Company Board with effect from the Merger Effective Time, and the Company shall take such other actions as may be necessary to ensure that each such Independent Director ceases to be a member of the Company Board no later than the Merger Effective Time.
(d)   If, at any time after the Closing and prior to the Merger Effective Time, an Independent Director resigns from, or otherwise ceases to be a member of, the Company Board, ceases to be independent from Buyer or no longer qualifies as independent in accordance with the independence standards set forth in the Dutch Corporate Governance Code, Buyer shall procure that such Independent Director shall be replaced by a new director who is independent from Buyer and qualifies as independent in accordance with the independence standards set forth in the Dutch Corporate Governance Code.
(e)   Buyer shall supply to the Company in writing any information regarding the Buyer Directors, and (to the extent applicable) those Independent Directors designated by Buyer, as is required by applicable Law in connection with the appointment of those individuals the Company Board, and Buyer shall be solely responsible for any such information.
(f)   In addition to the discharge pursuant to the Discharge Resolutions, Buyer shall (i) at the first annual or extraordinary general meeting of the Company (or, after the Merger Effective Time, at the first annual or extraordinary general meeting of New Topco or any of its legal successors) held after the Closing, cause all members of the Company Board resigning with effect from the Closing to be fully and finally discharged for their acts of management or supervision, as applicable, to the fullest extent permitted by applicable Law and (ii) at the first annual or extraordinary general meeting of New Topco held after the Merger Effective Time, cause the Independent Directors to be fully and finally discharged for their acts of supervision to the fullest extent permitted by applicable Law.
(g)   Notwithstanding any other required vote or resolution, a resolution of the Company Board adopted with the affirmative vote of the Independent Directors shall be required for approving or effecting:
(i)   any restructuring that would reasonably be expected to lead to a dilution of the shareholdings of the Minority Shareholders, other than (A) pursuant to a rights issue by the Company or any other share issue where the Minority Shareholders are being offered an opportunity to subscribe pro rata in accordance with their then existing shareholding in the Company (voorkeursrecht) or (B) the Post-Offer Reorganization; and

(ii)   any action of the Company that would result in unequal treatment of Minority Shareholders relative to Buyer and its Affiliates that prejudices or would reasonably be expected to prejudice or negatively affect the value of the Shares or voting rights attached to the Shares held by the Minority Shareholders, but in any event not including the Post-Offer Reorganization.
Section 2.06   Further Actions.   If requested by the other Party, the Company or Buyer, as applicable, shall take the following actions to the extent reasonably necessary or desirable to implement, commence, consummate or otherwise effect the Post-Offer Reorganization:
(a)   in the case of the Company, (i) the convening of the necessary general meetings of the Company (including the EGM and any Subsequent EGM referenced in, and to the extent required by, Section 2.04) and meetings of the Company Board or any committee thereof and (ii) the consideration, adoption and approval of any applicable resolutions of the Company Board or any committee thereof as necessary or desirable to convene the EGM (and any Subsequent EGM) referenced in, and to the extent required by, Section 2.04, in each case as set forth in Section 2.04, subject to Section 2.07; and
(b)   in the case of Buyer and the Company, subject to Section 2.07, the execution of any and all reasonably requested documents, agreements, resolutions or deeds that are necessary or desirable to effectuate the Post-Offer Reorganization and the filing or registration of any or all of such documents, agreements or deeds with the appropriate Governmental Authorities.
Section 2.07   Post-Offer Reorganization.
(a)   Subject to (i) the adoption of the Post-Offer Reorganization Resolutions at the EGM or any Subsequent EGM and (ii) the Post-Offer Reorganization Threshold having been achieved, then, as promptly as practicable following the expiration of the Subsequent Offering Period, the Parties shall, as applicable, effectuate, a corporate reorganization of the Company and its Subsidiaries in accordance with this Section 2.07, consisting of the Downstream Merger, the Loan and the Cancellation (collectively, the “Post-Offer Reorganization”), in that order, provided that each action that forms part of such Post-Offer Reorganization is permitted under applicable Law (including Sections 2:316(4) and 2:318(1) of the DCC), in the manner set out below and in the order set out below:
(i)   prior to the execution of the Downstream Merger Deed, the Company shall in its capacity as sole shareholder of New Topco, resolve to effectuate the Cancellation;
(ii)   the Company and New Topco shall execute the Downstream Merger Deed no later than 23:59 CET on the Subsequent Closing Date, which shall automatically effect the Downstream Merger on the Merger Effective Date in accordance with the provisions set forth in the Downstream Merger Proposal and Notes;
(iii)   prior to the Cancellation Effective Time, Buyer shall (A) make the Loan to New Topco and (B) make available to or at the sole direction of New Topco such number of CVRs as necessary for New Topco to deliver to each Minority Shareholder (determined immediately prior to the Cancellation Effective Time) the applicable number of CVRs for each New Topco A Share then held by such Minority Shareholder;
(iv)   prior to the Cancellation Effective Time, Parties shall cause the management board of New Topco to approve the Cancellation in accordance with Section 2:208 paragraph 6 of the DCC in conjunction with Section 2:216 paragraph 2 of the DCC, provided that the management board of New Topco at such time neither knows nor reasonably foresees that, following the Cancellation, New Topco cannot continue to pay its due and payable debts; and
(v)   at the Cancellation Effective Time, subject to the condition that is part of the definition of “Cancellation” having been satisfied, the Cancellation shall become effective.
(b)   The rights attached to each of the New Topco A Shares and the rights attached to each of the New Topco B Shares (in each case, as will be included in the articles of association of New Topco) shall be identical; provided that, for the avoidance of doubt, New Topco may effectuate the Cancellation without a contemporaneous cancellation of the New Topco B Shares.

(c)   All documentation required to effectuate the Post-Offer Reorganization shall be subject to the approval of Buyer, not to be unreasonably withheld, conditioned or delayed, and the Company shall provide Buyer and its counsel a reasonable opportunity to review and comment on such documentation and consider in good faith including in such documentation (and any amendments thereto) all comments reasonably proposed by Buyer and its counsel.
(d)   Notwithstanding anything to the contrary contained in this Section 2.07, the Post-Offer Reorganization, if consummated, shall result in each Minority Shareholder (determined immediately prior to the Cancellation Effective Time) receiving upon completion of the Post-Offer Reorganization for each New Topco A Share then held by such Minority Shareholder cash and CVRs equal to the Offer Consideration multiplied by the number of New Topco A Shares then held by such Minority Shareholder, without interest and net of applicable withholding Tax pursuant to Section 2.09.
(e)   The Company shall cause, and shall cause New Topco to cause, promptly after the execution of the Downstream Merger Deed, each member of the management board of New Topco to resign as of acceptance of their resignation by the general meeting of New Topco after the Cancellation Effective Time. Buyer shall, promptly after the Cancellation Effective Time, in its capacity as sole shareholder of New Topco, resolve to (1) accept the resignation of any member of the management board of New Topco who has tendered his or her resignation prior to the Cancellation Effective Time, (2) dismiss such members of the management board of New Topco who have not tendered their resignation prior to the Cancellation Effective Time, (3) grant full and final discharge to all members of the management board of New Topco for their acts of management up to and including the Cancellation Effective Time to the fullest extent permitted under applicable Law, and (4) appoint such individuals as members of the management board of New Topco as have been designated by Buyer at such time.
(f)   Notwithstanding anything to the contrary in this Agreement, the Company shall procure and cause that, at all times prior to the Merger Effective Time, New Topco (i) shall not hold any assets, (ii) shall not incur any liabilities, (iii) shall not have any employees, (iv) shall not conduct any activities or business, and (v) shall not issue any equity securities other than a single New Topco A Share issuable upon the incorporation of New Topco.
Section 2.08   Adjustments.   Without limiting the other provisions of this Agreement, if, during the period between the date of this Agreement and the Expiration Time, the number of outstanding Shares or securities convertible or exchangeable into or exercisable for Shares shall be changed into a different number of Shares or securities or a different class as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, issuer tender or exchange offer or other similar transaction, then the Offer Consideration and any other amounts due pursuant to this Agreement shall be equitably adjusted, without duplication, to reflect such change and provide to the holders of Shares the same economic effect as contemplated by this Agreement prior to such action; provided, that, in any case, nothing in this Section 2.09 shall be construed to permit the Company to take any action with respect to its securities that is prohibited by the terms of this Agreement.
Section 2.09   Withholding.   Each party to this Agreement, any paying agent or custodian of holders of Shares or New Topco A Shares, and any of their respective Affiliates or agents (each, a “Withholding Agent”) shall be entitled to deduct and withhold from any amounts payable under the Offer, the Transactions (including, for the avoidance of doubt, the Cancellation), or this Agreement to any Person such amounts as it is required to deduct and withhold with respect to the making of such payment under any applicable Law (including, for the avoidance of doubt, the DWTA). Amounts so deducted and withheld shall be promptly paid over to the relevant Governmental Authority and shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. No Withholding Agent shall be required to pay any additional amount to any Person in respect of which any amount was deducted or withheld, or otherwise reimburse the relevant Person for any amounts deducted or withheld, in accordance with this Section 2.09.
Section 2.10   Transfer Taxes.   Except as expressly provided in this Agreement, all real, tangible, or intangible property and other transfer, documentary, sales, use, stamp, registration, value-added and other similar Taxes and fees incurred in connection with the Transactions or this Agreement shall be borne by the Company.

Section 2.11   Contingent Value Right.   At or prior to the Closing, Buyer will authorize and duly adopt, execute and deliver, and will ensure that a duly qualified rights agent with respect to the CVRs mutually agreeable to Buyer and the Company (a “Rights Agent”) executes and delivers, a contingent value rights agreement in substantially in the form attached hereto as Exhibit C (the “CVR Agreement”), subject to any reasonable revisions to the CVR Agreement that are requested by such Rights Agent or the representative thereunder (provided that such revisions are not, individually or in the aggregate, adverse to any holder of CVRs). Buyer and the Company shall cooperate, including by making changes to the form of CVR Agreement, as necessary to ensure that the CVRs are not subject to registration under the Securities Act, the Exchange Act or any applicable state securities or “blue sky” Laws.
ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except as (a) set forth in any Company SEC Documents publicly available at least two (2) Business Days prior to the date of this Agreement (but excluding any forward-looking disclosures set forth in any “risk factors” section, any disclosures in any “forward-looking statements” section and any other disclosures included therein to the extent they are cautionary, predictive or forward-looking in nature, it being understood that any factual information contained within such sections shall not be excluded) or (b) set forth in the Company Letter, to the extent that the relevance thereof would be readily apparent on the face of such disclosure without any reference to extrinsic documentation or any independent knowledge of the reader regarding the matter disclosed that such disclosure is applicable to such section of the Company Letter, the Company represents and warrants to Buyer as follows:
Section 3.01   Corporate Existence and Power. The Company is duly organized and validly existing under the Laws of The Netherlands and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to own, lease and operate its assets and properties and to carry on its business as now conducted, except those licenses, authorizations, permits, consents and approvals the absence of which would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company is duly qualified to do business as a foreign corporation and is (where applicable) in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified or in good standing would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has made available to Buyer true, complete and correct copies of the Company Organizational Documents and the Company and its Subsidiaries are not in violation of any provisions of the Company Organizational Documents, except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole. Neither the Company nor any of the Company Subsidiaries (a) is currently or is reasonably expected to become subject to any form of insolvency, bankruptcy, suspension of payments, dissolution, agreement with creditors or any other form of loss of free management or forced disposal or liquidation of property in any jurisdiction or (b) has at any time since December 31, 2024 been, is currently or is expected to become, a party to a legal merger (juridische fusie) or demerger (splitsing), in each case other than in connection with the Post-Offer Reorganization.
Section 3.02   Corporate Authorization.
(a)   The execution, delivery and performance by the Company of this Agreement, and the consummation by the Company and its applicable Subsidiaries of the Signing Transactions, including the Offer and the Post-Offer Reorganization, as applicable, are, subject to the adoption of (i) the resolutions described in Section 2.04(a)(i)-(iv) at the EGM (or any Subsequent EGM), (ii) resolutions of the general meeting of New Topco to effect the Downstream Merger and (iii) resolutions of the general meeting and management board of New Topco to effect and approve, respectively, the Cancellation, within the corporate powers of the Company and its applicable Subsidiaries and have been duly and validly authorized by all necessary corporate action on the part of the Company and such Subsidiaries and no other corporate proceedings on the part of the Company or such Subsidiaries and, except for the adoption of (i) the resolutions described in Section 2.04(a)(i)-(iv) at the EGM (or any Subsequent EGM), (ii) resolutions of the general meeting of New Topco to effect the Downstream Merger and (iii) resolutions of the general meeting of New Topco to effect the Cancellation, no shareholder votes are necessary to authorize this Agreement or to consummate the Signing Transactions.

Assuming due authorization, execution and delivery hereof by Buyer, this Agreement constitutes a valid and binding agreement of the Company, subject to the Enforceability Exceptions.
(b)   At meetings duly called and held, the Company Board has (i) determined that, on the terms and subject to the conditions set forth in this Agreement, this Agreement and the Signing Transactions, are in the best interests of the Company and the sustainable success of its business, having considered the interests of its shareholders, employees and other relevant stakeholders, (ii) duly authorized and approved the terms and conditions of this Agreement and the Signing Transactions and the execution, delivery and performance of the Company’s obligations under this Agreement and (iii) resolved, on the terms and subject to the conditions set forth in this Agreement, to support the Offer and the other Transactions, to recommend acceptance of the Offer by the shareholders of the Company and to recommend that the Company’s shareholders vote in favor of approval and adoption of the resolutions set forth in Section 2.04(a) (such recommendation, the “Company Recommendation”).
Section 3.03   Governmental Authorization.   No consent, approval, Order or authorization of, or registration, declaration, filing with or notice to any Governmental Authority is required by or with respect to the Company or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement and the consummation of the Signing Transactions, other than (a) compliance with any applicable requirements of the HSR Act, (b) the filing of the Schedule 14D-9 with the SEC and any amendments or supplements thereto, (c) compliance with any applicable requirements of the 1933 Act, the 1934 Act and any other applicable securities Laws, including applicable state securities, takeover and “blue sky” laws, (d) compliance with the rules and regulations of Nasdaq, and (e) any other consents, approvals, Orders, authorizations, registrations, declarations, filings or notices, the absence of which would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 3.04   Non-contravention.   The execution, delivery and performance by the Company of this Agreement and the consummation of the Signing Transactions do not and will not (a) contravene, conflict with or result in any violation of any provision of the Company Organizational Documents in any material respect, (b) assuming compliance with the matters referred to in Section 3.04, cause or result in any breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation, modification or acceleration of any obligation or the loss of a benefit or right under, or result in the creation of any Lien (other than a Permitted Lien) in or upon any of the properties, assets or rights of the Company or any of its Subsidiaries under, or require any consent, waiver or approval of any Person, or result in the triggering of any rights that the counterparty would not otherwise have or any liabilities that the Company and its Subsidiaries or other Affiliates (including future Affiliates of the Company) would not otherwise have, pursuant to any provision of any Contract, (c) result in the revocation, invalidation or termination of any permit of the Company (d) assuming compliance with the matters referred to in Section 3.04, violate or conflict with (i) any Law or Order applicable to the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries, or any of their respective properties or assets, may be bound or (ii) any rule or regulation of Nasdaq applicable to the Company other than, in the case of clauses (b), (c) and (d) above, any matters that would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 3.05   Capitalization.
(a)   The authorized share capital of the Company consists of 90,000,000 Shares. As of the close of business on July 29, 2025, (A) 26,305,295 Shares were issued and outstanding, (B) 0 Shares were held in treasury by the Company, and (C) 7,712,499 Shares were subject to issuance pursuant to outstanding Company Options. Since such date through the date of this Agreement, the Company has not issued any shares of capital stock or voting securities of, or other equity interests in, the Company, or any securities convertible into, or exchangeable or exercisable for, shares of capital stock or voting securities of, or other equity interests in, the Company, other than Shares issued pursuant to any exercise of Company Options outstanding as of such date in accordance with their terms.
(b)   All issued and outstanding Shares and all Shares that are subject to issuance, upon issuance prior to the Closing in accordance with the terms and subject to the conditions specified in the instruments under which they are issuable (i) are, or upon issuance will be, duly authorized, validly issued, fully paid and non-assessable (meaning that the holder of a Share shall not by reason of merely being such a holder be subject to assessment or calls by the Company or its creditors for further payment on such Share), (ii) are not, or upon issuance will not be, subject to any pre-emptive rights and (iii) are, to the extent owned directly or indirectly by the Company, owned free and clear of all Liens (other than Permitted Liens) and transfer restrictions, except for such transfer restrictions of general applicability as may be provided under the 1933 Act and other applicable securities Laws and restrictions set forth in the Tender and Support Agreements.
(c)   Except as set forth in Section 3.05(c) of the Company Letter, there are no issued or obligations to issue (i) shares in the share capital of the Company or other voting securities of or ownership interests in the Company, (ii) securities of the Company convertible into or exchangeable for shares in the share capital of the Company or other voting securities of or ownership interests in the Company, (iii) warrants, calls, options, shares of phantom stock or phantom stock rights, stock purchase, stock appreciation or other rights or obligations to acquire from the Company, or other obligations of the Company to issue, any shares in the share capital or other voting securities or ownership interests in or any securities convertible into or exchangeable for shares in the share capital or other voting securities or ownership interests in the Company or (iv) stock options, restricted shares, or stock unit awards, stock appreciation rights, performance units or similar securities, phantom stock rights, profits interests or other rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any shares in the share capital or voting securities of or ownership interests in the Company, in each case issued by the Company or its Subsidiaries (the items in clauses (i) through (iv) being referred to collectively as the “Company Securities”). There are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, performance units, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate the Company to issue or sell any Company Securities, or give any Person a right to subscribe for or acquire any Company Securities and no securities or obligations evidencing such rights are authorized, issued or outstanding. There are no voting trusts, proxies or other agreements, arrangements or commitments to which the Company or any of its Subsidiaries is a party with respect to the voting of any Company Securities. There are no bonds, debentures or notes issued by the Company or any of its Subsidiaries that entitle the holder thereof to vote together with shareholders of the Company on any matters with respect to the Company. There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Securities, or granting any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or similar rights with respect to any Shares. There is no shareholder rights plan, “poison pill” or similar device in effect with respect to the Company or any Subsidiary of the Company.
(d)   Section 3.05(d) of the Company Letter sets forth, as of the date of this Agreement, a true, complete and correct anonymized list of each outstanding Company Equity Award, including (i) the country location of the holder of such Company Equity Award and whether the holder is (or was) an employee or non-employee service provider; (ii) the type of award; (iii) the number of Shares underlying each Company Equity Award; (iv) the date on which the Company Equity Award was granted; (v) the exercise price of each Company Equity Award, if applicable; (vi) the expiration date of each Company Equity Award, if applicable; and (vii) a description of the vesting and, if applicable, exercisability terms applicable to such Company Equity Award (including any applicable acceleration provisions). Each grant of Company Equity Awards was validly issued and properly approved by the Company Board (or a duly authorized committee or subcommittee thereof) in compliance with all applicable Law, including with respect to Section 409A of the Code, and recorded on the consolidated financial statements of the Company in accordance with IFRS consistently applied, and no such grants involved any “back dating,” “forward dating” or similar practices with respect to the effective date of grant. Each Company Equity Award is in compliance in all material respects with all applicable Law and the terms of such Company Equity Award. The treatment of the Company Equity Awards under this Agreement does not violate the terms of the Company Equity Awards or applicable Law. No Company Option has an exercise price that has been or may be less than the fair market value of the Shares as of the date such Company Option was granted or has any feature for the deferral of compensation other than the deferral of recognition of income until the later of exercise or disposition of such option, in each case, determined in accordance with the regulations and guidance under Section 409A of the Code.

(e)   All dividends and other distributions (including dividend equivalents) on any Company Securities that have been declared or authorized for payment prior to the date of this Agreement have been paid in full (net of applicable withholding Tax).
Section 3.06   Subsidiaries.
(a)   Each Subsidiary of the Company has been duly organized, is validly existing and (where applicable) in good standing (where such concept is recognized under applicable Law) under the Laws of its jurisdiction of organization and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to own, lease and operate its assets and properties and to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each such Subsidiary is duly qualified to do business as a foreign entity and (where applicable) is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified or in good standing (where such concept is recognized under applicable Law) would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. All Subsidiaries of the Company and their respective jurisdictions of organization are set forth in Section 3.06(a) of the Company Letter and the Company Subsidiary Securities issued and outstanding and Company Subsidiary Securities held by the Company.
(b)   Except as set forth in Section 3.06(b) of the Company Letter, all of the outstanding shares in the share capital or other voting securities of, or ownership interests in, each Subsidiary of the Company have been duly authorized, validly issued, fully paid and non-assessable (meaning that the holder of a share or other security shall not by reason of merely being such a holder be subject to assessment or calls by the relevant Subsidiary of the Company or its creditors for further payment on such share or security) and free of preemptive rights and are owned by the Company, directly or indirectly, free and clear of any Lien (other than Permitted Liens). Except for securities owned by the Company or one of its Subsidiaries, there are no issued, reserved for issuance or outstanding or contractual obligations to issue (i) shares of capital stock of, or other voting securities or ownership interests in, any Subsidiary of the Company, (ii) securities of the Company or any of its Subsidiaries convertible into, or exchangeable for, shares in the share capital or other voting securities of, or ownership interests in, any Subsidiary of the Company, (iii) warrants, calls, options shares of phantom stock or phantom stock rights, stock purchase, stock appreciation or other rights or obligations to acquire from the Company or any of its Subsidiaries, or other obligations of the Company or any of its Subsidiaries to issue, any shares in the share capital or other voting securities of, or ownership interests in, or any securities convertible into, or exchangeable for, any shares in the share capital or other voting securities of, or ownership interests in, any Subsidiary of the Company or (iv) stock options, restricted shares, or stock units, stock appreciation rights, performance units or similar securities, phantom stock units, profits interests, or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any shares in the share capital or other voting securities of, or ownership interests in, any Subsidiary of the Company (the items in clauses (i) through (iv) being referred to collectively as the “Company Subsidiary Securities”). There are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, performance units, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate the Company or any of its Subsidiaries to issue or sell any Company Subsidiary Securities, or give any Person a right to subscribe for or acquire any Company Subsidiary Securities, and no securities or obligations evidencing such rights are authorized, issued or outstanding. There are no voting trusts, proxies or similar agreements, arrangements or commitments to which the Company or any of its Subsidiaries is a party with respect to the voting of any Company Subsidiary Securities.
Section 3.07   SEC Filings; Undisclosed Liabilities.
(a)   The Company has timely filed or furnished, as applicable, with the SEC all registration statements, forms, reports, statements, certifications and other documents (including all exhibits and other information incorporated therein, amendments and supplements thereto) in each case required to be filed or furnished on or prior to the date of this Agreement by it with the SEC since December 31, 2022 (collectively, the “Company SEC Documents”).

(b)   As of their respective effective dates (in the case of Company SEC Documents that are registration statements filed pursuant to the requirements of the 1933 Act) and as of their respective filing or furnishing dates (in the case of all other applicable Company SEC Documents), or, if amended or superseded by a subsequent filing made prior to the date of this Agreement, as of the date of the last such amendment or superseding filing prior to the date of this Agreement, each of the Company SEC Documents (i) complied as to form in all material respects with the requirements of the 1934 Act and the 1933 Act, as the case may be, applicable to such Company SEC Documents and in effect at such time and (ii) was prepared in all material respects in accordance with the applicable requirements of Nasdaq, the 1933 Act, the 1934 Act and other applicable Law, each as in effect at such time.
(c)   As of their respective filing or furnishing dates (or, if amended or superseded by a subsequent filing prior to the date of this Agreement, as of the date of such amendment or superseding filing with respect to the disclosures that are amended), none of the Company SEC Documents contained, and each Company SEC Document filed subsequent to the date hereof will not contain, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which such statements were made, not misleading, provided that no representation or warranty is made by the Company hereunder as to statements made or incorporated by reference in the Company Disclosure Documents that were supplied by or on behalf of Buyer, its Affiliates or their respective Representatives.
(d)   As of the date of this Agreement, (i) there are no outstanding or unresolved comments in comment letters received from the SEC or its staff and (ii) to the knowledge of the Company, none of the Company SEC Documents is the subject of an ongoing SEC review.
(e)   No Subsidiary of the Company is subject to the periodic reporting requirements of the 1934 Act or is otherwise required to file any periodic forms, reports, schedules, statements or other documents with the SEC.
Section 3.08   Financial Statements.
(a)   Since December 31, 2022, the consolidated financial statements (not including the Dutch statutory accounts) of the Company (including any related notes thereto) included or incorporated by reference in the Company SEC Documents:
(i)   as of their respective filing or furnishing dates with the SEC (or, if such Company SEC Documents were amended prior to the date of this Agreement, the date of the filing of such amendment, with respect to the consolidated financial statements that are amended or restated therein), complied as to form in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto in effect at the time of such filing;
(ii)   were prepared in accordance with IFRS or US GAAP, as the case may be, applied on a consistent basis (except as may be indicated in the notes to those financial statements); and
(iii)   fairly presented (except as may be indicated in the notes thereto and subject in the case of unaudited statements to normal year-end audit adjustments and the absence of footnotes, none of which either individually or in the aggregate are material) in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated statements of operations and comprehensive income, cash flows and shareholders’ equity for the periods indicated.
(b)   Since December 31, 2022, there has been no change in the Company’s accounting methods or principles that would be required to be disclosed in the Company’s financial statements in accordance with IFRS or US GAAP, as the case may be, except as described in the notes thereto.
(c)   Since December 31, 2022, neither the Company nor any third-party auditor of the Company has received any written complaint, allegation, assertion or claim regarding deficiencies in the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls.

(d)   The books and records of the Company Group have been, and are being, maintained in all material respects in accordance with IFRS or US GAAP, as the case may be. The books and records of the Company’s Subsidiaries have been, and are being, maintained in all material respects in accordance with the GAAP requirements as they apply to each Subsidiary.
(e)   Except as reflected or reserved against in the Company Balance Sheet, neither the Company nor its Subsidiaries have any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) other than (i) liabilities or obligations incurred in the ordinary course of business since the date of the Company Balance Sheet, (ii) liabilities that are executory performance obligations arising under Contracts to which the Company is a party (other than to the extent arising from a breach thereof by the Company), and (iii) liabilities or obligations incurred in connection with the Transactions or the Wind-Down Process. As of the date of this Agreement, neither the Company nor its Subsidiaries have taken any actions that (i) have resulted or would reasonably be expected to result in any obligations or liabilities of the Company or its Subsidiaries after the Merger Effective Date, except to the extent that such obligations or liabilities are reflected in the calculation of Closing Net Cash or expressly contemplated by this Agreement or (ii) were intended to manipulate any element of the calculation of Closing Net Cash in a manner adverse to Buyer.
Section 3.09   Internal Controls.
(a)   The Company has implemented, and at all times since December 31, 2022, has maintained, a system of “internal control over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) of the 1934 Act) sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS or US GAAP, as the case may be, and includes those policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company on a consolidated basis, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with IFRS or US GAAP, as the case may be, and that receipts and expenditures are being made only in accordance with authorizations of management and directors of the Company and (iii) provide reasonable assurance regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the assets of the Company and its Subsidiaries that would have or would reasonably be expected to have a material effect on the Company’s financial statements.
(b)   The Company has (i) implemented and maintained “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the 1934 Act) sufficient to ensure that material information relating to the Company and its consolidated Subsidiaries is or was, as applicable, made known on a timely basis to the individuals responsible for the preparation of the Company SEC Documents and (ii) disclosed, based on its most recent evaluation prior to the date of this Agreement, to the Company’s third-party auditors and the audit committee of the Company Board (A) any significant deficiencies and material weaknesses in the design or operation of “internal control over financial reporting” that would be reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s “internal control over financial reporting.” Any material change in internal control over financial reporting required to be disclosed in any Company SEC Document has been so disclosed.
(c)   The Company has made available to Buyer true, complete and correct copies of any such disclosure contemplated as of the date of this Agreement by clauses (A) and (B) in Section 3.10(b) made by management to the Company’s independent auditors and to the audit committee of the Company Board since December 31, 2022.
Section 3.10   Disclosure Documents.
(a)   Each document required to be filed by the Company with the SEC or required to be distributed or otherwise disseminated by the Company to the Company’s shareholders, in each case, in connection with the Transactions, including the Schedule 14D-9 and the EGM Materials, and any amendments or supplements thereto (the “Company Disclosure Documents”), when filed, distributed or disseminated, as applicable, will comply as to form in all material respects with the applicable requirements of the 1934 Act and other applicable Law governing the preparation, distribution and dissemination of such documents.
(b)   The information with respect to the Company or any of its Subsidiaries that the Company supplies to Buyer for use in the Offer Documents, at the time of the filing of the Schedule TO, or any amendment or supplement thereto, at the time of any distribution or dissemination of the Offer Documents and at the time of the consummation of the Offer, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 3.11 will not apply to statements or omissions included or incorporated by reference in the Company Disclosure Documents, the Offer Documents based upon information supplied by Buyer, its Affiliates or their respective Representatives specifically for use or incorporation by reference therein.
Section 3.11   Absence of Certain Changes.
(a)   From the date of the Company Balance Sheet until the date of this Agreement, there has not been any Effect that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b)   From the date of the Company Balance Sheet until the date of this Agreement, the business of the Company and its Subsidiaries has been conducted in the ordinary course of business in all material respects.
Section 3.12   Compliance with Laws; Regulatory Matters.
(a)   The Company and its Subsidiaries are and, during the past three years, have been in compliance in all material respects with all Laws applicable to them, except for violations that have been cured or are no longer being asserted. None of the Company and its Subsidiaries or any of their executive officers have received during the past three years, any written notice, order, complaint or other written communication from any Governmental Authority or any other Person that the Company or its Subsidiaries are not in compliance in any material respect with any Law applicable to it, other than such notice, order, complaint or other communication that has been resolved or cured.
(b)   Neither the Company nor its Subsidiaries have, in the last three years, received any Form FDA-483, notice of adverse findings, warning letters, written notice of violations, untitled letters, notice of FDA action for import detentions or refusals, or any other written correspondence from the FDA or other Governmental Authority alleging (i) material noncompliance with any healthcare Laws, or (ii) threatening or announcing the revocation or suspension of any permit of the Company or its Subsidiaries.
(c)   Except as would not have or reasonably be expected to have a Company Material Adverse Effect, all preclinical and clinical studies sponsored or conducted by the Company or its Subsidiaries, or, to the knowledge of the Company for studies conducted on its behalf, have been in material compliance with all applicable Laws and regulations, including those relating to Good Clinical Practices and applicable research protocols. Neither the Company nor its Subsidiaries have received any written notices or other correspondence from the FDA or any other Governmental Authority performing functions similar to those performed by the FDA with respect to any preclinical or clinical studies requiring the termination, suspension or material modification of such studies.
(d)   To the extent permissible under applicable Laws, the Company has provided or made available true, correct and complete copies of the following materials in the possession of the Company or its Subsidiaries as of the date hereof: (i) INDs; (ii) all material correspondence submitted to or received from the FDA and any other similar health regulatory Governmental Authority, and all other material documents concerning such correspondence, in each case, held by the Company or its Subsidiaries concerning any Company Product; and (iii) all material nonclinical, clinical and other data contained in or relied upon in any of the foregoing.

(e)   Neither the Company nor its Subsidiaries have, in the past three years (i) made an untrue statement of a material fact or fraudulent statement to the FDA or any Governmental Authority, (ii) failed to disclose a material fact required to be disclosed to the FDA or (iii) committed any other act, made any statement or failed to make any statement, that (in any such case) establishes a reasonable basis for the FDA to invoke its Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities Final Policy. As of the date of this Agreement, neither the Company nor its Subsidiaries are the subject of any pending or, to the Company’s knowledge, threatened investigation by the FDA pursuant to its Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities Final Policy. During the past three years, neither the Company nor its Subsidiaries and, to the Company’s knowledge, no officers, employees, agents or clinical investigators of Company or its Subsidiaries have been suspended or debarred or convicted of any crime or engaged in any conduct that would reasonably be expected to result in (A) debarment under 21 U.S.C. Section 335a or (B) exclusion under 42 U.S.C. Section 1320a-7.
(f)   The Company and its Subsidiaries are, and during the past three years have been, in compliance in all material respects with all applicable healthcare Laws, including, to the extent applicable (i) federal, state and local healthcare fraud and abuse Laws, including the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7(b)), the civil False Claims Act (31 U.S.C. § 3729 et seq.) and the regulations promulgated pursuant to such statutes; (ii) HIPAA; and (iii) Laws which are cause for exclusion from any federal health care program. To the Company’s knowledge, neither the Company nor any Subsidiary is subject to any enforcement, regulatory or administrative proceedings relating to or arising under the FDCA, the Anti-Kickback Statute, or other applicable healthcare Laws, and no such enforcement, regulatory or administrative proceeding has been threatened.
Section 3.13   Litigation.   Except for matters that would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) there is no Action pending against, or, to the knowledge of the Company, threatened in writing against, the Company or any of its Subsidiaries or any property or assets of the Company or any of its Subsidiaries, or any present or former officer, director or employee of the Company or any of its Subsidiaries (in their capacity as such), before (or, in the case of threatened Actions, that would be before) or by any Governmental Authority, (b) neither the Company nor any of its Subsidiaries is a party to or subject to the provisions of any Order of any Governmental Authority specifically imposed upon the Company or any of its Subsidiaries, (c) to the knowledge of the Company, none of the Company or any of its Subsidiaries is the subject of an inquiry or investigation by any Governmental Authority, and (d) there are no internal investigations or internal inquiries that, since December 31, 2022, have been conducted by or at the direction of the Company Board (or any committee thereof) and no Actions pending or, to the knowledge of the Company, threatened in writing, in each case concerning any financial, accounting or other misfeasance or malfeasance issues or that would reasonably be expected to lead to a voluntary disclosure or enforcement action.
Section 3.14   Properties.
(a)   Neither the Company nor any of its Subsidiaries own any real property.
(b)   Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) each Lease is legal, valid, binding, enforceable against the Company or its applicable Subsidiary party thereto and, to the knowledge of the Company, each other third party thereto, in each case subject to the Enforceability Exceptions, and in full force and effect, (ii) neither the Company nor its Subsidiaries (as a party to such Lease) nor, to the knowledge of the Company, any other third party to such Lease, is in material breach or default under such Lease and (iii) each of the Company and its Subsidiaries have a valid leasehold interest in each Lease to which it is a party, free and clear of all Liens, except for Permitted Liens
Section 3.15   Intellectual Property; Privacy and Data Protection.
(a)   To the Company’s knowledge, neither the Company nor its Subsidiaries nor the operation of the Company’s business has infringed, misappropriated or otherwise violated, any Intellectual Property of any third Person in any material respect. No action, suit, proceeding, or claim is pending or, to the knowledge of the Company, threatened alleging that the Company, its Subsidiaries, or the operation of the Company’s business infringes, misappropriates, or otherwise violates any Intellectual Property of any third Person, except as would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect.
(b)   To the Company’s knowledge, the Company has not experienced any material unauthorized access to or other material breach of security with respect to the information technology systems owned, operated, or controlled by the Company. The Company and its Subsidiaries are, and during the past three years have been, in compliance in all material respects with all applicable data privacy and information security Laws, including, to the extent applicable, the GDPR.
Section 3.16   Taxes.
(a)   The Company and its Subsidiaries have timely filed (taking into account any applicable extensions) all material Tax Returns required to be filed by them. All such Tax Returns are complete and correct in all material respects. The Company and its Subsidiaries have timely paid all Taxes as due and payable (whether or not shown on any Tax Return).
(b)   The unpaid Taxes of the Company and each of its Subsidiaries for periods (or portions thereof) ending on or prior to the date of the Company Balance Sheet do not exceed in any material respect the accruals and reserves for Taxes (other than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Company Balance Sheet. Since the date of the Company Balance Sheet, neither the Company nor or any of its Subsidiaries has incurred any material Liability for Taxes outside the ordinary course of business.
(c)   (i) No deficiency for any material Tax has been asserted or assessed by a Governmental Authority in writing against the Company or any of its Subsidiaries which deficiency has not been paid, settled or withdrawn or is not being contested in good faith in appropriate proceedings and for which adequate reserves have been maintained in accordance with GAAP; and (ii) no audit, examination, investigation, inquiry or other proceeding in respect of any Taxes or Tax Returns of the Company or any of its Subsidiaries (A) is pending or in progress or (B) has been proposed or threatened in writing, or to the knowledge of the Company, contemplated.
(d)   Schedule 3.16(d) lists the Tax classification of each of the Company and its Subsidiaries since its formation for U.S. federal (and applicable state, local and non-U.S.) Tax purposes.
(e)   The Company is not (i) a “controlled foreign corporation” as defined in Section 957 of the Code or (ii) a “surrogate foreign corporation” within the meaning of Section 7874(a)(2)(B) of the Code. No claim has been made in writing by any Governmental Authority, nor, to the Company’s knowledge, are any such claims pending or threatening to occur, in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that such Person is or may be subject to taxation by that jurisdiction. There are no material Liens for Taxes (except for Permitted Liens described in (i) and (ix) in the definition of Permitted Liens) upon any of the assets of the Company or any of its Subsidiaries. The Company and each of its Subsidiaries have complied in all material respects with all applicable Laws relating to the payment, collection, withholding and remittance of Taxes (including information reporting requirements) with respect to any amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.
(f)    Each of the Company and its Subsidiaries has complied in all material respects relating to information reporting and record retention (including to the extent necessary to claim any exemption from sales Tax collection and maintaining adequate and current resale certificates to support any such claimed exemptions) and all applicable Laws relating to transfer pricing rules and regulations, including all documentation requirements.
(g)   No material Tax audits or administrative or judicial Tax proceedings are pending or being conducted or, to the Company’s knowledge, threatening to occur with respect to the Company or any of its Subsidiaries.
(h)   There is no outstanding request for any extension of time for the Company or any of its Subsidiaries to pay any material Tax or file any material Tax Return and there has been no waiver or extension of any applicable statute of limitations for the assessment or collection of any material Tax of the Company or any of its Subsidiaries that is currently in force, other than, in either case, as a result of a customarily granted extension of time to file Tax Returns in the ordinary course of business. Neither the Company nor any of its Subsidiaries has granted to any Person any power of attorney that will remain in force after the Closing Date with respect to any Tax matter.
(i)   The Company and each of its Subsidiaries is not and has never been resident for Tax purposes in any jurisdiction other than the country of its respective formation, and do not have, and have never had any permanent establishment or other taxable presence in any jurisdiction other than the country of its formation.
(j)   Neither the Company nor any of its Subsidiaries is a party to or bound by any Tax allocation, sharing or similar agreement (other than any commercial agreement entered into in the ordinary course of business that does not relate primarily to Taxes or any agreement that does relate to Taxes but is entered into between members of the Company Group only in connection with the existence of a fiscal unity or other grouping for Tax purposes). Neither the Company nor any of its Subsidiaries (i) has been a member of an affiliated group filing a combined, consolidated or unitary Tax Return (other than a group consisting of members of the Company Group only) or (ii) has liability for the Taxes of any Person (other than the Company or its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or non-U.S. Law), as a transferee or successor, or by Contract (other than any commercial agreements entered into in the ordinary course of business that do not relate primarily to Taxes).
(k)   Neither the Company nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction or loss from, taxable income, for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in or improper use of any method of accounting for any taxable period ending on or prior to the Closing Date; (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law) executed prior to the Closing Date; (iii) installment sale or open transaction disposition made on or prior to the Closing Date; (iv) intercompany transaction or excess loss account described in the Treasury Regulations under Section 1502 of the Code, (v) the application of Sections 702, 951, 951A or 1293 of the Code (or any corresponding, similar or analogous provision of state, local or non-U.S. Law) or any “gain recognition agreement” pursuant to Section 367 of the Code; (vii) the application of any Pandemic Response Law; or (viii) prepaid amount, advance payment or deferred revenue received or accrued outside the ordinary course of business on or prior to the Closing Date.
(l)    Neither the Company nor any of its Subsidiaries has constituted a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355(a) of the Code (or any similar provision of state, local, or non-U.S. Law) in the three years prior to the date of this Agreement.
(m)   Neither the Company nor any of its Subsidiaries have been a party to or participated in a transaction that constitutes a “listed transaction” within the meaning of Section 6707A(c)(2) of the Code and Treasury Regulations Section 1.6011-4(b)(2) (or any similar provision of state or local Law) for a taxable period for which the applicable statute of limitations remains open.
(n)   Neither the Company nor any of its Subsidiaries have been, or will be, a U.S. real property holding company within the meaning of Section 897(c) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.
(o)   Neither the Company nor any of its Subsidiaries (i) have received or sought any benefit or relief with respect to Taxes pursuant to a Pandemic Response Law or (ii) is subject to a Tax holiday, or Tax incentive or grant (or any or similar or analogous arrangement with any Governmental Authority) in any jurisdiction that will terminate (or be subject to a clawback or recapture) as a result of the transactions contemplated by this Agreement.
(p)   Notwithstanding any other provision in this Agreement, no representation or warranty is made concerning the existence or amount of any net operating loss, Tax basis or other Tax asset in any taxable period ending after the Closing Date.

Section 3.17   Employee Benefit Plans.
(a)   Section 3.17 of the Company Letter sets forth, as of the date of this Agreement, a list of the material Company Benefit Plans and separately identifies each material Company Benefit Plan that is maintained primarily for the benefit of employees outside the United States (each, a “Non-US Company Benefit Plan”). The Company has either delivered or made available to Buyer with respect to each material Company Benefit Plan accurate and complete copies of the following, as relevant: (i) all material plan documents and all material amendments thereto; (ii) the most recent annual actuarial valuation and the most recent Form 5500; (iii) the most recent summary plan description and any material modifications thereto; and (iv) the nondiscrimination tests required to be performed under the Code for the most recent plan year. In addition, except as set forth in Section 5.01 of the Company Letter, no party, including current or former employees and/or otherwise engaged persons, is entitled to any other bonuses and/or other form of separation, severance or transaction payments, in any form whatsoever, and no such payments are or will be owed to any such party that are not provided for under their current employment agreements or separation agreements, or any Company Benefit Plan that has been made available to Buyer in the data room. All amounts that are or will be due employees and former employees have been or will be paid in full on or before their due dates and prior to the Closing Date, except as would cause a violation of Section 409A of the Code.
(b)   Neither the Company nor any ERISA Affiliate of the Company has during the past six years maintained, contributed to, or been required to contribute to a plan subject to Title IV of ERISA or Section 412 of the Code, including any “single employer” defined benefit plan or any “multiemployer plan” (each as defined in Section 4001 of ERISA).
(c)   Each of the Company Benefit Plans that is intended to be qualified under Section 401(a) of the Code has obtained a favorable determination letter (or opinion letter, if applicable) as to its qualified status under the Code. Except as would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each of the Company Benefit Plans is now and has been operated in compliance with its terms and all applicable Laws, including ERISA and the Code.
(d)   Except to the extent required under Section 601 et seq. of ERISA or Section 4980B of the Code (or any other similar state or local Law) and under the defined contribution pension scheme administered with Aegon within the Company (the “Dutch Pension Scheme”), neither any Company nor any Company Benefit Plan has any obligation to provide post-employment welfare benefits to or make any payment to, or with respect to, any present or former employee, officer or director of the Company pursuant to any retiree medical benefit plan or other retiree welfare plan.
(e)   Except as would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) all Non-US Company Benefit Plans comply with applicable local Law, and (ii) all such plans that are required to be funded or book-reserved or secured by an insurance policy are funded or book-reserved, as appropriate, based on reasonable actuarial assumptions.
(f)   Except as contemplated by Section 2.03 and Section 3.17(a), the consummation of the transactions contemplated by this Agreement (including in combination with other events or circumstances) will not (i) entitle any current or former Company employee or other service provider to any cash payment, or (ii) accelerate the time of payment or vesting, or materially increase the amount of, compensation or benefits due to any such Person.
Section 3.18   Employee and Labor Matters.
(a)   To the knowledge of the Company, the Company and its Subsidiaries are and since December 31, 2022 have been in material compliance with all applicable Laws pertaining to employment and employment practices, including wages, hours, compensation, fringe benefits, paid sick leave, employment or termination of employment, leave of absence rights, employment policies, immigration, terms and conditions of employment, child labor, labor or employee relations, affirmative action, government contracting obligations, equal employment opportunity and fair employment practices, disability rights or benefits, workers’ compensation, unemployment compensation and insurance, health insurance continuation, whistle-blowing, privacy rights, harassment, discrimination, retaliation, and working conditions or employee safety or health. There are no actions, suits, claims, charges, complaints, grievances, arbitrations, investigations or other legal proceedings against the Company or any of its Subsidiaries pending, or to the Company’s knowledge, threatened to be brought or filed, by or with any Governmental Authority or arbitrator in connection with the employment or engagement of any current or former employee, applicant, contractor, or other individual service provider of the Company or any of its Subsidiaries, including, without limitation, any claim relating to unfair labor practices, employment discrimination, harassment, retaliation, equal pay, wage or hours violations, unpaid wages, unpaid commissions, wrongful termination or any other employment related matter arising under applicable Laws.
(b)   the Company was not, and has never been, obliged to apply any collective labour agreement and/or to offer any employees participation in any mandatory industry-wide pension fund, and trade union, industry-wide pension fund or any other party has ever claimed that a collective labour agreement is applicable to the Company and/or that there was an obligation for the employees to participate in any mandatory industry-wide pension fund.
(c)   No amendments have been made to the Dutch Pension Scheme or any previous pension scheme that was in place within any the Company without the explicit prior and deliberate consent of the relevant works council or trade unions, and/or the relevant individual (former) employees and/or their respective spouses or dependents (in each case to the extent applicable) and without such party being sufficiently and timely informed regarding the nature of these amendments and the consequences thereof and being compensated insofar such amendments were to their detriment.
(d)   There: (i) have never been any, and there are no, back service and/or funding obligations for the Company under the Dutch Pension Scheme and/or any previous pension scheme that was in place and that there are no, and there have never been any, arrangements with pension providers to bear any costs in relation to increased pension premiums or premium deficits, and (ii) has never been a defined benefit pension scheme in place within the Company, (iii) has never been any amendment or termination to any indexation clause in either the Dutch Pension Scheme or any previous pension scheme in place.
(e)   All contributions and other amounts due under the Dutch Pension Scheme and/or any previous pension scheme have always been paid in full and in due time or are adequately provided for in the relevant accounts in accordance with local Law.
Section 3.19   Environmental Matters.   Except as would not have or reasonably be expected to have a Company Material Adverse Effect: (a) the Company and its Subsidiaries are and since December 31, 2022 have been, in compliance with all applicable Environmental Laws, which compliance has included applying for, obtaining, maintaining and complying with all material Permits required under such applicable Environmental Laws for the operation of their respective businesses; (b) as of the date of this Agreement, neither the Company nor its Subsidiary is subject to any Action or Order or to the Company’s knowledge, has received any written notice regarding any actual or alleged material violation of or liability (contingent or otherwise) under any Environmental Law; and (c) to the knowledge of the Company, there has been no release or disposal of, contamination by, or exposure of any Person to any substance, material or waste so as to give rise to any material liability for the Company or its Subsidiary under any Environmental Law.
Section 3.20   Material Contracts.
(a)   Section 3.20 of the Company Letter lists the following Company Contracts in effect as of the date of this Agreement (other than any Company Benefit Plan) (each, a “Company Material Contract” and collectively, the “Company Material Contracts”):
(i)   Each Company Contract that would be a material contract as defined in Item 601(b)(10) of Regulation S-K as promulgated under the Securities Act;
(ii)   each Company Contract relating to capital expenditures and requiring payments after the date of this Agreement in excess of $100,000 pursuant to its express terms and not cancelable without penalty;
(iii)   each Company Contract to which (A) the Company or its Subsidiaries have continuing milestone or similar contingent payments obligations, including upon the achievement of regulatory or commercial milestones or payment of royalties or other amounts calculated based upon any revenues or income of the Company or its Subsidiaries, in each case, that could result in payments in excess of $100,000, and in each case, excluding indemnification and performance guarantee obligations provided for in the ordinary course of business; (B) the Company or its Subsidiaries grant to or receive from any third party any license to, or covenant not to sue or other right with respect to, any material Intellectual Property (other than non-exclusive licenses entered in the ordinary course of business); or (C) the Company or its Subsidiaries have performance obligations relating to any research, development and/or collaboration programs or pre-clinical and/or clinical trials and studies;
(iv)   each Company Contract relating to any mortgages, indentures, loans, notes or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit or creating any material Encumbrances with respect to any assets of the Company or any of its Subsidiaries or any loans or debt obligations with officers or directors of the Company or any of its Subsidiaries;
(v)   each Company Contract (including all amendments, extensions and renewals with respect thereto) pursuant to which the Company or its Subsidiaries lease or sublease any material real property;
(vi)   each Company Contract with any Governmental Authority;
(vii)   each stockholders’, investors rights’, registration rights or similar Contract to which the Company is a party (excluding Contracts governing Company Options); each Company Contract containing any royalty, dividend or similar arrangement based on the revenues or profits of the Company or any of its Subsidiaries; or
(viii)   any other Company Contract that is not terminable at will (with no penalty or payment) by the Company or its Subsidiaries, as applicable, and (A) which involves payment or receipt by the Company or its Subsidiaries after the date of this Agreement under any such Company Contract of more than $50,000 in the aggregate, or (B) that is material to the business or operations of the Company and its Subsidiaries, taken as a whole.
(b)   The Company has delivered or made available to the Buyer accurate and complete copies of all Company Material Contracts, including all amendments thereto. Except as set forth in Section 3.20 of the Company Letter, there are no Company Material Contracts that are not in written form. As of the date of this Agreement, none of the Company, any of its Subsidiaries nor, to the Company’s knowledge, any other party to a Company Material Contract, has breached, violated or defaulted under, or received notice that it breached, violated or defaulted under, any of the terms or conditions of, or Laws applicable to, any Company Material Contract in such manner as would permit any other party to cancel or terminate any such Company Material Contract, or would permit any other party to seek damages or pursue other legal remedies which would reasonably be expected to be material to the Company or its business or operations. As to the Company and its Subsidiaries, each Company Material Contract is valid, binding, enforceable and in full force and effect, subject to the Enforceability Exceptions. No Person is renegotiating, or has a right pursuant to the terms of any Company Material Contract to change, any material amount paid or payable to the Company or any of its Subsidiaries under any Company Material Contract or any other material term or provision of any Company Material Contract.
Section 3.21   Financial Advisor Fees.   Except for Leerink Partners LLC (the “Company Financial Advisor”), there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company or any Company Subsidiary in connection with the Transactions or who is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission from the Company or any of its Affiliates in connection with the Transactions.
Section 3.22   Opinion of Company Financial Advisor.   The Company Financial Advisor has delivered to the Company Board its opinion to the effect that, as of the date of this Agreement, based upon and subject to the various limitations, assumptions, qualifications, factors and matters set forth therein, the Offer Consideration to be paid to the holders of Shares (except for Buyer and its Affiliates) pursuant to this Agreement is fair, from a financial point of view, to such holders, and such opinion has not been withdrawn, rescinded or modified. A true and complete copy of such opinion will be provided to Buyer by the Company solely for informational purposes promptly following execution of this Agreement.
Section 3.23   Anti-Takeover Measures.   No anti-takeover measure (that would qualify as a “beschermingsmaatregel” under the Laws of The Netherlands) that may be invoked or implemented by the Company (or any of its Affiliates) or by a Third Party pursuant to a right granted to such Third Party by the Company (or any of its Affiliates) (each, an “Anti-Takeover Measure”) has been implemented by the Company (or such Affiliate) in relation to the Offer or the other Transactions, nor will any Anti-Takeover Measure apply with respect to or as a result of execution of this Agreement or the consummation of the Transactions.
Section 3.24   Related Party Transactions.   There have been no transactions or Contracts between the Company or any Company Subsidiary, on the one hand, and any Affiliate (other than a Company Subsidiary) of the Company or other Persons, on the other hand, that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC, which have not been so reported, in the past three (3) years.
Section 3.25   No Other Representations and Warranties.   Except for the representations and warranties set forth in Article 4, the Company acknowledges and agrees that no representation or warranty of any kind whatsoever, express or implied, at Law or in equity, is made or shall be deemed to have been made by or on behalf of Buyer to the Company, and Buyer hereby disclaims any such representation or warranty, whether by or on behalf of Buyer, and notwithstanding the delivery or disclosure to the Company, its Affiliates or their respective Representatives, of any documentation or other information by Buyer, its Affiliates or any of their respective Representatives with respect to any one or more of the foregoing.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF BUYER
Except as set forth in any Buyer SEC Documents publicly available at least two (2) Business Days prior to the date of this Agreement (but excluding any forward-looking disclosures set forth in any “risk factors” section, any disclosures in any “forward-looking statements” section and any other disclosures included therein to the extent they are cautionary, predictive or forward-looking in nature, it being understood that any factual information contained within such sections shall not be excluded), the Buyer represents and warrants to Company as follows:
Section 4.01   Corporate Existence and Power.   Buyer is duly organized, validly existing and (where applicable) in good standing under the Laws of its jurisdiction of organization and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for any failure to be so organized, existing and in good standing and those licenses, authorizations, permits, consents and approvals the absence of which would not have or reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect.
Section 4.02   Corporate Authorization.   The execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the Transactions, including the Offer, are within Buyer’s corporate power and have been duly and validly authorized by all necessary corporate action on the part of Buyer and no other corporate proceedings on the part of Buyer or any of its Subsidiaries are necessary. Assuming due authorization, execution and delivery hereof by the Company, this Agreement constitutes a valid and binding agreement of Buyer, subject to the Enforceability Exceptions.
Section 4.03   Governmental Authorization.   No consent, approval, Order or authorization of, or registration, declaration, filing with or notice to any Governmental Authority is required by or with respect to Buyer or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement and the consummation of the Transactions, other than (a) compliance with any applicable requirements of the HSR Act, (b) the filing of the Offer Documents with the SEC and any amendments or supplements thereto, (c) compliance with any applicable requirements of the 1933 Act, the 1934 Act and any other applicable securities Laws, including applicable state securities, takeover and “blue sky” laws, (d) compliance with the rules and regulations of Nasdaq, and (e) any other consents, approvals, Orders, authorizations, registrations, declarations, filings or notices, the absence of which would not have or reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect.
Section 4.04   Non-Contravention.   The execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the Transactions do not and will not (a) contravene, conflict with or result in any violation of any provision of the organizational documents of Buyer, (b) assuming compliance with the matters referred to in Section 4.03, cause or result in any breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation, modification or acceleration of any obligation or to the loss of a benefit or right under, or result in the creation of any Lien in or upon any of the properties, assets or rights of Buyer or any of its Subsidiaries under, or require any consent, waiver or approval of any Person, pursuant to any provision of any Contract, (c) assuming compliance with the matters referred to in Section 4.03, violate or conflict with any Law or Order applicable to Buyer or any of its Subsidiaries or by which Buyer or its Subsidiaries, or any of their respective properties or assets may be bound, with only such exceptions, in the case of each of clauses (b) and (c), as would not have or reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect.
Section 4.05   Disclosure Documents.
(a)   The information with respect to Buyer and any of its Affiliates that Buyer supplies to the Company for use in any Company Disclosure Document will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading at the time of the filing of such Company Disclosure Document or any supplement or amendment thereto and at the time of any distribution or dissemination thereof.
(b)   The Offer Documents, when distributed or disseminated, will comply as to form in all material respects with the applicable requirements of the 1933 Act, the 1934 Act and all other applicable Laws governing the preparation, publication, distribution or dissemination of such documents, at the time of such publication, filing or the filing of any amendment or supplement thereto, at the time of such publication, distribution or dissemination and at the time of consummation of the Offer, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties in this Section 4.09 will not apply to statements or omissions included or incorporated by reference in the Offer Documents based upon information supplied to Buyer by the Company, its Affiliates or any of their respective Representatives specifically for use or incorporation by reference therein.
Section 4.06   [Reserved].
Section 4.07   Sufficient Funds.   Buyer has (or has available), and will have as of the Closing, the Subsequent Closing Date and Merger Effective Time sufficient cash available to pay all amounts to be paid by Buyer in connection with, the Transactions, this Agreement and the Post-Offer Reorganization, including Buyer’s costs and expenses and the aggregate Offer Consideration (including the aggregate Cash Amount), in each case on the terms and conditions contained in this Agreement, and there is not, nor will there be, any restriction on the use of such cash for such purpose. In no event shall the receipt or availability of any funds or financing by or to Buyer or any of its Affiliates or any other financing transaction be a condition to any of the obligations of Buyer hereunder.
Section 4.08   Litigation.   There is no Action pending against, or, to the knowledge of Buyer, threatened in writing against, Buyer or any of its Affiliates before (or, in the case of threatened Actions, that would be before) or by any Governmental Authority, except as would not have or reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect.
Section 4.09   Ownership of Shares; Investment.   As of the date of this Agreement, neither Buyer nor any of its Subsidiaries beneficially own any Shares. Except as contemplated by this Agreement and the Tender and Support Agreements, there are no voting trusts or other agreements or understandings to which Buyer or any Person controlling or controlled by Buyer is a party, with respect to the voting of the Shares.

Section 4.10   Absence of Certain Agreements.   Neither Buyer nor any of its Affiliates has entered into any Contract, or authorized, committed or agreed to enter into any Contract, pursuant to which any shareholder of the Company would be entitled to receive consideration in respect of their Shares of a different amount or nature than the Offer Consideration or pursuant to which any shareholder of the Company agrees to tender their Shares into the Offer, other than the Tender and Support Agreements.
Section 4.11   Brokers Fees.   There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Buyer or other intermediary that has been retained by or is authorized to act on behalf of Buyer or any of its Affiliates in connection with the Transactions or who is entitled to any broker’s, finder’s, financial advisor’s or similar fee or commission from Buyer or any of its Affiliates in connection with the Transactions.
Section 4.12   No Other Representations and Warranties.
(a)   Except for the representations and warranties set forth in Article 3, Buyer acknowledges and agrees that no representation or warranty of any kind whatsoever, express or implied, at Law or in equity, is made or shall be deemed to have been made by or on behalf of the Company to Buyer (including any representation with respect to any projections, forecasts or other estimates, plans or budgets of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of the Company or any of its Subsidiaries), and the Company hereby disclaims any such representation or warranty, whether by or on behalf of the Company and notwithstanding the delivery or disclosure to Buyer, its Affiliates or any of their respective Representatives, of any documentation or other information by the Company, its Affiliates or any of their respective Representatives with respect to any one or more of the foregoing.
ARTICLE 5
COVENANTS OF THE COMPANY
The Company agrees that:
Section 5.01   Conduct of the Company.   From the date of this Agreement until the Closing or the earlier valid termination of this Agreement in accordance with Article 8 (the “Pre-Closing Period”), except to the extent (i) expressly required or expressly contemplated by this Agreement (including as pertains to or arises out of, or in connection with, any Permitted Disposition), (ii) set forth on Section 5.01 of the Company Letter, (iii) expressly required by applicable Law (including Tax Law) or IFRS or (iv) consented to in advance by Buyer in writing (such consent not to be unreasonably withheld, conditioned or delayed), the Company shall, and shall cause each of its Subsidiaries to, (A) conduct its business in all material respects in the ordinary course of business and in a manner consistent with the Wind-Down Process and (B) use its commercially reasonable efforts to (I) preserve intact in all material respects its business organization and business relationships with Third Parties, including manufacturers, suppliers, vendors, distributors, Governmental Authorities, customers, licensors, licensees and other Third Parties with which it has business relationships and (II) keep available the services of its present officers and key employees. In addition to and without limiting the generality of the foregoing, during the Pre-Closing Period, except as (A) expressly required or expressly contemplated by this Agreement, (B) set forth on Section 5.01 of the Company Letter, (C) expressly required by applicable Law (including Tax Law) or IFRS or (D) consented to in advance by Buyer in writing, the Company shall not, and shall cause its Subsidiaries not to:
(a)   (i) enter into any new line of business or enter into any agreement, arrangement or commitment that is in excess of $50,000 or materially limits or otherwise restricts the Company or its Affiliates, including, following the Closing, Buyer and its Affiliates (other than in the case of Buyer and its Affiliates, due to the operation of Buyer’s or its Affiliates’ own Contracts), from time to time engaging or competing in any line of business or in any geographic area or (ii) otherwise enter into any agreements, arrangements or commitments in excess of $50,000 or imposing material restrictions on its assets, operations or business;
(b)   (i) declare, set aside, establish a record date in respect of, accrue or pay any dividends on, or make any other distributions (whether in cash, stock, equity securities or property) in respect of, any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) repurchase, redeem, offer to redeem or otherwise acquire, directly or indirectly any shares of capital stock of the Company or options, warrants, convertible or exchangeable securities, stock-based performance units or other rights to acquire any such shares of capital stock, except for (A) acquisitions of Shares in connection with the surrender of any Shares by holders of Company Options outstanding on the date of this Agreement, in the case of Company Options, in order to pay the exercise price of Company Options, (B) the withholding of Shares to satisfy Tax obligations with respect to awards granted pursuant to the Company Benefit Plans outstanding on the date of this Agreement, and (C) the acquisition by the Company of Company Options in connection with the forfeiture of such Company Equity Awards, in each case, in accordance with their terms;
(c)   issue, grant, deliver, sell, authorize, pledge or otherwise encumber any shares of its capital stock or options, warrants, convertible or exchangeable securities, stock-based performance units or other rights to acquire such shares, any voting Company debt, or any other rights that give any person the right to receive any economic interest of any nature accruing to the holders of Shares, other than issuances of Shares upon the exercise of Company Options in accordance with their terms;
(d)   amend the Company Organizational Documents or other comparable organizational documents (except for immaterial or ministerial amendments);
(e)   form any Subsidiary or acquire or agree to acquire, directly or indirectly, in a single transaction or a series of related transactions, whether by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any assets outside of the ordinary course of business, any business or any corporation, partnership, limited liability company, joint venture, association or other business organization or division thereof or any other Person;
(f)   except as required pursuant to the terms of any Company Benefit Plan as in effect on the date of this Agreement, (i) adopt, enter into, establish, terminate, amend or modify any collective bargaining agreement, Company Benefit Plan (or plan or arrangement that would be a Company Benefit Plan if in effect on the date of this Agreement), (ii) grant to any director, employee or individual service provider of the Company any increase in base compensation, (iii) grant to any director, employee or individual service provider of the Company any increase in severance or termination pay, (iv) pay or award, or commit to pay or award, any bonuses or incentive or equity compensation, (v) enter into any employment, retention, consulting, change in control, severance or termination agreement with any director, employee or individual service provider of the Company, (vi) take any action to vest or accelerate any rights or benefits under any Company Benefit Plan, or the funding of any payments or benefits under any Company Benefit Plan or (vii) hire or terminate (other than for cause) the employment or service of any employee or individual service provider;
(g)   make any change in accounting methods, principles or practices, except as may be required (i) by GAAP (or any authoritative interpretation thereof), including pursuant to standards, guidelines and interpretations of the Financial Accounting Standards Board or any similar organization or (ii) by Law, including Regulation S-X promulgated under the Securities Act, in each case, as agreed to by the Company’s independent public accountants;
(h)   sell, lease (as lessor), license or otherwise transfer (including through any “spin-off”), or pledge, encumber or otherwise subject to any Lien (other than a Permitted Lien), any properties or assets (including Intellectual Property) except (i) sales or other dispositions of inventory and excess or obsolete properties or assets in the ordinary course of business, (ii) pursuant to Contracts to which the Company is a party made available to Buyer and in effect prior to the date of this Agreement or (iii) in accordance with the Wind-Down Process;
(i)   sell, assign, lease, license, transfer, pledge, encumber or otherwise dispose of, permit to lapse or abandon, or, in the case of Trade Secrets, disclose to any third party, (i) any Trade Secret included in any Intellectual Property owned by the Company or (ii) other than in accordance with the Wind-Down Process, any Intellectual Property owned by the Company;

(j)   (i) incur or modify the terms of (including by extending the maturity date thereof) any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company, guarantee any debt securities of another Person, enter into any “keep well” or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing or (ii) make any loans, advances or capital contributions to, or investments in, any other Person;
(k)   make or agree to make any capital expenditures;
(l)   commence any Action or pay, discharge, settle, compromise or satisfy (i) any pending or threatened claims, liabilities or obligations relating to an Action (absolute, accrued, asserted or unasserted, contingent or otherwise), other than any such payment, discharge, settlement, compromise or satisfaction of a claim solely for money damages in the ordinary course of business in an amount not to exceed $50,000 per payment, discharge, settlement, compromise or satisfaction or $50,000 in the aggregate for all such payments, discharges, settlements, compromises or satisfactions, provided such amounts are taken into account in the calculation of Closing Net Cash or (ii) any litigation, arbitration, proceeding or dispute that relates to the Transactions (which shall be governed exclusively by Section 5.06 hereof);
(m)   (A) change or revoke any material Tax election with respect to the Company or any of its Subsidiaries, (B) file any material amended Tax Return or claim for refund of material Taxes with respect to the Company or any of its Subsidiaries, (C) settle or compromise any Tax audit or other proceeding relating to a material amount of Tax or enter into any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law) affecting any material Tax liability or refund of material Taxes with respect to the Company or any of its Subsidiaries, (D) settle or compromise any material Tax liability or refund of material Taxes with respect to the Company or any of its Subsidiaries, (E) adopt or change any material method of Tax accounting, except as required by Law, (F) change any tax residency or (G) request any ruling from any Governmental Authority relating to Taxes, except as described in Section 7.07;
(n)   amend, cancel or terminate any insurance policy naming the Company or its Subsidiaries as an insured, a beneficiary or a loss payable payee without obtaining comparable substitute insurance coverage (except as contemplated by Section 6.01);
(o)   adopt a plan or agreement of complete or partial liquidation or dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than the Post-Offer Reorganization or any part thereof);
(p)   except in the ordinary course of business or in connection with any transaction to the extent specifically permitted by any other subclause of this Section 5.01, enter into, terminate or modify in any respect, or expressly release any rights under, any Material Contract or any Contract that, if existing on the Agreement Date, would have been a Material Contract;
(q)   renew or enter into any agreement containing a non-compete, exclusivity, non-solicitation or similar clause that would restrict or limit, in any material respect, the operations of the Company or any of its Subsidiaries; or
(r)   authorize, commit or agree to take any of the foregoing actions.
Section 5.02   No Solicitation; Adverse Recommendation Change.
(a)   The Company shall not, and shall cause its Subsidiaries and its and their respective directors and officers not to, and the Company shall, and shall cause its Subsidiaries to, instruct and use reasonable best efforts to cause its and their respective Representatives not to, and shall not publicly announce any intention to, directly or indirectly, (i) solicit, initiate, encourage or knowingly facilitate (including by providing non-public information, cooperation or assistance or otherwise affording access to the business, properties, assets, books or records of the Company) any inquiries or making of any submission, announcement, proposal or offer that constitutes or could reasonably be expected to lead to, an

Alternative Acquisition Proposal, (ii) other than informing Persons of the provisions contained in this Section 5.02, enter into, continue or otherwise participate in any discussions or negotiations regarding any Alternative Acquisition Proposal or (iii) authorize, execute or enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other Contract (whether or not binding) with respect to an Alternative Acquisition Proposal. The Company shall, and shall cause each of its Subsidiaries and its and their respective directors and officers to, and shall instruct and use reasonable best efforts to cause each of the Representatives of the Company and its Subsidiaries to, immediately cease and cause to be terminated any and all existing discussions or negotiations with any Person conducted prior to the date of this Agreement with respect to any Alternative Acquisition Proposal, and shall not modify, amend or terminate, or waive, release or assign, any provisions of any confidentiality or standstill agreement (or any similar agreement) to which the Company or any of its Subsidiaries is a party relating to any such Alternative Acquisition Proposal and shall enforce the provisions of any such agreement; provided that the Company shall, subject to and in accordance with Section 5.02(b), be permitted to release or waive any such standstill obligations solely to the extent necessary to permit the party referenced therein to submit an unsolicited written Alternative Acquisition Proposal to the Company Board on a confidential basis conditioned upon such Person agreeing that the Company shall not be prohibited from providing any information to Buyer regarding any such Alternative Acquisition Proposal in accordance with the terms of this Section 5.02. The Company shall promptly (and in any event within two (2) Business Days of the date of this Agreement) (i) request each Person that has prior to the date of this Agreement executed a confidentiality agreement in connection with its consideration of any Alternative Acquisition Proposal to, in accordance with the terms of such agreement, return or destroy all confidential information furnished prior to the execution of this Agreement to or for the benefit of such Person by or on behalf of the Company or any of its Subsidiaries and (ii) terminate, or cause to be terminated, access by each such Person referred to in subclause (i) and its Representatives to any physical or electronic data rooms of the Company. The Company agrees that it shall promptly inform its Representatives of the obligations undertaken in this Section 5.02.
(b)   Notwithstanding anything to the contrary contained in Section 5.02(a), prior to the Expiration Time, if the Company receives an unsolicited written Alternative Acquisition Proposal, the Company may take the following actions upon giving notice to Buyer (but only if (x) the Company Board determines in good faith, after consultation with outside legal counsel, that the failure to take such action would be inconsistent with the fiduciary duties of the members of the Company Board under the Laws of The Netherlands, (y) the Company Board determines in good faith, after consultation with outside legal counsel and financial advisor, that such Alternative Acquisition Proposal constitutes or could reasonably be expected to lead to a Superior Proposal and (z) the submission of such Alternative Acquisition Proposal did not result from or arise in connection with a breach of Section 5.02(a)):
(i)   furnish non-public information with respect to the Company and its Subsidiaries to the Person or group making such Alternative Acquisition Proposal (and its Representatives); provided, that (A) prior to furnishing any such non-public information, it receives from such Person or group an executed confidentiality agreement containing terms at least as restrictive to the Person or group as the terms contained in the Confidentiality Agreement are to Buyer, and which shall not contain any exclusivity provision or other term that would restrict, in any manner, the Company’s ability to consummate the Transactions or to comply with its disclosure obligations to Buyer pursuant to this Agreement (an “Acceptable Confidentiality Agreement”) and (B) prior to or contemporaneously with furnishing any such non-public information to such Person or group (or its Representatives), it furnishes such non-public information to Buyer to the extent Buyer has not previously been provided with such information; and
(ii)   engage in discussions or negotiations with such Person or group with respect to such Alternative Acquisition Proposal.
(c)   In addition to the obligations of the Company set forth in Section 5.02(a), (b), and (d), as promptly as practicable (and in any event within forty-eight (48) hours) after receipt of any Alternative Acquisition Proposal or any request for non-public information or any inquiry that could reasonably be expected to lead to any Alternative Acquisition Proposal, the Company shall provide Buyer with written notice of the material terms and conditions of such Alternative Acquisition Proposal, request or inquiry, and the identity of the Person or group making any such Alternative Acquisition Proposal, request or inquiry. Commencing upon the provision of any notice referred to above and continuing until such Alternative Acquisition Proposal, request or inquiry is withdrawn, (i) the Company (or its outside legal counsel) shall keep Buyer (or its outside legal counsel) informed on a reasonably current basis regarding the status and material terms (including any changes thereto) of discussions and negotiations relating to any such Alternative Acquisition Proposal, request or inquiry (and within twenty-four (24) hours after any changes to the material terms thereof) and (ii) the Company shall, as promptly as practicable (and in any event within twenty-four (24) hours following the receipt or delivery thereof), provide Buyer (or its outside legal counsel) with copies of all written materials, proposals or proposed transaction agreements (including all schedules and exhibits thereto) relating to any such Alternative Acquisition Proposal (which may be redacted to the extent necessary to avoid disclosure of confidential information regarding the business or operations of the Person making such Alternative Acquisition Proposal, so long as such redaction does not extend to the identity of such Person or any material terms or conditions of such Alternative Acquisition Proposal).
(d)   Except as provided in Section 5.02(e), neither the Company Board nor any committee thereof shall, directly or indirectly:
(i)   (A) withhold, withdraw, qualify, amend or modify in a manner adverse to Buyer, or publicly propose to withhold, withdraw, qualify, amend or modify in a manner adverse to Buyer, the Company Recommendation or fail to make, or include in the applicable Company Disclosure Documents, the Company Recommendation or the approval, adoption, recommendation or declaration of advisability by the Company Board or any committee thereof of this Agreement, of the Offer or any of the other Transactions; (B) recommend, adopt or approve, or propose publicly to recommend, adopt or approve, any Alternative Acquisition Proposal; (C) make any recommendation in connection with an Alternative Acquisition Proposal other than a recommendation against such proposal; (D) fail to publicly and without qualification recommend against any Alternative Acquisition Proposal or fail to reaffirm the Company Recommendation, in either case within ten (10) Business Days after such Alternative Acquisition Proposal is made public or after any reasonable, written request by Buyer to do so (or, if earlier, by the third (3rd) Business Day prior to the then-scheduled Expiration Time, or the EGM or any Subsequent EGM, as applicable); or (E) publicly propose to do any of the foregoing (any action described in this clause (i) being referred to as an “Adverse Recommendation Change”); or
(ii)   approve or recommend, or publicly propose to approve or recommend, or allow the Company or any of its Affiliates to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar Contract (other than an Acceptable Confidentiality Agreement as provided in Section 5.02(b)(i)) (A) relating to any Alternative Acquisition Proposal or any offer or proposal that could reasonably be expected to lead to an Alternative Acquisition Proposal or (B) requiring it (or that would require it) to abandon, terminate or fail to consummate the Transactions (an “Alternative Acquisition Agreement”).
(e)   Notwithstanding anything to the contrary set forth in Section 5.02(d), solely in response to a Superior Proposal received by the Company Board after the date of this Agreement, the Company Board may, at any time prior to the Expiration Time, make an Adverse Recommendation Change, validly terminate this Agreement to enter into a definitive agreement with respect to such Superior Proposal in accordance with Section 8.01(d)(i) or authorize, resolve, agree or propose publicly to take any such action, only if all of the following conditions are met:
(i)   the Company shall have (A) provided to Buyer four (4) days’ prior written notice, which shall state expressly (1) that it has received a Superior Proposal, (2) the material terms and conditions of the Superior Proposal (including the consideration offered therein and the identity of the Person or group making the Superior Proposal), and shall have contemporaneously provided the most current version of the Alternative Acquisition Agreement and all ancillary agreements related to the Superior Proposal (it being understood and agreed that any amendment to the financial terms or any other material term or condition of such Superior Proposal shall require a new notice and a new two (2) day period) and (3) that, subject to clause (iii) below, the Company Board has determined to effect an Adverse Recommendation Change or terminate this Agreement in accordance with Section 8.01(d)(i), as applicable, and the Company Board shall have determined, in good faith, after consultation with outside legal counsel and financial advisor, that the failure to effect an Adverse Recommendation Change or terminate this Agreement in accordance with Section 8.01(d)(i), as applicable, would be inconsistent with the fiduciary duties of the members of the Company Board under the Laws of The Netherlands and (B) prior to making such an Adverse Recommendation Change or terminating this Agreement in accordance with Section 8.01(d)(i), as applicable, to the extent requested in writing by Buyer, engaged in good faith negotiations (and instruct its Representatives involved in such negotiations to negotiate in good faith) with Buyer during such four (4) or two (2) day period, as applicable, to amend this Agreement in such a manner that the Alternative Acquisition Agreement ceases to constitute a Superior Proposal; and
(ii)   following the end of such four (4) or two (2) day period, as applicable, the Company Board shall have determined, in good faith, after consultation with outside legal counsel and financial advisor, that, taking into account any revised terms irrevocably proposed in writing by Buyer, such Superior Proposal continues to constitute a Superior Proposal and that the failure to effect an Adverse Recommendation Change or terminate this Agreement in accordance with Section 8.01(d)(i) would continue to be inconsistent with the fiduciary duties of the members of the Company Board under the Laws of The Netherlands.
(f)   Notwithstanding anything to the contrary set forth in Section 5.02(d), upon the occurrence of any Intervening Event, the Company Board may, at any time prior to the Expiration Time, make an Adverse Recommendation Change, or authorize, resolve, agree or propose publicly to take any such action, only if all of the following conditions are met:
(i)   the Company shall have (A) provided to Buyer four (4) days’ prior written notice, which shall (1) set forth in reasonable detail information describing the Intervening Event and the rationale for the Adverse Recommendation Change and (2) state expressly that, subject to clause (ii) below, the Company Board has determined to effect an Adverse Recommendation Change and the Company Board shall have determined, in good faith, after consultation with outside legal counsel and financial advisor, that the failure to effect an Adverse Recommendation Change would be inconsistent with the fiduciary duties of the members of the Company Board under the Laws of The Netherlands and (B) prior to making such an Adverse Recommendation Change, to the extent requested in writing by Buyer, engaged in good faith negotiations with Buyer during such four (4) day period to amend this Agreement in response to the Intervening Event in such a manner that the failure of the Company Board to effect an Adverse Recommendation Change in response to the Intervening Event in accordance with clause (ii) below would no longer be inconsistent with the fiduciary duties of the members of the Company Board under the Laws of The Netherlands; and
(ii)   no earlier than the end of the four (4) day period, the Company Board shall have determined in good faith, after consultation with outside legal counsel and financial advisor, that, in light of such Intervening Event and taking into account any revised terms proposed by Buyer, the failure to effect an Adverse Recommendation Change would continue to be inconsistent with the fiduciary duties of the members of the Company Board under the Laws of The Netherlands (it being understood and agreed that any material change to the circumstances giving rise to the Intervening Event that was previously the subject of a notice hereunder shall require a new notice to Buyer as provided above; provided, that, with respect to each such material change, each reference in the preceding clauses (i) and (ii) to a “four (4) day” period shall be changed to refer to a “two (2) day” period).
(g)   Nothing contained in this Agreement shall prohibit the Company or the Company Board from (A) taking and disclosing to the Company’s shareholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the 1934 Act (or any similar communication to shareholders in connection with the making or amendment of a tender offer or exchange offer) or (B) making any disclosure to the Company’s shareholders that is required by applicable Law or if the Company Board determines in good faith (after consultation with outside legal counsel) that the failure to make such disclosure would reasonably be expected to be inconsistent with their duties under applicable Law; provided that any such disclosure shall be deemed an Adverse Recommendation Change unless the Company Board expressly publicly reaffirms the Company Recommendation.
Section 5.03   Compensation Arrangements.   Prior to the Closing, the Company (acting through the Company Board and the Compensation Committee) shall take all steps that may be required, necessary or advisable to cause (a) each “employment compensation, severance or other employee benefit arrangement” within the meaning of Rule 14d-10(d)(1) under the 1934 Act that has been or, after the date of this Agreement, shall be entered into by the Company or any of its Subsidiaries with any current or former Company Service Provider, (b) the treatment of the Company Equity Awards, in accordance with the terms set forth in this Agreement, and (c) the applicable terms of Section 6.01 and Section 6.02, in each case, to be approved as an “employment compensation, severance or other employee benefit arrangement” within the meaning of Rule 14d-10(d) (2) promulgated under the 1934 Act and to satisfy the requirements of the non-exclusive safe harbor set forth in Rule 14d-10(d) promulgated under the 1934 Act.
Section 5.04   Delisting; Deregistration.   Prior to the Acceptance Time, the Company shall cooperate with Buyer and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of Nasdaq to cause the delisting of the Company and the Shares from Nasdaq as promptly as practicable after the expiration of the Subsequent Offering Period and the deregistration of the Shares under the 1934 Act as promptly as practicable after such delisting.
Section 5.05   Anti-Takeover Measures.   The Company and the Company Board (and any committee thereof) shall take all actions within their power and authority necessary so that no Anti-Takeover Measure is or becomes applicable to the Transactions. If any Anti-Takeover Measure becomes applicable in such a manner that it would prevent, materially delay or impair any of the Transactions, the Company and the Company Board (and any committee thereof) shall grant such approvals and take such actions within their power and authority as are necessary so that any such Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act within their power and authority to eliminate such Anti-Takeover Measures in respect of such Transactions.
Section 5.06   Shareholder Litigation.   During the Pre-Closing Period, the Company shall provide Buyer an opportunity to review and to propose comments to all material filings or responses to be made by the Company in connection with any Actions commenced, or to the knowledge of the Company, threatened in writing, by or on behalf of one or more shareholders of the Company, against the Company and its directors relating to any Transaction, and the Company shall give reasonable and good faith consideration to any comments proposed by Buyer. In no event shall the Company enter into, agree to or disclose any settlement with respect to such Action without Buyer’s consent, such consent not to be unreasonably withheld, delayed or conditioned, except (i) to the extent such settlement is fully covered by the Company’s insurance policies (other than any applicable deductible) or (ii) such settlement relates solely to the provision of additional disclosure in the Schedule 14D-9, but, in each case, only if such settlement would not result in the imposition of any restriction on the business or operations of the Company or its Affiliates. The Company shall notify Buyer promptly of the commencement or written threat of any Actions of which it has received notice or become aware and shall keep Buyer promptly and reasonably informed regarding any such Actions.
Section 5.07   Permitted Dispositions.   The Company shall be entitled, but under no obligation, to sell, transfer, license, assign or otherwise divest any or all of the Company’s and the Company’s Affiliates’ rights, Intellectual Property, and other assets related to existing clinical and preclinical programs, including but not limited to LAVA-1266 (in one or more transactions (each a “Permitted Disposition” and collectively, the “Permitted Dispositions”) prior to the Closing; provided, that if any such Permitted Disposition results in the imposition of ongoing obligations or liabilities on the Company or any of its Subsidiaries, the terms of the Permitted Disposition relating to such obligations or liabilities shall be reasonably acceptable to Buyer. The Parties hereto acknowledge that the Company may not be successful in completing, or may determine not to proceed, with any Permitted Dispositions.

ARTICLE 6
COVENANTS OF BUYER
Section 6.01   Director and Officer Liability.   Buyer agrees that:
(a)   From Closing until six (6) years after the completion of the Transactions (including the Post-Offer Reorganization, if applicable), Buyer shall indemnify and hold harmless, and provide advances to, the present and former directors and officers of the Company Group (in such capacity, each, an “Indemnified Person”) in respect of acts or omissions occurring at or prior to the completion of the Transactions (including the Post-Offer Reorganization, if applicable) pursuant to, in accordance with the terms of and to the fullest extent provided for in the Company Organizational Documents as they are in force on the date hereof and any applicable Indemnification Agreement and to the fullest extent permitted by applicable Law. From Closing until six (6) years after the completion of the Transactions (including the Post-Offer Reorganization if applicable), Buyer shall honor and fulfill, and shall cause the Company and its Subsidiaries to honor and fulfill, the obligations of the Company and its Subsidiaries under any and all indemnification agreements in effect as of the date of this Agreement between the Company or any of its Subsidiaries and any Indemnified Person (the “Indemnification Agreements”). In addition, Buyer agrees that all rights to indemnification provided by the Company Organizational Documents and the Indemnification Agreements shall survive Closing and shall continue in full force and effect in accordance with their terms and shall not be amended, repealed or modified in a manner less advantageous to any Indemnified Person, for a period of six (6) years following the completion of the Transactions (including the Post-Offer Reorganization, if applicable); provided, that if, at any time prior to the sixth (6th) anniversary of the Closing Date, any Indemnified Person delivers to Buyer a written notice asserting that indemnification is required in accordance with this Section 6.01(a) with respect to a claim, then the provisions for indemnification contained in this Section 6.01(a) with respect to such claim shall survive the sixth (6th) anniversary of the Closing Date and shall continue to apply until such time as such claim is fully and finally resolved.
(b)   Prior to the Closing, the Company shall obtain and fully pay the premium for, and Buyer shall maintain, and shall cause the Company to maintain, in full force and effect (with the obligations thereunder to be honored) during the six (6) year period beginning on the Closing Date, a “tail” prepaid directors’ and officers’ liability insurance policy or policies (which policy or policies by their respective express terms shall survive the Closing) from the Company’s current insurance carrier or an insurance carrier with the same or better credit rating as the Company’s current insurance carrier, of at least the same coverage and amounts and containing terms and conditions, retentions and limits of liability that are no less advantageous than the existing directors’ and officers’ liability policy or policies maintained by the Company or any of its Subsidiaries for the benefit of the Indemnified Persons with respect to directors’ and officers’ liability insurance for claims arising from facts or events that occurred on or prior to the Closing.
(c)   If Buyer, the Company or any of their respective successors or assigns (i) consolidates with, or merges with or into, any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) liquidates, dissolves or winds-up, or transfers or assigns all or substantially all of its properties or assets to any Person, then, in each case, Buyer shall take such action as may be necessary so that such Person shall assume all of the obligations set forth in this Section 6.01.
(d)   The provisions of this Section 6.01 are intended to be for the express benefit of, and shall be enforceable by, each Indemnified Person, his or her heirs and his or her personal representatives (and such Persons are intended to be third party beneficiaries of this Section 6.01 with full rights of enforcement as if such Person was a party hereto), shall be binding on all successors and assigns of Buyer and the Company and shall not be amended in a manner that is adverse to any Indemnified Person (including his or her successors, assigns, heirs and personal representatives) without the prior written consent of each Indemnified Person (including any such successors, assigns, heirs or personal representatives) affected thereby. The indemnification provided for by this Section 6.01 shall be in addition to, and not in substitution for, any other rights to indemnification or exculpation which an

Indemnified Person and any other Person referred to in this Section 6.01 is entitled, whether pursuant to applicable Law, Contract (including the Indemnification Agreements), the Company Organizational Documents or otherwise.
Section 6.02   401(K) Termination.   Unless, at least ten (10) Business Days prior to the Closing, Buyer provides written notice to the Company directing otherwise, the Company shall take all action necessary to terminate any and all 401(k) plans effective as of the day immediately preceding the day on which the Closing occurs (the “401(k) Termination Date”).
Section 6.03   Tender and Support Agreements.   Buyer has entered into the Tender and Support Agreements. As to each Tender and Support Agreement, Buyer shall not amend or waive any provision of such Tender and Support Agreements (other than ministerial amendments in a manner not adverse to Buyer or the Company) or agree to any termination of such Tender and Support Agreements. Buyer also agrees to use reasonable best efforts to enforce the obligations of the shareholders of the Company under such Tender and Support Agreements. Notwithstanding anything to the contrary herein, Buyer acknowledges and agrees that (i) the failure of any director or executive officer to comply with his or her obligations pursuant to his or her Tender and Support Agreement shall not, in and of itself, constitute or be deemed to constitute a breach by the Company of its obligations under this Agreement, and (ii) nothing in this Section 6.03 shall, or be deemed to, modify, affect, impact or otherwise limit the rights or obligations of the Company under of this Agreement.
Section 6.04   COBRA Obligations.   The Parties hereby acknowledge and agree that Buyer does not have any current or potential obligation or liability in respect of post-retirement or post-service severance, health, medical or life insurance benefits for retired, former or current employees of the Company or other Person, except for any payment or portion of any payment provided for under such an employee’s employment agreement or separation agreement, or as listed in Section 5.01 of the Company Letter, that would result in a violation of Section 409A of the Code if paid prior to Closing.
ARTICLE 7
COVENANTS OF THE PARTIES
The Parties agree that:
Section 7.01   Regulatory Approvals; Efforts.
(a)   During the Pre-Closing Period, the Parties shall use reasonable best efforts to consummate and make effective the Transactions in accordance with the terms hereof and subject to Section 7.01(g). Without limiting the foregoing, during the Pre-Closing Period, the Parties shall use reasonable best efforts to (i) promptly obtain all authorizations, consents, Orders and approvals of all Governmental Authorities or other Persons that may be, or become, necessary for the performance of their respective obligations pursuant to this Agreement and the consummation of the Transactions, (ii) take all actions as may be requested by any such Governmental Authority to obtain such authorizations, consents, Orders and approvals and (iii) avoid entry of, or effect the dissolution of, any Order that would have the effect of preventing or materially delaying the consummation of the Transactions. The Parties shall cooperate in seeking to promptly obtain all such authorizations, consents, Orders and approvals. In furtherance and not in limitation of the foregoing, each Party agrees to (A) make all required filings with respect to any applicable Antitrust Laws promptly (and consistent with market practice) (the “Required Approvals”) and in any event within fifteen (15) Business Days after the date of this Agreement and (B) to respond as promptly as practicable to any inquiries or requests received from any Governmental Authority in connection with antitrust or related matters
(b)   The Parties shall consult and cooperate with one another, and consider in good faith the views of one another, in connection with, and each Party shall provide to the other Party in advance, any material written analyses, presentations, memoranda, briefs and proposals made or submitted to any Governmental Authority by or on behalf of any Party hereto in connection with proceedings relating to any Antitrust Laws; provided, that each Party may limit disclosure of commercially sensitive portions of such materials to the outside legal counsel and consultants of the other Party or may be redacted as necessary to preserve attorney-client or other legal privileges.

(c)   Without limiting the generality of the foregoing, each Party shall give the other Party prompt notice of any pending or threatened request, inquiry, or Action brought by a Governmental Authority, or brought by a Third Party before any Governmental Authority, in each case with respect to the Transactions under any Antitrust Laws (an “Antitrust Investigation”). With respect to any such Antitrust Investigation, and subject to applicable Laws relating to the exchange of information and appropriate agreements to limit disclosure to outside counsel and consultants retained by such counsel and to preserve attorney-client or other legal privileges, each Party shall use reasonable best efforts to (i) keep the other Party informed as to the status of any such request, inquiry, or Action, (ii) promptly inform the other Party of any communication (excluding non-material communications) to or from any Governmental Authority, in connection with any such request, inquiry or Action (and, if in writing, furnish the other Party with a copy of such communication), (iii) give each other reasonable advance notice of all meetings or teleconferences (excluding non-material teleconferences) with any Governmental Authority in connection with any such request, inquiry or Action and (iv) consult in advance and cooperate with the other Party and consider in good faith the views of the other Party in connection with (including providing reasonable opportunity for the other Party to comment upon) any material analysis, presentation, memorandum, brief or proposal to be made or submitted to any such Governmental Authority.
(d)   The Parties shall promptly furnish to each other all information required or requested to be included in any application, filing or submission to be made pursuant to the rules and regulations of any Governmental Authority in connection with the applications or other filings to be made under applicable Antitrust Laws. Each Party shall have the right to review in advance, and to the extent practicable each shall consult the other on, all the information relating to such Party and any of its Affiliates that appear in any filing made with, or written materials submitted to (in each case, including any amendments thereto), any Third Party and/or any Governmental Authority in connection with the Transactions or filings to be made under applicable Antitrust Laws (and any amendments thereto), and each of the Parties shall provide the other Party and its counsel a reasonable opportunity to review and comment on such documents or materials and consider in good faith including in the relevant documents or materials (and any amendments thereto) all comments reasonably proposed by such other Party and its counsel; provided, that with respect to any documents or materials required to be filed under applicable Antitrust Laws that contain information (i) that is commercially sensitive or (ii) the provision of which would infringe Antitrust Laws, such information may be provided solely to those individuals acting as outside legal counsel for the other Party; provided further, that such counsel shall not disclose such information to such other Party and shall enter into a joint defense agreement in customary form with outside legal counsel for the providing Party, if requested.
(e)   Each Party further agrees to cooperate with the others in order to resolve any investigation or other inquiry concerning the Transactions initiated by any Governmental Authority. Each Party shall promptly notify the other Party of any material written notice or other communication received by such Party from any Governmental Authority in connection with the Transactions and, to the extent reasonably practicable, each Party shall participate in all discussions, telephone calls and meetings with a Governmental Authority regarding the Transactions.
(f)   If any Action is commenced challenging the Transactions (or any component thereof) as violating any Antitrust Law, each Party shall cooperate with the other Party and use reasonable best efforts to contest and resist any such Action and to have vacated, lifted, reversed or overturned any Order resulting therefrom, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Transactions (or the relevant component thereof); provided, however, that the obligations in this Section 7.01(f) shall expire as of the End Date.
(g)   During the Pre-Closing Period, Buyer and the Company shall refrain from, and shall cause each of their respective Subsidiaries to refrain from, acquiring or agreeing to acquire or invest in any assets or businesses which transaction would independently require consent, approval or authorization of any Governmental Authority and which would reasonably be expected to prevent, materially delay or materially impede the Closing or receipt of any Required Approval.
Section 7.02   Certain Filings.   The Parties shall cooperate with one another (a) in connection with the preparation of the Company Disclosure Documents, the Offer Documents in accordance with

Section 2.01 and Section 2.02, (b) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals or waivers are reasonably required to be obtained from parties to any Contracts, in connection with the consummation of the Transactions and (c) in taking such actions or making any such filings, furnishing information required in connection therewith or with the Company Disclosure Documents or the Offer Documents and seeking timely to obtain any such actions, consents, approvals or waivers.
Section 7.03   Further Assurances.   If, at any time before or after the Acceptance Time, the Company or Buyer reasonably believes that any further instruments, deeds, bills of sale, assignments or assurances are reasonably necessary or desirable to consummate the Transactions or to carry out the purposes and intent of this Agreement, then, subject to the terms and conditions of this Agreement, the Company and Buyer shall execute and deliver all such proper deeds, assignments, instruments and assurances and do all other things reasonably necessary or desirable to consummate the Transactions and to carry out the purposes and intent of this Agreement.
Section 7.04   Public Announcements.   Buyer and the Company shall consult with each other prior to issuing, and provide each other with the opportunity to review and comment upon, any press release, public announcement, public statement or other public disclosure with respect to this Agreement or the Transactions and shall not issue any such press release, public announcement, public statement or other public disclosure prior to such consultation without the prior written consent of the other (which consent shall not be unreasonably withheld, conditioned or delayed), except as may be required by applicable Law or by the rules and regulations of or listing requirements of the Nasdaq or the SEC, in which event the relevant Party shall, to the extent reasonably practicable, endeavor, on a basis reasonable under the circumstances, to provide a meaningful opportunity to the other Party to review and comment upon such press release, public announcement, public statement or other public disclosure in advance and shall give due consideration to all reasonable additions, deletions or changes suggested thereto; provided, that (a) each Party may make press releases or public announcements concerning this Agreement or the Transactions that consist solely of information previously disclosed in previous press releases or public announcements made by any Party in a manner consistent with this Section 7.04 and (b) each Party may make any public statements in response to questions by the press, investors or analysts or those participating in investor calls or industry conferences, so long as such statements consist solely of information previously disclosed in previous press releases, public disclosures, public statements or other public disclosures made by any Party in a manner consistent with this Section 7.04.
Section 7.05   Notices of Certain Events; Coordination.
(a)   The Company shall give prompt notice to Buyer, and Buyer shall give prompt notice to the Company, of any material written notice or other material communication received by such Party from any Governmental Authority during the Pre-Closing Period in connection with this Agreement and the Transactions or from any Person alleging that the consent of such Person is or may be required in connection with this Agreement and the Transactions.
(b)   Each Party shall give prompt notice to the other Party of (i) any Action commenced or, to such Party’s knowledge, threatened in writing, against the other Party or any of its Affiliates that purports to prevent, materially impede or materially delay the consummation of the Transactions (or any component thereof) or that makes allegations that, if true, would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or Buyer Material Adverse Effect, applicable, and (ii) (A) in the case of the Company, the knowledge of the Company of any breach of or inaccuracy in its representations or warranties set forth in Article 3 or failure to perform its covenants or agreements set forth in this Agreement to the extent such inaccuracy, breach or failure to perform would reasonably be expected to give rise to, individually or in the aggregate, the failure of any Offer Condition set forth in paragraph (D) or (E) of Annex I or (B) in the case of Buyer, the knowledge of Buyer of any breach of, or inaccuracy in, the representations or warranties of Buyer set forth in Article 4 or failure to perform the covenants or agreements of Buyer set forth in this Agreement to the extent such inaccuracy, breach or failure to perform would reasonably be expected to, individually or in the aggregate, prevent or materially delay or materially impair the ability of Buyer to perform its obligations under this Agreement or to consummate the Transactions; provided, that the delivery of any notice pursuant to this Section 7.05 shall not cure any breach of any representation, warranty, obligation, covenant or agreement contained in this Agreement or otherwise limit or affect any remedies available hereunder to the Party receiving such notice.
Section 7.06   Transaction Litigation.   Except as otherwise set forth in Section 7.01, the Company shall control any Action brought against the Company or any of its Affiliates or their respective Representatives relating to this Agreement or the Transactions (“Transaction Litigation”); provided, that the Company shall give Buyer the right to (i) participate in (at Buyer’s sole expense), but not control, the defense or settlement of any such Transaction Litigation and (ii) no settlement of any such Transaction Litigation shall be agreed to by the Company or any of its Affiliates without Buyer’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed). Buyer shall give prompt notice to the Company of any Action commenced against Buyer or any of its Affiliates or their respective Representatives relating to this Agreement or the Transactions. This Section 7.06 shall not apply to any Transaction Litigation initiated by either Party against the other Party in order to enforce its rights under this Agreement.
Section 7.07   Tax Matters.
(a)   As promptly as reasonably practicable after the date of this Agreement, the Company and, where necessary, New Topco shall prepare and file a request with the Dutch Tax Authority to seek advance Tax clearance on the amount of recognized paid-up share capital and share premium per share (fiscaal erkend kapitaal) for Dutch dividend withholding Tax purposes pursuant to Section 13 of the DWTA (the “DWHT Request”) in connection with the Company’s calculation of the amount to be withheld, if any, in respect of the Cancellation pursuant to the DWTA. The Company and the Buyer shall enter into good faith discussions regarding the filing of a request with the Dutch Tax Authority in accordance with the Dutch functional currency regulation (regeling functionele valuta) in order to apply USD as the functional currency of New Topco for Dutch Tax purposes (the “Functional Currency Request”). The Company shall submit a draft of the DWHT Request and, if applicable, the Functional Currency Request to Buyer and shall provide Buyer and its counsel a reasonable opportunity to review and comment on the DWHT Request and Functional Currency Request and consider in good faith including in the DWHT Request and Functional Currency Request (and any amendments thereto) all comments reasonably and timely proposed by Buyer and its counsel. If advance Tax clearance as requested pursuant to the DWHT Request is not obtained prior the Cancellation Effective Time, the Parties shall apply, and cause New Topco to apply, the Company’s calculation of the amount of recognized paid-up share capital and share premium per share (fiscaal erkend kapitaal) for Dutch dividend withholding Tax set forth in, or otherwise used as the basis for, the DWHT Request, unless the Parties agree in writing on the application of a different calculation prior to the Cancellation Effective Time. The Company and the Buyer, where applicable, shall also reasonably cooperate in evaluating, and if applicable, obtaining advance Tax clearance on other Tax aspects of the Transactions.
(b)   Buyer and its Affiliates shall be entitled to make an irrevocable election under Section 338(g) of the Code (and any corresponding election under state or local Tax law) with respect to the Company, New TopCo or any Subsidiary of the Company that is not a United States resident corporation. If such an election is made, Buyer and its Affiliates shall allocate the aggregate consideration (including items treated as consideration for applicable Tax purposes) in accordance with Treasury Regulations section 1.338-6 and following the principles set forth in Schedule 7.07(b) to the maximum extent permitted by applicable Law, and shall treat any income resulting from such election as income that is not “passive income” within the meaning of Section 1297(b)(1) of the Code, except to the extent required by applicable Law. For the avoidance of doubt, no such election shall be made with respect to Lava Therapeutics, Inc. or any other United States resident Subsidiary.
(c)   In the case of any taxable period that includes (but does not end on) the Merger Effective Date (a “Straddle Period”), (i) the amount of any property and similar ad valorem Taxes of the Company for a Straddle Period which relate to the Pre-Closing Tax Period shall be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on (and including) the Merger Effective Date and the denominator of which is the number of days in the Straddle Period, and (ii) the amount of any other Taxes of the Company for the Pre-Closing Tax Period shall be determined based on an interim closing of the books as of the close of business on the day including the Merger Effective Date (and for such purpose, to the extent applicable, the taxable period of any “controlled foreign corporation” (within the meaning of Section 957 of the Code) and any partnership or other pass-through entity shall be deemed to terminate at such time). For purposes of the preceding sentence, exemptions, credits, allowances or deductions that are calculated on an annual basis (including depreciation and amortization deductions computed as if the day including the Merger Effective Date was the last day of the Straddle Period) shall be allocated between the portion of the Straddle Period ending on the day including the Merger Effective Date and the portion of the Straddle Period thereafter in proportion to the number of days in each such portion.
(d)   Certain Stamp Taxes.
(i)   Words defined or used in Subdivision 14-D of Schedule 1 of the Taxation Administration Act 1953 (Cth) have the same meaning in this Section 7.07(d) unless the context requires otherwise.
(ii)   For the purposes of subsection 14-225(2) of Schedule 1 of the Taxation Administration Act 1953 (Cth), the Company declares in writing, for the period up to and including the Merger Effective Date, that the Shares are not indirect Australian real property interests. If the transfer of Shares occurs later than the date six months after the date of this Agreement, the Company must deliver to Parent a further declaration in writing that the Shares are not indirect Australian real property interests.
(iii)   Parent acknowledges and agrees that:
(1)   Section 7.07(d)(ii) constitutes an indirect Australian real property interest declaration for the purposes of sections 14-210(3) and 14-225(2) of Schedule 1 of the Taxation Administration Act 1953 (Cth), given by the Company to Parent;
(2)   Parent does not know the declaration to be false; and
(e)   As a result of the matters referred to in Section 7.07(d)(ii), Parent will not (A) withhold any amount under subdivision 14-D of Schedule 1 of the Taxation Administration Act 1953 (Cth) from any payments to be made pursuant to this Agreement or (B) pay any amount under Subdivision 14-D of Schedule 1 of the Taxation Administration Act 1963 (Cth) to the Commissioner of Taxation in connection with this Agreement unless the Comapny notifies Parent that is declaration made has ceased to be true prior to the due date of payment of any relevant amount.
ARTICLE 8
TERMINATION
Section 8.01   Termination.   This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Acceptance Time:
(a)   by mutual written consent of the Company and Buyer;
(b)   by either the Company or Buyer:
(i)   if the Acceptance Time has not occurred on or before December 31, 2025 (as such date may be extended pursuant to the mutual written consent of the Company and Buyer, the “End Date”); provided, that the right to terminate this Agreement under this Section 8.01(b)(i) shall not be available to any Party seeking to terminate if such Party is in breach of, or has breached, this Agreement prior to the Acceptance Time where such breach proximately caused the failure of the Acceptance Time to occur by the End Date;
(ii)   if the Offer Condition set forth in paragraph (B) of Annex I is not satisfied and the Legal Restraint giving rise to such non-satisfaction shall have become final, permanent and non-appealable; provided, that the Party seeking to terminate this Agreement pursuant to this Section 8.01(b)(ii) shall have complied in all material respects with its obligations under Section 7.01;
(iii)   if the Offer shall have expired in accordance with its terms without all of the Offer Conditions having been satisfied and shall have not been extended by Buyer; provided, that the right to terminate this Agreement pursuant to this Section 8.01(b)(iii) shall not be available to any Party whose breach of this Agreement proximately caused the Offer to expire without all of the Offer Conditions having been satisfied; provided, further, that the right to terminate this Agreement pursuant to this Section 8.01(b)(iii) shall not be available to Buyer if Buyer does not extend the Offer in circumstances where Buyer is required to extend the Offer under this Agreement; or
(c)   by Buyer:
(i)   if, prior to the purchase of any Shares pursuant to the Offer, the Company breaches any of its representations or warranties, or fails to perform any of its covenants, obligations or agreements contained in this Agreement, which breach or failure to perform, individually or in the aggregate, (A) would result in any Offer Condition not being satisfied and (B) such breach or failure to perform by its nature cannot be cured or has not been cured by the Company by the earlier of (1) the second (2nd) Business Day immediately prior to the End Date and (2) the date that is thirty (30) days after the Company’s receipt of written notice of such breach from Buyer; provided, that Buyer is not then in material breach of its representations or warranties or then materially failing to perform its covenants, obligations or agreements contained in this Agreement;
(ii)   following an Adverse Recommendation Change;
(iii)   if the Subsequent EGM has been held and been concluded and the Governance Resolutions and the Post-Offer Reorganization Resolutions have not all been adopted;
(d)   by the Company:
(i)   in order to concurrently with or immediately following such termination enter into a definitive agreement with respect to a Superior Proposal subject to, and in accordance with, the terms and conditions of Section 5.02(e); provided, that substantially concurrently with such termination, the Company pays the Company Termination Compensation pursuant to Section 8.03(b)(i);
(ii)   if Buyer breaches any of its representations or warranties, or fails to perform any of its covenants, obligations or agreements contained in this Agreement, which breach or failure to perform (A) would result in any Offer Condition not being satisfied and (B) such breach or failure by its nature cannot be cured or has not been cured by Buyer, as applicable, by the earlier of (A) the second (2nd) Business Day immediately prior to the End Date and (B) the date that is thirty (30) days after Buyer’s receipt of written notice of such breach from the Company; provided, that the Company is not then in material breach of its representations or warranties or then materially failing to perform its covenants, obligations or agreements contained in this Agreement; or
(iii)   if (A) the Acceptance Time has occurred, (B) Buyer has failed to pay or cause to be paid (via the depositary for the Offer) for all Shares validly tendered and not properly withdrawn pursuant to the Offer as of the Acceptance Time (and excluding any Shares that may have been tendered as of such time pursuant to the Subsequent Offering Period) as and to the extent required by Section 2.01(b), (C) the Company delivers written notice to Buyer after the occurrence of the events described in clauses (A) and (B) demanding that Buyer make (or cause to be made) such payment and (D) Buyer fails to make (or cause to be made) such payment within three (3) Business Days of receiving such notice.
Section 8.02   Effect of Termination.   In the event of the valid termination of this Agreement as provided in this Article 8, notice thereof shall be given to the other Party, specifying the provision hereof pursuant to which such termination is made (other than in the case of termination pursuant to Section 8.01(a)), and this Agreement shall immediately become void and of no effect, without any liability on the part of any Party (or its respective directors, officers, employees, shareholders, Representatives, agents or advisors); provided, that, subject in all respects to this Section 8.02 and Section 8.03 (including, in each case, the limitations set forth therein), (a) the Confidentiality Agreement, Section 7.04, this Section 8.02, Section 8.03, Article 1 and Article 9 (in each case, subject to the limitations set forth therein) shall survive the valid termination hereof and (b) nothing herein shall relieve either Party of any liability for damages resulting from such Party’s fraud or Willful Breach prior to such valid termination (including, with respect to the Company, damage to the Company’s shareholders resulting from the failure of the Closing to occur). If this Agreement is terminated as provided herein, all filings, applications and other submissions made pursuant to this Agreement, to the extent practicable, shall be withdrawn from the Governmental Authority or other Person to which they were made.
Section 8.03   Expenses; Termination Compensation.
(a)   Except as set forth in this Section 8.03, all fees, costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the Party incurring such fees, costs and expenses, whether or not the Transactions are consummated.
(b)   Company Termination Compensation.   The Company shall pay, or cause to be paid, to Buyer by wire transfer of immediately available funds an amount equal to the Company Termination Compensation (without interest and net of applicable withholding Tax):
(i)   if this Agreement is validly terminated by the Company pursuant to Section 8.01(d)(i), in which case payment shall be made concurrently with such termination;
(ii)   if this Agreement is validly terminated by Buyer pursuant to Section 8.01(c)(ii), in which case payment shall be made within five (5) Business Days following such termination; or
(iii)   if (A) an Alternative Acquisition Proposal shall have been publicly made or otherwise becomes generally known to the public prior to the Acceptance Time, (B) this Agreement is thereafter validly terminated (1) by the Company or Buyer pursuant to Section 8.01(b)(i) (if by Buyer, only if at such time Buyer would not be prohibited from terminating this Agreement by the proviso set forth in Section 8.01(b)(i)), (2) by the Company or Buyer pursuant to Section 8.01(b)(iii) (if by Buyer, only if at such time Buyer would not be prohibited from terminating this Agreement by either proviso in Section 8.01(b)(iii)) and the Minimum Condition has not been satisfied as of the final Expiration Time of the Offer (provided, that the Offer Conditions set forth in paragraphs (B) and (H) of Annex I have been satisfied as of such date) or (3) by Buyer pursuant to Section 8.01(c)(iii) and (C) prior to the date that is six (6) months following the date of such termination, the Company enters into a definitive Contract with respect to any transaction specified in the definition of “Alternative Acquisition Proposal” or any such transaction is consummated, in each case, whether or not involving the same Alternative Acquisition Proposal or the Person making the Alternative Acquisition Proposal referred to in clause (A), in which case payment shall be made to Buyer concurrently with the date on which such transaction is consummated. For purposes of the foregoing clause (C), references in the definition of the term “Alternative Acquisition Proposal” to the figure “twenty percent (20%)” shall be deemed to be replaced by “fifty percent (50%);” provided that, in each case, the Company Termination Compensation shall be exclusive of any value added tax, if applicable and the Parties shall take the position that the Company Termination Compensation is (i) not treated as a supply of goods or a supply of services under the Law governing value added tax of any applicable European Union member state or (ii) otherwise exempt from value added tax. Each Party shall act in a manner consistent with the foregoing (including filing Tax Returns consistent therewith).
(c)   The Parties acknowledge that the agreements contained in this Section 8.03 are an integral part of the Transactions and that, without these agreements, the Parties would not have entered into this Agreement. Accordingly, if the Company fails to pay the Company Termination Compensation if and when due pursuant to Section 8.03(b) and, in order to obtain such payment, Buyer commences an Action that results in an Order in its favor for such payment, the Company shall pay to Buyer its reasonable and documented costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such Action, together with interest on each such amount at the rate equal to the U.S. Prime Rate as published on the website of the Board of Governors of the Federal Reserve System, calculated on a daily basis from the date such amounts were required to be paid to the date of actual payment. In the event this Agreement is terminated and Buyer is entitled to receive the Company Termination Compensation pursuant to Section 8.03(b), the Company Termination Compensation shall, except with respect to claims for fraud solely as it relates to the covenants contained in this

Agreement or the representations and warranties expressly made in Article 3 and Willful Breach, be deemed to be liquidated damages for any and all losses or damages suffered or incurred by the Buyer and be the sole and the exclusive remedy of Buyer and its Affiliates, on the one hand, against the Company and its former, current or future shareholders, directors, officers, Affiliates, agents or other Representatives, on the other hand, for any loss suffered as a result of any breach of any representation, warranty, covenant or agreement in this Agreement or the Transactions; provided that, for the avoidance of doubt, the foregoing shall have no effect on any rights or claims Buyer or its Affiliates may have pursuant to the Tender and Support Agreements, to the extent provided therein, following the valid termination of this Agreement. Upon such payment of the Company Termination Compensation by the Company, if applicable, neither the Company nor any of its former, current or future shareholders, directors, officers, Affiliates, agents or other Representatives shall have any further liability relating to or arising out of this Agreement or the Transactions, except with respect to fraud solely as it relates to the representations and warranties expressly made in Article 3 and Willful Breach. Notwithstanding anything to the contrary contained in this Agreement, in no event shall the Company be required to pay the Company Termination Compensation on more than one occasion.
ARTICLE 9
MISCELLANEOUS
Section 9.01   Notices.   Any notice, request, or demand desired or required to be given hereunder will be in writing and will be given by personal delivery, email delivery, or overnight courier service, in each case addressed as respectively set forth below or to such other address as any party hereto will have previously designated by such a notice. The effective date of any notice, request, or demand will be the date of personal delivery, the date on which email is sent (provided that the sender of such email does not receive a written notification of delivery failure) or one (1) day after it is delivered to a reputable overnight courier service, as the case may be, in each case properly addressed as provided in this Agreement and with all charges prepaid:
if to Buyer, to:
XOMA Royalty Corporation
2200 Powell Street, Suite 310
Emeryville, CA 94608
Attention: Legal Department; Bradley Sitko
Email: legalgroup@xoma.com; brad.sitko@xoma.com
with copies, which shall not constitute notice, to:
Gibson, Dunn & Crutcher LLP
One Embarcadero Center Suite 2600
San Francisco, CA 94111
Attention: Ryan A. Murr; Branden Berns
Email: rmurr@gibsondunn.com; bberns@gibsondunn.com
if to the Company, to:
LAVA Therapeutics N.V.
Yalelaan 62
3584 CM Utrecht,
The Netherlands
Attention: Stephen Hurly,
Email: s.hurly@lavatherapeutics.com

with copies, which shall not constitute notice, to:
Cooley LLP
55 Hudson Yards
New York, New York 10001
Attention: Kevin Cooper; Rita Sobral
Email: kcooper@cooley.com; rsobral@cooley.com
and
NautaDutilh N.V.
Beethovenstraat 400
1082 PR Amsterdam
The Netherlands
Attention: Paul van der Bijl
Email: paul.vanderbijl@nautadutilh.com
Section 9.02   Non-Survival of Representations and Warranties; Survival of Certain Covenants and Agreements.   The representations and warranties contained in this Agreement and in any certificate or other writing delivered pursuant to this Agreement, and any covenants and agreements that by their terms contemplate performance prior to the Acceptance Time, shall, in each case, not survive the Acceptance Time. This Section 9.02 shall not limit Section 8.02 or Section 8.03(b) or any covenant or agreement of the Parties that by its terms contemplates performance after the Acceptance Time. The terms of Article 1 and this Article 9, as well as the covenants and other agreements set forth in this Agreement that by their terms apply, or that are to be performed in whole or in part, after the Acceptance Time shall survive the Acceptance Time in accordance with their terms.
Section 9.03   Amendments and Waivers.
(a)   This Agreement may only be amended or supplemented at any time by additional written agreements signed by, or on behalf of, the Parties, as may mutually be determined by the Parties to be necessary, desirable or expedient to further the purpose of this Agreement or to clarify the intention of the Parties.
(b)   No provision of this Agreement may be waived or extended (to the extent such waiver or extension is not prohibited under this Agreement or by applicable Law) except by a written instrument signed by the Party against whom the waiver or extension is to be effective. No failure or delay on the part of any Party in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement in this Agreement, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right.
Section 9.04   Rules of Construction.   The Parties have participated jointly in negotiating and drafting this Agreement. If an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.
Section 9.05   Assignment.   Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by any of the Parties without the prior written consent of the other Party; provided, that without the consent of the Company, (a) Buyer may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to any one or more direct or indirect wholly owned Subsidiaries or Affiliates controlled by Buyer and (b) after the Acceptance Time, Buyer may transfer or assign its rights and obligations under this Agreement to any Person; provided, further, that, in each of clauses (a) and (b), such transfer or assignment shall not (i) adversely impact the rights of the Company under this Agreement, (ii) relieve Buyer of its obligations under this Agreement or (iii) materially impede or delay the timely satisfaction of any of the Offer Conditions, Closing or the Post-Offer Reorganization. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the Parties and their respective successors and assigns.

Section 9.06   Governing Law.   This Agreement and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the Transactions, or the negotiation, execution, performance, non-performance, interpretation, termination or construction hereof, shall be construed under, governed by, and enforced in accordance with the Laws of the State of Delaware (without regard to the conflicts of law provisions thereof that would require the application of the applicable Law of another jurisdiction, including Delaware Laws relating to applicable statutes of limitations and burdens of proof); provided, that, notwithstanding the foregoing, any matters concerning or implicating the Company Board’s fiduciary duties, the EGM or the Post-Closing Reorganization shall be governed by and construed in accordance with the applicable Laws of The Netherlands.
Section 9.07   Jurisdiction; Forum.   Each Party (a) hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Chancery Court of the State of Delaware or, where such court does not have jurisdiction, any state or federal court within the State of Delaware (the “Chosen Courts”), (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such Chosen Court, (c) agrees that any Actions arising out of or relating to this Agreement or the Transactions shall be brought, tried and determined only in the Chosen Courts, (d) waives any claim of improper venue or any claim that the Chosen Courts are an inconvenient forum and (e) agrees that it shall not bring any Action relating to this Agreement or the Transactions in any court other than the Chosen Courts. Each of the Parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the Transactions, any objection to venue laid therein, any objection on the grounds of forum non conveniens, or any objection based on or on account of its place of incorporation or domicile, which it may now or hereafter have to the bringing of any such.
Section 9.08   Waiver of Jury Trial.   Each Party acknowledges and agrees that any controversy that may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, to the extent permitted by applicable Law, each such Party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any Action (whether based on Contract, tort or otherwise) directly or indirectly arising out of or relating to this Agreement, the other documents and agreements delivered in connection herewith or the transactions contemplated hereby or thereby or the actions of the Parties in the negotiation, administration, performance and enforcement hereof or thereof. Each Party certifies and acknowledges that (a) no representative of any other Party has represented, expressly or otherwise, that such other Party would not seek to enforce the foregoing waiver in the event of an Action, (b) such Party has considered and understands the implications of this waiver, (c) such Party makes this waiver voluntarily and (d) such Party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 9.08. A copy of this may be submitted to any court as evidence of the content thereof.
Section 9.09   Counterparts; Effectiveness.   This Agreement may be signed in any number of counterparts (including by PDF), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each Party shall have received a counterpart hereof signed and duly delivered by the other Party.
Section 9.10   Entire Agreement; No Third-Party Beneficiaries.   This Agreement, including the Annexes, Schedules and Exhibits hereto, the Company Letter and the Confidentiality Agreement, and the other documents delivered in connection with this Agreement, constitutes the entire agreement among the Parties with respect to the subject matter hereof and, and supersedes all prior agreements, understandings and negotiations, both written and oral, among the Parties with respect to the Transactions. This Agreement is not intended to, and shall not, confer upon any Person other than the Parties any rights or remedies; provided, that (a) the provisions of Section 6.01 are intended to be for the benefit of, and shall be enforceable by, each indemnified or insured party (including the Indemnified Persons), his or her heirs and representatives; (b) the provisions of Section 2.04(a)(iii) and Section 2.05(f) are intended to be for the benefit of, and shall be enforceable by, each member of the Company Board in office at the time of holding the EGM or Subsequent EGM, as applicable, each Independent Director and each member of the Company Board resigning with effect from Closing and (c) the provisions of Section 2.05 are intended to be for the benefit of, and shall be enforceable by, each Independent Director.

Section 9.11   Severability.   If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, so long as the economic or legal substance of the Transactions is not affected in any material way. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.
Section 9.12   Specific Performance.   The Parties acknowledge that monetary damages would be both incalculable and an insufficient remedy for any breach of this Agreement by such Party and that any such breach would cause the other Party irreparable harm. Accordingly, each Party also agrees that, in the event of any breach or threatened breach of the provisions of this Agreement by such Party, each other Party shall be entitled to equitable relief without the requirement of posting a bond or other security, including in the form of injunctions and orders for specific performance, in addition to all other remedies available to such other Party at law or in equity. Each Party hereby agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of this Agreement by the other Party. The Parties hereby irrevocably waive (i) any defenses in any action for specific performance, including the defense that a remedy at law would be adequate and (ii) any requirement under any Law to post a bond or other security as a prerequisite to obtaining equitable relief.
Section 9.13   Cooperation   Subject to the terms of this Agreement, the Parties agree to provide reasonable cooperation with each other and to execute and deliver such further documents, certificates, agreements and instruments and to take such actions as may be reasonably requested by the other Party to evidence or effect the Transactions and to carry out the intent and purposes of this Agreement.
[The remainder of this page has been intentionally left blank.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the date set forth on the cover page of this Agreement.
LAVA THERAPEUTICS N.V.
By:
/s/ Stephen Hurly

Name:
Stephen Hurly

Title:
President, Chief Executive Officer

XOMA ROYALTY CORPORATION
By:
/s/ Owen Hughes

Name:
Owen Hughes

Title:
Chief Executive Officer

ANNEX I
OFFER CONDITIONS
Notwithstanding any other provision of the Agreement or the Offer and in addition to (and not in limitation of) Buyer’s right and obligation to extend, terminate, amend or modify the Offer pursuant to the provisions of the Agreement, subject to any applicable rules and regulations of the SEC, Buyer shall not be required to accept for payment or pay for any Share validly tendered and not properly withdrawn pursuant to the Offer unless, as of the scheduled Expiration Time:
A.   there shall have been validly tendered in accordance with the terms of the Offer, and not properly withdrawn, a number of Shares that, together with the Shares then owned by Buyer or its Affiliates, represents at least eighty percent (80%) of the Company’s issued and outstanding share capital (geplaatst en uitstaand kapitaal) immediately prior to the Expiration Time (the “Minimum Condition”); provided that if all of the Offer Conditions have been satisfied or waived (to the extent such waiver is not prohibited under this Agreement or by applicable Law) other than the Minimum Condition, and Buyer has extended the Offer on three (3) or more occasions in consecutive periods of ten (10) Business Days each in accordance with Section 2.01(e)(ii) of the Agreement, Buyer may in its sole discretion, by written notice to the Company, amend the reference to “eighty percent (80%)” in the foregoing definition of Minimum Condition to “seventy-five percent (75%)”, in which case the reference to “eighty percent (80%)” in the foregoing definition of Minimum Condition shall be deemed to be a reference to “seventy-five percent (75%)”;
B.   no applicable Law or Order (whether temporary, preliminary or permanent), entered, enacted, promulgated, enforced or issued by any court or other Governmental Authority of competent jurisdiction (collectively, the “Legal Restraints”) shall be in effect that prohibits, renders illegal or enjoins, the consummation of the Offer, the Post-Offer Reorganization (or any component thereof) or the other Transactions;
C.   the representations and warranties of the Company set forth in (i) Section 3.12(a) of the Agreement shall be true and correct in all respects at and as of the Expiration Time with the same effect as though made at and as of the Expiration Time, (ii) Section 3.06(a) of the Agreement shall be true and correct in all respects (except for any de minimis inaccuracies) at and as of the Expiration Time with the same effect as though made at and as of the Expiration Time (or such earlier date in respect of which such representations and warranties are expressly made), (iii) Section 3.01, Section 3.03, Section 3.23 of the Agreement shall be true and correct in all material respects at and as of the Expiration Time with the same effect as though made at and as of the Expiration Time (or such earlier date in respect of which such representations and warranties are expressly made) and (iv) Article 3 of the Agreement, other than those Sections specifically identified in clauses (i), (ii) and (iii) of this paragraph (C), shall be true and correct (disregarding all qualifications or limitations as to “materiality”, “Company Material Adverse Effect” and words of similar import set forth therein) at and as of the Expiration Time with the same effect as though made at and as of the Expiration Time (or such earlier date in respect of which such representations and warranties are expressly made), except, in the case of this clause (iv), where the failure to be true and correct would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;
D.   the Company shall have performed and complied with, in all material respects, those covenants and obligations under this Agreement that are required to be performed by it at or prior to the Expiration Time;
E.   since the date of the Agreement, there shall not have occurred any Effect that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;
F.   the Governance Resolutions and the Post-Offer Reorganization Resolutions shall have been adopted at the EGM or a Subsequent EGM, and in each case, shall not have been revoked, modified or amended in any way at any General Meeting held after the date of the EGM or the relevant Subsequent EGM, as applicable;

G.   the Company shall have delivered to Buyer a certificate signed by an executive officer of the Company, dated as of the Expiration Time, certifying that the Offer Conditions specified in paragraphs (C), (D) and (E) have been satisfied;
H.   the Required Approvals shall have been received and be in full force and effect or their relevant waiting periods (and any extension thereof) shall have expired or been terminated;
I.   the Agreement shall not have been terminated in accordance with its terms; and
J.   the Closing Net Cash as finally determined pursuant to Section 2.01(j) through (n) is at least $31,500,000.
The foregoing conditions in this Annex I are for the sole benefit of Buyer and may be asserted by Buyer regardless of the circumstances giving rise to any such conditions and, other than the Minimum Condition, may be waived (to the extent such waiver is not prohibited under this Agreement or by applicable Law) by Buyer in whole or in part at any time and from time to time in its sole discretion, in each case, subject to the terms of the Agreement. The foregoing conditions shall be in addition to, and not a limitation of, the rights and obligations of Buyer to extend, terminate, amend or modify the Offer in accordance with the terms and conditions of the Agreement and the applicable rules and regulations of the SEC. The failure by Buyer at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time. In addition, each of the foregoing conditions is independent of any of the other foregoing conditions; the exclusion of any event from a particular condition does not mean that such event may not be included in another condition.
Capitalized terms used in this Annex I and not defined in this Annex I shall have the meanings set forth in the Share Purchase Agreement, dated as of August 3, 2025, by and between XOMA Royalty Corporation and LAVA Therapeutics N.V.

Exhibit A
FORM OF DOWNSTREAM MERGER DEED
[Form begins on next page]

DEED OF MERGER
On this day, the […] day of […] two thousand and twenty-five, appeared before me, Paul Cornelis Simon van der Bijl, civil law notary in Amsterdam:
[…],
acting for the purposes of this Deed as the holder of written powers of attorney from:
1.
LAVA Therapeutics N.V., a public limited liability company (naamloze vennootschap), having its corporate seat (statutaire zetel) in Utrecht, the Netherlands (address: Yalelaan 62, 3584 CM Utrecht, the Netherlands, trade register number: 65335740) (“LAVA”); and

2.
LAVA Therapeutics New Topco B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid), having its corporate seat (statutaire zetel) in Utrecht, the Netherlands (address: Yalelaan 62, 3584 CM Utrecht, the Netherlands, trade register number: […]) (“New Topco”).

LAVA and New Topco are hereinafter collectively referred to as the “Merging Companies”.
The person appearing, acting in the above capacities, declared the following:
WHEREAS
A.
The Merging Companies wish to enter into the Merger in accordance with the Merger Proposal and the Explanatory Notes.

B.
None of the Merging Companies has been dissolved, has been declared bankrupt or has been granted a suspension of payments.

C.
No creditor of either of the Merging Companies has objected to the Merger Proposal during the relevant period stipulated for that purpose by Section 2:316 of the DCC, as evidenced by a declaration of the clerk of the court of first instance of Utrecht, the Netherlands, a copy of which will be attached to this Deed as an Annex I.

D.
On the […] day of […] two thousand and twenty-five, the general meeting of LAVA, and on the […] day of […] two thousand and twenty-five, the general meeting of New Topco resolved, among other things, to enter into the Merger. The proceedings of these general meetings have been laid down in official reports as referred to in section 2:330(3) of the DCC, executed before Paul Cornelis Simon van der Bijl, aforementioned civil law notary.

DEFINITIONS
Article 1
In this Deed the following definitions shall apply:
DCC	The Dutch Civil Code.
Deed	This deed of merger.
Explanatory Notes	The notes to the Merger Proposal within the meaning of Section 2:313(1) of the DCC, dated the […] day of […] two thousand and twenty-five.
Merger	The present legal merger within the meaning of Section 2:309 of the DCC as a result of which (i) LAVA, as the disappearing company, will merge with and into New Topco, as the surviving company, (ii) all assets and liabilities of LAVA shall transfer to New Topco by operation of law under universal succession of title, (iii) New Topco shall allot class A shares and class B shares in its share capital on a share-for-share basis in accordance with the terms of the Merger Proposal and the Explanatory Notes and (iv) the single class B share in the share capital of New Topco held by LAVA immediately to the

Merger Effective Time shall be cancelled at the Merger Effective Time pursuant Section 2:325(3) of the DCC.
Merger Effective Time	Midnight (0:00) Central European [Summer] Time after the execution of this Deed.
Merger Proposal	The proposal to enter into the Merger within the meaning of section 2:312 of the DCC, dated the […] day of […] two thousand and twenty-five.
MERGER
Article 2
The Merging Companies declare to enter into the Merger in accordance with the Merger Proposal and the Explanatory Notes. The Merger shall become effective the day after the day on which this Deed is executed, for the avoidance of doubt being at the Merger Effective Time.
FINANCIAL INFORMATION
Article 3
The financial information pertaining to LAVA will be incorporated in the annual accounts or other financial reporting of New Topco as of the […] day of […] two thousand and […].
EXEMPTION FROM TRANSFER TAX
Article 4
To the extent that the Merger will result in the levy of transfer tax, domicile is hereby elected at the offices of the custodian of the original of this Deed for this purpose and the right to an exemption under Section 15 paragraph 1 item h. of the Legal Transactions Taxation Act (Wet op belastingen van rechtsverkeer) is hereby invoked.
POWERS OF ATTORNEY
Article 5
The person appearing has been authorised to act under two (2) powers of attorney in the form of private instruments, copies of which shall be attached to this Deed as Annexes II and III.
FINAL PROVISIONS
The person appearing is known to me, civil law notary.
This Deed was executed in Amsterdam on the date mentioned in its heading. After I, civil law notary, had conveyed and explained the contents of the Deed in substance to the person appearing, the person appearing declared to have taken note of the contents of the Deed, to be in agreement with the contents and not to wish them to be read out in full. Following a partial reading, the Deed was signed by the person appearing and by me, civil law notary.
THE UNDERSIGNED
Paul Cornelis Simon van der Bijl, civil law notary in Amsterdam, the Netherlands, declares that he has established that the procedural requirements for all resolutions necessary under Title 7 of Book 2 of the Dutch Civil Code and under the articles of association of the above merging companies to effectuate this merger have been duly complied with; and that the other relevant requirements laid down in Title 7 of Book 2 of the Dutch Civil Code and in the articles of association of the above merging companies have been duly satisfied.
Signed in Amsterdam, the Netherlands, on [•] 2025.

Exhibit B-1
FORM OF MERGER PROPOSAL
[Form begins on next page]

MERGER PROPOSAL
between
LAVA Therapeutics New Topco B.V.
as New Topco
and
LAVA Therapeutics N.V.
as LAVA
[date]

MERGER PROPOSAL
THE UNDERSIGNED
[name(s)]
acting as the managing director[s] (bestuurder[s]) of LAVA Therapeutics New Topco B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid), having its corporate seat (statutaire zetel) in Utrecht, the Netherlands (address: Yalelaan 62, 3584 CM Utrecht, the Netherlands, trade register number: [•]) (“New Topco”).
[names]
acting as the board of directors (bestuurders) of LAVA Therapeutics N.V., a public limited liability company (naamloze vennootschap), having its corporate seat (statutaire zetel) in Utrecht, the Netherlands (address: Yalelaan 62, 3584 CM Utrecht, the Netherlands, trade register number: 65335740) (“LAVA”).
New Topco and LAVA are hereinafter collectively referred to as the “Merging Companies”.
RECITALS
A.
Pursuant to and in accordance with the terms of a Purchase Agreement entered into among XOMA Royalty Corporation, as the buyer (“Buyer”) and LAVA as the company, dated [date] 2025 (as may be amended from time to time and including the annexes, exhibits, appendices and schedules thereto, the “Purchase Agreement”)1, among other matters, (i) Buyer has agreed to make a tender offer (the “Offer”) to purchase all of the issued and outstanding ordinary shares in the share capital of LAVA, with a nominal value of €0.12 each (“LAVA Shares”) for (i) an amount in cash equal to $[•] per LAVA Share (the “Cash Amount”), plus (ii) one contingent value right per LAVA Share (a “CVR”), which shall represent the right to receive potential payments, in cash, described in, and subject to and in accordance with the terms and conditions of, the CVR Agreement (as defined and referenced in the Purchase Agreement) (the “Offer Consideration”) and (ii) Buyer has agreed to provide a subsequent offering period with respect to such tender offer (the “Subsequent Offering Period”).

B.
Subject to the conditions set forth in the Purchase Agreement, then as promptly as practicable following the expiration of the Subsequent Offering Period, Buyer and LAVA shall, as applicable, effectuate a corporate reorganization of LAVA and its subsidiaries (the “Post-Offer Reorganization”), consisting of the Downstream Merger, the Loan and the Cancellation (all as defined below), provided that each action that forms part of such Post-Offer Reorganization is permitted under applicable law (including Sections 2:316(4) and 2:318(1) of the Dutch Civil Code (the “DCC”)), in the manner set out below and in the order set out below:

a.
prior to the execution of the Downstream Merger Deed (as defined below), LAVA shall in its capacity as sole shareholder of New Topco, resolve to effectuate the cancellation (intrekking) of all class A shares in New Topco’s share capital (“New Topco A Shares”) issued and outstanding at the Cancellation Effective Time (as defined below), subject to (i) the Loan (as defined below) having been made, and cash under such Loan (as defined below) having been made available by Buyer to, or at the sole direction of, New Topco, and (ii) such number of CVRs having been made available by Buyer to, or at the sole direction of, New Topco as necessary for New Topco to deliver to each holder of New Topco A Shares (a “Minority Shareholder”) (determined immediately prior to the Cancellation Effective Time, as defined below) one CVR for each New Topco A Share then held by such Minority Shareholder, pursuant to which cancellation each such New Topco A Share is cancelled against (i) repayment in cash of the nominal value of each such New Topco A Share (being $0.01), (ii) a distribution in cash on each such New Topco A Share amounting to the Cash Amount minus the nominal value of each such New Topco A Share (being $0.01) and (iii) a distribution in kind consisting of one CVR for each such New Topco A Share, such that each Minority Shareholder (determined immediately prior to the Cancellation Effective Time, as defined

1
The Purchase Agreement is available at [website].

below) shall receive cash and CVRs equal to the Offer Consideration multiplied by the number of New Topco A Shares then held by such Minority Shareholder (without interest and net of applicable withholding taxes) (the “Cancellation”);
b.
LAVA and New Topco shall execute the notarial deed (the “Downstream Merger Deed”) effecting the legal merger contemplated by this merger proposal (the “Downstream Merger”) no later than 23:59 (local time in the Netherlands) on the date on which LAVA Shares tendered during the Subsequent Offering Period are accepted for payment and paid for in accordance with the terms and conditions of the Purchase Agreement, which shall automatically effect the Downstream Merger on the day after the date on which the Downstream Merger Deed is executed (the “Merger Effective Date”);

c.
prior to 00:30 (local time in the Netherlands) on the Merger Effective Date (the “Cancellation Effective Time”), Buyer shall (A) grant a loan to New Topco for a principal amount in cash, available to or at the sole direction of New Topco, out of immediately available funds, equal to the product of (x) the number of New Topco A Shares that will be issued and outstanding immediately prior to the Cancellation Effective Time and (y) the Cash Amount (the “Loan”); and (B) make available to or at the sole direction of New Topco such number of CVRs as necessary for New Topco to deliver to each Minority Shareholder (determined immediately prior to the Cancellation Effective Time) one CVR for each New Topco A Share then held by such Minority Shareholder;

d.
prior to the Cancellation Effective Time, Buyer and LAVA shall cause the management board of New Topco to approve the Cancellation in accordance with Section 2:208(6) of the DCC in conjunction with Section 2:216(2) of the DCC, provided that the management board of New Topco at such time neither knows nor reasonably foresees that, following the Cancellation, New Topco cannot continue to pay its due and payable debts; and

e.
at the Cancellation Effective Time, subject to the condition that is part of the definition of “Cancellation” having been satisfied, the Cancellation shall become effective.

C.
The Downstream Merger, if effected as contemplated by and on the terms and subject to the conditions set forth in the Purchase Agreement and this merger proposal, shall be a legal merger within the meaning of Section 2:309 of the DCC pursuant to which (i) LAVA, as the disappearing company, will merge with and into New Topco, as the surviving company, (ii) all assets and liabilities of LAVA shall transfer to New Topco by operation of law under universal succession of title, (iii) New Topco shall allot class B shares in its share capital (“New Topco B Shares”) to Buyer for each LAVA Share held by Buyer immediately prior to 0:00 (local time in the Netherlands) on the Merger Effective Date (the “Merger Effective Time”) in accordance with the exchange ratio set out in article 12 of this merger proposal (the “Merger Exchange Ratio”), (iv) New Topco shall allot New Topco A Shares to the other holders of LAVA Shares immediately prior to the Merger Effective Time in accordance with the Merger Exchange Ratio and (v) as a consequence of the foregoing, immediately following completion of the Downstream Merger, each holder of LAVA Shares will come to hold a number of New Topco A Shares or New Topco B Shares (collectively, the “New Topco Shares”), as applicable, equal to the number of LAVA Shares held by such holder of LAVA Shares immediately prior to the Merger Effective Time.

D.
None of the Merging Companies has been dissolved, has been declared bankrupt or has been granted a suspension of payments.

E.
No works council has been established or is in the process of being established which would be entitled to render advice in respect of the Downstream Merger.

MERGER PROPOSAL
Merger proposal
Article 1
It is proposed that the Merging Companies enter into the Downstream Merger in accordance with the terms stipulated by this merger proposal.

Articles of association
Article 2
New Topco’s articles of association currently read as reflected in Annex A and shall not be amended in connection with the Downstream Merger. This Annex A constitutes an integral part of this merger proposal.
Equivalent rights or compensation
Article 3
3.1
At the Merger Effective Time, there will be no special rights vis-à-vis LAVA, such as a right to profit distributions or rights to subscribe for shares held by any party other than as shareholder of LAVA.

3.2
No party is entitled pursuant to Section 2:320 of the DCC to receive an equivalent right in New Topco or compensation for the loss of such right.

No benefits conferred
Article 4
No benefits shall be conferred in connection with the Downstream Merger on managing directors or supervisory directors of the Merging Companies or on other parties involved in the Downstream Merger, provided that the directors of the Merging Companies may (continue to) be granted compensation for their services and provided, further, that LAVA’s advisors are paid fees for their services rendered in connection with the preparation, negotiation, finalization and implementation of the Purchase Agreement and the transactions contemplated thereby, including the Downstream Merger.
Proposed composition of boards
Article 5
At the Merger Effective Time, the composition of New Topco’s management board is intended to be as follows: [•].
Financial information
Article 6
The financial information pertaining to LAVA shall be incorporated in the annual accounts or other financial reporting of New Topco as of the first day of the financial year of New Topco during which the Downstream Merger becomes effective.
Measures in connection with share ownership
Article 7
7.1
Pursuant to the Downstream Merger, New Topco shall allot (i) New Topco A Shares to the holders of LAVA Shares other than Buyer for each LAVA Share held by them immediately prior to the Merger Effective Time and (ii) New Topco B Shares to Buyer for each LAVA Share held by Buyer immediately prior to the Merger Effective Time, in each case accordance with the Merger Exchange Ratio.

7.2
The New Topco Shares to be allotted pursuant to the Downstream Merger shall be included in the register kept by New Topco’s transfer agent and registrar for further credit to the respective (former) shareholders of LAVA entitled to such New Topco Shares. The allotment of New Topco Shares pursuant to the Downstream Merger shall be recorded in New Topco’s shareholders’ register and with the Dutch trade register.

7.3
The New Topco Shares shall not be admitted for trading on any stock exchange at the Merger Effective Time. Holders of New Topco Shares shall only be able to transfer their New Topco Shares in accordance with Dutch law and pursuant to the execution of a notarial deed executed before a civil law notary officiating in the Netherlands.

7.4
If and to the extent that any rights of pledge or usufruct vest on LAVA Shares immediately prior to the Merger Effective Time, those rights shall pass by operation of law under universal succession of title, to the extent allowed under applicable law, to the New Topco Shares allotted pursuant to the Downstream Merger in exchange for those LAVA Shares.

7.5
Each New Topco A Share issued and outstanding immediately prior to the Cancellation Effective Time shall be subject to the Cancellation, if the Cancellation is effected as part of the Post-Offer Reorganization in accordance with the terms and conditions of the Purchase Agreement.

Activities
Article 8
Until the Merger Effective Time, New Topco will not have any activities, and New Topco does not intend to discontinue any activities of LAVA which LAVA has immediately before the Merger Effective Time.
Approval
Article 9
Under LAVA’s current articles of association, a resolution of the LAVA’s general meeting to enter into the Downstream Merger requires a proposal to that effect by LAVA’s board of directors. Such proposal is made by LAVA’s board of directors, as a result of all LAVA’s directors signing this merger proposal.
Impact on goodwill and distributable reserves
Article 10
10.1
There will be no impact of the Downstream Merger on New Topco’s goodwill.

10.2
New Topco’s distributable reserves shall increase with an amount equal to the value for which LAVA’s assets and liabilities will be incorporated in the annual accounts or other financial reporting of New Topco, plus the nominal amount of the single New Topco Share held by LAVA that will be cancelled pursuant to the Downstream Merger, less (i) any increase pursuant to the Downstream Merger of the statutory reserves that must be kept by New Topco pursuant to Dutch law and (ii) the aggregate nominal amount of the New Topco Shares to be allotted pursuant to the Downstream Merger in accordance with the Merger Exchange Ratio.

Shares without voting rights or profit entitlement
Article 11
None of the Merging Companies has issued non-voting shares or shares without profit entitlement. Consequently, the Downstream Merger shall have no impact on the holders of those types of shares and no compensation can be requested pursuant to Section 2:330a of the DCC.
Exchange ratio
Article 12
For each LAVA Share not held by or for the account of any of the Merging Companies immediately before the Merger Effective Time, New Topco shall allot one New Topco Share to the holder of such LAVA Share, in the manner described in Article 7.1 of this merger proposal (i.e., in a 1:1 exchange ratio).
Profit entitlement in New Topco
Article 13
Each New Topco Share to be allotted pursuant to the Downstream Merger shall entitle the holder thereof to share in New Topco’s profits as from the Merger Effective Time in accordance with the provisions of New Topco’s articles of association set out in Annex A, subject to the Cancellation.

Cancellation of shares
Article 14
The single New Topco Share held by LAVA immediately prior to the Merger Effective Time shall be cancelled at the Merger Effective Time pursuant Section 2:325(3) of the DCC, notwithstanding the Cancellation.
(signature page follows)

Signature page to the merger proposal of New Topco and LAVA
Management board of New Topco
[signature block(s)]
Board of directors of LAVA
[signature blocks]

Exhibit B-2
FORM OF MERGER NOTE
[Form begins on next page]

EXPLANATORY NOTES TO A MERGER PROPOSAL
between
LAVA Therapeutics New Topco B.V.
as New Topco
and
LAVA Therapeutics N.V.
as LAVA
[date]

EXPLANATORY NOTES TO A MERGER PROPOSAL
THE UNDERSIGNED
[name(s)]
acting as the managing director[s] (bestuurder[s]) of LAVA Therapeutics New Topco B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid), having its corporate seat (statutaire zetel) in Utrecht, the Netherlands (address: Yalelaan 62, 3584 CM Utrecht, the Netherlands, trade register number: [•]) (“New Topco”).
[name(s)]
acting as the board of directors (bestuurders) of LAVA Therapeutics N.V., a public limited liability company (naamloze vennootschap), having its corporate seat (statutaire zetel) in Utrecht, the Netherlands (address: Yalelaan 62, 3584 CM Utrecht, the Netherlands, trade register number: 65335740) (“LAVA”).
New Topco and LAVA are hereinafter collectively referred to as the “Merging Companies”.
RECITALS
A.
Pursuant to and in accordance with the terms of a Purchase Agreement entered into among XOMA Royalty Corporation, as the buyer (“Buyer”) and LAVA as the company, dated [date] 2025 (as may be amended from time to time and including the annexes, exhibits, appendices and schedules thereto, the “Purchase Agreement”)[1], among other matters, (i) Buyer has agreed to make a tender offer (the “Offer”) to purchase all of the issued and outstanding ordinary shares in the share capital of LAVA, with a nominal value of €0.12 each (“LAVA Shares”) for (i) an amount in cash equal to $[•] per LAVA Share (the “Cash Amount”), plus (ii) one contingent value right per LAVA Share (a “CVR”), which shall represent the right to receive potential payments, in cash, described in, and subject to and in accordance with the terms and conditions of, the CVR Agreement (as defined and referenced in the Purchase Agreement) (the “Offer Consideration”) and (ii) Buyer has agreed to provide a subsequent offering period with respect to such tender offer (the “Subsequent Offering Period”).

B.
Subject to the conditions set forth in the Purchase Agreement, then as promptly as practicable following the expiration of the Subsequent Offering Period, Buyer and LAVA shall, as applicable, effectuate a corporate reorganization of LAVA and its subsidiaries (the “Post-Offer Reorganization”), consisting of the Downstream Merger, the Loan and the Cancellation (all as defined below), provided that each action that forms part of such Post-Offer Reorganization is permitted under applicable law (including Sections 2:316(4) and 2:318(1) of the Dutch Civil Code (the “DCC”)), in the manner set out below and in the order set out below:

a.
prior to the execution of the Downstream Merger Deed (as defined below), LAVA shall in its capacity as sole shareholder of New Topco, resolve to effectuate the cancellation (intrekking) of all class A shares in New Topco’s share capital (“New Topco A Shares”) issued and outstanding at the Cancellation Effective Time (as defined below), subject to (i) the Loan (as defined below) having been made, and cash under such Loan (as defined below) having been made available by Buyer to, or at the sole direction of, New Topco, and (ii) such number of CVRs having been made available by Buyer to, or at the sole direction of, New Topco as necessary for New Topco to deliver to each holder of New Topco A Shares (a “Minority Shareholder”) (determined immediately prior to the Cancellation Effective Time, as defined below) one CVR for each New Topco A Share then held by such Minority Shareholder, pursuant to which cancellation each such New Topco A Share is cancelled against (i) repayment in cash of the nominal value of each such New Topco A Share (being $0.01), (ii) a distribution in cash on each such New Topco A Share amounting to the Cash Amount minus the nominal value of each such New Topco A Share (being $0.01) and (iii) a distribution in kind consisting of one CVR for each such New Topco A Share, such that each Minority Shareholder (determined immediately prior to the Cancellation Effective Time, as defined

1
The Purchase Agreement is available at [website].

below) shall receive cash and CVRs equal to the Offer Consideration multiplied by the number of New Topco A Shares then held by such Minority Shareholder (without interest and net of applicable withholding taxes) (aforementioned items (i), (ii) and (iii) collectively referred to as the “Cancellation Proceeds”) (the “Cancellation”);
b.
LAVA and New Topco shall execute the notarial deed (the “Downstream Merger Deed”) effecting the legal merger contemplated by the merger proposal to which these explanatory notes relate (the “Downstream Merger”) no later than 23:59 (local time in the Netherlands) on the date on which LAVA Shares tendered during the Subsequent Offering Period are accepted for payment and paid for in accordance with the terms and conditions of the Purchase Agreement, which shall automatically effect the Downstream Merger on the day after the date on which the Downstream Merger Deed is executed (the “Merger Effective Date”);

c.
prior to 00:30 (local time in the Netherlands) on the Merger Effective Date (the “Cancellation Effective Time”), Buyer shall (A) grant a loan to New Topco for a principal amount in cash, available to or at the sole direction of New Topco, out of immediately available funds, equal to the product of (x) the number of New Topco A Shares that will be issued and outstanding immediately prior to the Cancellation Effective Time and (y) the Cash Amount (the “Loan”); and (B) make available to or at the sole direction of New Topco such number of CVRs as necessary for New Topco to deliver to each Minority Shareholder (determined immediately prior to the Cancellation Effective Time) one CVR for each New Topco A Share then held by such Minority Shareholder;

d.
prior to the Cancellation Effective Time, Buyer and LAVA shall cause the management board of New Topco to approve the Cancellation in accordance with Section 2:208(6) of the DCC in conjunction with Section 2:216(2) of the DCC, provided that the management board of New Topco at such time neither knows nor reasonably foresees that, following the Cancellation, New Topco cannot continue to pay its due and payable debts; and

e.
at the Cancellation Effective Time, subject to the condition that is part of the definition of “Cancellation” having been satisfied, the Cancellation shall become effective.

C.
The Downstream Merger, if effected as contemplated by and on the terms and subject to the conditions set forth in the Purchase Agreement and this merger proposal, shall be a legal merger within the meaning of Section 2:309 of the DCC pursuant to which (i) LAVA, as the disappearing company, will merge with and into New Topco, as the surviving company, (ii) all assets and liabilities of LAVA shall transfer to New Topco by operation of law under universal succession of title, (iii) New Topco shall allot class B shares in its share capital (“New Topco B Shares”) to Buyer for each LAVA Share held by Buyer immediately prior to 0:00 (local time in the Netherlands) on the Merger Effective Date (the “Merger Effective Time”) in accordance with the exchange ratio set out in article 12 of this merger proposal (the “Merger Exchange Ratio”), (iv) New Topco shall allot New Topco A Shares to the other holders of LAVA Shares immediately prior to the Merger Effective Time in accordance with the Merger Exchange Ratio and (v) as a consequence of the foregoing, immediately following completion of the Downstream Merger, each holder of LAVA Shares will come to hold a number of New Topco A Shares or New Topco B Shares (collectively, the “New Topco Shares”), as applicable, equal to the number of LAVA Shares held by such holder of LAVA Shares immediately prior to the Merger Effective Time.

EXPLANATORY NOTES
Reasons for the Downstream Merger
Article 1
Buyer wishes to acquire, directly or indirectly, all of the business, assets and liabilities of LAVA and its subsidiaries. An efficient manner to transfer all of the business, assets and liabilities of LAVA and its subsidiaries is to first implement the Downstream Merger as part of the Post-Offer Reorganization.

Consequences for activities
Article 2
Until the Merger Effective Time, New Topco will not have any activities, and New Topco does not intend to discontinue any activities of LAVA which LAVA has immediately before the Merger Effective Time.
Economic consequences
Article 3
The Downstream Merger, in and of itself, is not expected to have material economic consequences for the Merging Companies, except for (i) the acquisition by New Topco of LAVA’s entire business and all of its assets and liabilities, (ii) the delisting of LAVA Shares from the Nasdaq Stock Market and (iii) the allotment of New Topco Shares pursuant to the Downstream Merger to former shareholders of LAVA (in each case determined as of immediately prior to the Merger Effective Time), whereby New Topco A Shares shall be allotted to all holders of LAVA Shares other than Buyer and New Topco B Shares shall be allotted to Buyer. The New Topco Shares shall not be admitted for trading on any stock exchange. Holders of New Topco Shares shall only be able to transfer their New Topco Shares in accordance with Dutch law and pursuant to the execution of a notarial deed executed before a civil law notary officiating in the Netherlands. At the Cancellation Effective Time, subject to the condition that is part of the definition of “Cancellation” having been satisfied, the Cancellation shall become effective, pursuant to which cancellation all New Topco A Shares issued and outstanding at the Cancellation Effective Time shall be cancelled against (i) repayment in cash of the nominal value of each such New Topco A Share (being $0.01), (ii) a distribution in cash on each such New Topco A Share amounting to the Cash Amount minus the nominal value of each such New Topco A Share (being $0.01) and (iii) a distribution in kind consisting of one CVR for each such New Topco A Share, such that each Minority Shareholder (determined immediately prior to the Cancellation Effective Time) shall receive cash and CVRs equal to the Offer Consideration multiplied by the number of New Topco A Shares then held by such Minority Shareholder (without interest and net of applicable withholding taxes).
Legal consequences
Article 4
4.1
The Downstream Merger will, inter alia, have the following consequences at the Merger Effective Time:

a.
LAVA, as the disappearing company, will merge with and into New Topco, as the surviving company, and LAVA will cease to exist;

b.
all assets and liabilities of LAVA shall transfer to New Topco by operation of, and to the extent permitted under, applicable law under universal succession of title;

c.
all LAVA Shares will lapse, the single New Topco Share held by LAVA immediately prior to the Merger Effective Time will be cancelled pursuant Section 2:325(3) of the DCC and New Topco shall allot (i) New Topco A Shares to the holders of LAVA Shares other than Buyer and (ii) New Topco B Shares to Buyer as described in articles 7 and 12 of the Merger Proposal, in each case on the other terms stipulated by the Merger Proposal.

4.2
Following the Merger Effective Time, creditors of LAVA will be able to recover their claims from New Topco as they could recover such claims from LAVA before the Merger Effective Time.

4.3
Unless a counterparty of the Merging Companies exercises the right provided for under Section 2:322 of the DCC, it is anticipated that contracts concluded with the Merging Companies will remain in force unchanged following the Merger Effective Time (other than in accordance with their existing terms), provided that contracts concluded with LAVA shall have New Topco, instead of LAVA, as the contracting party with effect from the Merger Effective Time.

Social consequences
Article 5
New Topco has no employees and shall not have any employees immediately prior to the Merger Effective Time. To the extent that LAVA has employees immediately prior to the Merger Effective Time, the employment or service contracts concluded with those employees, as well as their other conditions of employment or service, will remain in force unchanged following the Merger Effective Time with New Topco as the contracting party, subject to the provisions of such contracts, the Purchase Agreement and applicable law. It is anticipated that the Downstream Merger will not have material adverse implications for the interests of the employees of LAVA. No works council has been established or is in the process of being established which would be entitled to render advice in respect of the Downstream Merger.
Exchange ratio
Article 6
6.1
For each LAVA Share not held by or for the account of either of the Merging Companies immediately prior to the Merger Effective Time, New Topco shall allot one New Topco Share to the holder of such LAVA Share, in each case in the manner described in Articles 7 and 12 of the merger proposal to which these explanatory notes relate (i.e., in a 1:1 exchange ratio) (the “Merger Exchange Ratio”).

6.2
The following method for determining the Merger Exchange Ratio has been applied:

a.
New Topco has no assets and liabilities and is not expected to have any assets and liabilities until the Merger Effective Time;

b.
New Topco’s assets and liabilities immediately following the Merger Effective Time shall have the same value as LAVA’s assets and liabilities immediately prior to the Merger Effective Time;

c.
without prejudice to the Cancellation, the New Topco A Shares carry the same rights as the New Topco B Shares;

d.
consequently, there is no necessity for determining an exact exchange ratio in relation to the Downstream Merger in order to compensate holders of LAVA Shares for the loss of their respective LAVA Shares by allotting a proportionate and equivalent number of New Topco Shares, whereby New Topco A Shares are allotted to all holders of LAVA Shares other than Buyer and New Topco B Shares are allotted to Buyer, in exchange for such LAVA Shares;

e.
the above considerations result in the conclusion, that the Merger Exchange Ratio can be, and therefore has been, determined to be 1:1.

6.3
Because of the reasons described in article 6.2 of these explanatory notes, the Merger Exchange Ratio is considered to be suitable and appropriate.

6.4
The method applied to determine the Merger Exchange Ratio as described in article 6.2 of these explanatory notes does not lead to a specific valuation. As described above, any valuation would be irrelevant for the above-mentioned method for determining the Merger Exchange Ratio.

6.5
Because only one method was applied to determine the Merger Exchange Ratio, the relative weight of multiple methods is not addressed in these explanatory notes.

6.6
No particular difficulties arose as a result of the valuation described above or the determination of the Merger Exchange Ratio.

(signature page follows)

Signature page to the explanatory notes to a merger proposal of New Topco and LAVA
Management board of New Topco
[signature block(s)]
Board of directors of LAVA
[signature blocks]

Exhibit C
FORM OF CONTINGENT VALUE RIGHTS AGREEMENT
THIS CONTINGENT VALUE RIGHTS AGREEMENT, dated as of [•] (this “Agreement”), is entered into by and between XOMA ROYALTY CORPORATION, a Nevada corporation (the “Parent”), [•], as Rights Agent (as defined herein), and [•], solely in its capacity as the initial representative, agent and attorney in-fact of the Holders (the “Representative”).
RECITALS
WHEREAS, Parent and LAVA Therapeutics N.V., a public limited liability company (naamloze vennootschap) organized under the Laws of The Netherlands, having its corporate seat in Utrecht, The Netherlands, registered with the Dutch trade register under number 65335740 (the “Company”), have entered into an Share Purchase Agreement, dated as of August [  ], 2025 (the “Purchase Agreement”), pursuant to which Buyer will consummate the Transactions;
WHEREAS, pursuant to the Purchase Agreement, and in accordance with the terms and conditions thereof, Parent shall deliver one CVR (as defined below) (i) for each Share validly tendered and not validly withdrawn pursuant to the Offer as of the Acceptance Time, (ii) for each Share validly tendered during the Subsequent Offering Period, (iii) for each Share underlying each Company Option that is (x) outstanding as of immediately prior to the Closing and (y) has a per Share exercise price that is less than the Cash Amount and (iv) for each New Topco A Share issued and outstanding immediately prior to the Cancellation Effective Time (the initial holders of such CVRs collectively, the “Initial Holders”);
WHEREAS, Parent desires that the Rights Agent act as its agent for the purposes of effecting the distribution of the CVRs to the Initial Holders and performing the other services described in this Agreement; and
WHEREAS, Parent has designated the Representative to act as agent for the Initial Holders for the purposes of accomplishing the intent and implementing the provisions of this Agreement and facilitating the consummation of the transactions contemplated hereby and performing the other services described in this Agreement.
NOW, THEREFORE, in consideration of the foregoing and the consummation of the transactions referred to above, the parties agree, for the equal and proportionate benefit of all Holders (as defined herein), as follows:
ARTICLE I
DEFINITIONS: CERTAIN RULES OF CONSTRUCTION
Section 1.1   Definitions.   Capitalized terms used but not otherwise defined herein have the meanings ascribed thereto in the Purchase Agreement. References to the Company herein apply to New Topco, being the surviving company in the Downstream Merger, from and after the Merger Effective Time. As used in this Agreement, the following terms will have the following meanings:
“Acting Holders” means, at the time of determination, Holders of not less than thirty five (35%) of outstanding CVRs as set forth in the CVR Register.
“Additional Closing Net Cash Proceeds” means 100% of the amount by which the Closing Net Cash, adjusted for any Permitted Deductions made within ninety (90) days following the Closing Date, exceeds Closing Net Cash as finally determined pursuant to Section 2.01(j) – (n) of the Purchase Agreement.
“Change of Control” means: (a) a direct or indirect sale or other sale, lease, exchange, disposition or other transfer (through a single transaction or a series of related transactions within a twelve-month period) of all or substantially all of the assets of New Topco (or its successor) on a consolidated basis (other than to any direct or indirect controlled Subsidiary of Parent); (b) a merger, demerger, consolidation or business combination involving New Topco (or its successor) in which New Topco (or its successor) is not the surviving or continuing entity (except for a merger, demerger, consolidation or business combination in which the surviving or continuing entity would continue to be a direct or indirect controlled Subsidiary of Parent); and (c) any other transaction (or series of related transactions within a twelve-month period) involving New Topco (or its successor) in which New Topco (or its successor) is the surviving or continuing entity but in which Parent owns less than 50% of New Topco’s voting power immediately after the transaction.
“CVRs” means the contractual contingent value rights to be granted by Parent to the respective Initial Holders as part of the Offer Consideration and in connection with the settlement of their Company Options, as applicable, pursuant to the terms of the Offer and the Purchase Agreement. Unless otherwise specified herein, for purposes of this Agreement all the CVRs shall be considered as part of and shall act as one class only. For the avoidance of doubt, Parent shall grant CVRs only to the Initial Holders and shall not grant CVRs to any other Persons at any other time during the pendency of this Agreement, pursuant and subject to the terms hereof.
“CVR Payment Amount” means, for a given Holder, an amount equal to the product of: (a) the CVR Proceeds; and (b) (i) the total number of CVRs entitled to receive such CVR Proceeds held by such Holder, divided by (ii) the total number of CVRs entitled to receive such CVR Proceeds held by all Holders as each reflected on the CVR Register as of the close of business on the date prior to the date of payment (rounded down to the nearest whole cent).
“CVR Payment Date” means: (a) with respect to any Existing Partnership Proceeds or Disposition Proceeds payable to Holders, no later than thirty (30) days following the receipt of Gross Proceeds by Parent or any of its Affiliates, including the Company (after the Closing) and New Topco; and (b) with respect to any Additional Closing Net Cash Proceeds payable to Holders, as soon as practicable (but in no event later than one hundred five (105) days) following the Closing).
“CVR Proceeds” means: (a) any Existing Partnership Proceeds; (b) any Disposition Proceeds and (c) any Additional Closing Net Cash Proceeds.
“CVR Products” means: (a) each of the product or product candidates developed or commercialized by the Company, its Affiliates or their respective (sub)licensees and known as: (i) EGFRd2 (PF-8046052) or JNJ-89853413; (b) each other product or product candidate discovered, developed, or commercialized pursuant to an Existing Partnership; and (c) any product, product candidate or other research program being researched or developed by the Company as of the Closing, including the product or product candidate known as LAVA-1266.
“Disposition” means the direct or indirect sale, transfer, lease, conveyance, assignment, license or other disposition directly or indirectly by Parent or any of its Affiliates, including the Company (after the Closing) and New Topco, of all or any part of its rights in and to any CVR Products, in each case during the Disposition Period which, for the avoidance of doubt, shall exclude any Existing Partnership or any transaction or other disposition by Parent or any of its Affiliates, including the Company (after the Closing) and New Topco, to a third party (unaffiliated with the Parent or any of its Affiliates, including the Company (after the Closing) and New Topco), in a single transaction or series of related transactions, of a portion of the future Net Proceeds to be retained by Parent or any of its Affiliates in accordance with this Agreement.
“Disposition Agreement” means a definitive agreement, contract or other document entered into by Parent or any of its Affiliates, including the Company (after the Closing) and New Topco, and any Person who is not an Affiliate of Parent providing for a Disposition or Permitted Disposition, as the case may be.
“Disposition Period” means the period beginning on the Closing and ending on the tenth (10th) anniversary of the Closing.
“Disposition Proceeds” means (a) 100% of the Net Proceeds, in the case of a Permitted Disposition entered into prior to the Merger Effective Time and (b) 75% of the Net Proceeds, in the case of a Disposition entered into following the Merger Effective Time.
“DTC” means The Depository Trust Company or any successor thereto.

“Efforts Disposition Period” means the period beginning on the Closing and ending on the second (2nd) anniversary of the Closing, in each case related to a Permitted Disposition or a Disposition.
“Expiration Date” means tenth (10th) anniversary of the Merger Effective Time.
“Equity Award CVR” means a CVR received by an Initial Holder in respect of his or her Company Options.
“Existing Partnerships” means the Company’s collaborations (i) with Pfizer Inc. (formerly Seagen Inc.) to develop, manufacture and commercialize EGFRd2 (PF-8046052) pursuant to that certain Exclusive License Agreement, by and between Pfizer Inc. and Company, dated September 23, 2022, as amended, restated, modified, replaced and novated from time to time and (ii) with Johnson & Johnson (formerly Janssen) for the discovery and development of novel bispecific antibody-based T cell engagers for the treatment of cancer, including JNJ-89853413 pursuant to that certain Research Collaboration and License Agreement, by and between Johnson & Johnson and Company, dated May 13, 2020, as amended, restated, modified, replaced and novated from time to time.
“Existing Partnership Agreement” means each of (i) the Research Collaboration and License Agreement, dated as of May 13, 2020, by and among the Company (at that time named LAVA Therapeutics B.V.), and Janssen Biotech, Inc., as amended to date, and (ii) the Exclusive License Agreement, dated as of September 23, 2022, by and between LAVA Therapeutics, Inc. and Seagen, Inc., as amended to date.
“Existing Partnership Period” means the period beginning on the Closing and ending on the tenth (10th) anniversary of the Closing.
“Existing Partnership Proceeds” means 75% of the Net Proceeds, in the case of Gross Proceeds as payable to Parent or any of its Affiliates, including the Company (after the Closing) and New Topco, or is otherwise due to or received by Parent or any of its Affiliates, including the Company (after the Closing) and New Topco, in respect of any Existing Partnership during the Existing Partnership Period.
“Gross Proceeds” means, without duplication, the sum of all cash consideration and the value of any and all consideration of any kind that is payable to Parent or any of its Affiliates, including the Company (after the Closing) and New Topco, or is otherwise due to or received by, Parent or any of its Affiliates, including the Company (after the Closing) and New Topco (i) during the Existing Partnership Period in respect of an Existing Partnership or (ii) during the Disposition Period in respect of a Disposition or Permitted Disposition, in each case solely as such consideration or value relates to any CVR Products. The value of any securities (whether debt or equity) or other non-cash property constituting Gross Proceeds shall be determined as follows: (A) the value of securities for which there is an established public market shall be equal to the volume weighted average of their closing market prices for the five (5) trading days ending the day prior to the due date of payment to, or receipt by, Parent or its relevant Affiliate; and (B) the value of securities that have no established public market and the value of consideration that consists of other non-cash property, shall be the fair market value thereof as of the due date of payment to, or receipt by, Parent or its relevant Affiliate; provided, that Parent may elect, upon prompt notice to the Representative after receipt of consideration, to have any securities or other non-cash property specified in the foregoing clause (B) be deemed as Gross Proceeds only upon the earlier of: (1) the receipt by Parent or any of its Affiliates, including the Company (after the Closing) and New Topco, of cash in respect of the sale or other liquidation by Parent or its Affiliates of such securities or other non-cash property, and the value of such cash shall be Gross Proceeds upon receipt by Parent or any of its Affiliates, including the Company (after the Closing) and New Topco; (2) the first (1st) anniversary of receipt of such securities or other non-cash property, and (3) the day before the date on which the Disposition Period expires and the value of such consideration shall be Gross Proceeds as of such date with a value equal to the greater of (x) the fair market value of such securities or other non-cash property as of the date originally due to be received by Parent or its relevant Affiliate or (y) the fair market value of such securities or other non-cash property as of such date, and all other consideration, if any, payable or paid to or received by Parent or any of its Affiliates, including the Company (after the Closing) and New Topco, will be deemed Gross Proceeds upon the due date for receipt by Parent or its relevant Affiliate.

“Holder” means, at the relevant time, either (A) an Initial Holder of a CVR or (B) a Person in whose name such CVR is subsequently registered in the CVR Register following a Permitted CVR Transfer.
“Liability” means any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any kind, whether accrued, absolute, contingent, matured, unmatured or otherwise.
“Net Proceeds” means the Gross Proceeds received by Parent or any of its Affiliates, including the Company (after the Closing) and New Topco, minus Permitted Deductions, as calculated in a manner consistent with generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board. For clarity: (i) if Permitted Deductions exceed Gross Proceeds as it relates to any payment event, as applicable, any excess Permitted Deductions shall be applied against Gross Proceeds in a subsequent payment event, as applicable; (ii) if any of the Gross Proceeds or Permitted Deduction are not in U.S. dollars, currency conversion to U.S. dollars shall be made by using the exchange rate prevailing at the JP Morgan Chase Bank or its successor entity on the due date of receipt of such Gross Proceeds or due date of payment of relevant Permitted Deductions, as applicable; and (iii) Net Proceeds shall not include any royalties or other amounts payable by Parent or any of its Affiliates (including the Company (after the Closing) and New Topco) to any third party in connection with the applicable Existing Partnership Agreement or Disposition Agreement.
“Officer’s Certificate” means a certificate signed by an authorized officer of Parent, in his or her capacity as such an officer, and delivered to the Rights Agent and the Representative.
“Permitted CVR Transfer” means a transfer of CVRs: (a) upon death of a Holder by will or intestacy; (b) pursuant to a court order; (c) by operation of law (including by consolidation, merger, or demerger) or without consideration in connection with the dissolution, liquidation or termination of any corporation, limited liability company, partnership or other entity; (d) in the case of CVRs held in book-entry or other similar nominee form, from a nominee to a beneficial owner and, if applicable, through an intermediary, to the extent allowable by DTC; or (e) as provided in Section 2.7.
“Permitted Deductions” means the sum of, without duplication, the following costs or expenses:
(a)   any applicable Taxes (including any applicable value added or sales taxes or withholding Taxes) imposed on or with respect to Gross Proceeds and payable by (or withheld from) Parent or any of its Affiliates, including the Company (after the Closing) and New Topco, and, without duplication, any income or other Taxes payable by Parent or any of its Affiliates, including the Company (after the Closing) and New Topco, that would not have been incurred by Parent or its Affiliates, including the Company (after the Closing) and New Topco, but for the Gross Proceeds having been received or accrued by Parent or its Affiliates, including the Company (after the Closing) and New Topco (in each case, regardless of the due date of such Taxes); provided that for purposes of calculating income Taxes payable by Parent or its Affiliates, including the Company (after the Closing) and New Topco, in respect of the Gross Proceeds, any such income Taxes shall be computed after taking into account any net operating loss carryforwards or other Tax attributes (including Tax credits) of the Company or its Affiliates as of the Closing prior to the Closing that are available to offset such gain after taking into account any limits of the usability of such attributes, including under Section 382 of the Code as reasonably determined by a nationally recognized tax advisor (and for the sake of clarity such income Taxes shall be calculated without taking into account any net operating losses or other Tax attributes generated by Parent or its Affiliates, including the Company (after Closing) and New Topco;
(b)   (i) any Taxes imposed under Dutch tax law arising in connection with the Post-Offer Reorganization (other than Taxes withheld in connection with the Cancellation), computing after taking into account the use of any carry forward Tax losses or other Tax attributes (including Tax credits) of the Company that are available to offset such tax after taking into account any limits of the usability of such attributes, including under Sections 20 and 20a of the Dutch Corporate Income Tax Act (Wet op de vennootschapsbelasting 1969) and (ii) any incremental Australian income tax or related amounts (including for the avoidance of doubt interest or penalties) that arise in connection with the Australian research and development tax offset claimed by the Company;
(c)   any reasonable and documented unreimbursed out-of-pocket costs and expenses incurred by Parent or any of its Affiliates, including the Company (after the Closing) and New Topco, in connection with (i) the applicable CVR Product(s) in respect of a Disposition or Permitted Disposition or (ii) the Existing Partnerships, in each case including research and development costs, technology transfer costs, contractual expenses and any costs in respect of head licenses for sublicensed technology and the development or prosecution, maintenance or enforcement by Parent or any of its Affiliates, including the Company (after the Closing) and New Topco, of the intellectual property related to the CVR Products, but excluding any such costs that are accounted for in Transaction Expenses or Estimated Costs Post-Merger Closing;
(d)   any reasonable and documented unreimbursed out-of-pocket costs and expenses incurred by Parent or any of its Affiliates, including the Company (after the Closing) and New Topco, in connection with (i) any Disposition or other business development related efforts after the Closing Date with respect to the relevant CVR Product(s) or intellectual property related to the CVR Products during or otherwise attributable to the Disposition Period or Existing Partnership Period, as applicable; and (ii) maintenance costs related to the CVRs or the CVR Products (including fees and expenses related to the Rights Agent and the Representative);
(e)   any reasonable and documented unreimbursed out-of-pocket costs incurred or accrued by Parent or any of its Affiliates, including the Company (after the Closing) and New Topco, in connection with Parent’s (i) commercially reasonable efforts to negotiate or enter into any Disposition Agreement or consummate a Disposition of any applicable CVR Product(s) or a Permitted Disposition, including any Representative’s fee, Right’s Agent fee, any brokerage fee, finder’s fee, opinion fee, success fee, transaction fee, service fee or other fee, commission or expense owed to any broker, finder, investment bank, auditor, accountant, counsel, advisor or other third party in relation thereto and (ii) obligations under Section 4.6(a), including any such costs arising out of any third-party claims, demands, actions, or other proceedings relating to or in connection with any Disposition or Permitted Disposition; and
(f)   any Liabilities existing or incurred prior to the Expiration Date that would have been required to be included in the calculation of Closing Net Cash in accordance with the Purchase Agreement to the extent not taken account in the calculation of Closing Net Cash.
“Rights Agent” means the Rights Agent named in the first paragraph of this Agreement, until a successor Rights Agent will have become such pursuant to the applicable provisions of this Agreement, and thereafter “Rights Agent” will mean such successor Rights Agent.
Section 1.2   Rules of Construction.
(a)   As used in this Agreement, any noun or pronoun will be deemed to include the plural as well as the singular and to cover all genders.
(b)   This Agreement will be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption of burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of this Agreement.
(c)   As used in this Agreement, the words “include,” “includes,” or “including” will be deemed to be followed by the words “without limitation.” The words “hereof,” “herein,” “hereby,” “hereto,” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” will not be exclusive.
(d)   When reference is made in this Agreement to an Article or Section, such reference will refer to Articles and Sections of this Agreement, as the case may be, unless otherwise indicated.

(e)   The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.
(f)   All references to $ are to United States dollars.
ARTICLE II
CONTINGENT VALUE RIGHTS
Section 2.1   CVRs; Authority; Appointment of Rights Agent.   The CVRs represent the contractual rights of Holders to receive contingent cash payment of the CVR Proceeds from Parent pursuant to this Agreement. Parent has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Parent and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and, assuming the due authorization, execution and delivery by the Rights Agent, and the Representative, constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms. Neither the execution and delivery of this Agreement nor the performance by Parent of its obligations hereunder or the consummation of the transactions contemplated hereby will: (i) conflict with, or result in any violation of any provision of the certificate of incorporation, bylaws and other similar organizational documents of Parent; or (ii) conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation under, any loan or credit agreement, note, mortgage, indenture, lease, or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or its properties or assets which violation, in the case of clause (ii), individually or in the aggregate, would reasonably be expected to have a material adverse effect on the ability of Parent to perform the obligations forth in this Agreement. No consent, approval, order or authorization of, or registration, declaration, notice or filing with, any Governmental Authority is required by or with respect to Parent in connection with the execution and delivery of this Agreement by the Parent or the consummation by Parent of the transactions contemplated hereby, except as would not reasonably be expected to have a material adverse effect on the ability of Parent to perform the obligations set forth in this Agreement. Parent hereby appoints [•] as the Rights Agent to act as rights agent for Parent in accordance with the instructions hereinafter set forth in this Agreement, and [•] hereby accepts such appointment.
Section 2.2   Nontransferable.   Except for Permitted Transfers, the CVRs may not be sold, assigned, transferred, pledged, encumbered or in any other manner transferred or disposed of, in whole or in part. Any attempted sale, assignment, transfer, pledge, encumbrance or disposition of CVRs, in whole or in part, in violation of this Section 2.2 shall be void ab initio and of no effect.
Section 2.3   No Certificate; Registration; Registration of Transfer; Change of Address.
(a)   The CVRs will be issued and distributed by Parent to each Holder in book-entry form only and will not be evidenced by a certificate or other instrument.
(b)   The Rights Agent will keep a register (the “CVR Register”) for the purpose of: (i) identifying the Holders (provided that the CVR Register will initially show one position for Cede & Co. as nominee for DTC, instead of showing individual Holders who received CVRs for Shares or New Topco A Shares held by DTC in street name); and (ii) registering CVRs and Permitted CVR Transfers thereof. With respect to CVRs issued for Shares or New Topco A Shares held by DTC on behalf of Holders who held such Shares or New Topco A Shares in street name, the CVR Register will initially show one position for Cede & Co. as nominee for DTC, instead of showing the individual Holders of such CVRs. The Rights Agent will have no responsibility whatsoever directly to the street name holders with respect to transfers of CVRs unless and until such CVRs are transferred into the name of such street name holders in accordance with Section 2.2. With respect to any payments to be made under Section 2.4 below, the Rights Agent will accomplish the payment to any former street name holders of Shares or

New Topco A Shares by sending one lump payment to DTC. The Rights Agent will have no responsibilities whatsoever with regard to the distribution of payments by DTC to such street name holders. Upon request of a Holder or the Representative to Parent, Parent will cause the Rights Agent to make available to such Holder or the Representative, as applicable, a list of the other Holders, the number of CVRs held by each Holder, the contact information maintained by the Rights Agent with respect to each Holder and such other information relating to this Agreement as may be reasonably requested by the Representative and is information that is typically stored by a Rights Agent in accordance with general industry practices for similar types of engagements.
(c)   Subject to the restrictions on transferability set forth in Section 2.2 and subject to the Rights Agent’s bona fide procedures to validate the identity of a Holder, every request made to transfer a CVR must be in writing and accompanied by a written instrument of transfer, in form reasonably satisfactory to the Rights Agent pursuant to its guidelines, duly executed by the Holder thereof, the Holder’s attorney duly authorized in writing, the Holder’s personal representative duly authorized in writing, or the Holder’s survivor (with written documentation evidencing such Person’s status as the Holder’s survivor), and setting forth in reasonable detail the circumstances relating to the transfer. Upon receipt of such written notice and proper validation of the identity of such Holder, the Rights Agent will, subject to its reasonable determination that the transfer instrument is in proper form and the transfer otherwise complies with the other terms and conditions of this Agreement (including the provisions of Section 2.2), register the transfer of the CVRs in the CVR Register. As a condition of such transfer, Parent and Rights Agent may require a transferring Holder or its transferee to pay to the applicable Governmental Authority any transfer, stamp, documentary, registration, or other similar Tax or governmental charge that is imposed in connection with any such registration of transfer. The Rights Agent shall have no duty or obligation to take any action under any section of this Agreement that requires the payment by a Holder of a CVR of such applicable Taxes or charges unless and until the Rights Agent is reasonably satisfied that all such Taxes or charges have been paid or that such Taxes or charges are not applicable. All duly transferred CVRs registered in the CVR Register will be the valid obligations of Parent and will entitle the transferee to the same benefits and rights under this Agreement as those held immediately prior to the transfer by the transferor. No transfer of a CVR will be valid until registered in the CVR Register in accordance with this Agreement.
(d)   A Holder may make a written request to the Rights Agent to change such Holder’s address of record in the CVR Register. The written request must be duly executed by the Holder. Upon receipt of such written notice and proper validation of the identity of such Holder, the Rights Agent will promptly record the change of address in the CVR Register.
Section 2.4   Payment Procedures: Notices.
(a)   If a Disposition Agreement is entered into during the Disposition Period, then Parent shall promptly deliver to the Rights Agent (with a copy to the Representative) written notice indicating that a Disposition Agreement has been entered into and a copy of the Disposition Agreement and any ancillary agreements thereto.
(b)   On or prior to each CVR Payment Date, with respect to any Existing Partnership Proceeds, Disposition Proceeds or any Additional Closing Net Cash Proceeds, Parent shall deliver to the Rights Agent (with a copy to the Representative): (i) written notice indicating that: (A) the Holders are entitled to receive one or more payments with respect to Existing Partnership Proceeds, Disposition Proceeds or Additional Closing Net Cash Proceeds, as applicable; (B) the source and trigger event for such payment of Existing Partnership Proceeds, Disposition Proceeds or Additional Closing Net Cash Proceeds, as applicable; and (C) a calculation of Gross Proceeds (including any calculation or supporting documentations applicable to any allocation determination for consideration related or not related to a CVR Product), Net Proceeds and any Permitted Deductions used to calculate such Existing Partnership Proceeds or Disposition Proceeds, with reasonable supporting detail for such Permitted Deductions, or other calculations used to calculate the Additional Closing Net Cash Proceeds, as applicable (each such notice, a “CVR Payment Notice”); (ii) a letter of instruction setting forth, for each CVR, the CVR Payment Amount with respect thereto (including each component included in the calculation thereof); and (iii) any other letter of instruction reasonably required by the Rights Agent. On or prior to any CVR Payment Date, Parent shall deliver to the Rights Agent the CVR Payment

Amounts required by Section 4.2. All payments by Parent hereunder shall be made in U.S. dollars. For the avoidance of doubt, Parent shall have no further liability in respect of the relevant CVR Payment Amount upon delivery of such CVR Payment Amount in accordance with this Section 2.4(b) and the satisfaction of each of Parent’s obligations set forth in this Section 2.4(b). With respect to cash deposited by Parent with the bank or financial institution designated by Rights Agent, Rights Agent agrees to cause such bank or financial institution to establish and maintain a separate demand deposit account, therefor in the name of Rights Agent for the benefit of Parent. Rights Agent will only draw upon cash in such account(s) as required from time to time in order to make payments as required under this Agreement and any applicable tax withholding payments.
(c)   The Rights Agent will promptly, and in any event within ten (10) Business Days after receipt of the CVR Payment Notice as well as any letter of instruction reasonably required by the Rights Agent, send each Holder at its registered address a copy of the CVR Payment Notice and, following the applicable CVR Payment Date, promptly pay the CVR Payment Amount to each of the Holders reflected in the CVR Register as of the close of business on the CVR Payment Date.
(d)   Any portion of the CVR Payment Amount that remains undistributed to a Holder six (6) months after the date of the delivery of the applicable CVR Payment Date will be delivered by the Rights Agent to Parent, upon demand, and any Holder will thereafter look only to Parent for payment of the CVR Payment Amount, without interest, but such Holder will have no greater rights against Parent than those accorded to general unsecured creditors of Parent under applicable Law.
(e)   None of Parent, any of its Affiliates, including the Company (after the Closing) and New Topco, or the Rights Agent will be liable to any Person in respect of the CVR Payment Amount delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If, despite Parent’s, any of its Affiliates’ and/or the Rights Agent’s commercially reasonable efforts to deliver the CVR Payment Amount to the applicable Holder, the CVR Payment Amount has not been paid prior to two (2) years after the applicable CVR Payment Date (or immediately prior to such earlier date on which the CVR Payment Amount would otherwise escheat to or become the property of any Governmental Authority), the CVR Payment Amount will, to the extent permitted by applicable Law, become the property of Parent, free and clear of all claims or interest of any Person previously entitled thereto. In addition to and not in limitation of any other indemnity obligation herein, Parent agrees to indemnify and hold harmless Rights Agent with respect to any liability, penalty, cost or expense Rights Agent may incur or be subject to in connection with transferring such property to Parent or New Topco.
Section 2.5   Tax Matters.
(a)   Except to the extent any portion of the CVR Payment Amount is required to be treated as interest pursuant to applicable Law, Parent, and the Representative intend that, for all U.S. federal and applicable state and local income tax purposes: (i) the CVRs received in respect of Shares (which for avoidance of doubt does not include the Equity Award CVRs) are treated as additional consideration paid with respect to such Shares in connection with the Offer; (ii) any CVR Payment Amount received in respect of such CVRs is treated as an amount realized on the disposition or partial disposition of the applicable CVRs; and (iii) any CVR Payment Amount paid in respect of any Equity Award CVR is treated as wages in the year in which the CVR Payment Amount is made (and not upon the receipt of such CVR) (clauses (i), (ii) and (iii), collectively, the “Intended Tax Treatment”).
(b)   In addition to any Permitted Deductions, Parent and its Affiliates (including the Company, after the Closing) and the Rights Agent shall be entitled to deduct and withhold, or cause to be deducted or withheld, from each CVR Payment Amount or any other amounts otherwise payable pursuant to this Agreement such amounts as may be required to be deducted and withheld therefrom under applicable Law. With respect to Holders who received Equity Award CVRs, any such withholding may be made, or caused to be made, by Parent through the payroll system or any successor payroll system of Parent or any of its Affiliates, including the Company (after the Closing) and New Topco. Prior to making (or causing to be made) any such Tax deduction or withholding, Parent shall instruct the Rights Agent to provide the opportunity for the Holders to provide properly completed and duly executed Internal Revenue Service Forms W-9 or appropriate W-8, as applicable, or any other reasonably appropriate forms or information from Holders in order to avoid or reduce withholding. Parent shall promptly and timely remit, or cause to be remitted, any amounts withheld in respect of Taxes to the appropriate Governmental Authority. To the extent any amounts are so deducted and withheld and remitted to the appropriate Governmental Authority, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such deduction and withholding was made.
(c)   Parent and the Representative intend that each payment provided under this Agreement with respect to an Equity Award CVR (the “Payments”) is a separate “payment” for purposes Section 1.409A-2(b)(2)(i) of the U.S. Treasury Regulations. For the avoidance of doubt, Parent and the Representative intend that the Payments satisfy, to the greatest extent possible, the exemption from the application of Section 409A of the Code and the Treasury Regulations and other guidance issued thereunder and any state law of similar effect (collectively “Section 409A”) provided under Treasury Regulations Section 1.409A-1(b)(4) and, to the extent not so exempt, that the Payments comply, and this Agreement be interpreted to the greatest extent possible, as consistent with Treasury Regulations Section 1.409A-3(i)(5)(iv)(A) — that is, as “transaction-based compensation.” To the extent this Agreement (and any definitions hereunder), or any payments hereunder, are not exempt, they shall be construed in a manner that complies with Section 409A, including by reason of satisfying the “transaction-based compensation” provisions thereunder and shall incorporate by reference all required definitions and payment terms. Notwithstanding the foregoing, none of Parent, the Company (after the Closing) or the manager of Parent, or any of their respective representatives make any representation or warranty and will have no liability to a Holder or transferee or any other Person if any payments under any provisions of this Agreement are determined to constitute deferred compensation under Section 409A of the Code (or any similar provisions of applicable state or local law) that are subject to certain additional federal, state or other taxes. Parent may provide each recipient of an Equity Award CVR with a notice or award agreement setting forth the terms and condition of the holder’s entitlement to payments under such Equity Award CVR in accordance with the terms of this Agreement. Rights Agent makes no representations or warranties with respect to tax treatment of the CVRs. None of the Rights Agent, its Affiliates or the services provided by the Rights Agent hereunder are intended to provide legal, tax or financial advice.
Section 2.6   No Voting, Dividends or Interest; No Equity or Ownership Interest in Parent or any of its Affiliates.
(a)   The CVRs will not have any voting or dividend rights, and interest will not accrue on any amounts payable on the CVRs to any Holder.
(b)   The CVRs will not represent any equity or ownership interest in Parent, the Company or any of their respective Affiliates. It is hereby acknowledged and agreed that a CVR shall not constitute a security of Parent.
(c)   Each Holder acknowledges and agrees to the appointment and authority of the Representative to act as the exclusive representative, agent and attorney-in-fact of such Holder and all Holders as set forth in this Agreement. Each Holder agrees that such Holder will not challenge or contest any action, inaction, determination or decision of the Representative or the authority or power of the Representative and will not threaten, bring, commence, institute, maintain, prosecute or voluntarily aid any action, which challenges the validity of or seeks to enjoin the operation of any provision of this Agreement, including the provisions relating to the authority of the Representative to act on behalf of such Holder and all Holders as set forth in this Agreement. All actions taken by the Representative under this Agreement or the Representative Engagement Agreement shall be binding upon each Holder and such Holder’s successors as if expressly confirmed and ratified in writing by such Holder, and all defenses which may be available to any Holder to contest, negate or disaffirm the action of the Representative taken in good faith under this Agreement or the Representative Engagement Agreement are waived.
(d)   Parent, its manager and its officers and Affiliates will not be deemed to have any fiduciary or similar duties to any Holder by virtue of this Agreement.
(e)   It is hereby acknowledged and agreed that the CVRs and the possibility of any payment hereunder with respect thereto are highly speculative and subject to numerous factors outside of

Parent’s control, and there is no assurance that Holders will receive any payments under this Agreement or in connection with the CVRs. The Parties acknowledge that it is possible that no Existing Partnership Proceeds, Disposition Proceeds or Additional Closing Net Cash Proceeds will accrue during the Existing Partnership Period and that there will not be any Gross Proceeds that may be the subject of a CVR Payment Amount.
Section 2.7   Ability to Renounce or Abandon CVR.   Notwithstanding anything to the contrary contained herein, any Holder or Holder’s successor or assign pursuant to a Permitted CVR Transfer may, at any time, at such Holder’s option, agree to renounce, in whole or in part, its rights under this Agreement and abandon all of such Holder’s remaining rights in a CVR by transferring such CVR to Parent without consideration therefor, effected by written notice to the Rights Agent, the Representative and Parent, which renouncement and abandonment notice, if given, shall be irrevocable. Nothing in this Agreement shall prohibit Parent or any of its Affiliates, including the Company (after the Closing) and New Topco, from offering to acquire or acquiring any CVRs for consideration from the Holders, in private transactions or otherwise, in its sole discretion. Any CVRs acquired by Parent or any of its Affiliates, including the Company (after the Closing) and New Topco, shall be automatically deemed extinguished and no longer outstanding for purposes of the definition of Acting Holders and ARTICLE VI and Section 6.3 hereunder.
ARTICLE III
THE RIGHTS AGENT
Section 3.1   Certain Duties and Responsibilities.   The provisions of this Article III shall survive the termination of this Agreement and the resignation, replacement or removal of the Rights Agent, and the exercise, termination and expiration of the CVRs. The Rights Agent will not have any liability for any actions taken or not taken in connection with this Agreement, except to the extent of its bad faith, gross negligence, fraud or willful misconduct (in each case as determined by a court of competent jurisdiction). IN NO EVENT WILL THE RIGHTS AGENT BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR RELATED TO THIS AGREEMENT (INCLUDING LOST PROFITS, DAMAGE TO REPUTATION OR LOST SAVINGS), EVEN IF FORESEEABLE AND EVEN IF RIGHTS AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.
Section 3.2   Certain Rights of Rights Agent.   The Rights Agent undertakes to perform only the duties and obligations as are specifically set forth in this Agreement, and no implied covenants or obligations will be read into this Agreement against the Rights Agent. In addition, Parent and the Representative (on behalf of the Holders) each agree that the Rights Agent shall have the following rights:
(a)   the Rights Agent may rely on and will be protected and held harmless by Parent in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, power of attorney, endorsement, direction, consent, order or other paper or document believed by it in good faith to be genuine and to have been signed, executed and, where necessary, verified or acknowledged or presented by the proper party or parties;
(b)   the Rights Agent may rely on and shall be held harmless by Parent in acting upon written (including electronically transmitted) or oral instructions from Parent, the Representative or any CVR Holder with respect to any matter relating to its acting as Rights Agent;
(c)   whenever the Rights Agent deems it desirable that a matter be proved or established prior to taking or omitting any action hereunder, the Rights Agent may: (i) rely upon an Officer’s Certificate, which certificate shall be full authorization and protection to the Rights Agent; and (ii) the Rights Agent shall, in the absence of bad faith, gross negligence, fraud or willful misconduct on its part (in each case, as determined by a court of competent jurisdiction), incur no liability and be held harmless by Parent for or in respect of any action taken or omitted to be taken by it under the provisions of this Agreement in reliance upon such Officer’s Certificate;
(d)   the Rights Agent may engage and consult with counsel of its selection and the written advice of such counsel or any opinion of counsel will, in the absence of bad faith, gross negligence, fraud or willful misconduct (in each case, as determined by a court of competent jurisdiction), provide full and complete authorization and protection to the Rights Agent and the Rights Agent shall be held harmless by Parent in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;
(e)   the permissive rights of the Rights Agent to do things enumerated in this Agreement will not be construed as a duty;
(f)   the Rights Agent will not be required to give any note or surety in respect of the execution of such powers or otherwise in respect of the CVR Proceeds;
(g)   the Rights Agent shall not be liable for or by reason of, and shall be held harmless by Parent with respect to, any of the statements of fact or recitals contained in this Agreement or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by Parent only;
(h)   the Rights Agent will have no liability and shall be held harmless by Parent in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Rights Agent and the enforceability of this Agreement against the Rights Agent assuming the due execution and delivery hereof by Parent), nor shall it be responsible for any breach by Parent of any covenant or condition contained in this Agreement;
(i)   the Rights Agent shall not be required to perform any action if such action would cause the Rights Agent to violate any applicable law, regulation or court order;
(j)   the Rights Agent shall not be deemed to have any knowledge of any event of which it was to receive notice thereof hereunder, and the Rights Agent shall be fully protected and shall incur no liability for failing to take any action in connection therewith, unless and until it has received such notice in writing;
(k)   the Rights Agent shall not assume any obligations or relationship of agency or trust with the Representative or any Holder;
(l)   Parent agrees to indemnify the Rights Agent and its affiliates, and its and their respective employees, officers, directors, representatives and advisors for, and hold such Persons harmless against, any loss, liability, damage, judgment, fine, penalty, cost or expense (each, a “Loss”) arising out of or in connection with the Rights Agent’s duties under this Agreement, including the reasonable, documented and necessary out-of-pocket costs and expenses of defending Rights Agent against any claims, charges, demands, actions or suits arising out of or in connection with the execution, acceptance, administration, exercise and performance of its duties under this Agreement or enforcing its rights hereunder, unless such Loss has been determined by a court of competent jurisdiction to be a result of Rights Agent’s gross negligence, bad faith, fraud or willful misconduct; provided that this Section 3.2(h) shall not apply with respect to income, receipt, franchise or similar Taxes;
(m)   Parent agrees: (i) to pay the fees and expenses of the Rights Agent in connection with this Agreement as agreed upon in writing by the Rights Agent and Parent on or prior to the date hereof; and (ii) to reimburse the Rights Agent for all reasonable, documented and necessary out-of-pocket expenses paid or incurred by the Rights Agent in connection with the administration by the Rights Agent of its duties hereunder, including all stamp and transfer Taxes (and excluding for the avoidance of doubt any income, receipt, franchise or similar) and governmental charges, except that Parent will have no obligation to pay the fees of the Rights Agent or reimburse the Rights Agent for the fees of counsel in connection with any lawsuit initiated by the Rights Agent on behalf of itself, except in the case of any suit enforcing the provisions of Section 2.4(a), Section 2.4(b), Section 2.4(c), Section 2.4(d) or Section 3.2, if Parent is found by a court of competent jurisdiction to be liable to the Rights Agent or the Holders, as applicable in such suit; and
(n)   no provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

Section 3.3   Resignation and Removal; Appointment of Successor.
(a)   The Rights Agent may resign at any time by giving written notice thereof to Parent (with a copy to the Representative) specifying a date when such resignation will take effect, which notice will be sent at least sixty (60) days prior to the date so specified but in no event will such resignation become effective until a successor Rights Agent has been appointed. The Representative shall have the right to remove Rights Agent at any time by specifying a date when such removal will take effect but no such removal will become effective until a successor Rights Agent has been appointed. Notice of such removal will be given by the Representative to Rights Agent (with a copy to the Parent), which notice will be sent at least sixty (60) days prior to the date so specified.
(b)   If the Rights Agent provides notice of its intent to resign, is removed pursuant to Section 3.3(a) or becomes incapable of acting, Parent and the Representative, acting in concert, will, as soon as is reasonably possible, appoint a qualified successor Rights Agent who, unless otherwise consented to in writing by the Acting Holders, shall be a stock transfer agent of national reputation or the corporate trust department of a commercial bank. The successor Rights Agent so appointed will, forthwith upon its acceptance of such appointment in accordance with Section 3.4, become the successor Rights Agent. Notwithstanding the foregoing, if Parent shall fail to make such appointment within a period of 60 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent, then the Acting Holders may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. The successor Rights Agent so appointed shall, forthwith upon its acceptance of such appointment in accordance with Section 3.5, become the successor Rights Agent.
(c)   Parent will give notice of each resignation and each removal of a Rights Agent and each appointment of a successor Rights Agent by mailing written notice of such event by first-class mail to the Holders as their names and addresses appear in the CVR Register. Each notice will include the name and address of the successor Rights Agent. If Parent fails to send such notice within ten (10) Business Days after acceptance of appointment by a successor Rights Agent in accordance with Section 3.4, the successor Rights Agent will cause the notice to be mailed at the expense of Parent. Failure to give any notice provided for in this Section 3.3, however, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.
Section 3.4   Transition Support.   Rights Agent will cooperate with Parent, the Representative and any successor Rights Agent as reasonably requested in connection with the transition of the duties and responsibilities of the Rights Agent to the successor Rights Agent, including the transfer of all relevant data, including transferring the CVR Register to the successor Rights Agent.
Section 3.5   Acceptance of Appointment by Successor.   Every successor Rights Agent appointed pursuant to Section 3.3(b) hereunder will execute, acknowledge and deliver to Parent and to the retiring Rights Agent an instrument accepting such appointment and a counterpart of this Agreement, and thereupon such successor Rights Agent, without any further act, deed or conveyance, will become vested with all the rights, powers, trusts and duties of the retiring Rights Agent. On request of Parent or the successor Rights Agent, the retiring Rights Agent will execute and deliver an instrument transferring to the successor Rights Agent all the rights, powers, trusts and duties of the retiring Rights Agent.
ARTICLE IV
COVENANTS
Section 4.1   List of Holders.   Parent will furnish or cause to be furnished to the Rights Agent (with a copy to the Representative) in such form as Parent receives from the Company’s transfer agent (or other agent performing similar services for Parent), the names and addresses of the Holders of such securities within thirty (30) days of the Merger Effective Time.
Section 4.2   Payment of CVR Payment Amounts.   Parent shall, on or prior to any CVR Payment Date, deposit with the bank or financial institution designated by the Rights Agent, for payment to the Holders in accordance with Section 2.4, the aggregate amount necessary to pay the CVR Payment Amount to each Holder.

Section 4.3   Discretion and Decision-Making Authority.   Notwithstanding anything herein to the contrary, but subject to Parent’s obligations as set forth in Section 4.6, (a) Parent and its Affiliates, including the Company (after the Closing) and New Topco, shall have the power and right to control all aspects of their businesses and operations (and all of their assets and products), and subject to its compliance with the terms of this Agreement, Parent and its Affiliates, including the Company (after the Closing) and New Topco, may exercise or refrain from exercising such power and right as it may deem appropriate and in the best overall interests of Parent and its Affiliates, including the Company (after the Closing) and New Topco, and its and their stockholders, rather than the interest of the Holders; and (b) following the Efforts Disposition Period, the Company shall be permitted to take (or omit) any action in respect of the CVR Products.
Section 4.4   Audit Right.   Upon the prior written request by the Representative, Parent shall meet at reasonable times during normal business hours with the Representative to discuss the content of any CVR Payment Notice. Parent agrees to maintain, for at least six (6) months after the last possible payment of CVR Proceeds, all books and records relevant to the calculation of a CVR Payment Amount and the amount of Gross Proceeds, Net Proceeds and Permitted Deductions or any other calculations with respect to the Additional Closing Net Cash Proceeds, as applicable. Subject to reasonable advance written notice from the Representative and prior execution and delivery by an independent accounting firm of national reputation chosen by the Representative (the “Accountant”) of a reasonable and customary confidentiality/nonuse agreement, Parent shall permit the Representative and the Accountant, acting as agent of the Representative (on behalf of the Holders), for one (1) year after the last possible payment of CVR Proceeds, to have access during normal business hours to the books and records of Parent as may be reasonably necessary to audit the calculation of such CVR Payment Amount, the calculation of the amount of Gross Proceeds, Net Proceeds and Permitted Deductions or any calculations with respect to the Additional Closing Net Cash Proceeds, as applicable.
Section 4.5   Assignments.   Parent shall not, in whole or in part, assign any of its obligations under this Agreement other than in accordance with the terms of Section 6.3.
Section 4.6   Additional Covenants.
(a)   During the Existing Partnership Period, Parent shall, and shall cause its Affiliates (including the Company (after the Closing) and New Topco), and licensees and rights transferees to, use commercially reasonable efforts to (i) maintain and enforce the Existing Partnership Agreements and (ii) comply in all material respects with their respective covenants and obligations under each Existing Partnership Agreement.
(b)   During the Efforts Disposition Period, Parent shall, and shall cause its Affiliates (including the Company (after the Closing) and New Topco), licensees and rights transferees to, use commercially reasonable efforts to (i) enter into one or more Disposition Agreements as promptly as practicable following the Merger Effective Time, (ii) maintain and enforce any Disposition Agreements entered into prior to or following the Merger Effective Date and (iii) retain an employee or consultant of Parent or the Company for the purpose of maintaining and preserving the CVR Products.
(c)   During the Efforts Disposition Period, Parent shall, and shall cause its Affiliates (including the Company (after the Closing) and New Topco), and licensees and rights transferees to, use commercially reasonable efforts to comply in all material respects with their respective covenants and obligations under each such Disposition Agreement.
(d)   During the period beginning on the Merger Effective Time and ending on December 31, 2026, Parent shall, and shall cause its Affiliates (including the Company (after the Closing) and New Topco), licensees and rights transferees to, use commercially reasonable efforts to maintain and prosecute the intellectual property relating to the CVR Products. For the avoidance of doubt, Parent and (after the Closing) the Company are not obligated to pursue new clinical, manufacturing or enabling work with respect to the CVR Products, except as otherwise required pursuant to the applicable Disposition Agreement, Existing Partnership Agreement, or agreement governing a Permitted Disposition.
(e)   During the Existing Partnership Period and the Disposition Period, Parent shall, and (after the Closing) shall cause the Company to maintain the CVRs (including fees and expenses related to the Rights Agent and the Representative).

(f)   During the Disposition Period: (i) Parent shall, and (after the Closing) shall cause the Company to, maintain records in the ordinary course of business pursuant to record-keeping procedures normally used by Parent and the Company regarding their respective activities (including its resources and efforts) with respect to entering into Disposition Agreements; and (ii) to the extent the Company licenses, sells, assigns or otherwise transfers intellectual property and other rights (including, without limitation, all data, marketing authorizations and applications for marketing authorization), assets, rights, powers, privileges and Contracts, the Company will require the licensee, purchaser, assignee, or transferee, as applicable to provide the information necessary for Parent to comply with its obligations under this Agreement.
(g)   During the Existing Partnership Period (including any Tail Period), upon the reasonable written request from the Representative, Parent will provide: (i) the Representative with a written update in reasonable detail describing the progress, status and anticipated trajectory of efforts in respect of the Existing Partnerships; and (ii) the anticipated timing of receiving payments in respect of the Existing Partnerships, in each case up to (I) one time in a fiscal quarter of each calendar year during the Existing Partnership Period and (II) one time during the Tail Period. The Representative agrees to maintain the confidentiality of any such update or other confidential information provided by Parent to the Representative under this Agreement; provided that the Representative may disclose any such update or other information to the Representative.
(h)   During the Disposition Period (including any Tail Period), upon the reasonable written request from the Representative, Parent will provide: (i) the Representative with a written update in reasonable detail describing the progress, status and anticipated trajectory of efforts in respect of the Disposition Agreement; and (ii) the anticipated timing of receiving payments in respect of the Disposition Agreements, in each case up to (I) one time in a fiscal quarter of each calendar year during the Disposition Period and (II) one time during the Tail Period. The Representative agrees to maintain the confidentiality of any such update or other confidential information provided by Parent to the Representative under this Agreement; provided that the Representative may disclose any such update or other information to the Representative Group.
(i)   In the event that Parent desires to consummate a Change of Control or other disposition of the CVR Products prior to the Expiration Date, Parent shall cause the Person acquiring the assets, shares or voting interests in New Topco (or its successor) or the applicable CVR Products, as applicable, to assume Parent’s or its successor’s (as applicable depending upon the structure of the Change of Control) obligations, duties and covenants under this Agreement. No later than five (5) Business Days after the consummation of any Change of Control or other transaction, Parent will deliver to the Rights Agent an Officer’s Certificate, stating that such Change of Control or other transaction complies with this Section 4.6(i) and that all conditions precedent herein relating to such transaction have been complied with.
ARTICLE V
AMENDMENTS
Section 5.1   Amendments without Consent of Holders.
(a)   Without the consent of any Holders, the Representative, Parent and the Rights Agent, at any time and from time to time, may enter into one or more amendments hereto, for any of the following purposes:
(i)   to evidence the succession of another Person to Parent and the assumption by any such successor of the covenants of Parent herein as provided in Section 6.3; provided that, in each case, such provisions do not adversely affect the interests of the Holders;
(ii)   to add to the covenants of Parent such further covenants, restrictions, conditions or provisions as the Representative, Parent and the Rights Agent will consider to be for the protection of the Holders;
(iii)   to cure any ambiguity, to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement; provided that, in each case, such provisions do not adversely affect the interests of the Holders;
(iv)   as may be necessary or appropriate to ensure that the CVRs are not subject to registration under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, and to ensure that the CVRs are not subject to any similar registration or prospectus requirement under applicable securities laws outside of the United States; provided that, in each case, such provisions do not adversely affect the interests of the Holders;
(v)   to evidence the succession of another Person as a successor Rights Agent or the Representative and the assumption by any such successor of the covenants and obligations of the Rights Agent or the Representative, as applicable, herein in accordance with Section 3.3 and Section 3.4; or
(vi)   any other amendments hereto for the purpose of adding, eliminating or changing any provisions of this Agreement; provided that, in each case, such addition, elimination or change does not adversely affect the interests of the Holders in any material respect.
(b)   Without the consent of any Holders, the Representative, Parent and the Rights Agent, in their sole and absolute discretion, at any time and from time to time, may enter into one or more amendments hereto, to reduce the number of CVRs which, and only in the event that, any Holder agrees to renounce and abandon such Holder’s rights under this Agreement in accordance with Section 2.7.
(c)   Promptly after the execution by the Representative, Parent and the Rights Agent of any amendment pursuant to the provisions of this Section 5.1, Parent shall mail (or cause the Rights Agent to mail) a notice thereof by first class mail to the Holders at their addresses as they appear on the CVR Register, setting forth such amendment.
Section 5.2   Amendments with Consent of Holders.
(a)   Subject to Section 5.1 (which amendments pursuant to Section 5.1 may be made without the consent of the Holders), with the consent of the Acting Holders, whether evidenced in writing or taken at a meeting of the Holders, the Representative, Parent and the Rights Agent may enter into one or more amendments hereto for the purpose of adding, eliminating or changing any provisions of this Agreement, even if such addition, elimination or change is materially adverse to the interests of the Holders.
(b)   Promptly after the execution by Parent the Representative, and the Rights Agent of any amendment pursuant to the provisions of this Section 5.2, Parent will mail (or cause the Rights Agent to mail) a notice thereof by first class mail to the Holders at their addresses as they appear on the CVR Register, setting forth such amendment.
Section 5.3   Execution of Amendments.   In executing any amendment permitted by this ARTICLE V, the Rights Agent will be entitled to receive, and will be fully protected in relying upon, an opinion of counsel selected by Parent stating that the execution of such amendment is authorized or permitted by this Agreement. The Rights Agent may, but is not obligated to, enter into any such amendment that affects the Rights Agent’s own rights, privileges, covenants or duties under this Agreement or otherwise.
Section 5.4   Effect of Amendments.   Upon the execution of any amendment under this ARTICLE V, this Agreement will be modified in accordance therewith, such amendment will form a part of this Agreement for all purposes and every Holder will be bound thereby. Notwithstanding anything in this Agreement to the contrary, the Rights Agent and the Representative shall not be required to execute any supplement or amendment to this Agreement that it has determined would adversely affect its own rights, duties, obligations or immunities under this Agreement or, with respect to the Representative, the rights, duties, obligations or immunities of the Holders under this Agreement. No supplement or amendment to this Agreement shall be effective unless duly executed by the Parent, Rights Agent and the Representative.

ARTICLE VI
OTHER PROVISIONS OF GENERAL APPLICATION.
Section 6.1    Notice.   Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed given when delivered in Person or by email, or by overnight courier, or three (3) Business Days after being sent by registered or certified mail (postage prepaid, return receipt requested), provided that with respect to notices delivered to the Representative, such notices must be delivered solely via email, as follows:
If to the Rights Agent, to it at:
[•]
Email: [•]
With a copy (which shall not constitute notice) to:
[•]
Email: [•]
If to the Representative, to it at:
[•]
Email: [•]
If to Parent:
XOMA Royalty Corporation
2200 Powell Street, Suite 310
Emeryville, CA 94608
Attention: Legal Department
Email: legalgroup@xoma.com
with a copy (which shall not constitute notice) to:
Gibson, Dunn & Crutcher LLP
One Embarcadero Center Suite 2600
San Francisco, CA 94111
Attention: Ryan A. Murr; Branden Berns
Email: rmurr@gibsondunn.com; bberns@gibsondunn.com
Any party may specify a different address by giving notice in accordance with this Section 6.1.
Section 6.2    Notice to Holders.   Where this Agreement provides for notice to Holders, such notice will be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the Holder’s address as it appears in the CVR Register, not later than the latest date, and not earlier than the earliest date, if any, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder will affect the sufficiency of such notice with respect to other Holders.
Section 6.3    Successors and Assigns.   Parent may assign any or all of its rights, interests and obligations hereunder in its sole discretion and without the consent of any other party: (i) to any controlled Affiliate of Parent, but only for so long as it remains a controlled Affiliate of Parent (and Parent shall cause such Affiliate to immediately assign all of its rights, interests and obligations hereunder to Parent if and when such Affiliate ceases to be a controlled Affiliate of Parent); (ii) in compliance with Section 4.6(i) or (iii) otherwise with the prior written consent of the Acting Holders (such consent not to be unreasonably withheld, conditioned or delayed), any other Person (any permitted assignee under clauses (i), (ii) or (iii), an “Assignee”), in each case provided that the Assignee agrees to assume and be bound by all of the terms of this Agreement as if it were Parent. Any Assignee may thereafter assign all of its rights, interests and obligations hereunder in the same manner, and subject to the same conditions, as Parent pursuant to the prior sentence. In connection with any assignment to an Assignee described in clauses (i) or (ii) above in this

Section 6.3, Parent shall agree to remain liable for the performance by each Assignee of all obligations of Parent hereunder with such Assignee substituted for Parent under this Agreement. This Agreement will be binding upon, inure to the benefit of and be enforceable by each of Parent’s successors and each Assignee. Subject to compliance with the requirements set forth in this Section 6.3 relating to assignments, this Agreement shall not restrict Parent’s ability to merge or consolidate with, or sell, issue or dispose of its stock or other equity interests or assets to, any other Person. Each of Parent’s successors and Assignees shall expressly assume by an instrument supplemental hereto, executed and delivered to the Rights Agent (with a copy to the Representative), the due and punctual payment of the CVR Proceeds and the due and punctual performance and observance of all of the covenants and obligations of this Agreement to be performed or observed by Parent. The Rights Agent may not assign this Agreement without the Representative’s written consent, except to an affiliate of the Rights Agent in connection with a corporate restructuring or to a successor Rights Agent in accordance with the terms of this Agreement. Any attempted assignment of this Agreement or any such rights in violation of this Section 6.3 shall be void and of no effect.
Section 6.4    Benefits of Agreement.   Nothing in this Agreement, express or implied, will give to any Person (other than the Rights Agent, the Representative, Parent, Parent’s successors and Assignees, the Holders and the Holders’ successors and assigns pursuant to a Permitted CVR Transfer) any benefit or any legal or equitable right, remedy or claim under this Agreement or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the foregoing. The rights of Holders and their successors and assigns pursuant to Permitted CVR Transfers are limited to those expressly provided in this Agreement. Notwithstanding anything to the contrary herein, the Representative shall not commence any legal proceeding under this Agreement on behalf of or to enforce the rights of the Holders except at the direction of and with the prior written consent of the Acting Holders. Except for the rights of the Rights Agent and the Representative set forth herein, the Acting Holders will have the sole right, on behalf of all Holders, by virtue of or under any provision of this Agreement, to institute any action or proceeding with respect to this Agreement, and no individual Holder or other group of Holders will be entitled to exercise such rights. Reasonable expenditures incurred by such Holders in connection with any enforcement action hereunder may be deducted from any damages or settlement obtained prior to the distribution of any remainder to Holders generally. Holders acting pursuant to this provision on behalf of all Holders shall have no liability to the other Holders for such actions. The Representative and all Holders (including the Acting Holders) must enforce any such legal or equitable rights, remedies or claims under this Agreement against Parent and Purchase and not against the Rights Agent.
Section 6.5    Governing Law; Jurisdiction; Waiver of Jury Trial.
(a)   This Agreement, the CVRs and all actions arising under or in connection therewith shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.
(b)   Each of the parties hereto (i) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Chancery Court of the State of Delaware and any state appellate court therefrom or, if (but only if) such court lacks subject matter jurisdiction, the United States District Court sitting in New Castle County in the State of Delaware and any appellate court therefrom (collectively, the “Delaware Courts”); and (ii) consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 6.1. Each of the parties irrevocably and unconditionally: (A) agrees not to commence any such action or proceeding except in the Delaware Courts; (B) agrees that any claim in respect of any such action or proceeding may be heard and determined in the Delaware Courts; (C) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the jurisdiction or laying of venue of any such action or proceeding in the Delaware Courts; and (D) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in the Delaware Courts.
(c)   EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE), INCLUDING ANY COUNTERCLAIM, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION,

ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF. EACH PARTY HERETO (A) MAKES THIS WAIVER VOLUNTARILY AND (B) ACKNOWLEDGES THAT SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 6.5(C).
Section 6.6    Severability.   If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable. The parties further agree to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable provision.
Section 6.7    Counterparts and Signature.   This Agreement may be executed in two or more counterparts (including by an electronic scan delivered by electronic mail), each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other party, it being understood that the parties need not sign the same counterpart.
Section 6.8    Termination.   This Agreement will be terminated and of no force or effect, the parties hereto will have no liability hereunder (other than with respect to monies due and owing by Parent to the Rights Agent and/or the Representative), and no payments will be required to be made, upon the earliest to occur of: (a) the delivery by the Rights Agent to each Holder of all CVR Payment Amounts required to be paid under the terms of this Agreement; (b) the delivery of a written notice of termination duly executed by Parent, New Topco and the Acting Holders; or (c) the Expiration Date; provided that if on the Expiration Date (i) Gross Proceeds are due to, but not yet received by, Parent or any of its Affiliates or (ii) CVR Payment Amounts have been determined to be payable to Holders pursuant hereto which have not yet been paid, in each of cases (i) and (ii), then this Agreement shall terminate in accordance with this Section 6.8(c) on the date that is the first anniversary of the Expiration Date (such additional period, the “Tail Period”). For the avoidance of doubt and notwithstanding anything to the contrary, nothing herein shall terminate or otherwise negatively affect any of the rights or remedies of the Representative with respect to the Holders pursuant to this Agreement or otherwise.
Section 6.9    Entire Agreement.   This Agreement, the Purchase Agreement (including the schedules, annexes and exhibits thereto and the documents and instruments referred to therein) contain the entire understanding of the parties hereto and thereto with reference to the transactions and matters contemplated hereby and thereby and supersede all prior agreements, written or oral, among the parties with respect hereto and thereto.
Section 6.10    Legal Holiday.   In the event that the CVR Payment Date shall not be a Business Day, then, notwithstanding any provision of this Agreement to the contrary, any payment required to be made in respect of the CVRs on such date need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the CVR Payment Date.
[Remainder of Page Left Blank Intentionally]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.
XOMA ROYALTY CORPORATION
By

Name

Title

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.
[RIGHTS AGENT] solely in its capacity as Rights Agent
By

Name

Title

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.
[REPRESENTATIVE], solely in its capacity as Representative
By

Name

Title

Exhibit D
FORM OF TENDER AND SUPPORT AGREEMENT
This TENDER AND SUPPORT AGREEMENT (this “Agreement”), dated as of [•], 2025, is entered into by and among XOMA Royalty Corporation, a Nevada Corporation (“Buyer”), and the shareholder of LAVA Therapeutics N.V., a public limited liability company (naamloze vennootschap) incorporated under the Laws of the Netherlands, having its registered seat (statutaire zetel) in Utrecht, the Netherlands, and registered with the trade register of the Dutch Chamber of Commerce under number 65335740 (the “Company”), [•] (“Shareholder”).
WHEREAS, concurrently with the execution of this Agreement, Buyer and the Company are entering into that certain Purchase Agreement, dated as of the date hereof (as the same may be amended, supplemented or otherwise modified from time to time after the date hereof, the “Purchase Agreement”), providing for, among other things, (a) Buyer to commence a tender offer (such offer, as the same may be amended or modified from time to time as permitted by the Purchase Agreement, the “Offer”) for any (subject to the Minimum Condition) and all of the issued and outstanding ordinary shares, par value €0.12 per share, of the Company (the “Shares”) and (b) subject to the terms of the Purchase Agreement, a Post-Offer Reorganization (as defined in the Purchase Agreement) following the Offer; and
WHEREAS, as a condition of and inducement to Buyer’s willingness to enter into the Purchase Agreement, Shareholder has agreed to enter into and perform this Agreement and tender and vote the Shareholder’s Owned Shares and Additional Owned Shares (as defined below) as described herein.
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and upon the terms and subject to the conditions set forth in this Agreement, the parties hereby agree as follows:
Section 1.   Certain Definitions.   For the purposes of this Agreement, capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings ascribed to them in the Purchase Agreement:
“Additional Owned Shares” means all Shares that are beneficially owned by Shareholder or any of its controlled Affiliates, or for which any such Person is the record owner or in relation to which any such Person is able to control the exercise of all rights, including voting rights, which are acquired after the date hereof and prior to the termination of this Agreement (including through the exercise of stock options, warrants or similar rights, including Company Equity Awards, or the vesting, conversion or exchange of securities, including Company Equity Awards, or the acquisition of the power to vote or direct the voting of such Shares).
“Affiliate” has the meaning set forth in the Purchase Agreement.
“beneficial ownership” (and correlative terms such as “beneficially owned” or “beneficial owner”) has the meaning set forth in Rule 13d-3 promulgated under the 1934 Act.
“Company Shareholders Meeting” means a general meeting (algemene vergadering) of the Company.
“Covered Shares” means the Owned Shares and Additional Owned Shares.
“Equity Interests” means, as applicable (i) any and all of its shares of capital stock, membership interests, partnership units, units of participation or other equity interests or share capital in the Company, (ii) any warrants, contracts or other rights or options directly or indirectly to subscribe for or to purchase any capital stock, membership interests or other equity interests or share capital of the Company, (iii) all securities or instruments, directly or indirectly, exchangeable for or convertible or exercisable into, any of the foregoing or with any profit participation features with respect to the Company, or (iv) any share appreciation rights, phantom share rights, compensatory equity or equity-based awards or other similar rights with respect to the Company or its business.

“Owned Shares” means all Shares which are beneficially owned by Shareholder or any of its controlled Affiliates, or for which any such Person is the record owner or in relation to which any such Person is able to control the exercise of all rights, including voting rights, as of the date hereof.
“Permitted Transfer” means (a) a Transfer of Covered Shares as contemplated by Section 2 of this Agreement, (b) a Transfer of Covered Shares solely in connection with the payment of the exercise price and/or the satisfaction of any tax withholding obligations arising from the vesting, exercise or settlement of any Company Equity Awards, (c) a Transfer of Covered Shares with Buyer’s prior written consent, (d) if the Shareholder is an individual, a Transfer of Covered Shares (i) to any member of Shareholder’s immediate family or to a trust for the benefit of Shareholder or any member of Shareholder’s immediate family or (ii) upon the death of Shareholder pursuant to the terms of any trust or will of Shareholder or by the applicable Laws of intestate succession, or (e) a Transfer of Covered Shares to a direct or indirect wholly owned Subsidiary of Shareholder, and, provided that, for purpose of clause (d) and clause (e), prior to the effectiveness of such Transfer, such transferee executes and delivers to Buyer a written agreement, in form and substance reasonably acceptable to Buyer, and which is countersigned by Buyer, to assume all of Shareholder’s obligations hereunder in respect of the Covered Shares subject to such Transfer and to be bound by the terms of this Agreement, with respect to the Covered Shares subject to such Transfer, to the same extent as Shareholder is bound hereunder and to make each of the representations and warranties hereunder in respect of the Covered Shares transferred as Shareholder shall have made hereunder (a “Transfer Agreement”).
“Transfer” means, with respect to a Covered Share, the direct or indirect transfer, gift, pledge, hypothecation, encumbrance, granting of a usufruct, assignment, lending, deposit, granting any option to purchase or acquire or other disposition (whether by sale, merger, consolidation, liquidation, dissolution, dividend, distribution or otherwise, including the tendering in any tender or exchange offer) of such Covered Share or the beneficial ownership thereof or any of the economic consequences of ownership thereof, the offer to make such a transfer or other disposition, and each option, agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing. As a verb, “Transfer” shall have a correlative meaning.
Section 2.   Tender of the Covered Shares.
(a)   Shareholder hereby irrevocably (subject to Section 10) undertakes to, and agrees that it shall, tender, or cause to be tendered, all of the Covered Shares (except for such shares for which Shareholder is record holder but does not have the right to Transfer or cause the Transfer of) into the Offer, in each case free and clear of all Liens (other than Liens of general applicability as may be provided under applicable Securities Laws) and in accordance with the Offer’s terms. Without limiting the generality of the foregoing, Shareholder shall Transfer, or cause to be Transferred, all of the Covered Shares and all other documents or instruments required to be delivered by the Company’s shareholders pursuant to the terms of the Offer, (i) in the case of Owned Shares, promptly and in any event no later than ten (10) Business Days following the commencement of the Offer, and (ii) in the case of Additional Owned Shares, promptly and in any event prior to the earlier of (x) ten (10) Business Days after such Shares are obtained and (y) the Expiration Time. Subject to Section 10, Shareholder agrees that it will not withdraw such Covered Shares, or cause or permit such Covered Shares to be withdrawn, from the Offer at any time.
(b)   Shareholder hereby agrees that Shareholder will not, and shall cause each other holder of record not to, (x) tender any Covered Shares in connection with any Alternative Acquisition Proposal, (y) vote (or cause to be voted) any Covered Shares on any applicable record date at any Company Shareholders Meeting or in any other circumstance in which the vote or other approval of the shareholders of the Company is sought as to a matter described in any of the following clauses (i) or (ii):
(i)   for any Alternative Acquisition Proposal or any proposal relating to an Alternative Acquisition Proposal; or
(ii)   for any Alternative Acquisition Agreement or merger, demerger, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or its Subsidiaries (other than the Purchase Agreement, any Post-Offer Reorganization and/or any documentation and transactions related thereto); or
(z) propose, agree or commit to take any of the foregoing actions or publicly support, approve, publicly endorse, publicly recommend or enter into any agreement in respect of any of the foregoing.
(c)   If the Offer is terminated or withdrawn by Buyer or this Agreement is terminated pursuant to Section 10, in each case prior to the Closing, Buyer shall return promptly (and in any event within no more than five (5) Business Days), and shall cause any depository acting on behalf of Buyer to return, any Covered Shares tendered by Shareholder in the Offer to Shareholder.
(d)   Notwithstanding anything in this Agreement to the contrary, nothing herein shall require Shareholder to exercise any Company Equity Award or require Shareholder to purchase any Shares.
Section 3.   Voting Agreement.   At any Company Shareholders Meeting, including the EGM and, if applicable, any Subsequent EGM (and at every adjournment or postponement thereof), however called, and in any other circumstance in which the vote, consent, resolution, action or other approval of the shareholders of the Company is sought as to a matter described in any of clauses (a) through (f) below, Shareholder shall, and shall cause each other holder of record of any Covered Shares (except for such shares for which Shareholder is record holder but for which Shareholder does not have the right to exercise, or cause the exercise of, the voting rights attached thereto) on any applicable record date to (including, if applicable, by delivering to the Company a duly executed proxy card): (i) appear at each such Company Shareholders Meeting or otherwise cause all Covered Shares beneficially owned by it as of the record date to be counted as present thereat for purposes of calculating a quorum (if applicable); and (ii) timely vote (or cause to be voted), by proxy or in person, all Covered Shares beneficially owned by Shareholder or such other Person as of the relevant record date and entitled to be voted:
(a)   for the adoption of each resolution or proposal described in or contemplated by Section 2.04(a) of the Purchase Agreement, including any documentation or transaction related to a Post Offer-Reorganization;
(b)   against any Alternative Acquisition Proposal or any proposal relating to an Alternative Acquisition Proposal;
(c)   against any Alternative Acquisition Agreement (or any transactions contemplated thereby), or any merger, demerger, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or its Subsidiaries (other than as contemplated by the Purchase Agreement or any Ancillary Agreement, including any Post-Offer Reorganization documentation and transactions);
(d)   against any proposal, action or agreement that would, or would reasonably be expected to (i) prevent or nullify any provision of this Agreement, (ii) result in any of the Offer Conditions not being fulfilled, (iii) result in a material breach of any covenant, representation, warranty or any other obligation or agreement contained in the Purchase Agreement or (iv) prevent or materially delay, frustrate, impede, interfere with or adversely affect the implementation or consummation of the Offer, any Post-Offer Reorganization or any of the documentation or transactions included in, contemplated by, or in furtherance of any of the foregoing; and
(e)   to approve any other matter submitted by the Company for shareholder approval at the EGM or any Subsequent EGM at the written request of Buyer and related to any of the Transactions; provided, however, that with respect to such other matter (i) the Company Board has recommended that the shareholders of the Company vote to approve such matter at the EGM or such Subsequent EGM (and such recommendation has been supported in writing by Buyer) and (ii) nothing in this Agreement shall be interpreted as creating an independent obligation of the Company to submit any such matter for shareholder approval or to recommend that the shareholders of the Company vote to approve any such matter.
For the avoidance of doubt, no obligation pursuant to any of the foregoing clauses (b) through (e) shall be read to affect, reduce or eliminate the obligation of the Shareholder pursuant to the foregoing clause (a). Additionally, Shareholder shall not, and shall cause its controlled Affiliates not to, propose, commit or agree to take, or publicly affirmatively support, any action inconsistent with any of the foregoing clauses (a) through (e).
Section 4.   No Disposition or Solicitation.
(a)   No Disposition or Adverse Act.   Shareholder hereby covenants and agrees that, except as contemplated by this Agreement, Shareholder shall not, and shall cause its controlled Affiliates not to, directly or indirect (except as permitted by this Agreement) (i) offer to Transfer, Transfer or consent to any Transfer of any or all of the Covered Shares, other Equity Interests beneficially owned by Shareholder or one of its controlled Affiliates, or any interest in such Covered Shares or other Equity Interests, without the prior written consent of Buyer (other than Permitted Transfers, in which case this Agreement shall bind any transferee and such transferee shall deliver to Buyer a Transfer Agreement), (ii) enter into any contract, option or other agreement with respect to any Transfer of any or all Covered Shares, other Equity Interests beneficially owned by Shareholder or one of its controlled Affiliates, or any interest in such Covered Shares or other Equity Interests, (iii) grant any proxy, power-of-attorney or other authorization or consent in or with respect to any or all of the Covered Shares or other Equity Interests beneficially owned by Shareholder or one of its controlled Affiliates or (iv) deposit any or all of the Covered Shares into a voting trust or enter into a voting agreement or arrangement with respect to any or all of the Covered Shares or other Equity Interests. Any attempted Transfer of Covered Shares, other Equity Interests or any interest therein in violation of this Section 4(a) shall be null and void.
(b)   No Solicitation.   Subject to Section 10 and Section 11(a), Shareholder shall not, and shall cause its controlled Affiliates and its and their respective directors and officers not to, and instruct its and use reasonable best efforts to cause its and their respective other Representatives not to, and shall not publicly announce any intention to, directly or indirectly, (A) solicit, initiate, encourage or knowingly facilitate (including by providing non-public information, cooperation or assistance) any inquiries or the making of any submission, announcement, proposal or offer that constitutes or could reasonably be expected to lead to, an Alternative Acquisition Proposal; (B) other than informing Persons of the provisions contained in this Section 4(b) enter into, continue or otherwise participate in any discussions or negotiations with any Third Party regarding any Alternative Acquisition Proposal; or (C) authorize, execute or enter into any Alternative Acquisition Agreement. Shareholder shall, and shall cause its controlled Affiliates and its and their respective directors, officers, and shall instruct its and use reasonable best efforts to cause its and their respective other Representatives to, immediately cease and cause to be terminated any and all existing discussions or negotiations with any Person conducted prior to the date of this Agreement with respect to any Alternative Acquisition Proposal. Shareholder agrees to promptly inform its controlled Affiliates and its and their Representatives of the obligations undertaken in this Section 4(b). Nothing in this Section 4 shall prohibit Shareholder and its Representatives from informing any Person of the existence of the provisions contained in this Section 4.
Section 5.    Additional Agreements.
(a)   Certain Events.   In the event of any stock split, stock dividend, merger, demerger, reorganization, recapitalization or other change in the capital structure of the Company affecting the Covered Shares or the acquisition by Shareholder or any of its controlled Affiliates of Additional Owned Shares or other Equity Interests, this Agreement and the obligations hereunder shall automatically attach to any Additional Owned Shares or other Equity Interests issued to or acquired (and owned or beneficially owned) by Shareholder or any of its controlled Affiliates, or in relation to which Shareholder or any of its controlled Affiliates is able to control the exercise of all rights, including voting rights. Shareholder shall promptly notify Buyer of any development occurring after the date hereof that causes, or that could reasonably be expected to cause, any material breach of any of the representations and warranties of the Shareholder set forth in Section 6.
(b)   Update of Beneficial and Record Ownership Information.   Promptly following the reasonable written request of Buyer or upon the acquisition of any Covered Shares or other Equity Interests, Shareholder will send to Buyer a written notice setting forth the number of Covered Shares and other Equity Interests beneficially owned by Shareholder or by its controlled Affiliates who become holders of the Covered Shares or Equity Interests or in relation to which Shareholder or any of its controlled Affiliates is able to control the exercise of all rights, including voting rights, as applicable; it being understood that any such Shares shall be subject to the terms of this Agreement as though beneficially owned by Shareholder or its Affiliate, as applicable, on the date hereof.
(c)   Stop Transfer.   In furtherance of this Agreement, Shareholder hereby authorizes and instructs the Company (including through the Company’s transfer agent or counsel) to enter a stop transfer order to give effect to Section 4(a) with respect to all of the Covered Shares. Shareholder agrees that it will request the Company, as promptly as practicable following the date of this Agreement, to make a notation on its records, and to give instructions to the Company’s transfer agent for the Covered Shares, not to permit, during the term of this Agreement, the Transfer of the Covered Shares in violation of the terms of this Agreement.
(d)   Waiver of Rights and Actions.   Shareholder hereby (i) waives and agrees not to exercise (A) any rights to object to or challenge the consummation of the Offer, any Post-Offer Reorganization or any other Transaction, (B) any right of appraisal or right to dissent from any Post-Offer Reorganization action or any other Transaction and (C) any similar rights that Shareholder may have and (ii) agrees not to commence or join in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Buyer, the Company, the Company’s directors or officers or any of their respective successors, in each case relating to the negotiation, execution or delivery of this Agreement or the Purchase Agreement, or the consummation of the Offer, any Post-Offer Reorganization or any other Transaction, including any claim (x) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Purchase Agreement, (y) alleging a breach of any fiduciary duty of the Company Board in connection with the Purchase Agreement or the transactions contemplated thereby or (z) making any claim with respect to SEC disclosure (or other disclosure to the Company’s shareholders) in connection with the Purchase Agreement or the transactions contemplated thereby.
(e)   Communications.   From and after the date hereof until the termination of this Agreement, the Shareholder shall not make any public announcement regarding this Agreement and the transactions contemplated hereby without the prior written consent of Buyer, except as may be required by applicable Law (provided that reasonable notice of any such disclosure will be provided to Buyer and the Shareholder shall reasonably consult with Buyer with respect to such disclosure and shall give due consideration to all of Buyer’s reasonable additions, deletions or changes suggested thereto). Shareholder hereby (i) consents to and authorizes the publication and disclosure by Buyer of Shareholder’s identity and holding of Covered Shares, and the nature of Shareholder’s commitments, arrangements and understandings under this Agreement, in any public disclosure document required by applicable Law (including in any filings with the SEC) in connection with the Offer or any Post-Offer Reorganization, to the extent disclosure of such information is required by applicable Law, and (ii) agrees to promptly notify Buyer of any required corrections with respect to any written information supplied by Shareholder specifically for use in any such disclosure.
(f)   Confirmation.   Subject to the terms of this Agreement, Shareholder hereby irrevocably undertakes and agrees to confirm, upon Buyer’s reasonable written request, in any relevant public statements, announcements or disclosures and at the EGM and any Subsequent EGM (if any), that Shareholder will tender, or cause to be tendered, the Covered Shares into the Offer and will vote, or cause such Covered Shares to be voted, as set forth in Section 3.
Section 6.   Representations and Warranties of Shareholder.   Shareholder hereby represents and warrants to Buyer as follows:
(a)   Title.   As of the date hereof, Shareholder is the sole record and beneficial owner of the Shares and beneficial owner of the other Equity Interests, in each case, set forth on Shareholder’s signature page hereto (the “Disclosed Owned Shares”). The Disclosed Owned Shares are Owned Shares, are fully paid up and constitute all of the Shares and other Equity Interests owned of record or beneficially by Shareholder or its Affiliates as of the date hereof, and neither Shareholder nor any of its Affiliates is the beneficial owner of any other Shares or other Equity Interests. Shareholder or its applicable controlled Affiliate has sole voting power, sole power of disposition and sole power to issue instructions with respect to the matters set forth in Section 4 and Section 5 and all other matters set forth in this Agreement, in each case with respect to all of the Covered Shares with no limitations, qualifications or restrictions on such rights, subject to applicable securities Laws and the terms of this Agreement. Shareholder has not entered into any agreement to Transfer any Owned Shares (other than this Agreement). Except as permitted by this Agreement, the Covered Shares are now, and at all times during the term hereof will be, held by Shareholder or its applicable controlled Affiliate, or by a nominee or custodian for the benefit of Shareholder or its applicable controlled Affiliate, free and clear of any Liens (other than Liens of general applicability as may be provided under applicable Securities Laws). Further, none of Shareholder’s Covered Shares are subject to any stockholders’ agreement, proxy, voting trust or other agreement or arrangement with respect to the voting of such Covered Shares that could reasonably be expected to prevent or materially delay or impair the consummation by such Shareholder of the transactions contemplated by this Agreement or otherwise materially impair such Shareholder’s ability to perform its obligations hereunder, except as provided hereunder.
(b)   Authority.   Shareholder is duly organized and validly existing in good standing (or its equivalent, where applicable) under the laws of the jurisdiction in which it is incorporated or constituted. Shareholder has all necessary power and authority to execute and deliver this Agreement, to perform Shareholder’s obligations hereunder and to consummate the transactions contemplated hereby. In the event that any of Shareholder’s Covered Shares are held by a Person that is not an individual, the execution, delivery and performance by such Person of this Agreement, the performance by such Person of its obligations hereunder and the consummation by such Person of the transactions contemplated hereby have been duly and validly authorized by such Person and no other actions or proceedings on the part of such Person are necessary to authorize the execution and delivery by it of this Agreement, the performance by such Person of its obligations hereunder or the consummation by such Person of the transactions contemplated hereby. This Agreement has been duly authorized and validly executed and delivered by Shareholder, and, assuming due authorization, execution and delivery by Buyer, constitutes a legal, valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms, subject only to the Enforceability Exceptions.
(c)   No Conflict or Default.   Neither the execution and delivery of this Agreement by Shareholder nor the consummation by Shareholder of the transactions contemplated hereby or compliance by Shareholder with any provision herein will (i) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, modification or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, permit, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind, including any voting agreement, proxy arrangement, pledge agreement, shareholders agreement or voting trust, to which Shareholder is a party or by which Shareholder or any of Shareholder’s properties or assets may be bound, (ii) require any consent, approval, authorization, declaration or permit of, action by, filing with or notification to, any Governmental Authority on the part of Shareholder, except for the filing of such reports as may be required under Section 13(d) and Section 14(d) of the 1934 Act in connection with this Agreement and the transactions contemplated hereby, (iii) violate any judgment, order, writ, injunction, decree or award of any court, administrative agency or other Governmental Authority that is applicable to Shareholder or any of Shareholder’s properties or assets, (iv) constitute a violation by Shareholder of any applicable Law or regulation of any jurisdiction or (v) conflict with Shareholder’s articles of association or other organizational documents, and in each case, except for any conflict, breach, default or violation described above which would not adversely affect in any material respect the ability of Shareholder to perform its obligations hereunder or to consummate the transactions contemplated hereby.
(d)   No Litigation.   As of the date hereof, there is no Action pending or, to the knowledge of Shareholder, threatened against Shareholder or its Covered Shares at law or in equity before or by any Governmental Authority that would reasonably be expected to materially impair or delay the ability of Shareholder to timely tender or cause to be tendered the Covered Shares into the Offer as contemplated by Section 2(a) or otherwise perform timely its obligations under this Agreement.
(e)   No Fees.   Shareholder has not retained or authorized to act any investment banker, broker, finder, financial advisor or other intermediary or advisor who might be entitled to any investment banker’s, broker’s, finder’s, financial advisor’s, success, opinion or other similar fee or commission from Shareholder or any of Shareholder’s Affiliates in connection with this Agreement, the Purchase Agreement, the transactions contemplated by this Agreement, or the Transactions.
(f)   Receipt; Counsel.   Shareholder has received and reviewed a copy of the Purchase Agreement, has been represented by or had the opportunity to be represented by, independent counsel of its own choosing, and has had the full right and opportunity to consult with its attorney regarding, and have had the full right and opportunity to have had fully explained by such attorney, the terms of this Agreement and the Purchase Agreement. Shareholder agrees that, prior to the termination of this Agreement, Shareholder shall not knowingly take or cause to be taken (or knowingly omit or cause to be omitted) any action with the intent to make any representation or warranty of Shareholder contained herein untrue or incorrect or have the direct or proximate effect of preventing, impairing, delaying or adversely affecting the performance by Shareholder of its obligations under this Agreement.
Section 7.   Representations and Warranties of Buyer.   Buyer hereby represents and warrants to Shareholder that:
(a)   Organization and Qualification.   Buyer is duly organized and validly existing in good standing (or its equivalent) under the Laws of the jurisdiction of its organization.
(b)   Authority.   Buyer has all necessary entity power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.
Section 8.   No Legal Action.   Shareholder agrees that it will not, and will cause its controlled Affiliates not to, bring, commence, institute, maintain, prosecute or voluntarily aid any claim, appeal, or proceeding which (a) challenges the validity, or seeks to enjoin the operation, of any provision of this Agreement or the Purchase Agreement (b) alleges that the execution and delivery of this Agreement by Shareholder breaches any fiduciary duty of the Company Board or any member thereof.
Section 9.   Reliance.   Shareholder understands and acknowledges that Buyer is entering into the Purchase Agreement in reliance upon Shareholder’s execution, delivery and performance of this Agreement.
Section 10.   Termination.   This Agreement shall terminate upon the earliest of (a) the mutual written agreement of Buyer and Shareholder, (b) immediately following the Closing, (c) upon the termination of the Purchase Agreement in accordance with its terms, (d) the date of any modification, waiver or amendment of the Purchase Agreement, without Shareholder’s prior written consent, in a manner that (i) decreases the Offer Consideration or changes the form of the Offer Consideration (for the avoidance of doubt, other than additions to or increases thereof) or (ii) changes the terms of the CVR in a manner that would be adverse to the holder thereof, and (e) the date of any Adverse Recommendation Change; provided, that (i) nothing in this Agreement shall relieve any party hereto from liability for any breach of this Agreement prior to its termination and (ii) Section 5(d), this Section 10, Section 11 (except for Section 11(d)) and, in the case of a termination of this Agreement pursuant to clause (b) above, Section 3(b), shall survive any termination of this Agreement. For the avoidance of doubt, with respect to any provisions of this Agreement that survive termination of this Agreement in accordance with this Section 10, any defined terms used in such provisions (including any terms defined in the Purchase Agreement, which shall have the meanings set forth therein notwithstanding any termination of the Purchase Agreement) shall continue to have the same meanings as such defined terms had prior to such termination.
Section 11.   Miscellaneous.
(a)   No Limitation.   Shareholder is entering into this Agreement solely in its capacity as, or as an Affiliate of, a shareholder of the Company and/or a beneficial owner of Shares, as applicable, and not in Shareholder’s capacity as a director, officer or employee of the Company or any Company Subsidiary. Nothing in this Agreement shall be construed to prohibit, limit or affect Shareholder or any of Shareholder’s Representatives who is an officer of the Company or member of the Company Board from (i) taking any action (or omitting to take any action) solely in his or her capacity as an officer of the Company or member of the Company Board and (ii) exercising his or her fiduciary duties as an officer or director to the Company or its stakeholders.

(b)   Entire Agreement; Third-Party Beneficiaries.   The Purchase Agreement and this Agreement, taken together with any other documents delivered in connection with this Agreement, constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof. This Agreement is not intended to, and shall not, confer upon any Person other than the parties hereto any rights or remedies of any nature whatsoever.
(c)   Reasonable Efforts.   Subject to the terms and conditions of this Agreement, Shareholder agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective the arrangements contemplated hereby. Promptly following Buyer’s reasonable written request and without further consideration, Shareholder shall execute and deliver such additional documents and take all such further lawful action as may be reasonably necessary to consummate and make effective, in the most expeditious manner practicable, the arrangements contemplated hereby.
(d)   No Assignment.   Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties without the prior written consent of the other parties; provided, that, without the consent of Shareholder, (i) Buyer may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to any one or more direct or indirect wholly owned Subsidiaries and (ii) after the Acceptance Time, Buyer may transfer or assign its rights and obligations under this Agreement to any Person; provided further, that no such transfer or assignment shall relieve Buyer of any of its obligations under this Agreement. Any purported assignment without such consent shall be null and void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.
(e)   Binding on Successors.   Without limiting any other rights Buyer may have hereunder in respect of any Transfer of the Covered Shares, Shareholder agrees that this Agreement and the obligations hereunder shall attach to the Covered Shares beneficially owned by Shareholder and its controlled Affiliates and shall be binding upon any Person to which legal or beneficial ownership of such Covered Shares shall pass, whether by operation of Law or otherwise, including, without limitation, Shareholder’s heirs, guardians, administrators, representatives or successors.
(f)   Amendments and Waivers.
(i)   This Agreement may only be amended or supplemented at any time by additional written agreements signed by, or on behalf of, the parties hereto, as may mutually be determined by the parties to be necessary, desirable or expedient to further the purpose of this Agreement or to clarify the intention of the parties.
(ii)   No provision of this Agreement may be waived or extended except by a written instrument signed by the party hereto against whom the waiver or extension is to be effective. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement in this Agreement, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right.
(g)   Rules of Construction.   The parties agree that the terms and language of this Agreement are the result of negotiations between such parties and their respective advisors and, as a result, there shall be no presumption that any ambiguities in this Agreement shall be resolved against either such party. Any controversy over construction of this Agreement shall be decided without regard to events of authorship or negotiation.

(h)   Notice.   All notices, requests and other communications to:
(i)   Buyer shall be in writing and shall be given (a) by hand, (b) by overnight courier service, (c) by certified or registered mail, return receipt requested or (d) by email to:
XOMA Royalty Corporation
2200 Powell Street, Suite 310
Emeryville, CA 94608
Attention: Legal Department; Bradley Sitko
Email: legalgroup@xoma.com; brad.sitko@xoma.com
with copies, which shall not constitute notice, to:
Gibson, Dunn & Crutcher LLP
One Embarcadero Center Suite 2600
San Francisco, CA 94111
Attention: Ryan A. Murr; Branden Berns
Email: murr@gibsondunn.com; bberns@gibsondunn.com
and
Loyens & Loeff N.V.
Parnassusweg 300
1081 LC Amsterdam
The Netherlands
Attention: Michel van Agt; Menno Baks
Email: michel.van.agt@loyensloeff.com; menno.baks@loyensloeff.com
(ii)   to Shareholder, to the address and email address set forth on Shareholder’s signature page hereto.
Each such notice, request or other communication shall be effective (A) on the day delivered (or if that day is not a Business Day, on the first following day that is a Business Day) when (1) delivered personally, (2) sent by overnight courier, or (3) sent by email transmission (provided that, in the case of email transmission, (i) the purpose of the message is reasonably apparent on its face from the subject line or text of the email transmission and (ii) no automatic reply notice of delivery failure is received by the sender), and (B) if given by any other means, upon delivery or refusal of delivery at the address specified in this Section 11.
(i)   Severability.   If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any material way. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.
(j)   Specific Performance and Other Remedies.   The parties hereto agree that irreparable damage, for which monetary damages, even if available, would not be an adequate remedy, will occur in the event that the parties hereto do not perform their obligations under the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. Subject to the following sentence, the parties hereto acknowledge and agree that (a) the parties hereto shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof in the Chosen Courts without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement, and shall not be construed to diminish or otherwise impair in any respect any party’s right to specific performance, and (b) the right of specific performance is an integral part of the transactions contemplated hereby and without that right, none of the parties hereto would have entered into this Agreement. The parties hereto acknowledge and agree that any party hereto seeking an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this (j) shall not be required to provide any bond or other security in connection with any such Order or injunction.
(k)   Governing Law.   This Agreement and any and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the transactions contemplated by this Agreement, or the negotiation, execution, performance, non-performance, interpretation, termination or construction hereof, shall be construed under, governed by, and enforced in accordance with the Laws of the State of Delaware (without regard to the conflicts of law provisions thereof that would require the application of the applicable Law of another jurisdiction, including Delaware Laws relating to applicable statutes of limitations and burdens of proof); provided, that notwithstanding the foregoing, any matters concerning or implicating the Company Board’s fiduciary duties, any Company Shareholder Meeting (including the EGM and any Subsequent EGM) or the Post-Offer Reorganization shall be governed by and construed in accordance with the applicable Laws of the Netherlands.
(l)   Jurisdiction; Forum.   Each Party (a) hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Chancery Court of the State of Delaware or, where such court does not have jurisdiction, any state or federal court within the State of Delaware (the “Chosen Courts”), (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such Chosen Court, (c) agrees that any Actions arising out of or relating to this Agreement or the transactions contemplated by this Agreement shall be brought, tried and determined only in the Chosen Courts, (d) waives any claim of improper venue or any claim that the Chosen Courts are an inconvenient forum and (e) agrees that it shall not bring any Action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the Chosen Courts. Each of the Parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement, any objection to venue laid therein, any objection on the grounds of forum non conveniens, or any objection based on or on account of its place of incorporation or domicile, which it may now or hereafter have to the bringing of any such.
(m)   Waiver of Jury Trial.   Each Party acknowledges and agrees that any controversy that may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, to the extent permitted by applicable Law, each such Party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any Action (whether based on Contract, tort or otherwise) directly or indirectly arising out of or relating to this Agreement, the other documents and agreements delivered in connection herewith or the transactions contemplated hereby or thereby or the actions of the Parties in the negotiation, administration, performance and enforcement hereof or thereof, including in respect of any action against any debt financing source. Each Party certifies and acknowledges that (a) no Representative of the other Party has represented, expressly or otherwise, that such other Party would not seek to enforce the foregoing waiver in the event of an Action, (b) such Party has considered and understands the implications of this waiver, (c) such Party makes this waiver voluntarily and (d) such Party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 11(m). A copy of this Section 11(m) may be submitted to any court as evidence of the content thereof.
(n)   Spousal Consent.   If the Shareholder is married and any of the Covered Shares may constitute community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding, the Shareholder shall deliver to Buyer, concurrently herewith, a duly executed consent of the Shareholder’s spouse, in the form attached hereto as Exhibit A.
(o)   Interpretation.   As used in this Agreement, any reference to the masculine, feminine or neuter gender shall include all genders, the plural shall include the singular, and the singular shall include the plural. Unless the context otherwise requires, the term “party” or “Party” when used in this Agreement means a party to this Agreement. References in this Agreement to a Party or other Person include their respective successors and assigns. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. The words “include,”

“includes” and “including” when used in this Agreement shall be deemed to be followed by the phrase “without limitation” unless otherwise expressly indicated. Unless the context otherwise requires, references in this Agreement to “Sections” shall be deemed references to Sections of this Agreement. Unless the context otherwise requires, the words “hereof,” “hereby” and “herein” and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular Article, Section or provision hereof. The words “violate”, “violated”, “violation” and “violating” when used in this Agreement shall be deemed and construed to have the same meaning as “breach”, “breached” or “breaching”, as the context requires, and vice versa. Except where otherwise expressly indicated, the term “or” has the inclusive meaning represented by the phrase “and/or”. Any period of time hereunder ending on a day that is not a Business Day shall be extended to the next Business Day. For all purposes of this Agreement, including any deadlines, delivery of notices or measurements of the period hereunder, a “day” shall mean 12:00 a.m. (New York City time) to 11:59 p.m. (New York City time) on such day. With respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.” References herein to “as of the date of this Agreement”, “as of the date of this Agreement” or words of similar import shall be deemed to mean “as of immediately prior to the execution and delivery of this Agreement.” All references in this Agreement to the terms “Dollars” and “$” mean United States dollars and references to “€” or “Euros” refer to European Union Euros. References in this Agreement to any particular Laws shall be deemed to include all amendments, restatements and modifications thereto, and all rules and regulations promulgated thereunder, whether or not specified in the definition thereof (provided that for purposes of the representations and warranties contained in this Agreement that are made as of a specific date, references to any Law shall be deemed to refer to such Law as amended, restated or modified, and any rules or regulations promulgated, through such specific date).
(p)   Counterparts.   This Agreement may be signed in any number of counterparts (including by PDF), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each Party shall have received a counterpart hereof signed and duly delivered by the other Party.
(q)   Expenses.   Except as otherwise expressly provided in this Agreement, all fees, costs and expenses incurred in connection with this Agreement shall be borne by the party hereto incurring such fees, costs or expenses, whether or not the transactions contemplated hereby are consummated.
(r)   No Ownership Interest.   Shareholder has agreed to enter into this Agreement and act in the manner specified in this Agreement for consideration. Except as expressly set forth in this Agreement, nothing contained in this Agreement shall be deemed, upon execution, to vest in Buyer any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to Shareholder, and Buyer shall not have any authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority to direct Shareholder in the voting of any of the Covered Shares, except as otherwise provided in this Agreement. Nothing in this Agreement shall be interpreted as creating or forming a “group” with any other Person, including Buyer, for purposes of Rule 13d-5(b)(1) of the 1934 Act or any other similar provision of applicable Law or of conferring upon Buyer beneficial ownership of any Covered Shares at any time prior to the Acceptance Time.
[The remainder of this page has been intentionally left blank.]

IN WITNESS WHEREOF, each of Buyer and Shareholder has caused this Agreement to be signed by its duly authorized officer or other authorized signatory as of the date first written above.
XOMA ROYALTY CORPORATION
By:

[Signature Page to Tender and Support Agreement]

[SHAREHOLDER]
By:

ADDRESS

DISCLOSED OWNED SHARES

[Signature Page to Tender and Support Agreement]

Exhibit A
SPOUSAL CONSENT
In consideration of the execution of that certain Tender and Support Agreement (the “Support Agreement”), dated            , 2025, by and among XOMA Royalty Corporation, a Nevada Corporation, and a shareholder of LAVA Therapeutics N.V., a public limited liability company (naamloze vennootschap) incorporated under the Laws of the Netherlands, having its registered seat (statutaire zetel) in Utrecht, the Netherlands, and registered with the trade register of the Dutch Chamber of Commerce under number 65335740, [•] (“Shareholder”), I, the undersigned spouse of Shareholder, have been given a copy of, and have had an opportunity to review, the Support Agreement and clearly understand the provisions contained therein.
I hereby approve the Support Agreement and appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Support Agreement. I agree to be bound by and accept the provisions of the Support Agreement in lieu of all other direct or indirect legal, equitable, beneficial, representative community property or other interest I may have in the Covered Shares (as defined in the Support Agreement) held by my spouse under the laws in effect in the state or other applicable jurisdiction of our residence as of the date of the signing of the Support Agreement.

(Signature)
Name:

(Please Print)
Dated:

[Signature Page to Tender and Support Agreement]

ANNEX B
Opinion of Financial Advisor
August 3, 2025
The Board of Directors
LAVA Therapeutics N.V.
Yalelaan 62
3584 CM, Utrecht
The Netherlands
Ladies and Gentlemen:
You have requested our opinion as to the fairness, from a financial point of view, to the holders of the issued and outstanding ordinary shares, par value €0.12 per share (collectively, the “Shares”), in the capital of LAVA Therapeutics N.V., a Dutch public limited liability company (naamloze vennootschap) organized under the laws of The Netherlands (the “Company”), of the Cash Amount (as defined below) proposed to be paid to such holders pursuant to the terms of the Share Purchase Agreement (the “Agreement”) to be entered into between XOMA Royalty Corporation, a Delaware corporation (the “Buyer”), and the Company. The Agreement provides for the acquisition by the Buyer of any and all of the Shares by a tender offer (the “Offer”) for (i) an amount in cash equal to $1.16 per Share (the “Base Price Per Share”), plus (ii) an additional amount of cash of up to $0.08 per Share, the “Additional Price Per Share,” and together with the Base Price Per Share, the “Cash Amount”), plus (ii) one contingent value right per Share (a “CVR”), which shall represent the right to receive potential payments, in cash, described in, and subject to and in accordance with the terms and conditions of, the CVR Agreement (together with the Cash Amount, the “Offer Consideration”), in each case without interest and net of applicable withholding tax. Subject to the terms and conditions of the Agreement, the Offer will be followed by the Dutch statutory merger of the Company as disappearing company with and into a subsidiary of the Buyer as acquiring company, pursuant to which holders of Shares that were not tendered pursuant to the Offer or in the Subsequent Offering Period will receive New Topco A Shares and, upon completion of a Post-Offer Reorganization, such holders will receive for each New Topco A Share the Offer Consideration. The transactions contemplated by the Agreement are collectively referred to herein as the “Transaction.” The terms and conditions of the Transaction are more fully set forth in the Agreement and the CVR Agreement. Capitalized terms used but not defined herein have the meanings set forth in the Agreement.
We have been engaged by the Company to act as its exclusive financial advisor in connection with the Transaction and we will receive a fee from the Company for providing such services, a portion of which is payable upon delivery of this opinion and the remaining (and principal) portion of which is contingent upon consummation of the Transaction. In addition, the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement.
Leerink Partners LLC is a full-service securities firm engaged in securities trading and brokerage activities as well as investment banking and financial advisory services. In the ordinary course of business, we may, in the future, provide investment banking services to the Company, the Buyer or their respective affiliates and would expect to receive customary fees for the rendering of such services. In the ordinary course of our trading and brokerage activities, we have in the past held and may in the future hold positions, for our own account or the accounts of our customers, in equity, debt or other securities of the Company, the Buyer, or their respective affiliates.
BOSTON | CHARLOTTE | MIAMI | NASHVILLE | NEW YORK | SAN FRANCISCO	LEERINK.COM

Consistent with applicable legal and regulatory requirements, we have adopted policies and procedures to establish and maintain the independence of our research department and personnel. As a result, our research analysts may hold views, make statements or investment recommendations and/or publish research reports with respect to the Company, the Buyer, and the Transaction and other participants in the Transaction that differ from the views of our investment banking personnel.
In connection with this opinion, we have reviewed, among other things: (i) a draft of the Agreement, as provided to us by the Company on August 3, 2025; (ii) a draft of the CVR Agreement, as provided to us by the Company on August 3, 2025; (iii) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed by the Company with the Securities and Exchange Commission (the “SEC”); (iv) the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, as filed by the Company with the SEC; (v) certain Current Reports on Form 8-K, as filed by the Company with, or furnished by the Company to, the SEC; and (vi) a dissolution analysis of the Company, as furnished to us by the management of the Company and approved by management for our use (the “Dissolution Analysis”). We have also conducted discussions with members of the senior management and representatives of the Company regarding such Dissolution Analysis. The Company has advised us that it does not have a standalone business plan and its plan in the absence of a sale or merger of the Company is to pursue a dissolution of the Company. In addition, we considered the results of our efforts on behalf of the Company to solicit, at the direction of the Company, indications of interest from third parties with respect to a possible acquisition of or business combination with the Company. We also conducted such other financial studies and analyses and took into account such other information as we deemed appropriate.
We have assumed, without independent verification or any responsibility therefor, the accuracy and completeness of the financial, legal, regulatory, tax, accounting and other information supplied to, discussed with, or reviewed by us for purposes of this opinion and have, with your consent, relied upon such information as being complete and accurate. In that regard, we have assumed, at your direction, that the Dissolution Analysis has been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the matters covered thereby and we have relied, at your direction, on the Dissolution Analysis for purposes of our analysis and this opinion. We express no view or opinion as to the Dissolution Analysis or the assumptions on which it is based. In addition, at your direction, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet or otherwise) of the Company, nor have we been furnished with any such evaluation or appraisal, and we have not been asked to conduct, and did not conduct, a physical inspection of the properties or assets of the Company. Furthermore, at your direction we have ascribed no value to the CVR amount payable pursuant to the CVR Agreement.
We have assumed, at your direction, that the final executed Agreement and CVR Agreement will not differ in any respect material to our analysis or this opinion from the last versions of the Agreement and the CVR Agreement reviewed by us. We have also assumed, at your direction, that the representations and warranties made by the Company and the Buyer in the Agreement are and will continue to be true and correct in all respects material to our analysis. Furthermore, we have assumed, at your direction, that the Transaction will be consummated on the terms set forth in the Agreement and in accordance with all applicable laws and other relevant documents or requirements, without delay or the waiver, modification or amendment of any term, condition or agreement, the effect of which would be material to our analysis or this opinion and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Transaction, no delay, limitation, restriction, condition or other change will be imposed, the effect of which would be material to our analysis or this opinion. We have not evaluated and do not express any opinion as to the solvency or fair value of the Company, or its ability to pay its obligations when they come due, or as to the impact of the Transaction on such matters, under any national, provincial or other laws relating to bankruptcy, insolvency, or similar matters. We are not legal, regulatory, tax or accounting advisors, and we express no opinion as to any legal, regulatory, tax or accounting matters.

We express no view as to, and our opinion does not address, the Company’s underlying business decision to proceed with or effect the Transaction, or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available to the Company or in which the Company might engage. This opinion is limited to and addresses only the fairness, from a financial point of view, as of the date hereof, to the holders of Shares of the Cash Amount proposed to be paid to such holders pursuant to the terms of the Agreement. We have not been asked to, nor do we express any view on, and our opinion does not address, any other term or aspect of the Agreement, the CVR Agreement, or the Transaction, including, without limitation, the structure or form of the Transaction, the form or any other terms of the CVR, or any other agreements or arrangements contemplated by the Agreement or entered into in connection with or otherwise contemplated by the Transaction, including, without limitation, the fairness of the Transaction or any other term or aspect of the Transaction to, or any consideration to be received in connection therewith by, or the impact of the Transaction on, the holders of any other class of securities, creditors or other constituencies of the Company or any other party. In addition, we express no view or opinion as to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to be paid or payable to any of the officers, directors or employees of the Company or any other party, or class of such persons in connection with the Transaction, whether relative to the Cash Amount proposed to be paid to the holders of Shares pursuant to the terms of the Agreement or otherwise. Our opinion is necessarily based on financial, economic, monetary, currency, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof, and we do not have any obligation or responsibility to update, revise or reaffirm this opinion based on circumstances, developments or events occurring after the date hereof. Our opinion does not constitute a recommendation to any shareholder of the Company as to whether or how such holder should tender Shares pursuant to the Offer, participate in any meeting, or otherwise act with respect to the Transaction.
Our financial advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company (in their capacity as directors and not in any other capacity) in connection with and for purposes of their consideration of the Transaction. This opinion has been authorized by the Leerink Partners LLC Fairness Opinion Review Committee.
Based upon and subject to the foregoing, including the various assumptions, qualifications and limitations set forth herein, it is our opinion that, as of the date hereof, the Cash Amount proposed to be paid to the holders of Shares pursuant to the terms of the Agreement is fair, from a financial point of view, to such holders.
Very truly yours,
/s/ Leerink Partners LLC

Annex C
SCHEDULE I
Form of CVR Agreement
FORM OF CONTINGENT VALUE RIGHTS AGREEMENT
THIS CONTINGENT VALUE RIGHTS AGREEMENT, dated as of [•] (this “Agreement”), is entered into by and between XOMA ROYALTY CORPORATION, a Nevada corporation (the “Parent”), Broadridge Corporate Issuer Solutions, LLC, a Pennsylvania limited liability company, as Rights Agent (as defined herein), Fortis Advisors LLC, a Delaware limited liability company, solely in its capacity as the initial representative, agent and attorney in-fact of the Holders (the “Representative”), and Steve Hurly and Owen Hughes, each at the request of the Company (as defined herein) and solely for purposes of representing the Holders with respect to the Tax Reserve Matter (the “Tax Reserve Committee”).
RECITALS
WHEREAS, Parent and LAVA Therapeutics N.V., a public limited liability company (naamloze vennootschap) organized under the Laws of The Netherlands, having its corporate seat in Utrecht, The Netherlands, registered with the Dutch trade register under number 65335740 (the “Company”), have entered into a Share Purchase Agreement, dated as of August 3, 2025, as amended on October 17, 2025 (the “Purchase Agreement”), pursuant to which Buyer will consummate the transactions described therein (the “Transactions”);
WHEREAS, pursuant to the Purchase Agreement, and in accordance with the terms and conditions thereof, Parent shall deliver one CVR (as defined below) (i) for each Share validly tendered and not validly withdrawn pursuant to the Offer as of the Acceptance Time, (ii) for each Share validly tendered during the Subsequent Offering Period, (iii) for each Share underlying each Company Option that is (x) outstanding as of immediately prior to the Closing and (y) has a per Share exercise price that is less than the Cash Amount and (iv) for each New Topco A Share issued and outstanding immediately prior to the Cancellation Effective Time (the initial holders of such CVRs collectively, the “Initial Holders”);
WHEREAS, Parent desires that the Rights Agent act as its agent for the purposes of effecting the distribution of the CVRs to the Initial Holders and performing the other services described in this Agreement;
WHEREAS, Parent has designated the Representative to act as agent for the Initial Holders for the purposes of accomplishing the intent and implementing the provisions of this Agreement and facilitating the consummation of the transactions contemplated hereby and performing the other services described in this Agreement; and
WHEREAS, the Initial Holders desire that the Tax Reserve Committee act on their behalf and for their benefit for the purposes of representing the Holders with respect to the Tax Reserve Matter.
NOW, THEREFORE, in consideration of the foregoing and the consummation of the transactions referred to above, the parties agree, for the equal and proportionate benefit of all Holders (as defined herein), as follows:
ARTICLE I
DEFINITIONS: CERTAIN RULES OF CONSTRUCTION
Section 1.1   Definitions.   Capitalized terms used but not otherwise defined herein have the meanings ascribed thereto in the Purchase Agreement. References to the Company herein apply to New Topco, being the surviving company in the Downstream Merger, from and after the Merger Effective Time. As used in this Agreement, the following terms will have the following meanings:
“2022 CIT Return” has the meaning given in Schedule I hereto.
“Acting Holders” means, at the time of determination, Holders of not less than thirty five (35%) of outstanding CVRs as set forth in the CVR Register.

“Additional Closing Net Cash Proceeds” means 100% of the amount by which the Closing Net Cash, adjusted for any Permitted Deductions made within ninety (90) days following the Closing Date, exceeds Closing Net Cash as finally determined pursuant to Section 2.01(j) – (n) of the Purchase Agreement.
“Amended 2022 CIT Return” has the meaning given in Schedule I hereto.
“Change of Control” means: (a) a direct or indirect sale or other sale, lease, exchange, disposition or other transfer (through a single transaction or a series of related transactions within a twelve-month period) of all or substantially all of the assets of New Topco (or its successor) on a consolidated basis (other than to any direct or indirect controlled Subsidiary of Parent); (b) a merger, demerger, consolidation or business combination involving New Topco (or its successor) in which New Topco (or its successor) is not the surviving or continuing entity (except for a merger, demerger, consolidation or business combination in which the surviving or continuing entity would continue to be a direct or indirect controlled Subsidiary of Parent); and (c) any other transaction (or series of related transactions within a twelve-month period) involving New Topco (or its successor) in which New Topco (or its successor) is the surviving or continuing entity but in which Parent owns less than 50% of New Topco’s voting power immediately after the transaction.
“Company Tax Advisor” means Taxture B.V.
“CVRs” means the contractual contingent value rights to be granted by Parent to the respective Initial Holders as part of the Offer Consideration and in connection with the settlement of their Company Options, as applicable, pursuant to the terms of the Offer and the Purchase Agreement. Unless otherwise specified herein, for purposes of this Agreement all the CVRs shall be considered as part of and shall act as one class only. For the avoidance of doubt, Parent shall grant CVRs only to the Initial Holders and shall not grant CVRs to any other Persons at any other time during the pendency of this Agreement, pursuant and subject to the terms hereof.
“CVR Payment Amount” means, for a given Holder, an amount equal to the product of: (a) the CVR Proceeds; and (b) (i) the total number of CVRs entitled to receive such CVR Proceeds held by such Holder, divided by (ii) the total number of CVRs entitled to receive such CVR Proceeds held by all Holders as each reflected on the CVR Register as of the close of business on the date prior to the date of payment (rounded down to the nearest whole cent).
“CVR Payment Date” means: (a) with respect to any Existing Partnership Proceeds or Disposition Proceeds payable to Holders, no later than thirty (30) days following the receipt of Gross Proceeds by Parent or any of its Affiliates, including the Company (after the Closing) and New Topco; (b) with respect to any Additional Closing Net Cash Proceeds payable to Holders, as soon as practicable (but in no event later than one hundred five (105) days) following the Closing); and (c) with respect to any Tax Reserve Proceeds, no later than sixty (60) days following the Tax Reserve Confirmation Date.
“CVR Proceeds” means: (a) any Existing Partnership Proceeds; (b) any Disposition Proceeds; (c) any Additional Closing Net Cash Proceeds; and (d) any Tax Reserve Proceeds.
“CVR Products” means: (a) each of the product or product candidates developed or commercialized by the Company, its Affiliates or their respective (sub)licensees and known as: (i) EGFRd2 (PF-8046052) or JNJ-89853413; (b) each other product or product candidate discovered, developed, or commercialized pursuant to an Existing Partnership; and (c) any product, product candidate or other research program being researched or developed by the Company as of the Closing, including the product or product candidate known as LAVA-1266.
“Disposition” means the direct or indirect sale, transfer, lease, conveyance, assignment, license or other disposition directly or indirectly by Parent or any of its Affiliates, including the Company (after the Closing) and New Topco, of all or any part of its rights in and to any CVR Products, in each case during the Disposition Period which, for the avoidance of doubt, shall exclude any Existing Partnership or any transaction or other disposition by Parent or any of its Affiliates, including the Company (after the Closing) and New Topco, to a third party (unaffiliated with the Parent or any of its Affiliates, including the Company (after the Closing) and New Topco), in a single transaction or series of related transactions, of a portion of the future Net Proceeds to be retained by Parent or any of its Affiliates in accordance with this Agreement.

“Disposition Agreement” means a definitive agreement, contract or other document entered into by Parent or any of its Affiliates, including the Company (after the Closing) and New Topco, and any Person who is not an Affiliate of Parent providing for a Disposition or Permitted Disposition, as the case may be.
“Disposition Period” means the period beginning on the Closing and ending on the tenth (10th) anniversary of the Closing.
“Disposition Proceeds” means (a) 100% of the Net Proceeds, in the case of a Permitted Disposition entered into prior to the Closing and (b) 75% of the Net Proceeds, in the case of a Disposition entered into following the Closing.
“DTC” means The Depository Trust Company or any successor thereto.
“Efforts Disposition Period” means the period beginning on the Closing and ending on the second (2nd) anniversary of the Closing, in each case related to a Permitted Disposition or a Disposition.
“Expiration Date” means the tenth (10th) anniversary of the Closing.
“Equity Award CVR” means a CVR received by an Initial Holder in respect of his or her Company Options.
“Existing Partnerships” means the Company’s collaborations (i) with Pfizer Inc. (formerly Seagen Inc.) to develop, manufacture and commercialize EGFRd2 (PF-8046052) pursuant to that certain Exclusive License Agreement, by and between Pfizer Inc. and Company, dated September 23, 2022, as amended, restated, modified, replaced and novated from time to time and (ii) with Johnson & Johnson (formerly Janssen) for the discovery and development of novel bispecific antibody-based T cell engagers for the treatment of cancer, including JNJ-89853413 pursuant to that certain Research Collaboration and License Agreement, by and between Johnson & Johnson and Company, dated May 13, 2020, as amended, restated, modified, replaced and novated from time to time.
“Existing Partnership Agreement” means each of (i) the Research Collaboration and License Agreement, dated as of May 13, 2020, by and among the Company (at that time named LAVA Therapeutics B.V.), and Janssen Biotech, Inc., as amended to date, and (ii) the Exclusive License Agreement, dated as of September 23, 2022, by and between LAVA Therapeutics, Inc. and Seagen, Inc., as amended to date.
“Existing Partnership Period” means the period beginning on the Closing and ending on the tenth (10th) anniversary of the Closing.
“Existing Partnership Proceeds” means 75% of the Net Proceeds, in the case of Gross Proceeds as payable to Parent or any of its Affiliates, including the Company (after the Closing) and New Topco, or is otherwise due to or received by Parent or any of its Affiliates, including the Company (after the Closing) and New Topco, in respect of any Existing Partnership during the Existing Partnership Period.
“Gross Proceeds” means, without duplication, the sum of all cash consideration and the value of any and all consideration of any kind that is payable to Parent or any of its Affiliates, including the Company (after the Closing) and New Topco, or is otherwise due to or received by, Parent or any of its Affiliates, including the Company (after the Closing) and New Topco (i) during the Existing Partnership Period in respect of an Existing Partnership or (ii) during the Disposition Period in respect of a Disposition or Permitted Disposition, in each case solely as such consideration or value relates to any CVR Products. The value of any securities (whether debt or equity) or other non-cash property constituting Gross Proceeds shall be determined as follows: (A) the value of securities for which there is an established public market shall be equal to the volume weighted average of their closing market prices for the five (5) trading days ending the day prior to the due date of payment to, or receipt by, Parent or its relevant Affiliate; and (B) the value of securities that have no established public market and the value of consideration that consists of other non-cash property, shall be the fair market value thereof as of the due date of payment to, or receipt by, Parent or its relevant Affiliate; provided, that Parent may elect, upon prompt notice to the Representative after receipt of consideration, to have any securities or other non-cash property specified in the foregoing clause (B) be deemed as Gross Proceeds only upon the earlier of: (1) the receipt by Parent or any of its Affiliates, including the Company (after the Closing) and New Topco, of cash in respect of the sale or other liquidation by Parent or its Affiliates of such securities or other non-cash property, and the value of such cash shall be Gross Proceeds upon receipt by Parent or any of its Affiliates, including the Company (after the Closing) and New Topco; (2) the first (1st) anniversary of receipt of such securities or other non-cash property, and (3) the day before the date on which the Disposition Period expires and the value of such consideration shall be Gross Proceeds as of such date with a value equal to the greater of (x) the fair market value of such securities or other non-cash property as of the date originally due to be received by Parent or its relevant Affiliate or (y) the fair market value of such securities or other non-cash property as of such date, and all other consideration, if any, payable or paid to or received by Parent or any of its Affiliates, including the Company (after the Closing) and New Topco, will be deemed Gross Proceeds upon the due date for receipt by Parent or its relevant Affiliate.
“Holder” means, at the relevant time, either (A) an Initial Holder of a CVR or (B) a Person in whose name such CVR is subsequently registered in the CVR Register following a Permitted CVR Transfer.
“Liability” means any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any kind, whether accrued, absolute, contingent, matured, unmatured or otherwise.
“Net Proceeds” means the Gross Proceeds received by Parent or any of its Affiliates, including the Company (after the Closing) and New Topco, minus Permitted Deductions, as calculated in a manner consistent with generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board. For clarity: (i) if Permitted Deductions exceed Gross Proceeds as it relates to any payment event, as applicable, any excess Permitted Deductions shall be applied against Gross Proceeds in a subsequent payment event, as applicable; (ii) if any of the Gross Proceeds or Permitted Deduction are not in U.S. dollars, currency conversion to U.S. dollars shall be made by using the exchange rate prevailing at the JP Morgan Chase Bank or its successor entity on the due date of receipt of such Gross Proceeds or due date of payment of relevant Permitted Deductions, as applicable; and (iii) Net Proceeds shall not include any royalties or other amounts payable by Parent or any of its Affiliates (including the Company (after the Closing) and New Topco) to any third party in connection with the applicable Existing Partnership Agreement or Disposition Agreement.
“Officer’s Certificate” means a certificate signed by an authorized officer of Parent, in his or her capacity as such an officer, and delivered to the Rights Agent and the Representative.
“Parent Tax Advisor” means PricewaterhouseCoopers Belastingadviseurs N.V.
“Permitted CVR Transfer” means a transfer of CVRs: (a) upon death of a Holder by will or intestacy; (b) pursuant to a court order; (c) by operation of law (including by consolidation, merger, or demerger) or without consideration in connection with the dissolution, liquidation or termination of any corporation, limited liability company, partnership or other entity; (d) in the case of CVRs held in book-entry or other similar nominee form, from a nominee to a beneficial owner and, if applicable, through an intermediary, to the extent allowable by DTC; or (e) as provided in Section 2.7.
“Permitted Deductions” means the sum of, without duplication, the following costs or expenses:
(a)   any applicable Taxes (including any applicable value added or sales taxes or withholding Taxes) imposed on or with respect to Gross Proceeds and payable by (or withheld from) Parent or any of its Affiliates, including the Company (after the Closing) and New Topco, and, without duplication, any income or other Taxes payable by Parent or any of its Affiliates, including the Company (after the Closing) and New Topco, that would not have been incurred by Parent or its Affiliates, including the Company (after the Closing) and New Topco, but for the Gross Proceeds having been received or accrued by Parent or its Affiliates, including the Company (after the Closing) and New Topco (in each case, regardless of the due date of such Taxes); provided that for purposes of calculating income Taxes payable by Parent or its Affiliates, including the Company (after the Closing) and New Topco, in respect of the Gross Proceeds, any such income Taxes shall be computed after taking into account any net operating loss carryforwards or other Tax attributes (including Tax credits) of the Company or its Affiliates as of the Closing prior to the Closing that are available to offset such gain after taking into account any limits of the usability of such attributes, including under Section 382 of the Code as reasonably determined by a nationally recognized tax advisor (and for the sake of clarity such income Taxes shall be calculated without taking into account any net operating losses or other Tax attributes generated by Parent or its Affiliates, including the Company (after Closing) and New Topco;
(b)   (i) any Taxes imposed under Dutch tax law arising in connection with the Post-Offer Reorganization (other than Taxes withheld in connection with the Cancellation), computing after taking into account the use of any carry forward Tax losses or other Tax attributes (including Tax credits) of the Company that are available to offset such tax after taking into account any limits of the usability of such attributes, including under Sections 20 and 20a of the Dutch Corporate Income Tax Act (Wet op de vennootschapsbelasting 1969) and (ii) any incremental Australian income tax or related amounts (including for the avoidance of doubt interest or penalties) that arise in connection with the Australian research and development tax offset claimed by the Company;
(c)   any reasonable and documented unreimbursed out-of-pocket costs and expenses incurred by Parent or any of its Affiliates, including the Company (after the Closing) and New Topco, in connection with (i) the applicable CVR Product(s) in respect of a Disposition or Permitted Disposition or (ii) the Existing Partnerships, in each case including research and development costs, technology transfer costs, contractual expenses and any costs in respect of head licenses for sublicensed technology and the development or prosecution, maintenance or enforcement by Parent or any of its Affiliates, including the Company (after the Closing) and New Topco, of the intellectual property related to the CVR Products, but excluding any such costs that are accounted for in Transaction Expenses or Estimated Costs Post-Merger Effective Date;
(d)   any reasonable and documented unreimbursed out-of-pocket costs and expenses incurred by Parent or any of its Affiliates, including the Company (after the Closing) and New Topco, in connection with (i) any Disposition or other business development related efforts after the Closing Date with respect to the relevant CVR Product(s) or intellectual property related to the CVR Products during or otherwise attributable to the Disposition Period or Existing Partnership Period, as applicable; and (ii) maintenance costs related to the CVRs or the CVR Products (including fees and expenses related to the Rights Agent and the Representative);
(e)   any reasonable and documented unreimbursed out-of-pocket costs incurred or accrued by Parent or any of its Affiliates, including the Company (after the Closing) and New Topco, in connection with Parent’s (i) commercially reasonable efforts to negotiate or enter into any Disposition Agreement or consummate a Disposition of any applicable CVR Product(s) or a Permitted Disposition, including any Representative’s fee, Right’s Agent fee, any brokerage fee, finder’s fee, opinion fee, success fee, transaction fee, service fee or other fee, commission or expense owed to any broker, finder, investment bank, auditor, accountant, counsel, advisor or other third party in relation thereto and (ii) obligations under Section 4.6(a) or, without duplication of any Tax Reserve Matter Expenses, Section 4.7, including any such costs arising out of any third-party claims, demands, actions, or other proceedings relating to or in connection with any Disposition or Permitted Disposition; and
(f)   any (i) Liabilities existing or incurred prior to the Expiration Date that would have been required to be included in the calculation of Closing Net Cash in accordance with the Purchase Agreement to the extent not taken account in the calculation of Closing Net Cash and (ii) without duplication, any Tax Reserve Matter Expense in excess of $6,333,000.
“Rights Agent” means the Rights Agent named in the first paragraph of this Agreement, until a successor Rights Agent will have become such pursuant to the applicable provisions of this Agreement, and thereafter “Rights Agent” will mean such successor Rights Agent.
“Tax Authority” means any Governmental Authority competent to impose a liability in respect of Tax or responsible for the administration or collection of Tax.
“Tax Confirmation” means the final response of the Dutch Tax Authority in respect of the Tax Confirmation Request in a form and substance reasonably satisfactory to the Tax Reserve Committee (acting together).
“Tax Confirmation Request” has the meaning given in Schedule I hereto.

“Tax Reserve” means an amount equal to $6,333,000 and which amount has been included as a Liability in the calculation of Closing Net Cash.
“Tax Reserve Actions” has the meaning given in Schedule I hereto.
“Tax Reserve Confirmation Date” means the earlier of (i) the expiration of the statute of limitations (including extensions thereof) applicable to the Tax Reserve Matter plus 60 days, or (ii) the date on which the Tax Confirmation is received by the Company or New Topco.
“Tax Reserve Matter” means the actions that will be taken with respect to certain Tax Returns of the Company for certain Pre-Closing Tax Periods, as further described on Schedule I hereto.
“Tax Reserve Matter Expenses” means, without duplication, (i) an amount equal to the additional Dutch corporate income tax actually due by the Company in Euro (to be translated into U.S. dollars as at the applicable CVR Payment Date), including any applicable interest or penalties, if any (the “Tax Reserve Liability”) and (ii) any associated documented and unreimbursed out-of-pocket costs and expenses incurred by Parent, the Tax Reserve Committee or any of its Affiliates, including the Company (after the Closing) and New Topco, in connection with or related to the Tax Reserve Matter, including any damages or losses (including special, punitive or indirect, consequential or incidental loss or damage or penalties of any kind as may be imposed or otherwise agreed to), judgments, settlements, interest, court or other costs and fees and costs of attorneys, accountants and other experts, or other expenses of litigation or other proceedings or of any claim, default or assessment.
“Tax Reserve Proceeds” means an amount equal to the Tax Reserve, minus any Tax Reserve Matter Expenses. For the avoidance of doubt, if the Tax Reserve Matter Expenses exceed $6,333,000, then there shall be no Tax Reserve Proceeds payable hereunder.
“Tax Return” means any return, declaration, report or other information relating to Tax, including any schedule or annex thereto, and including any amendment thereof, to be filed with any Tax Authority.
Section 1.2   Rules of Construction.
(a)   As used in this Agreement, any noun or pronoun will be deemed to include the plural as well as the singular and to cover all genders.
(b)   This Agreement will be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption of burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of this Agreement.
(c)   As used in this Agreement, the words “include,” “includes,” or “including” will be deemed to be followed by the words “without limitation.” The words “hereof,” “herein,” “hereby,” “hereto,” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” will not be exclusive.
(d)   When reference is made in this Agreement to an Article or Section, such reference will refer to Articles and Sections of this Agreement, as the case may be, unless otherwise indicated.
(e)   The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.
(f)   All references to $ are to United States dollars.
ARTICLE II
CONTINGENT VALUE RIGHTS
Section 2.1   CVRs; Authority; Appointment of Rights Agent.   The CVRs represent the contractual rights of Holders to receive contingent cash payment of the CVR Proceeds from Parent pursuant to this

Agreement. Parent has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Parent and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and, assuming the due authorization, execution and delivery by the Rights Agent, and the Representative, constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms. Neither the execution and delivery of this Agreement nor the performance by Parent of its obligations hereunder or the consummation of the transactions contemplated hereby will: (i) conflict with, or result in any violation of any provision of the certificate of incorporation, bylaws and other similar organizational documents of Parent; or (ii) conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation under, any loan or credit agreement, note, mortgage, indenture, lease, or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or its properties or assets which violation, in the case of clause (ii), individually or in the aggregate, would reasonably be expected to have a material adverse effect on the ability of Parent to perform the obligations forth in this Agreement. No consent, approval, order or authorization of, or registration, declaration, notice or filing with, any Governmental Authority is required by or with respect to Parent in connection with the execution and delivery of this Agreement by the Parent or the consummation by Parent of the transactions contemplated hereby, except as would not reasonably be expected to have a material adverse effect on the ability of Parent to perform the obligations set forth in this Agreement. Parent hereby appoints Broadridge Corporate Issuer Solutions, LLC as the Rights Agent to act as rights agent for Parent in accordance with the instructions hereinafter set forth in this Agreement, and Broadridge Corporate Issuer Solutions, LLC hereby accepts such appointment.
Section 2.2   Nontransferable.   Except for Permitted Transfers, the CVRs may not be sold, assigned, transferred, pledged, encumbered or in any other manner transferred or disposed of, in whole or in part. Any attempted sale, assignment, transfer, pledge, encumbrance or disposition of CVRs, in whole or in part, in violation of this Section 2.2 shall be void ab initio and of no effect.
Section 2.3   No Certificate; Registration; Registration of Transfer; Change of Address.
(a)   The CVRs will be issued and distributed by Parent to each Holder in book-entry form only and will not be evidenced by a certificate or other instrument.
(b)   The Rights Agent will keep a register (the “CVR Register”) for the purpose of: (i) identifying the Holders (provided that the CVR Register will initially show one position for Cede & Co. as nominee for DTC, instead of showing individual Holders who received CVRs for Shares or New Topco A Shares held by DTC in street name, as well as showing Holders whose CVRs are registered in their own name); and (ii) registering CVRs and Permitted CVR Transfers thereof. With respect to CVRs issued for Shares or New Topco A Shares held by DTC on behalf of Holders who held such Shares or New Topco A Shares in street name, the CVR Register will initially show one position for Cede & Co. as nominee for DTC, instead of showing the individual Holders of such CVRs. The Rights Agent will have no responsibility whatsoever directly to the street name holders with respect to transfers of CVRs unless and until such CVRs are transferred into the name of such street name holders in accordance with Section 2.2. With respect to any payments to be made under Section 2.4 below, the Rights Agent will accomplish the payment to any former street name holders of Shares or New Topco A Shares by sending one lump payment to DTC. The Rights Agent will have no responsibilities whatsoever with regard to the distribution of payments by DTC to such street name holders. Upon request of a Holder or the Representative to Parent, Parent will cause the Rights Agent to make available to such Holder or the Representative, as applicable, a list of the other Holders, the number of CVRs held by each Holder, the contact information maintained by the Rights Agent with respect to each Holder and such other information relating to this Agreement as may be reasonably requested by the Representative and is information that is typically stored by a Rights Agent in accordance with general industry practices for similar types of engagements.

(c)   Subject to the restrictions on transferability set forth in Section 2.2 and subject to the Rights Agent’s bona fide procedures to validate the identity of a Holder, every request made to transfer a CVR must be in writing and accompanied by a written instrument of transfer, in form reasonably satisfactory to the Rights Agent pursuant to its guidelines, duly executed by the Holder thereof, the Holder’s attorney duly authorized in writing, the Holder’s personal representative duly authorized in writing, or the Holder’s survivor (with written documentation evidencing such Person’s status as the Holder’s survivor), and setting forth in reasonable detail the circumstances relating to the transfer. Upon receipt of such written notice and proper validation of the identity of such Holder, the Rights Agent will, subject to its reasonable determination that the transfer instrument is in proper form and the transfer otherwise complies with the other terms and conditions of this Agreement (including the provisions of Section 2.2), register the transfer of the CVRs in the CVR Register. As a condition of such transfer, Parent and Rights Agent may require a transferring Holder or its transferee to pay to the applicable Governmental Authority any transfer, stamp, documentary, registration, or other similar Tax or governmental charge that is imposed in connection with any such registration of transfer. The Rights Agent shall have no duty or obligation to take any action under any section of this Agreement that requires the payment by a Holder of a CVR of such applicable Taxes or charges unless and until the Rights Agent is reasonably satisfied that all such Taxes or charges have been paid or that such Taxes or charges are not applicable. All duly transferred CVRs registered in the CVR Register will be the valid obligations of Parent and will entitle the transferee to the same benefits and rights under this Agreement as those held immediately prior to the transfer by the transferor. No transfer of a CVR will be valid until registered in the CVR Register in accordance with this Agreement.
(d)   A Holder may make a written request to the Rights Agent to change such Holder’s address of record in the CVR Register. The written request must be duly executed by the Holder. Upon receipt of such written notice and proper validation of the identity of such Holder, the Rights Agent will promptly record the change of address in the CVR Register.
Section 2.4   Payment Procedures: Notices.
(a)   Parent hereby agrees that (i) if a Disposition Agreement is entered into during the Disposition Period, then Parent shall promptly deliver to the Rights Agent (with a copy to the Representative) written notice indicating that a Disposition Agreement has been entered into and a copy of the Disposition Agreement and any ancillary agreements thereto and (ii) promptly following the Tax Reserve Confirmation Date, Parent shall promptly deliver to the Representative written notice of the occurrence of such date.
(b)   On or prior to each CVR Payment Date, with respect to any Existing Partnership Proceeds, Disposition Proceeds, any Additional Closing Net Cash Proceeds or Tax Reserve Proceeds, Parent shall deliver to the Rights Agent (with a copy to the Representative): (i) written notice indicating that: (A) the Holders are entitled to receive one or more payments with respect to Existing Partnership Proceeds, Disposition Proceeds, Additional Closing Net Cash Proceeds or Tax Reserve Proceeds, as applicable; (B) the source and trigger event for such payment of Existing Partnership Proceeds, Disposition Proceeds, Additional Closing Net Cash Proceeds or Tax Reserve Proceeds, as applicable; and (C) (i) a calculation of Gross Proceeds (including any calculation or supporting documentations applicable to any allocation determination for consideration related or not related to a CVR Product), Net Proceeds and any Permitted Deductions used to calculate such Existing Partnership Proceeds or Disposition Proceeds, if applicable, with reasonable supporting detail for such Permitted Deductions, or (ii) as applicable, an overview of the Tax Reserve Proceeds, including a list of any Tax Reserve Matter Expenses, and (iii) any other calculations used to calculate the Additional Closing Net Cash Proceeds or Tax Reserve Proceeds, as applicable (each such notice, a “CVR Payment Notice”); (ii) a letter of instruction setting forth, for each CVR, the CVR Payment Amount with respect thereto (including each component included in the calculation thereof); and (iii) any other letter of instruction reasonably required by the Rights Agent. On or prior to any CVR Payment Date, Parent shall deliver to the Rights Agent the CVR Payment Amounts required by Section 4.2. All payments by Parent hereunder shall be made in U.S. dollars. For the avoidance of doubt, Parent shall have no further liability in respect of the relevant CVR Payment Amount upon delivery of such CVR Payment Amount in accordance with this Section 2.4(b) and the satisfaction of each of Parent’s obligations set forth in this Section 2.4(b).

With respect to cash deposited by Parent with the bank or financial institution designated by Rights Agent, Rights Agent agrees to cause such bank or financial institution to establish and maintain a separate demand deposit account, therefor in the name of Rights Agent for the benefit of Parent. Rights Agent will only draw upon cash in such account(s) as required from time to time in order to make payments as required under this Agreement and any applicable tax withholding payments. The Rights Agent shall have no responsibility or liability for any diminution of funds that may result from any deposit made by the Rights Agent in accordance with this paragraph, including any losses resulting from a default by any bank, financial institution or other third party, in the absence of fraud, bad faith or willful misconduct by or on behalf of the Rights Agent. The Rights Agent may from time to time receive interest in connection with such deposits. The Rights Agent shall not be obligated to pay such interest to Parent, the Representative, any Holder or any other party. The Rights Agent is acting as an agent hereunder and is not a debtor of Parent in respect of cash deposited hereunder. For the avoidance of doubt, Parent and Representative acknowledge that (i) the Rights Agent is not a bank or a trust company, (ii) the Rights Agent is not acting in any sort of capacity as an “escrow” or similar agent hereunder, and (iii) nothing in this Agreement shall be construed as requiring the Rights Agent to perform any services that would require registration with any governmental authority as a bank or a trust company.
(c)   The Rights Agent will promptly, and in any event within ten (10) Business Days after receipt of the CVR Payment Notice as well as any letter of instruction reasonably required by the Rights Agent, send each registered Holder at its registered address a copy of the CVR Payment Notice (at Parent’s sole cost and expense (without limitation to Parent’s right to deduct any such expenses in accordance herewith)) and, following the applicable CVR Payment Date, promptly pay by check mailed to the address of record of each registered Holder the CVR Payment Amount to each of the registered Holders reflected in the CVR Register as of the close of business on the CVR Payment Date. With respect to any Holder who is not a registered Holder, the Rights Agent will, following the applicable CVR Payment Date, promptly pay to DTC the CVR Payment Amount with respect to CVRs issued for Shares or New Topco A Shares held by DTC on behalf of Holders who held such Shares or New Topco A Shares in street name.
(d)   Any portion of the CVR Payment Amount that remains undistributed to a Holder six (6) months after the date of the delivery of the applicable CVR Payment Date will be delivered by the Rights Agent to Parent, upon demand, and any Holder will thereafter look only to Parent for payment of the CVR Payment Amount, without interest, but such Holder will have no greater rights against Parent than those accorded to general unsecured creditors of Parent under applicable Law.
(e)   None of Parent, any of its Affiliates, including the Company (after the Closing) and New Topco, or the Rights Agent or the Tax Reserve Committee Group will be liable to any Person in respect of the CVR Payment Amount delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If, despite Parent’s, any of its Affiliates’ and/or the Rights Agent’s commercially reasonable efforts to deliver the CVR Payment Amount to the applicable Holder, the CVR Payment Amount has not been paid prior to two (2) years after the applicable CVR Payment Date (or immediately prior to such earlier date on which the CVR Payment Amount would otherwise escheat to or become the property of any Governmental Authority), the CVR Payment Amount will be delivered by the Rights Agent to Parent and, to the extent permitted by applicable Law, become the property of Parent, free and clear of all claims or interest of any Person previously entitled thereto. If the CVR Payment Amount does not become the property of the Parent, to the extent permitted by applicable Law, upon transfer by the Rights Agent, such Holder will thereafter look only to the Parent for payment of the CVR Payment Amount, without interest, and the Parent will be responsible for escheatment to the applicable Governmental Body. The Rights Agent will not be responsible for escheatment of abandoned property except in the case that the Parent is unable to provide the Rights Agent with the applicable instructions to transfer such property to the Parent before the CVR Payment would escheat to the applicable Governmental Body. In such case, the Rights Agent will be required to escheat the funds to the State immediately. In addition to and not in limitation of any other indemnity obligation herein, Parent agrees to indemnify and hold harmless Rights Agent with respect to any liability, penalty, cost or expense Rights Agent may incur or be subject to in connection with transferring such property to Parent or New Topco.

Section 2.5   Tax Matters.
(a)   Except to the extent any portion of the CVR Payment Amount is required to be treated as interest pursuant to applicable Law, Parent, and the Representative intend that, for all U.S. federal and applicable state and local income tax purposes: (i) the CVRs received in respect of Shares (which for avoidance of doubt does not include the Equity Award CVRs) are treated as additional consideration paid with respect to such Shares in connection with the Offer; (ii) any CVR Payment Amount received in respect of such CVRs is treated as an amount realized on the disposition or partial disposition of the applicable CVRs; and (iii) any CVR Payment Amount paid in respect of any Equity Award CVR is treated as wages in the year in which the CVR Payment Amount is made (and not upon the receipt of such CVR) (clauses (i), (ii) and (iii), collectively, the “Intended Tax Treatment”).
(b)   In addition to any Permitted Deductions, Parent and its Affiliates (including the Company, after the Closing) and the Rights Agent shall be entitled to deduct and withhold, or cause to be deducted or withheld, from each CVR Payment Amount or any other amounts otherwise payable pursuant to this Agreement such amounts as may be required to be deducted and withheld therefrom under applicable Law. With respect to Holders who received Equity Award CVRs, any such withholding may be made, or caused to be made, by Parent through the payroll system or any successor payroll system of Parent or any of its Affiliates, including the Company (after the Closing) and New Topco. Prior to making (or causing to be made) any such Tax deduction or withholding, Parent shall instruct the Rights Agent to provide the opportunity for the Holders to provide properly completed and duly executed Internal Revenue Service Forms W-9 or appropriate W-8, as applicable, or any other reasonably appropriate forms or information from Holders in order to avoid or reduce withholding. Parent shall promptly and timely remit, or cause to be remitted (including by causing the Rights Agent to remit), any amounts withheld in respect of Taxes to the appropriate Governmental Authority. To the extent any amounts are so deducted and withheld and remitted to the appropriate Governmental Authority, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such deduction and withholding was made.
(c)   Parent and the Representative intend that each payment provided under this Agreement with respect to an Equity Award CVR (the “Payments”) is a separate “payment” for purposes Section 1.409A-2(b)(2)(i) of the U.S. Treasury Regulations. For the avoidance of doubt, Parent and the Representative intend that the Payments satisfy, to the greatest extent possible, the exemption from the application of Section 409A of the Code and the Treasury Regulations and other guidance issued thereunder and any state law of similar effect (collectively “Section 409A”) provided under Treasury Regulations Section 1.409A-1(b)(4) and, to the extent not so exempt, that the Payments comply, and this Agreement be interpreted to the greatest extent possible, as consistent with Treasury Regulations Section 1.409A-3(i)(5)(iv)(A) — that is, as “transaction-based compensation.” To the extent this Agreement (and any definitions hereunder), or any payments hereunder, are not exempt, they shall be construed in a manner that complies with Section 409A, including by reason of satisfying the “transaction-based compensation” provisions thereunder and shall incorporate by reference all required definitions and payment terms. Notwithstanding the foregoing, none of Parent, the Company (after the Closing) or the manager of Parent, or any of their respective representatives make any representation or warranty and will have no liability to a Holder or transferee or any other Person if any payments under any provisions of this Agreement are determined to constitute deferred compensation under Section 409A of the Code (or any similar provisions of applicable state or local law) that are subject to certain additional federal, state or other taxes. Parent may provide each recipient of an Equity Award CVR with a notice or award agreement setting forth the terms and condition of the holder’s entitlement to payments under such Equity Award CVR in accordance with the terms of this Agreement. Rights Agent makes no representations or warranties with respect to tax treatment of the CVRs. None of the Rights Agent, its Affiliates or the services provided by the Rights Agent hereunder are intended to provide legal, tax or financial advice.
Section 2.6   No Voting, Dividends or Interest; No Equity or Ownership Interest in Parent or any of its Affiliates.
(a)   The CVRs will not have any voting or dividend rights, and interest will not accrue on any amounts payable on the CVRs to any Holder.

(b)   The CVRs will not represent any equity or ownership interest in Parent, the Company or any of their respective Affiliates. It is hereby acknowledged and agreed that a CVR shall not constitute a security of Parent.
(c)   Each Holder acknowledges and agrees to the appointment and authority of the Representative to act as the exclusive representative, agent and attorney-in-fact of such Holder and all Holders as set forth in this Agreement. Notwithstanding the foregoing, the Representative shall have no obligation to act on behalf of the Holders, except as expressly provided herein and in the Representative Engagement Agreement, and for the avoidance of doubt, the Representative shall have no obligations under any ancillary agreement, schedule, exhibit or disclosure schedule. For the further avoidance of doubt, the Representative has no obligations in connection with the Tax Reserve Matter or any related matters. Certain Holders have entered into an engagement agreement (the “Representative Engagement Agreement”) with the Representative and agreed to provide direction to the Representative in connection with its services under this Agreement and the Representative Engagement Agreement (such Holders, including their individual representatives, collectively hereinafter referred to as the “Advisory Group”). Neither the Representative nor its members, managers, directors, officers, contractors, agents and employees nor any member of the Advisory Group (collectively, the “Representative Group”), shall be liable to any Holder for any action or failure to act in connection with the acceptance or administration of the Representative’s responsibilities hereunder or under the Representative Engagement Agreement, unless and only to the extent such action or failure to act constitutes gross negligence, fraud or willful misconduct. The Holders shall indemnify, defend and hold harmless the Representative Group from and against any and all losses, claims, damages, liabilities, fees, costs, expenses (including fees, disbursements and costs of counsel and other skilled professionals and in connection with seeking recovery from insurers), judgments, fines, amounts paid in settlement (collectively, the “Representative Expenses”) incurred without gross negligence, fraud or willful misconduct on the part of the Representative and arising out of or in connection with the acceptance or administration of its duties hereunder or under the Representative Engagement Agreement. Such Representative Expenses may be recovered first, from the Expense Fund (as defined in the Representative Engagement Agreement), second, from any distribution of CVR Payment Amounts otherwise distributable to the Holders at the time of distribution, and third, directly from the Holders. At any time, the Representative may resign (in which case the Acting Holders shall promptly appoint a successor Representative reasonably acceptable to Parent). The immunities and rights to indemnification shall survive the Closing, the resignation or removal of the Representative or any member of the Advisory Group or any termination of this Agreement. The Holders acknowledge that the Representative shall not be required to expend or risk its own funds or otherwise incur any financial liability in the exercise or performance of any of its powers, rights, duties or privileges or pursuant to this Agreement, the Representative Engagement Agreement or the transactions contemplated hereby or thereby. Furthermore, the Representative shall not be required to take any action unless the Representative has been provided with funds, security or indemnities which, in its reasonable determination, are sufficient to protect the Representative against the costs, expenses and liabilities which may be incurred by the Representative in performing such actions. The powers, immunities and rights to indemnification granted to the Representative Group hereunder: (i) are coupled with an interest and shall be irrevocable and survive the death, incompetence, bankruptcy or liquidation of any Holder and shall be binding on any successor thereto, and (ii) shall survive the delivery of an assignment by any Holder of the whole or any fraction of his, her or its interest in the CVRs or other interest herein. The Representative shall be entitled to: (A) rely upon the CVR Register and any associated list of Holders, (B) rely upon any signature reasonably believed by it to be genuine, and (C) reasonably assume that a signatory has proper authorization to sign on behalf of the applicable Holder or other party. The Representative will not be deemed to have any fiduciary or similar duties to any Holder or other party/person by virtue of this Agreement or otherwise. Each Holder agrees that such Holder will not challenge or contest any action, inaction, determination or decision of the Representative or the authority or power of the Representative and will not threaten, bring, commence, institute, maintain, prosecute or voluntarily aid any action, which challenges the validity of or seeks to enjoin the operation of any provision of this Agreement, including the provisions relating to the authority of the Representative to act on behalf of such Holder and all Holders as set forth in this Agreement. All actions taken by the Representative under this Agreement or the Representative Engagement Agreement shall be binding upon each Holder and such Holder’s successors as if expressly confirmed and ratified in writing by such Holder, and all defenses which may be available to any Holder to contest, negate or disaffirm the action of the Representative taken in good faith under this Agreement or the Representative Engagement Agreement are waived.
(d)   Parent, its manager and its officers and Affiliates will not be deemed to have any fiduciary or similar duties to any Holder by virtue of this Agreement.
(e)   Each Holder acknowledges and agrees to the appointment and authority of the Tax Reserve Committee to act on behalf and for the benefit of such Holder and all Holders as set forth in this Agreement, which shall include the power and authority of the Tax Reserve Committee to take or refrain the Company (or New Topco, after the Merger Effective Time) from taking the actions specified herein and any other actions relating to the subject matter of this Agreement as determined by the Tax Reserve Committee. Notwithstanding the foregoing or anything else herein, the Tax Reserve Committee shall have no obligation to act on behalf of the Holders except as expressly provided herein, and for purposes of clarity, there are no obligations of the Tax Reserve Committee in any ancillary agreement, schedule, exhibit or disclosure schedule. The powers, immunities and rights to indemnification granted to the Tax Reserve Committee Group hereunder: (i) are coupled with an interest and shall be irrevocable and survive the death, incompetence, bankruptcy or liquidation of any Holder and shall be binding on any successor thereto, and (ii) shall survive the delivery of an assignment by any Holder of the whole or any fraction of his, her or its interest in the CVRs or other interest herein. Each Holder agrees that such Holder will not threaten, bring, commence, institute, maintain, prosecute or voluntarily aid any action, which challenges the validity of or seeks to enjoin the operation of any provision of this Agreement, including the provisions relating to the authority of the Tax Reserve Committee to act on behalf of such Holder and all Holders as set forth in this Agreement. The Tax Reserve Committee shall be entitled to: (A) rely upon the CVR Register and associated list of Holders, (B) rely upon any signature reasonably believed by it to be genuine and (C) reasonably assume that a signatory has proper authorization to sign on behalf of the applicable Holder or other party.
(f)   The Tax Reserve Committee will not be deemed to have any fiduciary or similar duties to any Holder by virtue of this Agreement. All actions taken by the Tax Reserve Committee under this Agreement shall be binding upon each Holder and such Holder’s successors as if expressly confirmed and ratified in writing by such Holder, and all defenses which may be available to any Holder to contest, negate or disaffirm the action of the Tax Reserve Committee taken in good faith under this Agreement are waived.
(g)   It is hereby acknowledged and agreed that the CVRs and the possibility of any payment hereunder with respect thereto are highly speculative and subject to numerous factors outside of Parent’s control, and there is no assurance that Holders will receive any payments under this Agreement or in connection with the CVRs. The Parties acknowledge that it is possible that no Existing Partnership Proceeds, Disposition Proceeds, Additional Closing Net Cash Proceeds or Tax Reserve Proceeds will accrue and that there will not be any Gross Proceeds that may be the subject of a CVR Payment Amount.
Section 2.7   Ability to Renounce or Abandon CVR.   Notwithstanding anything to the contrary contained herein, any Holder or Holder’s successor or assign pursuant to a Permitted CVR Transfer may, at any time, at such Holder’s option, agree to renounce, in whole or in part, its rights under this Agreement and abandon all of such Holder’s remaining rights in a CVR by transferring such CVR to Parent without consideration therefor, effected by written notice to the Rights Agent, the Representative and Parent, which renouncement and abandonment notice, if given, shall be irrevocable. Nothing in this Agreement shall prohibit Parent or any of its Affiliates, including the Company (after the Closing) and New Topco, from offering to acquire or acquiring any CVRs for consideration from the Holders, in private transactions or otherwise, in its sole discretion. Any CVRs acquired by Parent or any of its Affiliates, including the Company (after the Closing) and New Topco, shall be automatically deemed extinguished and no longer outstanding for purposes of the definition of Acting Holders and ARTICLE VI and Section 6.3 hereunder.
ARTICLE III
THE RIGHTS AGENT
Section 3.1   Certain Duties and Responsibilities.   The provisions of this Article III shall survive the termination of this Agreement and the resignation, replacement or removal of the Rights Agent, and the exercise, termination and expiration of the CVRs. The Rights Agent will not have any liability for any actions taken or not taken in connection with this Agreement, except to the extent of its bad faith, gross negligence, fraud or willful misconduct (in each case as determined by a court of competent jurisdiction). IN NO EVENT WILL THE RIGHTS AGENT BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR RELATED TO THIS AGREEMENT (INCLUDING LOST PROFITS, DAMAGE TO REPUTATION OR LOST SAVINGS), EVEN IF FORESEEABLE AND EVEN IF RIGHTS AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.
Section 3.2   Certain Rights of Rights Agent.   The Rights Agent undertakes to perform only the duties and obligations as are specifically set forth in this Agreement, and no implied covenants or obligations will be read into this Agreement against the Rights Agent. In addition, Parent and the Representative (on behalf of the Holders) each agree that the Rights Agent shall have the following rights:
(a)   the Rights Agent may rely on and will be protected and held harmless by Parent in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, power of attorney, endorsement, direction, consent, order or other paper or document believed by it in good faith to be genuine and to have been signed, executed and, where necessary, verified or acknowledged or presented by the proper party or parties;
(b)   the Rights Agent may rely on and shall be held harmless by Parent in acting upon written (including electronically transmitted) or oral instructions from Parent, the Representative or any CVR Holder with respect to any matter relating to its acting as Rights Agent;
(c)   whenever the Rights Agent deems it desirable that a matter be proved or established prior to taking or omitting any action hereunder, the Rights Agent may: (i) rely upon an Officer’s Certificate, which certificate shall be full authorization and protection to the Rights Agent; and (ii) the Rights Agent shall, in the absence of bad faith, gross negligence, fraud or willful misconduct on its part (in each case, as determined by a court of competent jurisdiction), incur no liability and be held harmless by Parent for or in respect of any action taken or omitted to be taken by it under the provisions of this Agreement in reliance upon such Officer’s Certificate;
(d)   the Rights Agent may engage and consult with counsel of its selection and the written advice of such counsel or any opinion of counsel will, in the absence of bad faith, gross negligence, fraud or willful misconduct (in each case, as determined by a court of competent jurisdiction), provide full and complete authorization and protection to the Rights Agent and the Rights Agent shall be held harmless by Parent in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;
(e)   the permissive rights of the Rights Agent to do things enumerated in this Agreement will not be construed as a duty;
(f)   the Rights Agent will not be required to give any note or surety in respect of the execution of such powers or otherwise in respect of the CVR Proceeds;
(g)   the Rights Agent shall not be liable for or by reason of, and shall be held harmless by Parent with respect to, any of the statements of fact or recitals contained in this Agreement or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by Parent only;
(h)   the Rights Agent will have no liability and shall be held harmless by Parent in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Rights Agent and the enforceability of this Agreement against the Rights Agent assuming the due execution and delivery hereof by Parent), nor shall it be responsible for any breach by Parent of any covenant or condition contained in this Agreement;
(i)   the Rights Agent shall not be required to perform any action if such action would cause the Rights Agent to violate any applicable law, regulation or court order;

(j)   the Rights Agent shall not be deemed to have any knowledge of any event of which it was to receive notice thereof hereunder, and the Rights Agent shall be fully protected and shall incur no liability for failing to take any action in connection therewith, unless and until it has received such notice in writing;
(k)   the Rights Agent shall not assume any obligations or relationship of agency or trust with the Representative or any Holder;
(l)   Parent agrees to indemnify the Rights Agent and its affiliates, and its and their respective employees, officers, directors, representatives and advisors for, and hold such Persons harmless against, any loss, liability, damage, judgment, fine, penalty, cost or expense (each, a “Loss”) arising out of or in connection with the Rights Agent’s duties under this Agreement, including the reasonable, documented and necessary out-of-pocket costs and expenses of defending Rights Agent against any claims, charges, demands, actions or suits arising out of or in connection with the execution, acceptance, administration, exercise and performance of its duties under this Agreement or enforcing its rights hereunder, unless such Loss has been determined by a court of competent jurisdiction to be a result of Rights Agent’s gross negligence, bad faith, fraud or willful misconduct; provided that this Section 3.2(l) shall not apply with respect to income, receipt, franchise or similar Taxes;
(m)   Parent agrees: (i) to pay the fees and expenses of the Rights Agent in connection with this Agreement as agreed upon in writing by the Rights Agent and Parent on or prior to the date hereof; and (ii) to reimburse the Rights Agent for all reasonable, documented and necessary out-of-pocket expenses paid or incurred by the Rights Agent in connection with the administration by the Rights Agent of its duties hereunder, including all stamp and transfer Taxes (and excluding for the avoidance of doubt any income, receipt, franchise or similar) and governmental charges, except that Parent will have no obligation to pay the fees of the Rights Agent or reimburse the Rights Agent for the fees of counsel in connection with any lawsuit initiated by the Rights Agent on behalf of itself, except in the case of any suit enforcing the provisions of Section 2.4(a), Section 2.4(b), Section 2.4(c), Section 2.4(d) or Section 3.2, if Parent is found by a court of competent jurisdiction to be liable to the Rights Agent or the Holders, as applicable in such suit; and
(n)   no provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.
Section 3.3   Resignation and Removal; Appointment of Successor.
(a)   The Rights Agent may resign at any time by giving written notice thereof to Parent (with a copy to the Representative) specifying a date when such resignation will take effect, which notice will be sent at least sixty (60) days prior to the date so specified but in no event will such resignation become effective until a successor Rights Agent has been appointed. The Representative shall have the right to remove Rights Agent at any time by specifying a date when such removal will take effect but no such removal will become effective until a successor Rights Agent has been appointed. Notice of such removal will be given by the Representative to Rights Agent (with a copy to the Parent), which notice will be sent at least sixty (60) days prior to the date so specified.
(b)   If the Rights Agent provides notice of its intent to resign, is removed pursuant to Section 3.3(a) or becomes incapable of acting, Parent and the Representative, acting in concert, will, as soon as is reasonably possible, appoint a qualified successor Rights Agent who, unless otherwise consented to in writing by the Acting Holders, shall be a stock transfer agent of national reputation or the corporate trust department of a commercial bank. The successor Rights Agent so appointed will, forthwith upon its acceptance of such appointment in accordance with Section 3.4, become the successor Rights Agent. Notwithstanding the foregoing, if Parent shall fail to make such appointment within a period of 60 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent, then the Acting Holders may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. The successor Rights Agent so appointed shall, forthwith upon its acceptance of such appointment in accordance with Section 3.5, become the successor Rights Agent.

(c)   Parent will give notice of each resignation and each removal of a Rights Agent and each appointment of a successor Rights Agent by mailing written notice of such event by first-class mail to the Holders as their names and addresses appear in the CVR Register. Each notice will include the name and address of the successor Rights Agent. If Parent fails to send such notice within ten (10) Business Days after acceptance of appointment by a successor Rights Agent in accordance with Section 3.4, the successor Rights Agent will cause the notice to be mailed at the expense of Parent. Failure to give any notice provided for in this Section 3.3, however, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.
Section 3.4   Transition Support.   As long as all undisputed fees and charges that are due and payable to the Rights Agent for the Rights Agent’s services performed under this Agreement have been paid, Rights Agent will cooperate with Parent, the Representative and any successor Rights Agent as reasonably requested in connection with the transition of the duties and responsibilities of the Rights Agent to the successor Rights Agent, including the transfer of all relevant data, including transferring the CVR Register to the successor Rights Agent. The Rights Agent shall be entitled to reimbursement by Parent (without limitation to Parent’s right to deduct any such expenses in accordance herewith) for costs and expenses related to such transition services.
Section 3.5   Acceptance of Appointment by Successor.   Every successor Rights Agent appointed pursuant to Section 3.3(b) hereunder will execute, acknowledge and deliver to Parent and to the retiring Rights Agent an instrument accepting such appointment and a counterpart of this Agreement, and thereupon such successor Rights Agent, without any further act, deed or conveyance, will become vested with all the rights, powers, trusts and duties of the retiring Rights Agent. On request of Parent or the successor Rights Agent, the retiring Rights Agent will execute and deliver an instrument transferring to the successor Rights Agent all the rights, powers, trusts and duties of the retiring Rights Agent.
ARTICLE IV
COVENANTS
Section 4.1   List of Holders.   Parent will furnish or cause to be furnished to the Rights Agent (with a copy to the Representative) in such form as Parent receives from the Company’s transfer agent (or other agent performing similar services for Parent), the names and addresses of the Holders of such securities within thirty (30) days of the Merger Effective Time.
Section 4.2   Payment of CVR Payment Amounts.   Parent shall, on or prior to any CVR Payment Date, deposit with the bank or financial institution designated by the Rights Agent, for payment to the Holders in accordance with Section 2.4, the aggregate amount necessary to pay the CVR Payment Amount to each Holder.
Section 4.3   Discretion and Decision-Making Authority.   Notwithstanding anything herein to the contrary, but subject to Parent’s obligations as set forth in Section 4.6, (a) Parent and its Affiliates, including the Company (after the Closing) and New Topco, shall have the power and right to control all aspects of their businesses and operations (and all of their assets and products), and subject to its compliance with the terms of this Agreement, Parent and its Affiliates, including the Company (after the Closing) and New Topco, may exercise or refrain from exercising such power and right as it may deem appropriate and in the best overall interests of Parent and its Affiliates, including the Company (after the Closing) and New Topco, and its and their stockholders, rather than the interest of the Holders; and (b) following the Efforts Disposition Period, the Company shall be permitted to take (or omit) any action in respect of the CVR Products.
Section 4.4   Audit Right.   Upon the prior written request by the Representative, Parent shall meet at reasonable times during normal business hours with the Representative to discuss the content of any CVR Payment Notice. Parent agrees to maintain, for at least six (6) months after the last possible payment of CVR Proceeds, all books and records relevant to the calculation of a CVR Payment Amount and the amount of Gross Proceeds, Net Proceeds, Permitted Deductions, Tax Reserve Matter Expenses or any other calculations with respect to the Additional Closing Net Cash Proceeds or Tax Reserve Proceeds, as applicable. Subject to reasonable advance written notice from the Representative and prior execution and delivery by an independent accounting firm of national reputation chosen by the Representative (the “Accountant”) of a reasonable and customary confidentiality/nonuse agreement, Parent shall permit the Representative and the Accountant, acting as agent of the Representative (on behalf of the Holders), for one (1) year after the last possible payment of CVR Proceeds, to have access during normal business hours to the books and records of Parent as may be reasonably necessary to audit the calculation of such CVR Payment Amount, the calculation of the amount of Gross Proceeds, Net Proceeds, Permitted Deductions, Tax Reserve Matter Expenses or any calculations with respect to the Additional Closing Net Cash Proceeds or Tax Reserve Proceeds, as applicable.
Section 4.5   Assignments.   Parent shall not, in whole or in part, assign any of its obligations under this Agreement other than in accordance with the terms of Section 6.3.
Section 4.6   Additional Covenants.
(a)   During the Existing Partnership Period, Parent shall, and shall cause its Affiliates (including the Company (after the Closing) and New Topco), and licensees and rights transferees to, use commercially reasonable efforts to (i) maintain and enforce the Existing Partnership Agreements and (ii) comply in all material respects with their respective covenants and obligations under each Existing Partnership Agreement.
(b)   During the Efforts Disposition Period, Parent shall, and shall cause its Affiliates (including the Company (after the Closing) and New Topco), licensees and rights transferees to, use commercially reasonable efforts to (i) enter into one or more Disposition Agreements as promptly as practicable following the Closing, (ii) maintain and enforce any Disposition Agreements entered into prior to or following the Closing and (iii) retain an employee or consultant of Parent or the Company for the purpose of maintaining and preserving the CVR Products.
(c)   During the Efforts Disposition Period, Parent shall, and shall cause its Affiliates (including the Company (after the Closing) and New Topco), and licensees and rights transferees to, use commercially reasonable efforts to comply in all material respects with their respective covenants and obligations under each such Disposition Agreement.
(d)   During the period beginning on the Closing and ending on December 31, 2026, Parent shall, and shall cause its Affiliates (including the Company (after the Closing) and New Topco), licensees and rights transferees to, use commercially reasonable efforts to maintain and prosecute the intellectual property relating to the CVR Products. For the avoidance of doubt, Parent and (after the Closing) the Company are not obligated to pursue new clinical, manufacturing or enabling work with respect to the CVR Products, except as otherwise required pursuant to the applicable Disposition Agreement, Existing Partnership Agreement, or agreement governing a Permitted Disposition.
(e)   During the Existing Partnership Period and the Disposition Period, Parent shall, and (after the Closing) shall cause the Company to maintain the CVRs (including fees and expenses related to the Rights Agent and the Representative).
(f)   During the Disposition Period: (i) Parent shall, and (after the Closing) shall cause the Company to, maintain records in the ordinary course of business pursuant to record-keeping procedures normally used by Parent and the Company regarding their respective activities (including its resources and efforts) with respect to entering into Disposition Agreements; and (ii) to the extent the Company licenses, sells, assigns or otherwise transfers intellectual property and other rights (including, without limitation, all data, marketing authorizations and applications for marketing authorization), assets, rights, powers, privileges and Contracts, the Company will require the licensee, purchaser, assignee, or transferee, as applicable to provide the information necessary for Parent to comply with its obligations under this Agreement.
(g)   During the Existing Partnership Period (including any Tail Period), upon the reasonable written request from the Representative, Parent will provide: (i) the Representative with a written update in reasonable detail describing the progress, status and anticipated trajectory of efforts in respect of the Existing Partnerships; and (ii) the anticipated timing of receiving payments in respect of the Existing Partnerships, in each case up to (I) one time in a fiscal quarter of each calendar year during the Existing Partnership Period and (II) one time during the Tail Period. The Representative agrees to maintain the confidentiality of any such update or other confidential information provided by Parent to the Representative under this Agreement; provided that the Representative may disclose any such update or other information to the Representative Group.
(h)   During the Disposition Period (including any Tail Period), upon the reasonable written request from the Representative, Parent will provide: (i) the Representative with a written update in reasonable detail describing the progress, status and anticipated trajectory of efforts in respect of the Disposition Agreement; and (ii) the anticipated timing of receiving payments in respect of the Disposition Agreements, in each case up to (I) one time in a fiscal quarter of each calendar year during the Disposition Period and (II) one time during the Tail Period. The Representative agrees to maintain the confidentiality of any such update or other confidential information provided by Parent to the Representative under this Agreement; provided that the Representative may disclose any such update or other information to the Representative Group.
(i)   In the event that Parent desires to consummate a Change of Control or other disposition of the CVR Products prior to the Expiration Date, Parent shall cause the Person acquiring the assets, shares or voting interests in New Topco (or its successor) or the applicable CVR Products, as applicable, to assume Parent’s or its successor’s (as applicable depending upon the structure of the Change of Control) obligations, duties and covenants under this Agreement. No later than five (5) Business Days after the consummation of any Change of Control or other transaction, Parent will deliver to the Rights Agent an Officer’s Certificate, stating that such Change of Control or other transaction complies with this Section 4.6(i) and that all conditions precedent herein relating to such transaction have been complied with.
Section 4.7   Tax Reserve Matter.
(a)   The Parent agrees that it (and the Parent Tax Advisor) will use commercially reasonable efforts to provide (and to cause the Company to provide) such assistance as may reasonably be requested in order to ensure the proper and adequate conduct of the Tax Reserve Actions.
(b)   The Tax Reserve Committee shall be entitled to, with the assistance of the Company Tax Advisor and the Parent Tax Advisor, direct the conduct of the Tax Reserve Actions and to settle and/or compromise any discussions with the Dutch Tax Authority regarding the Tax Reserve Matter and the Tax Reserve Actions; provided that any final settlement or compromise with the Dutch Tax Authority with respect to the Tax Reserve Matters, or final determination of the Tax Reserve Liability, shall require the prior written consent of the Parent (such consent not to be unreasonably withheld, conditioned or delayed).
(c)   The Tax Reserve Committee shall reasonably consult and cooperate with the Parent (and the Parent Tax Advisor) and consider in good faith suggestions concerning the decisions and determinations with respect to the Tax Reserve Matter. In the event the Tax Reserve Matter Expenses exceed $6,333,000 such that there shall be no Tax Reserve Proceeds payable hereunder, Parent may undertake, and have the sole discretion and authority with respect to, the settlement of the Tax Reserve Matter on behalf of the Company (or New Topco, after the Merger Effective Time) with the Parent Tax Advisor; provided, however, that (i) the Tax Reserve Committee may, at its sole expense, select an outside advisor on behalf of the Company (or New Topco, after the Merger Effective Time) for purposes of participating in the resolution of the Tax Reserve Matter, and (ii) the Parent Tax Advisor shall reasonably consult and cooperate with the advisor of the Tax Reserve Committee’s choosing and consider in good faith suggestions concerning the decisions and determinations with respect to the Tax Reserve Matter.
(d)   Neither the Tax Reserve Committee nor its members, managers, directors, officers, contractors, agents, advisors and employees from time to time (collectively, the “Tax Reserve Committee Group”), shall be liable to any Holder for any action or failure to act in connection with the acceptance or administration of the Tax Reserve Committee’s responsibilities hereunder, unless and only to the extent such action or failure to act is finally determined to be fraud or willful misconduct. Each of the Company, on behalf of itself and its Affiliates (including New Topco), and Parent, on behalf of itself and its Affiliates (including the Company and its Affiliates after the Closing), hereby agrees that the Tax Reserve Committee Group shall not have any liability or obligations to the Company, New Topco,

Parent or any of their respective Affiliates relating to this Agreement or any of the transactions contemplated hereby. Each of the Company and Parent, on behalf of itself and its Affiliates, hereby waives any and all claims and causes of action (whether at law, in equity, in contract, in tort or otherwise) against the Tax Reserve Committee and all members of the Tax Reserve Committee Group arising out of or in connection with the acceptance or administration of its or their duties hereunder. The Parent shall indemnify, defend and hold harmless the Tax Reserve Committee and all members of the Tax Reserve Committee Group from and against any and all Tax Reserve Matter Expenses arising out of or in connection with the acceptance or administration of its duties hereunder. These immunities and rights to indemnification shall survive the resignation or removal of any or all members of the Tax Reserve Committee Group or any termination of this Agreement. The Holders acknowledge that the Tax Reserve Committee and Tax Reserve Committee Group shall not be required to expend or risk its own funds or otherwise incur any financial liability in the exercise or performance of any of its powers, rights, duties or privileges or pursuant to this Agreement or the transactions contemplated hereby.
(e) The Tax Reserve Committee shall, assisted by the Company Tax Advisor and the Parent Tax Advisor, procure that it shall at all times keep the Parent informed of any developments in connection with the Tax Reserve Actions and of its intentions as to how to proceed and shall deliver to the Parent copies of all correspondence sent to or received from the Dutch Tax Authority in respect of the Tax Reserve Actions.
ARTICLE V
AMENDMENTS
Section 5.1   Amendments without Consent of Holders.
(a)   Without the consent of any Holders, the Representative, Parent and the Rights Agent, at any time and from time to time, may enter into one or more amendments hereto, for any of the following purposes:
(i)   to evidence the succession of another Person to Parent and the assumption by any such successor of the covenants of Parent herein as provided in Section 6.3; provided that, in each case, such provisions do not adversely affect the interests of the Holders;
(ii)   to add to the covenants of Parent such further covenants, restrictions, conditions or provisions as the Representative, Parent and the Rights Agent will consider to be for the protection of the Holders;
(iii)   to cure any ambiguity, to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement; provided that, in each case, such provisions do not adversely affect the interests of the Holders;
(iv)   as may be necessary or appropriate to ensure that the CVRs are not subject to registration under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, and to ensure that the CVRs are not subject to any similar registration or prospectus requirement under applicable securities laws outside of the United States; provided that, in each case, such provisions do not adversely affect the interests of the Holders;
(v)   to evidence the succession of another Person as a successor Rights Agent or the Representative and the assumption by any such successor of the covenants and obligations of the Rights Agent or the Representative, as applicable, herein in accordance with Section 3.3 and Section 3.4; or
(vi)   any other amendments hereto for the purpose of adding, eliminating or changing any provisions of this Agreement; provided that, in each case, such addition, elimination or change does not adversely affect the interests of the Holders in any material respect.
(b)   Without the consent of any Holders, the Representative, Parent and the Rights Agent, in their sole and absolute discretion, at any time and from time to time, may enter into one or more amendments hereto, to reduce the number of CVRs which, and only in the event that, any Holder agrees to renounce and abandon such Holder’s rights under this Agreement in accordance with Section 2.7.
(c)   Promptly after the execution by the Representative, Parent and the Rights Agent of any amendment pursuant to the provisions of this Section 5.1, Parent shall mail (or cause the Rights Agent to mail) a notice thereof by first class mail to the Holders at their addresses as they appear on the CVR Register, setting forth such amendment.
Section 5.2   Amendments with Consent of Holders.
(a)   Subject to Section 5.1 (which amendments pursuant to Section 5.1 may be made without the consent of the Holders), with the consent of the Acting Holders, whether evidenced in writing or taken at a meeting of the Holders, the Representative, Parent and the Rights Agent may enter into one or more amendments hereto for the purpose of adding, eliminating or changing any provisions of this Agreement, even if such addition, elimination or change is materially adverse to the interests of the Holders.
(b)   Promptly after the execution by Parent the Representative, and the Rights Agent of any amendment pursuant to the provisions of this Section 5.2, Parent will mail (or cause the Rights Agent to mail at Parent’s sole cost and expense (without limitation to Parent’s right to deduct any such expenses in accordance herewith)) a notice thereof by first class mail to the Holders at their addresses as they appear on the CVR Register, setting forth such amendment.
Section 5.3   Execution of Amendments.   In executing any amendment permitted by this ARTICLE V, the Rights Agent will be entitled to receive, and will be fully protected in relying upon, an opinion of counsel selected by Parent stating that the execution of such amendment is authorized or permitted by this Agreement. The Rights Agent may, but is not obligated to, enter into any such amendment that affects the Rights Agent’s own rights, privileges, covenants or duties under this Agreement or otherwise.
Section 5.4   Effect of Amendments.   Upon the execution of any amendment under this ARTICLE V, this Agreement will be modified in accordance therewith, such amendment will form a part of this Agreement for all purposes and every Holder will be bound thereby. Notwithstanding anything in this Agreement to the contrary, the Rights Agent and the Representative shall not be required to execute any supplement or amendment to this Agreement that it has determined would adversely affect its own rights, duties, obligations or immunities under this Agreement or, with respect to the Representative, the rights, duties, obligations or immunities of the Holders under this Agreement. No supplement or amendment to this Agreement shall be effective unless duly executed by the Parent, Rights Agent and the Representative.
ARTICLE VI
OTHER PROVISIONS OF GENERAL APPLICATION.
Section 6.1   Notice.   Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed given when delivered in Person or by email, or by overnight courier, or three (3) Business Days after being sent by registered or certified mail (postage prepaid, return receipt requested), provided that with respect to notices delivered to the Representative, such notices must be delivered solely via email, as follows:
If to the Rights Agent, to it at:
Broadridge Corporate Issuer Solutions, LLC
Attn: BCIS IWS
51 Mercedes Way
Edgewood, NY 11717
Email: legalnotices@Broadridge.com; BCISCAManagement@Broadridge.com;
BCISERM@Broadridge.com
With a copy (which shall not constitute notice) to:

Broadridge Financial Solutions, Inc.
2 Gateway Center
Newark, New Jersey 07102
Attention: General Counsel.
Email: legalnotices@Broadridge.com; BCISCAManagement@Broadridge.com;
BCISERM@Broadridge.com
If to the Representative, to it at:
Fortis Advisors LLC
Attention: Notices Department (LAVA Therapeutics)
Email: notices@fortisrep.com
If to Parent:
XOMA Royalty Corporation
2200 Powell Street, Suite 310
Emeryville, CA 94608
Attention: Legal Department
Email: legalgroup@xoma.com
with a copy (which shall not constitute notice) to:
Gibson, Dunn & Crutcher LLP
One Embarcadero Center Suite 2600
San Francisco, CA 94111
Attention: Ryan A. Murr; Branden Berns
Email: rmurr@gibsondunn.com; bberns@gibsondunn.com
Any party may specify a different address by giving notice in accordance with this Section 6.1.
Section 6.2   Notice to Holders.   Where this Agreement provides for notice to Holders, such notice will be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the Holder’s address as it appears in the CVR Register, not later than the latest date, and not earlier than the earliest date, if any, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder will affect the sufficiency of such notice with respect to other Holders.
Section 6.3   Successors and Assigns.   Parent may assign any or all of its rights, interests and obligations hereunder in its sole discretion and without the consent of any other party: (i) to any controlled Affiliate of Parent, but only for so long as it remains a controlled Affiliate of Parent (and Parent shall cause such Affiliate to immediately assign all of its rights, interests and obligations hereunder to Parent if and when such Affiliate ceases to be a controlled Affiliate of Parent); (ii) in compliance with Section 4.6(i) or (iii) otherwise with the prior written consent of the Acting Holders (such consent not to be unreasonably withheld, conditioned or delayed), any other Person (any permitted assignee under clauses (i), (ii) or (iii), an “Assignee”), in each case provided that the Assignee agrees to assume and be bound by all of the terms of this Agreement as if it were Parent. Any Assignee may thereafter assign all of its rights, interests and obligations hereunder in the same manner, and subject to the same conditions, as Parent pursuant to the prior sentence. In connection with any assignment to an Assignee described in clauses (i) or (ii) above in this Section 6.3, Parent shall agree to remain liable for the performance by each Assignee of all obligations of Parent hereunder with such Assignee substituted for Parent under this Agreement. This Agreement will be binding upon, inure to the benefit of and be enforceable by each of Parent’s successors and each Assignee. Subject to compliance with the requirements set forth in this Section 6.3 relating to assignments, this Agreement shall not restrict Parent’s ability to merge or consolidate with, or sell, issue or dispose of its stock or other equity interests or assets to, any other Person. Each of Parent’s successors and Assignees shall expressly assume by an instrument supplemental hereto, executed and delivered to the Rights Agent (with a copy to the Representative), the due and punctual payment of the CVR Proceeds and the due and punctual performance and observance of all of the covenants and obligations of this Agreement to be performed or observed by Parent. The Rights Agent may not assign this Agreement without the Representative’s written consent, except to an affiliate of the Rights Agent in connection with a corporate restructuring or to a successor Rights Agent in accordance with the terms of this Agreement. Any attempted assignment of this Agreement or any such rights in violation of this Section 6.3 shall be void and of no effect.
Section 6.4   Benefits of Agreement.   Nothing in this Agreement, express or implied, will give to any Person (other than the Rights Agent, the Representative, Parent, Parent’s successors and Assignees, the Holders and the Holders’ successors and assigns pursuant to a Permitted CVR Transfer) any benefit or any legal or equitable right, remedy or claim under this Agreement or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the foregoing. The rights of Holders and their successors and assigns pursuant to Permitted CVR Transfers are limited to those expressly provided in this Agreement. Notwithstanding anything to the contrary herein, the Representative shall not commence any legal proceeding under this Agreement on behalf of or to enforce the rights of the Holders except at the direction of and with the prior written consent of the Acting Holders. Except for the rights of the Rights Agent and the Representative set forth herein, the Acting Holders will have the sole right, on behalf of all Holders, by virtue of or under any provision of this Agreement, to institute any action or proceeding with respect to this Agreement, and no individual Holder or other group of Holders will be entitled to exercise such rights. Reasonable expenditures incurred by such Holders in connection with any enforcement action hereunder may be deducted from any damages or settlement obtained prior to the distribution of any remainder to Holders generally. Holders acting pursuant to this provision on behalf of all Holders shall have no liability to the other Holders for such actions. The Representative and all Holders (including the Acting Holders) must enforce any such legal or equitable rights, remedies or claims under this Agreement against Parent and Purchaser and not against the Rights Agent.
Section 6.5   Governing Law; Jurisdiction; Waiver of Jury Trial.
(a)   This Agreement, the CVRs and all actions arising under or in connection therewith shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.
(b)   Each of the parties hereto (i) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Chancery Court of the State of Delaware and any state appellate court therefrom or, if (but only if) such court lacks subject matter jurisdiction, the United States District Court sitting in New Castle County in the State of Delaware and any appellate court therefrom (collectively, the “Delaware Courts”); and (ii) consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 6.1. Each of the parties irrevocably and unconditionally: (A) agrees not to commence any such action or proceeding except in the Delaware Courts; (B) agrees that any claim in respect of any such action or proceeding may be heard and determined in the Delaware Courts; (C) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the jurisdiction or laying of venue of any such action or proceeding in the Delaware Courts; and (D) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in the Delaware Courts.
(c)   EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE), INCLUDING ANY COUNTERCLAIM, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF. EACH PARTY HERETO (A) MAKES THIS WAIVER VOLUNTARILY AND (B) ACKNOWLEDGES THAT SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 6.5(C).
Section 6.6   Severability.   If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable. The parties further agree to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable provision.
Section 6.7   Counterparts and Signature.   This Agreement may be executed in two or more counterparts (including by an electronic scan delivered by electronic mail), each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other party, it being understood that the parties need not sign the same counterpart.
Section 6.8   Termination.   This Agreement will be terminated and of no force or effect, the parties hereto will have no liability hereunder (other than with respect to monies due and owing by Parent to the Rights Agent and/or the Representative), and no payments will be required to be made, upon the earliest to occur of: (a) the delivery by the Rights Agent to each Holder of all CVR Payment Amounts required to be paid under the terms of this Agreement; (b) the delivery of a written notice of termination duly executed by Parent, New Topco and the Acting Holders; or (c) the Expiration Date; provided that if on the Expiration Date (i) Gross Proceeds are due to, but not yet received by, Parent or any of its Affiliates or (ii) CVR Payment Amounts have been determined to be payable to Holders pursuant hereto which have not yet been paid, in each of cases (i) and (ii), then this Agreement shall terminate in accordance with this Section 6.8(c) on the date that is the first anniversary of the Expiration Date (such additional period, the “Tail Period”). For the avoidance of doubt and notwithstanding anything to the contrary, nothing herein shall terminate or otherwise negatively affect any of the rights or remedies of the Representative with respect to the Holders pursuant to this Agreement or otherwise.
Section 6.9   Entire Agreement.   This Agreement, the Purchase Agreement (including the schedules, annexes and exhibits thereto and the documents and instruments referred to therein) contain the entire understanding of the parties hereto and thereto with reference to the transactions and matters contemplated hereby and thereby and supersede all prior agreements, written or oral, among the parties with respect hereto and thereto.
Section 6.10   Legal Holiday.   In the event that the CVR Payment Date shall not be a Business Day, then, notwithstanding any provision of this Agreement to the contrary, any payment required to be made in respect of the CVRs on such date need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the CVR Payment Date.
[Remainder of Page Left Blank Intentionally]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.
XOMA ROYALTY CORPORATION
By

Name

Title

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.
BROADRIDGE CORPORATE ISSUER SOLUTIONS, LLC solely in its capacity as Rights Agent
By

Name

Title

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.
FORTIS ADVISORS LLC, solely in its capacity as Representative
By

Name

Title

Annex D
Exhibit D
FORM OF TENDER AND SUPPORT AGREEMENT
This TENDER AND SUPPORT AGREEMENT (this “Agreement”), dated as of [•], 2025, is entered into by and among XOMA Royalty Corporation, a Nevada Corporation (“Buyer”), and the shareholder of LAVA Therapeutics N.V., a public limited liability company (naamloze vennootschap) incorporated under the Laws of the Netherlands, having its registered seat (statutaire zetel) in Utrecht, the Netherlands, and registered with the trade register of the Dutch Chamber of Commerce under number 65335740 (the “Company”), [•] (“Shareholder”).
WHEREAS, concurrently with the execution of this Agreement, Buyer and the Company are entering into that certain Purchase Agreement, dated as of the date hereof (as the same may be amended, supplemented or otherwise modified from time to time after the date hereof, the “Purchase Agreement”), providing for, among other things, (a) Buyer to commence a tender offer (such offer, as the same may be amended or modified from time to time as permitted by the Purchase Agreement, the “Offer”) for any (subject to the Minimum Condition) and all of the issued and outstanding ordinary shares, par value €0.12 per share, of the Company (the “Shares”) and (b) subject to the terms of the Purchase Agreement, a Post-Offer Reorganization (as defined in the Purchase Agreement) following the Offer; and
WHEREAS, as a condition of and inducement to Buyer’s willingness to enter into the Purchase Agreement, Shareholder has agreed to enter into and perform this Agreement and tender and vote the Shareholder’s Owned Shares and Additional Owned Shares (as defined below) as described herein.
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and upon the terms and subject to the conditions set forth in this Agreement, the parties hereby agree as follows:
Section 1.   Certain Definitions.   For the purposes of this Agreement, capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings ascribed to them in the Purchase Agreement:
“Additional Owned Shares” means all Shares that are beneficially owned by Shareholder or any of its controlled Affiliates, or for which any such Person is the record owner or in relation to which any such Person is able to control the exercise of all rights, including voting rights, which are acquired after the date hereof and prior to the termination of this Agreement (including through the exercise of stock options, warrants or similar rights, including Company Equity Awards, or the vesting, conversion or exchange of securities, including Company Equity Awards, or the acquisition of the power to vote or direct the voting of such Shares).
“Affiliate” has the meaning set forth in the Purchase Agreement.
“beneficial ownership” (and correlative terms such as “beneficially owned” or “beneficial owner”) has the meaning set forth in Rule 13d-3 promulgated under the 1934 Act.
“Company Shareholders Meeting” means a general meeting (algemene vergadering) of the Company.
“Covered Shares” means the Owned Shares and Additional Owned Shares.
“Equity Interests” means, as applicable (i) any and all of its shares of capital stock, membership interests, partnership units, units of participation or other equity interests or share capital in the Company, (ii) any warrants, contracts or other rights or options directly or indirectly to subscribe for or to purchase any capital stock, membership interests or other equity interests or share capital of the Company, (iii) all securities or instruments, directly or indirectly, exchangeable for or convertible or exercisable into, any of the foregoing or with any profit participation features with respect to the Company, or (iv) any share appreciation rights, phantom share rights, compensatory equity or equity-based awards or other similar rights with respect to the Company or its business.

“Owned Shares” means all Shares which are beneficially owned by Shareholder or any of its controlled Affiliates, or for which any such Person is the record owner or in relation to which any such Person is able to control the exercise of all rights, including voting rights, as of the date hereof.
“Permitted Transfer” means (a) a Transfer of Covered Shares as contemplated by Section 2 of this Agreement, (b) a Transfer of Covered Shares solely in connection with the payment of the exercise price and/or the satisfaction of any tax withholding obligations arising from the vesting, exercise or settlement of any Company Equity Awards, (c) a Transfer of Covered Shares with Buyer’s prior written consent, (d) if the Shareholder is an individual, a Transfer of Covered Shares (i) to any member of Shareholder’s immediate family or to a trust for the benefit of Shareholder or any member of Shareholder’s immediate family or (ii) upon the death of Shareholder pursuant to the terms of any trust or will of Shareholder or by the applicable Laws of intestate succession, or (e) a Transfer of Covered Shares to a direct or indirect wholly owned Subsidiary of Shareholder, and, provided that, for purpose of clause (d) and clause (e), prior to the effectiveness of such Transfer, such transferee executes and delivers to Buyer a written agreement, in form and substance reasonably acceptable to Buyer, and which is countersigned by Buyer, to assume all of Shareholder’s obligations hereunder in respect of the Covered Shares subject to such Transfer and to be bound by the terms of this Agreement, with respect to the Covered Shares subject to such Transfer, to the same extent as Shareholder is bound hereunder and to make each of the representations and warranties hereunder in respect of the Covered Shares transferred as Shareholder shall have made hereunder (a “Transfer Agreement”).
“Transfer” means, with respect to a Covered Share, the direct or indirect transfer, gift, pledge, hypothecation, encumbrance, granting of a usufruct, assignment, lending, deposit, granting any option to purchase or acquire or other disposition (whether by sale, merger, consolidation, liquidation, dissolution, dividend, distribution or otherwise, including the tendering in any tender or exchange offer) of such Covered Share or the beneficial ownership thereof or any of the economic consequences of ownership thereof, the offer to make such a transfer or other disposition, and each option, agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing. As a verb, “Transfer” shall have a correlative meaning.
Section 2.   Tender of the Covered Shares.
(a)   Shareholder hereby irrevocably (subject to Section 10) undertakes to, and agrees that it shall, tender, or cause to be tendered, all of the Covered Shares (except for such shares for which Shareholder is record holder but does not have the right to Transfer or cause the Transfer of) into the Offer, in each case free and clear of all Liens (other than Liens of general applicability as may be provided under applicable Securities Laws) and in accordance with the Offer’s terms. Without limiting the generality of the foregoing, Shareholder shall Transfer, or cause to be Transferred, all of the Covered Shares and all other documents or instruments required to be delivered by the Company’s shareholders pursuant to the terms of the Offer, (i) in the case of Owned Shares, promptly and in any event no later than ten (10) Business Days following the commencement of the Offer, and (ii) in the case of Additional Owned Shares, promptly and in any event prior to the earlier of (x) ten (10) Business Days after such Shares are obtained and (y) the Expiration Time. Subject to Section 10, Shareholder agrees that it will not withdraw such Covered Shares, or cause or permit such Covered Shares to be withdrawn, from the Offer at any time.
(b)   Shareholder hereby agrees that Shareholder will not, and shall cause each other holder of record not to, (x) tender any Covered Shares in connection with any Alternative Acquisition Proposal, (y) vote (or cause to be voted) any Covered Shares on any applicable record date at any Company Shareholders Meeting or in any other circumstance in which the vote or other approval of the shareholders of the Company is sought as to a matter described in any of the following clauses (i) or (ii):
(i)   for any Alternative Acquisition Proposal or any proposal relating to an Alternative Acquisition Proposal; or
(ii)   for any Alternative Acquisition Agreement or merger, demerger, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or its Subsidiaries (other than the Purchase Agreement, any Post-Offer Reorganization and/or any documentation and transactions related thereto); or
(z) propose, agree or commit to take any of the foregoing actions or publicly support, approve, publicly endorse, publicly recommend or enter into any agreement in respect of any of the foregoing.
(c)   If the Offer is terminated or withdrawn by Buyer or this Agreement is terminated pursuant to Section 10, in each case prior to the Closing, Buyer shall return promptly (and in any event within no more than five (5) Business Days), and shall cause any depository acting on behalf of Buyer to return, any Covered Shares tendered by Shareholder in the Offer to Shareholder.
(d)   Notwithstanding anything in this Agreement to the contrary, nothing herein shall require Shareholder to exercise any Company Equity Award or require Shareholder to purchase any Shares.
Section 3.   Voting Agreement.   At any Company Shareholders Meeting, including the EGM and, if applicable, any Subsequent EGM (and at every adjournment or postponement thereof), however called, and in any other circumstance in which the vote, consent, resolution, action or other approval of the shareholders of the Company is sought as to a matter described in any of clauses (a) through (f) below, Shareholder shall, and shall cause each other holder of record of any Covered Shares (except for such shares for which Shareholder is record holder but for which Shareholder does not have the right to exercise, or cause the exercise of, the voting rights attached thereto) on any applicable record date to (including, if applicable, by delivering to the Company a duly executed proxy card): (i) appear at each such Company Shareholders Meeting or otherwise cause all Covered Shares beneficially owned by it as of the record date to be counted as present thereat for purposes of calculating a quorum (if applicable); and (ii) timely vote (or cause to be voted), by proxy or in person, all Covered Shares beneficially owned by Shareholder or such other Person as of the relevant record date and entitled to be voted:
(a)   for the adoption of each resolution or proposal described in or contemplated by Section 2.04(a) of the Purchase Agreement, including any documentation or transaction related to a Post Offer-Reorganization;
(b)   against any Alternative Acquisition Proposal or any proposal relating to an Alternative Acquisition Proposal;
(c)   against any Alternative Acquisition Agreement (or any transactions contemplated thereby), or any merger, demerger, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or its Subsidiaries (other than as contemplated by the Purchase Agreement or any Ancillary Agreement, including any Post-Offer Reorganization documentation and transactions);
(d)   against any proposal, action or agreement that would, or would reasonably be expected to (i) prevent or nullify any provision of this Agreement, (ii) result in any of the Offer Conditions not being fulfilled, (iii) result in a material breach of any covenant, representation, warranty or any other obligation or agreement contained in the Purchase Agreement or (iv) prevent or materially delay, frustrate, impede, interfere with or adversely affect the implementation or consummation of the Offer, any Post-Offer Reorganization or any of the documentation or transactions included in, contemplated by, or in furtherance of any of the foregoing; and
(e)   to approve any other matter submitted by the Company for shareholder approval at the EGM or any Subsequent EGM at the written request of Buyer and related to any of the Transactions; provided, however, that with respect to such other matter (i) the Company Board has recommended that the shareholders of the Company vote to approve such matter at the EGM or such Subsequent EGM (and such recommendation has been supported in writing by Buyer) and (ii) nothing in this Agreement shall be interpreted as creating an independent obligation of the Company to submit any such matter for shareholder approval or to recommend that the shareholders of the Company vote to approve any such matter.
For the avoidance of doubt, no obligation pursuant to any of the foregoing clauses (b) through (e) shall be read to affect, reduce or eliminate the obligation of the Shareholder pursuant to the foregoing clause (a).

Additionally, Shareholder shall not, and shall cause its controlled Affiliates not to, propose, commit or agree to take, or publicly affirmatively support, any action inconsistent with any of the foregoing clauses (a) through (e).
Section 4.   No Disposition or Solicitation.
(a)   No Disposition or Adverse Act.   Shareholder hereby covenants and agrees that, except as contemplated by this Agreement, Shareholder shall not, and shall cause its controlled Affiliates not to, directly or indirect (except as permitted by this Agreement) (i) offer to Transfer, Transfer or consent to any Transfer of any or all of the Covered Shares, other Equity Interests beneficially owned by Shareholder or one of its controlled Affiliates, or any interest in such Covered Shares or other Equity Interests, without the prior written consent of Buyer (other than Permitted Transfers, in which case this Agreement shall bind any transferee and such transferee shall deliver to Buyer a Transfer Agreement), (ii) enter into any contract, option or other agreement with respect to any Transfer of any or all Covered Shares, other Equity Interests beneficially owned by Shareholder or one of its controlled Affiliates, or any interest in such Covered Shares or other Equity Interests, (iii) grant any proxy, power-of-attorney or other authorization or consent in or with respect to any or all of the Covered Shares or other Equity Interests beneficially owned by Shareholder or one of its controlled Affiliates or (iv) deposit any or all of the Covered Shares into a voting trust or enter into a voting agreement or arrangement with respect to any or all of the Covered Shares or other Equity Interests. Any attempted Transfer of Covered Shares, other Equity Interests or any interest therein in violation of this Section 4(a) shall be null and void.
(b)   No Solicitation.   Subject to Section 10 and Section 11(a), Shareholder shall not, and shall cause its controlled Affiliates and its and their respective directors and officers not to, and instruct its and use reasonable best efforts to cause its and their respective other Representatives not to, and shall not publicly announce any intention to, directly or indirectly, (A) solicit, initiate, encourage or knowingly facilitate (including by providing non-public information, cooperation or assistance) any inquiries or the making of any submission, announcement, proposal or offer that constitutes or could reasonably be expected to lead to, an Alternative Acquisition Proposal; (B) other than informing Persons of the provisions contained in this Section 4(b) enter into, continue or otherwise participate in any discussions or negotiations with any Third Party regarding any Alternative Acquisition Proposal; or (C) authorize, execute or enter into any Alternative Acquisition Agreement. Shareholder shall, and shall cause its controlled Affiliates and its and their respective directors, officers, and shall instruct its and use reasonable best efforts to cause its and their respective other Representatives to, immediately cease and cause to be terminated any and all existing discussions or negotiations with any Person conducted prior to the date of this Agreement with respect to any Alternative Acquisition Proposal. Shareholder agrees to promptly inform its controlled Affiliates and its and their Representatives of the obligations undertaken in this Section 4(b). Nothing in this Section 4 shall prohibit Shareholder and its Representatives from informing any Person of the existence of the provisions contained in this Section 4.
Section 5.    Additional Agreements.
(a)   Certain Events.   In the event of any stock split, stock dividend, merger, demerger, reorganization, recapitalization or other change in the capital structure of the Company affecting the Covered Shares or the acquisition by Shareholder or any of its controlled Affiliates of Additional Owned Shares or other Equity Interests, this Agreement and the obligations hereunder shall automatically attach to any Additional Owned Shares or other Equity Interests issued to or acquired (and owned or beneficially owned) by Shareholder or any of its controlled Affiliates, or in relation to which Shareholder or any of its controlled Affiliates is able to control the exercise of all rights, including voting rights. Shareholder shall promptly notify Buyer of any development occurring after the date hereof that causes, or that could reasonably be expected to cause, any material breach of any of the representations and warranties of the Shareholder set forth in Section 6.
(b)   Update of Beneficial and Record Ownership Information.   Promptly following the reasonable written request of Buyer or upon the acquisition of any Covered Shares or other Equity Interests, Shareholder will send to Buyer a written notice setting forth the number of Covered Shares and other Equity Interests beneficially owned by Shareholder or by its controlled Affiliates who become holders of the Covered Shares or Equity Interests or in relation to which Shareholder or any of its controlled Affiliates is able to control the exercise of all rights, including voting rights, as applicable; it being understood that any such Shares shall be subject to the terms of this Agreement as though beneficially owned by Shareholder or its Affiliate, as applicable, on the date hereof.
(c)   Stop Transfer.   In furtherance of this Agreement, Shareholder hereby authorizes and instructs the Company (including through the Company’s transfer agent or counsel) to enter a stop transfer order to give effect to Section 4(a) with respect to all of the Covered Shares. Shareholder agrees that it will request the Company, as promptly as practicable following the date of this Agreement, to make a notation on its records, and to give instructions to the Company’s transfer agent for the Covered Shares, not to permit, during the term of this Agreement, the Transfer of the Covered Shares in violation of the terms of this Agreement.
(d)   Waiver of Rights and Actions.   Shareholder hereby (i) waives and agrees not to exercise (A) any rights to object to or challenge the consummation of the Offer, any Post-Offer Reorganization or any other Transaction, (B) any right of appraisal or right to dissent from any Post-Offer Reorganization action or any other Transaction and (C) any similar rights that Shareholder may have and (ii) agrees not to commence or join in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Buyer, the Company, the Company’s directors or officers or any of their respective successors, in each case relating to the negotiation, execution or delivery of this Agreement or the Purchase Agreement, or the consummation of the Offer, any Post-Offer Reorganization or any other Transaction, including any claim (x) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Purchase Agreement, (y) alleging a breach of any fiduciary duty of the Company Board in connection with the Purchase Agreement or the transactions contemplated thereby or (z) making any claim with respect to SEC disclosure (or other disclosure to the Company’s shareholders) in connection with the Purchase Agreement or the transactions contemplated thereby.
(e)   Communications.   From and after the date hereof until the termination of this Agreement, the Shareholder shall not make any public announcement regarding this Agreement and the transactions contemplated hereby without the prior written consent of Buyer, except as may be required by applicable Law (provided that reasonable notice of any such disclosure will be provided to Buyer and the Shareholder shall reasonably consult with Buyer with respect to such disclosure and shall give due consideration to all of Buyer’s reasonable additions, deletions or changes suggested thereto). Shareholder hereby (i) consents to and authorizes the publication and disclosure by Buyer of Shareholder’s identity and holding of Covered Shares, and the nature of Shareholder’s commitments, arrangements and understandings under this Agreement, in any public disclosure document required by applicable Law (including in any filings with the SEC) in connection with the Offer or any Post-Offer Reorganization, to the extent disclosure of such information is required by applicable Law, and (ii) agrees to promptly notify Buyer of any required corrections with respect to any written information supplied by Shareholder specifically for use in any such disclosure.
(f)   Confirmation.   Subject to the terms of this Agreement, Shareholder hereby irrevocably undertakes and agrees to confirm, upon Buyer’s reasonable written request, in any relevant public statements, announcements or disclosures and at the EGM and any Subsequent EGM (if any), that Shareholder will tender, or cause to be tendered, the Covered Shares into the Offer and will vote, or cause such Covered Shares to be voted, as set forth in Section 3.
Section 6.   Representations and Warranties of Shareholder.   Shareholder hereby represents and warrants to Buyer as follows:
(a)   Title.   As of the date hereof, Shareholder is the sole record and beneficial owner of the Shares and beneficial owner of the other Equity Interests, in each case, set forth on Shareholder’s signature page hereto (the “Disclosed Owned Shares”). The Disclosed Owned Shares are Owned Shares, are fully paid up and constitute all of the Shares and other Equity Interests owned of record or beneficially by Shareholder or its Affiliates as of the date hereof, and neither Shareholder nor any of its Affiliates is the beneficial owner of any other Shares or other Equity Interests. Shareholder or its applicable controlled Affiliate has sole voting power, sole power of disposition and sole power to issue instructions with respect to the matters set forth in Section 4 and Section 5 and all other matters set forth in this Agreement, in each case with respect to all of the Covered Shares with no limitations, qualifications or restrictions on such rights, subject to applicable securities Laws and the terms of this Agreement. Shareholder has not entered into any agreement to Transfer any Owned Shares (other than this Agreement). Except as permitted by this Agreement, the Covered Shares are now, and at all times during the term hereof will be, held by Shareholder or its applicable controlled Affiliate, or by a nominee or custodian for the benefit of Shareholder or its applicable controlled Affiliate, free and clear of any Liens (other than Liens of general applicability as may be provided under applicable Securities Laws). Further, none of Shareholder’s Covered Shares are subject to any stockholders’ agreement, proxy, voting trust or other agreement or arrangement with respect to the voting of such Covered Shares that could reasonably be expected to prevent or materially delay or impair the consummation by such Shareholder of the transactions contemplated by this Agreement or otherwise materially impair such Shareholder’s ability to perform its obligations hereunder, except as provided hereunder.
(b)   Authority.   Shareholder is duly organized and validly existing in good standing (or its equivalent, where applicable) under the laws of the jurisdiction in which it is incorporated or constituted. Shareholder has all necessary power and authority to execute and deliver this Agreement, to perform Shareholder’s obligations hereunder and to consummate the transactions contemplated hereby. In the event that any of Shareholder’s Covered Shares are held by a Person that is not an individual, the execution, delivery and performance by such Person of this Agreement, the performance by such Person of its obligations hereunder and the consummation by such Person of the transactions contemplated hereby have been duly and validly authorized by such Person and no other actions or proceedings on the part of such Person are necessary to authorize the execution and delivery by it of this Agreement, the performance by such Person of its obligations hereunder or the consummation by such Person of the transactions contemplated hereby. This Agreement has been duly authorized and validly executed and delivered by Shareholder, and, assuming due authorization, execution and delivery by Buyer, constitutes a legal, valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms, subject only to the Enforceability Exceptions.
(c)   No Conflict or Default.   Neither the execution and delivery of this Agreement by Shareholder nor the consummation by Shareholder of the transactions contemplated hereby or compliance by Shareholder with any provision herein will (i) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, modification or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, permit, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind, including any voting agreement, proxy arrangement, pledge agreement, shareholders agreement or voting trust, to which Shareholder is a party or by which Shareholder or any of Shareholder’s properties or assets may be bound, (ii) require any consent, approval, authorization, declaration or permit of, action by, filing with or notification to, any Governmental Authority on the part of Shareholder, except for the filing of such reports as may be required under Section 13(d) and Section 14(d) of the 1934 Act in connection with this Agreement and the transactions contemplated hereby, (iii) violate any judgment, order, writ, injunction, decree or award of any court, administrative agency or other Governmental Authority that is applicable to Shareholder or any of Shareholder’s properties or assets, (iv) constitute a violation by Shareholder of any applicable Law or regulation of any jurisdiction or (v) conflict with Shareholder’s articles of association or other organizational documents, and in each case, except for any conflict, breach, default or violation described above which would not adversely affect in any material respect the ability of Shareholder to perform its obligations hereunder or to consummate the transactions contemplated hereby.
(d)   No Litigation.   As of the date hereof, there is no Action pending or, to the knowledge of Shareholder, threatened against Shareholder or its Covered Shares at law or in equity before or by any Governmental Authority that would reasonably be expected to materially impair or delay the ability of Shareholder to timely tender or cause to be tendered the Covered Shares into the Offer as contemplated by Section 2(a) or otherwise perform timely its obligations under this Agreement.
(e)   No Fees.   Shareholder has not retained or authorized to act any investment banker, broker, finder, financial advisor or other intermediary or advisor who might be entitled to any investment banker’s, broker’s, finder’s, financial advisor’s, success, opinion or other similar fee or commission from Shareholder or any of Shareholder’s Affiliates in connection with this Agreement, the Purchase Agreement, the transactions contemplated by this Agreement, or the Transactions.
(f)   Receipt; Counsel.   Shareholder has received and reviewed a copy of the Purchase Agreement, has been represented by or had the opportunity to be represented by, independent counsel of its own choosing, and has had the full right and opportunity to consult with its attorney regarding, and have had the full right and opportunity to have had fully explained by such attorney, the terms of this Agreement and the Purchase Agreement. Shareholder agrees that, prior to the termination of this Agreement, Shareholder shall not knowingly take or cause to be taken (or knowingly omit or cause to be omitted) any action with the intent to make any representation or warranty of Shareholder contained herein untrue or incorrect or have the direct or proximate effect of preventing, impairing, delaying or adversely affecting the performance by Shareholder of its obligations under this Agreement.
Section 7.   Representations and Warranties of Buyer.   Buyer hereby represents and warrants to Shareholder that:
(a)   Organization and Qualification.   Buyer is duly organized and validly existing in good standing (or its equivalent) under the Laws of the jurisdiction of its organization.
(b)   Authority.   Buyer has all necessary entity power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.
Section 8.   No Legal Action.   Shareholder agrees that it will not, and will cause its controlled Affiliates not to, bring, commence, institute, maintain, prosecute or voluntarily aid any claim, appeal, or proceeding which (a) challenges the validity, or seeks to enjoin the operation, of any provision of this Agreement or the Purchase Agreement (b) alleges that the execution and delivery of this Agreement by Shareholder breaches any fiduciary duty of the Company Board or any member thereof.
Section 9.   Reliance.   Shareholder understands and acknowledges that Buyer is entering into the Purchase Agreement in reliance upon Shareholder’s execution, delivery and performance of this Agreement.
Section 10.   Termination.   This Agreement shall terminate upon the earliest of (a) the mutual written agreement of Buyer and Shareholder, (b) immediately following the Closing, (c) upon the termination of the Purchase Agreement in accordance with its terms, (d) the date of any modification, waiver or amendment of the Purchase Agreement, without Shareholder’s prior written consent, in a manner that (i) decreases the Offer Consideration or changes the form of the Offer Consideration (for the avoidance of doubt, other than additions to or increases thereof) or (ii) changes the terms of the CVR in a manner that would be adverse to the holder thereof, and (e) the date of any Adverse Recommendation Change; provided, that (i) nothing in this Agreement shall relieve any party hereto from liability for any breach of this Agreement prior to its termination and (ii) Section 5(d), this Section 10, Section 11 (except for Section 11(d)) and, in the case of a termination of this Agreement pursuant to clause (b) above, Section 3(b), shall survive any termination of this Agreement. For the avoidance of doubt, with respect to any provisions of this Agreement that survive termination of this Agreement in accordance with this Section 10, any defined terms used in such provisions (including any terms defined in the Purchase Agreement, which shall have the meanings set forth therein notwithstanding any termination of the Purchase Agreement) shall continue to have the same meanings as such defined terms had prior to such termination.
Section 11.   Miscellaneous.
(a)   No Limitation.   Shareholder is entering into this Agreement solely in its capacity as, or as an Affiliate of, a shareholder of the Company and/or a beneficial owner of Shares, as applicable, and not in Shareholder’s capacity as a director, officer or employee of the Company or any Company Subsidiary. Nothing in this Agreement shall be construed to prohibit, limit or affect Shareholder or any of Shareholder’s Representatives who is an officer of the Company or member of the Company Board from (i) taking any action (or omitting to take any action) solely in his or her capacity as an officer of the Company or member of the Company Board and (ii) exercising his or her fiduciary duties as an officer or director to the Company or its stakeholders.

(b)   Entire Agreement; Third-Party Beneficiaries.   The Purchase Agreement and this Agreement, taken together with any other documents delivered in connection with this Agreement, constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof. This Agreement is not intended to, and shall not, confer upon any Person other than the parties hereto any rights or remedies of any nature whatsoever.
(c)   Reasonable Efforts.   Subject to the terms and conditions of this Agreement, Shareholder agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective the arrangements contemplated hereby. Promptly following Buyer’s reasonable written request and without further consideration, Shareholder shall execute and deliver such additional documents and take all such further lawful action as may be reasonably necessary to consummate and make effective, in the most expeditious manner practicable, the arrangements contemplated hereby.
(d)   No Assignment.   Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties without the prior written consent of the other parties; provided, that, without the consent of Shareholder, (i) Buyer may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to any one or more direct or indirect wholly owned Subsidiaries and (ii) after the Acceptance Time, Buyer may transfer or assign its rights and obligations under this Agreement to any Person; provided further, that no such transfer or assignment shall relieve Buyer of any of its obligations under this Agreement. Any purported assignment without such consent shall be null and void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.
(e)   Binding on Successors.   Without limiting any other rights Buyer may have hereunder in respect of any Transfer of the Covered Shares, Shareholder agrees that this Agreement and the obligations hereunder shall attach to the Covered Shares beneficially owned by Shareholder and its controlled Affiliates and shall be binding upon any Person to which legal or beneficial ownership of such Covered Shares shall pass, whether by operation of Law or otherwise, including, without limitation, Shareholder’s heirs, guardians, administrators, representatives or successors.
(f)   Amendments and Waivers.
(i)   This Agreement may only be amended or supplemented at any time by additional written agreements signed by, or on behalf of, the parties hereto, as may mutually be determined by the parties to be necessary, desirable or expedient to further the purpose of this Agreement or to clarify the intention of the parties.
(ii)   No provision of this Agreement may be waived or extended except by a written instrument signed by the party hereto against whom the waiver or extension is to be effective. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement in this Agreement, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right.
(g)   Rules of Construction.   The parties agree that the terms and language of this Agreement are the result of negotiations between such parties and their respective advisors and, as a result, there shall be no presumption that any ambiguities in this Agreement shall be resolved against either such party. Any controversy over construction of this Agreement shall be decided without regard to events of authorship or negotiation.

(h)   Notice.   All notices, requests and other communications to:
(i)   Buyer shall be in writing and shall be given (a) by hand, (b) by overnight courier service, (c) by certified or registered mail, return receipt requested or (d) by email to:
XOMA Royalty Corporation
2200 Powell Street, Suite 310
Emeryville, CA 94608
Attention: Legal Department; Bradley Sitko
Email: legalgroup@xoma.com; brad.sitko@xoma.com
with copies, which shall not constitute notice, to:
Gibson, Dunn & Crutcher LLP
One Embarcadero Center Suite 2600
San Francisco, CA 94111
Attention: Ryan A. Murr; Branden Berns
Email: murr@gibsondunn.com; bberns@gibsondunn.com
and
Loyens & Loeff N.V.
Parnassusweg 300
1081 LC Amsterdam
The Netherlands
Attention: Michel van Agt; Menno Baks
Email: michel.van.agt@loyensloeff.com;
menno.baks@loyensloeff.com
(ii)   to Shareholder, to the address and email address set forth on Shareholder’s signature page hereto.
Each such notice, request or other communication shall be effective (A) on the day delivered (or if that day is not a Business Day, on the first following day that is a Business Day) when (1) delivered personally, (2) sent by overnight courier, or (3) sent by email transmission (provided that, in the case of email transmission, (i) the purpose of the message is reasonably apparent on its face from the subject line or text of the email transmission and (ii) no automatic reply notice of delivery failure is received by the sender), and (B) if given by any other means, upon delivery or refusal of delivery at the address specified in this Section 11.
(i)   Severability.   If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any material way. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.
(j)   Specific Performance and Other Remedies.   The parties hereto agree that irreparable damage, for which monetary damages, even if available, would not be an adequate remedy, will occur in the event that the parties hereto do not perform their obligations under the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. Subject to the following sentence, the parties hereto acknowledge and agree that (a) the parties hereto shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof in the Chosen Courts without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement, and shall not be construed to diminish or otherwise impair in any respect any party’s right to specific performance, and (b) the right of specific performance is an integral part of the transactions contemplated hereby and without that right, none of the parties hereto would have entered into this Agreement. The parties hereto acknowledge and agree that any party hereto seeking an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this (j) shall not be required to provide any bond or other security in connection with any such Order or injunction.
(k)   Governing Law.   This Agreement and any and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the transactions contemplated by this Agreement, or the negotiation, execution, performance, non-performance, interpretation, termination or construction hereof, shall be construed under, governed by, and enforced in accordance with the Laws of the State of Delaware (without regard to the conflicts of law provisions thereof that would require the application of the applicable Law of another jurisdiction, including Delaware Laws relating to applicable statutes of limitations and burdens of proof); provided, that notwithstanding the foregoing, any matters concerning or implicating the Company Board’s fiduciary duties, any Company Shareholder Meeting (including the EGM and any Subsequent EGM) or the Post-Offer Reorganization shall be governed by and construed in accordance with the applicable Laws of the Netherlands.
(l)   Jurisdiction; Forum.   Each Party (a) hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Chancery Court of the State of Delaware or, where such court does not have jurisdiction, any state or federal court within the State of Delaware (the “Chosen Courts”), (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such Chosen Court, (c) agrees that any Actions arising out of or relating to this Agreement or the transactions contemplated by this Agreement shall be brought, tried and determined only in the Chosen Courts, (d) waives any claim of improper venue or any claim that the Chosen Courts are an inconvenient forum and (e) agrees that it shall not bring any Action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the Chosen Courts. Each of the Parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement, any objection to venue laid therein, any objection on the grounds of forum non conveniens, or any objection based on or on account of its place of incorporation or domicile, which it may now or hereafter have to the bringing of any such.
(m)   Waiver of Jury Trial.   Each Party acknowledges and agrees that any controversy that may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, to the extent permitted by applicable Law, each such Party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any Action (whether based on Contract, tort or otherwise) directly or indirectly arising out of or relating to this Agreement, the other documents and agreements delivered in connection herewith or the transactions contemplated hereby or thereby or the actions of the Parties in the negotiation, administration, performance and enforcement hereof or thereof, including in respect of any action against any debt financing source. Each Party certifies and acknowledges that (a) no Representative of the other Party has represented, expressly or otherwise, that such other Party would not seek to enforce the foregoing waiver in the event of an Action, (b) such Party has considered and understands the implications of this waiver, (c) such Party makes this waiver voluntarily and (d) such Party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 11(m). A copy of this Section 11(m) may be submitted to any court as evidence of the content thereof.
(n)   Spousal Consent.   If the Shareholder is married and any of the Covered Shares may constitute community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding, the Shareholder shall deliver to Buyer, concurrently herewith, a duly executed consent of the Shareholder’s spouse, in the form attached hereto as Exhibit A.
(o)   Interpretation.   As used in this Agreement, any reference to the masculine, feminine or neuter gender shall include all genders, the plural shall include the singular, and the singular shall include the plural. Unless the context otherwise requires, the term “party” or “Party” when used in this Agreement means a party to this Agreement. References in this Agreement to a Party or other Person include their respective successors and assigns. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. The words “include,” “includes” and “including” when used in this Agreement shall be deemed to be followed by the phrase “without limitation” unless otherwise expressly indicated. Unless the context otherwise requires, references in this Agreement to “Sections” shall be deemed references to Sections of this Agreement. Unless the context otherwise requires, the words “hereof,” “hereby” and “herein” and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular Article, Section or provision hereof. The words “violate”, “violated”, “violation” and “violating” when used in this Agreement shall be deemed and construed to have the same meaning as “breach”, “breached” or “breaching”, as the context requires, and vice versa. Except where otherwise expressly indicated, the term “or” has the inclusive meaning represented by the phrase “and/or”. Any period of time hereunder ending on a day that is not a Business Day shall be extended to the next Business Day. For all purposes of this Agreement, including any deadlines, delivery of notices or measurements of the period hereunder, a “day” shall mean 12:00 a.m. (New York City time) to 11:59 p.m. (New York City time) on such day. With respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.” References herein to “as of the date of this Agreement”, “as of the date of this Agreement” or words of similar import shall be deemed to mean “as of immediately prior to the execution and delivery of this Agreement.” All references in this Agreement to the terms “Dollars” and “$” mean United States dollars and references to “€” or “Euros” refer to European Union Euros. References in this Agreement to any particular Laws shall be deemed to include all amendments, restatements and modifications thereto, and all rules and regulations promulgated thereunder, whether or not specified in the definition thereof (provided that for purposes of the representations and warranties contained in this Agreement that are made as of a specific date, references to any Law shall be deemed to refer to such Law as amended, restated or modified, and any rules or regulations promulgated, through such specific date).
(p)   Counterparts.   This Agreement may be signed in any number of counterparts (including by PDF), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each Party shall have received a counterpart hereof signed and duly delivered by the other Party.
(q)   Expenses.   Except as otherwise expressly provided in this Agreement, all fees, costs and expenses incurred in connection with this Agreement shall be borne by the party hereto incurring such fees, costs or expenses, whether or not the transactions contemplated hereby are consummated.
(r)   No Ownership Interest.   Shareholder has agreed to enter into this Agreement and act in the manner specified in this Agreement for consideration. Except as expressly set forth in this Agreement, nothing contained in this Agreement shall be deemed, upon execution, to vest in Buyer any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to Shareholder, and Buyer shall not have any authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority to direct Shareholder in the voting of any of the Covered Shares, except as otherwise provided in this Agreement. Nothing in this Agreement shall be interpreted as creating or forming a “group” with any other Person, including Buyer, for purposes of Rule 13d-5(b)(1) of the 1934 Act or any other similar provision of applicable Law or of conferring upon Buyer beneficial ownership of any Covered Shares at any time prior to the Acceptance Time.
[The remainder of this page has been intentionally left blank.]

IN WITNESS WHEREOF, each of Buyer and Shareholder has caused this Agreement to be signed by its duly authorized officer or other authorized signatory as of the date first written above.
XOMA ROYALTY CORPORATION
By:

[Signature Page to Tender and Support Agreement]

[SHAREHOLDER]
By:

ADDRESS

DISCLOSED OWNED SHARES

[Signature Page to Tender and Support Agreement]

Exhibit A
SPOUSAL CONSENT
In consideration of the execution of that certain Tender and Support Agreement (the “Support Agreement”), dated            , 2025, by and among XOMA Royalty Corporation, a Nevada Corporation, and a shareholder of LAVA Therapeutics N.V., a public limited liability company (naamloze vennootschap) incorporated under the Laws of the Netherlands, having its registered seat (statutaire zetel) in Utrecht, the Netherlands, and registered with the trade register of the Dutch Chamber of Commerce under number 65335740, [•] (“Shareholder”), I, the undersigned spouse of Shareholder, have been given a copy of, and have had an opportunity to review, the Support Agreement and clearly understand the provisions contained therein.
I hereby approve the Support Agreement and appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Support Agreement. I agree to be bound by and accept the provisions of the Support Agreement in lieu of all other direct or indirect legal, equitable, beneficial, representative community property or other interest I may have in the Covered Shares (as defined in the Support Agreement) held by my spouse under the laws in effect in the state or other applicable jurisdiction of our residence as of the date of the signing of the Support Agreement.

(Signature)
Name:

(Please Print)
Dated:

[Signature Page to Tender and Support Agreement]

Annex E
CONFIDENTIALITY AGREEMENT
THIS CONFIDENTIALITY AGREEMENT (“Agreement”) is being entered into as of June 2, 2025, between LAVA Therapeutics N.V., a company organized under the laws of the Netherlands (the “Company”), and XOMA (US) LLC, a Delaware limited liability company (“Counterparty”).
In order to facilitate the consideration and negotiation of a possible negotiated transaction between the Company and Counterparty (a “Transaction”), each of the Company and Counterparty (referred to collectively as the “Parties” and individually as a “Party”) has either requested or may request access to certain non-public information regarding the other Party and the other Party’s subsidiaries. (Each Party, in its capacity as a provider of information, is referred to in this Agreement as the “Provider”; and each Party, in its capacity as a recipient of information, is referred to in this Agreement as the “Recipient”.) This Agreement sets forth the Parties’ obligations regarding the use and disclosure of such information and regarding various related matters.
The Parties, intending to be legally bound, acknowledge and agree as follows:
1.   Limitations on Use and Disclosure of Confidential Information.   Subject to Section 4 below, neither the Recipient nor any of the Recipient’s Representatives (as defined in Section 16 below) will, at any time, directly or indirectly:
(a)   make use, or allow the use, of any of the Provider’s Confidential Information (as defined in Section 15 below), except for the specific purpose of considering, evaluating, negotiating and consummating the Transaction; or
(b)   disclose any of the Provider’s Confidential Information to any other Person (as defined in Section 16 below).
The Recipient will be liable and responsible for any breach of this Agreement by any of its Representatives and for any other action or conduct on the part of any of its Representatives that is inconsistent with any provision of this Agreement. The Recipient will (at its own expense) take all actions necessary to restrain its Representatives from making any unauthorized use or disclosure of any of the Provider’s Confidential Information.
2.   Provider Contact Person.   In the case of requests for the Company’s Confidential Information, requests must be directed to Leerink Partners LLC, as the financial advisor to the Company and in the case of requests for the Counterparty’s Confidential Information, requests must be directed to Owen Hughes (as applicable, the “Provider Contact Person”). Neither the Recipient nor any of the Recipient’s Representatives will contact or otherwise communicate with any other Representative or employee of the Provider in connection with the Transaction without the prior written authorization of the Provider Contact Person. If at any time Counterparty is approached by a third party concerning Counterparty’s involvement with the Company or interest by a third party in participating in the Transaction, Counterparty will promptly inform the Company in writing of the nature of such contact and the parties thereto. Counterparty agrees not to approach, or discuss with, any other Person regarding the possibility of joining in a combined proposal for the Transaction.
3.   No Representations by Provider.   The Provider Contact Person will have the exclusive authority to decide what Confidential Information (if any) of the Provider is to be made available to the Recipient and its Representatives. Neither the Provider nor any of the Provider’s Representatives will be under any obligation to make any particular Confidential Information of the Provider available to the Recipient or any of the Recipient’s Representatives or to supplement or update any Confidential Information of the Provider previously furnished. Neither the Provider nor any of its Representatives has made or is making any representation or warranty, express or implied, as to the accuracy or completeness of any of the Provider’s Confidential Information, and neither the Provider nor any of its Representatives will have any liability to the Recipient or to any of the Recipient’s Representatives on any basis (including, without limitation, in contract, tort or under United States federal or state securities laws or otherwise) relating to or resulting from the use of any of the Provider’s Confidential Information or any inaccuracies or errors therein or omissions therefrom. Only those representations and warranties (if any) that are included in any final definitive written agreement that provides for the consummation of a negotiated transaction between the Parties and is validly executed on behalf of the Parties (a “Definitive Agreement”) will have legal effect.
4.   Permitted Disclosures.
(a)   Notwithstanding the limitations set forth in Section 1 above:
(i)   the Recipient (and, if applicable, any of its Representatives) may disclose Confidential Information of the Provider if and to the extent that the Provider consents in writing to the Recipient’s (or, if applicable, any of its Representative’s) disclosure thereof;
(ii)   subject to Section 4(b) below, the Recipient (and, if applicable, any of its Representatives) may disclose Confidential Information of the Provider to any Representative of the Recipient, but only to the extent such Representative (A) needs to know such Confidential Information for the purpose of helping the Recipient evaluate or negotiate the Transaction, and (B) has been provided with a copy of this Agreement and has agreed to abide and be bound by the provisions hereof or is otherwise bound by confidentiality obligations at least as restrictive as those contained in this Agreement; and
(iii)   subject to Section 4(c) below, the Recipient (and, if applicable, any of its Representatives) may disclose Confidential Information of the Provider to the extent required by applicable law, rule, governmental regulation (including in connection with any legal, regulatory, judicial or administrative process or any audit or inquiry by a regulator, bank examiner or auditor), self-regulating organization or pursuant to mandatory professional ethics rules (collectively, “Law”).
(b)   If prior to providing certain Confidential Information to the Recipient (and, if applicable, its Representatives), the Provider delivers to the Recipient a written notice stating that such Confidential Information of the Provider may be disclosed only to specified Representatives of the Recipient, then, notwithstanding anything to the contrary contained in Section 4(a) (ii) above, the Recipient (and, if applicable, such specified Representatives) shall not disclose or permit the disclosure of any of such Confidential Information to any other Representative of the Recipient.
(c)   If the Recipient or any of the Recipient’s Representatives is required by Law to disclose any of the Provider’s Confidential Information to any Person, then the Recipient will promptly and in any event within two business days provide the Provider with written notice of the applicable Law so that the Provider may seek a protective order or other appropriate remedy. The Recipient and its Representatives will cooperate fully with the Provider and the Provider’s Representatives in any attempt by the Provider to obtain any such protective order or other remedy. If the Provider elects not to seek, or is unsuccessful in obtaining, any such protective order or other remedy in connection with any requirement that the Recipient or any of its Representatives, as applicable and as legally required, disclose Confidential Information of the Provider, and if the Recipient obtains advice of reputable legal counsel confirming that the disclosure of such Confidential Information is legally required, then the Recipient or any of such Representatives, as applicable, may disclose such Confidential Information to the extent legally required; provided, however, that the Recipient and its Representatives will use their reasonable best efforts to ensure that such Confidential Information is treated confidentially by each Person to whom it is disclosed.
5.   Return of Confidential Information.   Upon the Provider’s written request, the Recipient and the Recipient’s Representatives will promptly deliver to the Provider all of the Provider’s Confidential Information (and all copies thereof) obtained or possessed by the Recipient or any of the Recipient’s Representatives; provided, however, that, in lieu of delivering to the Provider any written materials containing Confidential Information of the Provider, the Recipient may destroy such written materials and promptly deliver to the Provider a certificate confirming their destruction; provided further, that (i) Recipient and its Representatives shall not be required to destroy any computer files stored securely by them that are created pursuant to Recipient’s standard and automatic backup or archival procedures; and (ii) Recipient’s external professional advisors (including its external auditors) shall be entitled to retain such Confidential Information as they are required to retain by law or any professional standard applicable to them. Notwithstanding the delivery to the Provider (or the destruction by the Recipient) of Confidential Information of the Provider pursuant to this Section 5, the Recipient and its Representatives will continue to be bound by their confidentiality obligations and other obligations under this Agreement.
6.   Limitations on Soliciting Employees.   During the 18 month period commencing on the date of this Agreement, neither Counterparty nor any Counterparty Representative will directly or indirectly solicit, induce, encourage or attempt to solicit, induce or encourage any employee of the Company or any of its subsidiaries to terminate such employee’s relationship with the Company or the relevant subsidiary in order to become an employee, consultant or independent contractor of Counterparty or an affiliate of Counterparty; provided that the foregoing restrictions shall not apply to any solicitations made pursuant to general advertising or through search firms that are not directed specifically at employees of the Company.
7.   Standstill Provision.   During the two year period commencing on the date of this Agreement (the “Standstill Period”), neither Counterparty nor any of Counterparty’s Representatives on behalf Counterparty will, in any manner, directly or indirectly:
(a)   make, effect, initiate, cause or participate in (i) any acquisition of beneficial ownership of any securities of the Company or any securities (including derivatives thereof) of any subsidiary or other controlled affiliate of the Company, (ii) any acquisition of any assets of the Company or any assets of any subsidiary, division or other controlled affiliate of the Company, (iii) any tender offer, exchange offer, merger, business combination, recapitalization, restructuring, liquidation, dissolution or extraordinary transaction involving the Company or any subsidiary or other controlled affiliate of the Company or involving any securities or assets of the Company or any securities or assets of any subsidiary, division or other affiliate of the Company, or (iv) any “solicitation” of “proxies” (as those terms are used in the proxy rules of the Securities and Exchange Commission) or consents with respect to any securities of the Company;
(b)   form, join or participate in a “group” (as defined in the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder) with respect to the beneficial ownership of any securities of the Company or any subsidiary or division of the Company;
(c)   act, alone or in concert with others, to seek to control or influence the management, board of directors or policies of the Company;
(d)   take any action that might require the Company to make a public announcement regarding any of the types of matters set forth in clause “(a)” of this sentence;
(e)   agree or offer to take, or encourage or propose (publicly or otherwise) the taking of, any action referred to in clause “(a)”, “(b)”, “(c)” or “(d)” of this sentence;
(f)   assist, induce or encourage any other Person to take any action of the type referred to in clause “(a)”, “(b)”, “(c)”, “(d)” or “(e)” of this sentence;
(g)   enter into any discussions, negotiations, arrangement or agreement with any other Person relating to any of the foregoing; or
(h)   request or propose (either directly or indirectly) that the Company or any of the Company’s Representatives amend, waive or consider the amendment or waiver of any provision set forth in this Section 7 (including this sub-paragraph).
Notwithstanding any other provision of this Agreement to the contrary, nothing herein will prevent Counterparty or its Representatives from communicating with the Chief Executive Officer of the Company to make a proposal for or to negotiate with the Company in respect of a tender or exchange offer, merger or other business combination, or any other of the transactions described in Section 7(a)(i) involving the Company and Counterparty so long as such communication is made confidentially and does not require public disclosure. Following the end of the Standstill Period, nothing in this letter agreement (including the prohibitions on use and disclosure set forth in Sections 1 and 4 hereof) shall, directly or indirectly, prevent or otherwise limit Counterparty and its Representatives from taking any actions referred to in clauses (a)-(h) of this Section 7 or related thereto, and in each case without notice to or consultation with the Company. The standstill provisions of this Section 7 shall not apply in the event that, without any violation of the standstill provision, (i) a third party unrelated to Counterparty shall have entered into a definitive agreement with the Company to acquire more than 50% of the outstanding common stock of the Company or (ii) a third party unrelated to Counterparty commences a tender offer for more than 50% of the outstanding common stock of the Company that the Board of Directors of the Company recommends. The standstill provisions of this Section 7 shall automatically become applicable again if the third party announces its intent not to proceed with the acquisition or commenced tender offer. The expiration of the Standstill Period will not terminate or otherwise affect any of the other provisions of this letter agreement.
8.   Trading in Securities.   Counterparty acknowledges and agrees that it is aware (and that Counterparty’s Representatives are aware or will be advised by Counterparty) that Confidential Information being furnished by the Company may contain material, non-public information regarding the Company and that the United States securities laws prohibit any Person who has such material, non-public information from purchasing or selling securities of the Company on the basis of such information or from communicating such information to any Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell such securities on the basis of such information.
9.   No Obligation to Pursue Transaction.   Unless the Parties enter into a Definitive Agreement, no agreement providing for the Transaction will be deemed to exist between the Parties, and neither Party will be under any obligation to negotiate or enter into any such agreement or transaction with the other Party. Except as otherwise set forth in this Agreement, each Party reserves the right, in its sole discretion: (a) to conduct any process it deems appropriate with respect to the Transaction and to modify any procedures relating to any such process without giving notice to the other Party or any other Person; (b) to reject any proposal made by the other Party or any of the other Party’s Representatives with respect to the Transaction; and (c) to terminate discussions and negotiations with the other Party at any time. Each Party recognizes that, except as expressly provided herein or in any binding written agreement between the Parties that is executed on or after the date of this Agreement: (i) the other Party and its Representatives will be free to negotiate with, and to enter into any agreement or transaction with, any other interested party; and (ii) such Party will not have any rights or claims against the other Party or any of the other Party’s Representatives arising out of or relating to any transaction or proposed transaction involving the other Party.
10.   No Waiver.   No failure or delay by either Party or any of its Representatives in exercising any right, power or privilege under this Agreement will operate as a waiver thereof, and no single or partial exercise of any such right, power or privilege will preclude any other or future exercise thereof or the exercise of any other right, power or privilege under this Agreement. No provision of this Agreement can be waived or amended except by means of a written instrument that is validly executed on behalf of both of the Parties and that refers specifically to the particular provision or provisions being waived or amended.
11.   Remedies.   Each Party acknowledges that money damages would not be a sufficient remedy for any breach of this Agreement by such Party or by any of such Party’s Representatives and that the other Party would suffer irreparable harm as a result of any such breach. Accordingly, each Party will also be entitled to equitable relief, including injunction and specific performance, as a remedy for any breach or threatened breach of this Agreement by the other Party or any of the other Party’s Representatives, and each Party further agrees to waive any requirement for the showing of actual damages or securing or posting of any bond in connection with such remedy. The equitable remedies referred to above will not be deemed to be the exclusive remedies for a breach of this Agreement, but rather will be in addition to all other remedies available at law or in equity to the Parties. In the event of litigation relating to this Agreement, if a court of competent jurisdiction determines that either Party or any of its Representatives has breached this Agreement, such Party will be liable for, and will pay to the other Party and the other Party’s Representatives, the reasonable legal fees incurred by the other Party and the other Party’s Representatives in connection with such litigation (including any appeal relating thereto).
12.   Successors and Assigns; No assignment.   This Agreement will be binding upon and inure to the benefit of each Party and its Representatives and their respective heirs, successors and assigns. This Agreement may not be assigned by any Party without the express prior written consent of the other Party.
13.   Applicable Law; Jurisdiction and Venue.   This Agreement will be governed by and construed in accordance with the laws of the State of Delaware (without giving effect to principles of conflicts of laws). Each Party and its Representatives: (a) irrevocably and unconditionally consents and submits to the jurisdiction of the state and federal courts located in the State of Delaware for purposes of any action, suit or proceeding arising out of or relating to this Agreement; (b) agrees that service of any process, summons, notice or document by U.S. registered mail to the address set forth opposite the name of such Party at the end of this Agreement shall be effective service of process for any such action, suit or proceeding brought against such Party or any of such Party’s Representatives; (c) irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of or relating to this Agreement in any state or federal court located in the State of Delaware; and (d) irrevocably and unconditionally waives the right to plead or claim, and irrevocably and unconditionally agrees not to plead or claim, that any action, suit or proceeding arising out of or relating to this Agreement that is brought in any state or federal court located in the State of Delaware has been brought in an inconvenient forum.
14.   Co-Bidders and Financing Sources.   Without limiting anything in this Agreement, Counterparty represents that neither it nor, to the best of its knowledge, any of its Representatives has (a) entered into (and, except with the prior written consent of the Company, agrees that it will not and will use reasonable efforts to ensure that its Representatives will not enter into) directly or indirectly, any agreement, arrangement or understanding with any Person or firm as a principal, co-investor or co-bidder with respect to a possible transaction involving the Company or that would restrict the ability of any other Person to provide debt, equity or other financing for a possible transaction involving the Company or (b) engaged in any discussions which might lead to any agreement, arrangement or understanding with any such Person or firm.
15.   Confidential Information.   For purposes of this Agreement, the Provider’s “Confidential Information” means:
(a)   any information (including any technology, know-how, patent application, test result, research study, business plan, budget, forecast or projection) relating directly or indirectly to the business of the Provider, any predecessor entity or any subsidiary or other affiliate of the Provider (whether prepared by the Provider or by any other Person and whether or not in written form) that is or that has at any time been made available to the Recipient or any Representative of the Recipient by or on behalf of the Provider or any Representative of the Provider on or after the date hereof;
(b)   any memorandum, analysis, compilation, summary, interpretation, study, report or other document, record or material that is or has been prepared by or for the Recipient or any Representative of the Recipient and that contains, reflects, interprets or is based directly or indirectly upon any information of the type referred to in clause “(a)” of this Section 15;
(c)   the existence and terms of this Agreement, and the fact that information of the type referred to in clause “(a)” of this Section 15 has been made available to the Recipient or any of its Representatives; and
(d)   the fact that discussions or negotiations are or may be taking place with respect to the Transaction and the proposed terms of any such transaction.
However, the Provider’s “Confidential Information” will not be deemed to include:
(i)   any information that is or becomes generally available to the public other than as a direct or indirect result of the disclosure of any of such information by the Recipient or by any of the Recipient’s Representatives in breach of this letter agreement;
(ii)   any information that was in the Recipient’s possession prior to the time it was first made available to the Recipient or any of the Recipient’s Representatives by or on behalf of the Provider or any of the Provider’s Representatives; provided that the source of such information was not and is not known to the Recipient to be bound by any contractual or other obligation of confidentiality to the Provider or to any other Person with respect to any of such information;
(iii)   any information that becomes available to the Recipient on a non- confidential basis from a source other than the Provider or any of the Provider’s Representatives; provided that such source is not known to the Recipient to be bound by any contractual or other obligation of confidentiality to the Provider or to any other Person with respect to any of such information; or

(iv)   any information that is developed by or on behalf of the Recipient independently of the disclosure of Confidential Information and without reference to or use of Confidential Information.
16.   Miscellaneous.
(a)   For purposes of this Agreement, a Party’s “Representatives” will be deemed to include each Person that is or during the term of this Agreement becomes (i) an affiliate of such Party, (ii) an officer, director, member, manager, executive partner, employee, partner, advisor (including without limitation accountants, attorneys, financial advisors, and consultants), agent or other representative of such Party or of such Party’s affiliates or (iii) only upon prior written approval of the Company, a potential debt financing source to be used by Counterparty in connection with the Transaction. Representatives shall not include any potential principal, co-investor, co-bidder, provider of equity capital that is not any equity fund managed by Counterparty, any proposed joint buyer in the Transaction or a debt financing source that is not pre-approved in writing by the Company.
(b)   The term “Person,” as used in this Agreement, will be broadly interpreted to include any individual and any corporation, partnership, entity, group, tribunal or governmental authority.
(c)   The term “affiliate” has the meaning given to it under the Securities Exchange Act of 1934, as amended.
(d)   The bold-faced captions appearing in this Agreement have been included only for convenience and shall not affect or be taken into account in the interpretation of this Agreement.
(e)   Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.
(f)   By making Confidential Information or other information available to the Recipient or the Recipient’s Representatives, the Provider is not, and shall not be deemed to be, granting (expressly or by implication) any license or other right under or with respect to any patent, trade secret, copyright, trademark or other proprietary or intellectual property right. Neither the Recipient nor the Recipient’s Representatives shall file any patent application containing any claim to any subject matter derived from the Confidential Information of the Provider.
(g)   To the extent that any Confidential Information includes materials or other information that may be subject to the attorney-client privilege, work product doctrine or any other applicable privilege or doctrine concerning any Confidential Information or any pending, threatened or prospective action, suit, proceeding, investigation, arbitration or dispute, it is acknowledged and agreed that the Parties have a commonality of interest with respect to such Confidential Information or action, suit, proceeding, investigation, arbitration or dispute and that it is the Parties’ mutual desire, intention and understanding that the sharing of such materials and other information is not intended to, and shall not, affect the confidentiality of any of such materials or other information or waive or diminish the continued protection of any of such materials or other information under the attorney-client privilege, work product doctrine or other applicable privilege or doctrine. Accordingly, all Confidential Information that is entitled to protection under the attorney- client privilege, work product doctrine or other applicable privilege or doctrine shall remain entitled to protection thereunder and shall be entitled to protection under the joint defense doctrine, and the Parties agree to take all measures necessary to preserve, to the fullest extent possible, the applicability of all such privileges or doctrines.
(h)   This Agreement constitutes the entire agreement between the Recipient and the Provider regarding the subject matter hereof and supersedes any prior agreement between the Recipient and the Provider regarding the subject matter hereof.
(i)   The terms of this Agreement shall control over any additional purported confidentiality requirements imposed by any offering memorandum, web-based database or similar repository of Confidential Information to which the Recipient or any of its Representatives is granted access in connection with the Transaction, notwithstanding acceptance of such an offering memorandum or submission of an electronic signature, “clicking” on an “I agree” icon or other indication of asset to such additional confidentiality conditions.
(j)   This Agreement shall terminate three years from the effective date of this Agreement; provided that Section 13 applicable law and jurisdiction shall be binding in perpetuity or until the latest date permitted by law. For the avoidance of doubt, the termination of this Agreement shall not relieve any Party from any liability with respect to any violation or breach of any provision contained in this Agreement and after the termination of this Agreement, Recipient shall not use or disclose any of the Provider’s Confidential Information that is retained by Recipient pursuant to Section 5, including for archival purposes. Nothing herein is intended to limit or abridge the protection of trade secrets under applicable trade secrets law, and the protection of trade secrets by the Recipient shall be maintained as such until they fall into the public domain.
(k)   The Recipient agrees not to export, directly or indirectly, any U.S. source technical data acquired from the Provider or any products utilizing such data to countries outside the United States, which export may be in violation of the United States export laws or regulations.
(l)   This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement. Signatures to this Agreement transmitted by DocuSign, by electronic mail in “portable document format” (.pdf) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.
(m)   The Parties hereto confirm their agreement that this Agreement, as well as any amendment hereto and all other documents related hereto, including legal notices, shall be in the English language only.
* * * * *

The parties have caused this Agreement to be executed as of June 2, 2025.
LAVA THERAPEUTICS N.V.		XOMA (US) LLC
By:	/s/ Steve Hurley	By:	/s/ Owen Hughes
Name:	Steve Hurley	Name:	Owen Hughes
Title:	CEO	Title:	CEO
Address:	520 Walnut Street PH	Address:	2200 Powell Street, Suite 310 Emeryville, CA 94608
Contact:		Contact:
[Signature Page — Confidentiality Agreement]

Annex F
October 17, 2025
XOMA Royalty Corporation
2200 Powell Street, Suite 310
Emeryville, CA 94608
Attention: Legal Department; Bradley Sitko
LAVA Therapeutics N.V.
Yalelaan 62
3584 CM Utrecht,
The Netherlands
Attention: Stephen Hurly

RE:
Share Purchase Agreement — Resolution of Dispute Notice / Amendment to Purchase Agreement

Ladies and Gentlemen,
Reference is made to that certain Share Purchase Agreement (the “Purchase Agreement”), dated as of August 3, 2025, by and between XOMA Royalty Corporation, a Nevada corporation (“Buyer”), and LAVA Therapeutics N.V., a Dutch public limited liability company (naamloze vennootschap) organized under the Laws of The Netherlands, having its corporate seat (statutaire zetel) in Utrecht, The Netherlands, registered with the Dutch trade register under number 65335740 (the “Company”). Capitalized terms used but not defined in this letter shall have the meanings given to such terms in the Purchase Agreement.
The Parties acknowledge and agree that (i) in accordance with Section 2.01(k) of the Purchase Agreement, Buyer delivered a Dispute Notice on September 24, 2025, (ii) between September 24, 2025 and the date hereof, the Parties have negotiated in good faith to determine an agreed calculation of Closing Net Cash as of the Cash Determination Time and (iii) in connection herewith, the parties have agreed that the Closing Net Cash as of the Cash Determination Time for all purposes under the Purchase Agreement shall be $24,500,000. Further, in accordance with Section 9.03 of the Purchase Agreement, the Parties hereby agree to amend the Purchase Agreement as follows:

1.
The fourth recital of the Purchase Agreement shall be amended and restated in its entirety as follows:

WHEREAS, on the terms and subject to the conditions set forth in this Agreement, Buyer shall commence a tender offer (as it may be amended from time to time as permitted by this Agreement, the “Offer”) to purchase any (subject to the Minimum Condition) and all of the issued and outstanding ordinary shares, par value €0.12 per share, in the capital of the Company (collectively, the “Shares”), for (i) an amount in cash equal to $1.04 per Share (the “Cash Amount”), plus (ii) one contingent value right per Share (a “CVR”), which shall represent the right to receive potential payments, in cash, described in, and subject to and in accordance with the terms and conditions of, the CVR Agreement (together with the Cash Amount, the “Offer Consideration”), in each case without interest and net of applicable withholding Tax pursuant to Section 2.09;

2.
The definitions of “Additional Price Per Share” and “Base Price Per Share” in Section 1.01 shall be deemed deleted in their entirety.

3.
Section 2.01(c)(ii) shall be amended and restated in its entirety as follows:

decrease the Cash Amount or the number of CVRs comprised in the Offer Consideration;

4.
Section 2.01(c)(iv) shall be amended and restated in its entirety as follows:

change the form of consideration to be paid in the Offer;

5.
Section 2.01(d) shall be amended and restated in its entirety as follows:

The Offer shall initially expire at 9:00 a.m. (New York City time) on October 3, 2025 (such initial expiration date and time of the Offer, the “Initial Expiration Time”) or, if the Offer has been extended pursuant to and in accordance with Section 2.01(e), the date and time to which the Offer has been so extended (the Initial Expiration Time, or such later expiration date and time to which the Offer has been so extended, the “Expiration Time,” provided, that the Expiration Time shall not occur prior to the third (3rd) Business Day following the date of the EGM (inclusive)).

6.
Section 2.01(e)(ii) shall be amended and restated in its entirety as follows:

if, at the then-scheduled Expiration Time, any of the Offer Conditions has not either been satisfied or waived (to the extent such waiver is not prohibited under this Agreement or by applicable Law), then Buyer shall extend the Offer on one or more occasions in consecutive periods of up to ten (10) Business Days (five (5) Business Days being sufficient, subject to applicable Law) each (with each such period to end at 5:00 p.m. (New York City time) on the last Business Day of such period) (or such other duration as may be agreed to by Buyer and the Company) in order to permit the satisfaction of such Offer Condition(s); provided, that if Buyer determines in good faith, after consultation with its outside legal counsel, that at any then-scheduled Expiration Time, the Offer Condition set forth in paragraph (B) or paragraph (H) of Annex I is not reasonably likely to be satisfied within such extension period, then Buyer may extend the Offer on such occasion for periods of up to twenty (20) Business Days; provided, further, that (x) Buyer shall not be required to extend the Offer to a date later than the End Date (as may be extended pursuant to Section 8.01(b)(i)) and (y) if all of the Offer Conditions have been satisfied or waived (to the extent such waiver is not prohibited under this Agreement or by applicable Law) other than the Minimum Condition, Buyer shall not be required to extend the Offer on more than two (2) occasions in consecutive periods of up to ten (10) Business Days (five (5) Business Days being sufficient, subject to applicable Law) each (with each such period to end at 5:00 p.m. (New York City time) on the last Business Day of such period) (or such other duration as may be agreed to by Buyer and the Company); or

7.
Section 2.01(j) shall be amended and restated in its entirety as follows:

Except as otherwise contemplated in this Section 2.01, on the tenth (10th) Business Day before the Initial Expiration Time, the Company shall deliver to Buyer a schedule (the “Closing Cash Schedule”) setting forth, in reasonable detail, the Company’s good faith, estimated calculation of Closing Net Cash (the “Closing Cash Calculation”) as of immediately prior to the Closing (the “Cash Determination Time”) based on the Initial Expiration Time. The Company shall make available to Buyer, as reasonably requested by Buyer, the work papers and back-up materials used or any other relevant information useful in preparing the Closing Cash Schedule, including close-out memos or other forms of written affirmation from vendors that either no more money is due or an amount of money is due that is reflected on the Closing Cash Schedule. If reasonably requested by Buyer, access to the Company’s accountants and counsel at reasonable times and upon reasonable notice will be provided by the Company in order to permit Buyer to review the Closing Cash Calculation. The Closing Cash Calculation shall include the Company’s determination, as of the Cash Determination Time, of the Cash Amount and each component thereof.

8.
Section 2.01(o) shall be deemed deleted in its entirety.

9.
Paragraph J of Annex I shall be amended and restated in its entirety as set forth below.

the Closing Net Cash as finally determined in accordance with this Agreement is at least $24,500,000; and

10.
A new Paragraph K shall be inserted into Annex I to read as set forth below and the “Offer Conditions” shall be constructed to include such condition for all purposes under the Purchase Agreement.

the Company shall have delivered to Seagen Inc. (or its applicable successor in interest) a notice and waiver, with a copy of such delivery provided to Buyer, in respect of that certain Exclusive License Agreement, dated as of September 23, 2022, by and between LAVA Therapeutics, Inc. and Seagen, Inc., as amended to date, waiving any and all of Company’s rights to exercise the Buy-Up

Option (as defined therein) pursuant to Section 7.5 thereof, in form and substance reasonably acceptable to Buyer.

11.
Exhibit C shall be amended and restated in its entirety with the form of CVR Agreement attached hereto as Schedule I.

This letter agreement shall constitute an amendment of the Purchase Agreement in accordance with Section 9.03 of the Purchase Agreement. This letter agreement and the Purchase Agreement (including the Annexes, Schedules and Exhibits hereto, the Company Letter and the Confidentiality Agreement, and the other documents delivered in connection with the Purchase Agreement) constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersede all prior (but not concurrent) agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof. Except as expressly amended hereby, the Purchase Agreement shall remain in full force and effect without modification. Article 9 (Miscellaneous) of the Purchase Agreement is incorporated by reference into this letter agreement, mutatis mutandis. Notwithstanding anything to the contrary herein, this letter agreement shall automatically terminate and be of no further force and effect without any action of the parties if the Purchase Agreement is terminated in accordance with the terms thereof.
[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this letter agreement to be duly executed by their respective authorized officers as of the date set forth on the cover page of this letter agreement.
LAVA THERAPEUTICS N.V.

By:
/s/ Stephen Hurly

Name: Stephen Hurly
Title: President, Chief Executive Officer
XOMA ROYALTY CORPORATION

By:
/s/ Owen Hughes

Name: Owen Hughes
Title: Chief Executive Officer
SIGNATURE PAGE TO LETTER AGREEMENT

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.KEEP THIS PORTION FOR YOUR RECORDSDETACH AND RETURN THIS PORTION ONLYTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateSCAN TOVIEW MATERIALS & VOTE0 0 00 0 00 0 00 0 00 0 00 0 00 0 00000684946_1 R2.09.05.010LAVA THERAPEUTICS N.V.YALELAAN 623584 CM UTRECHTNETHERLANDSVOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery ofinformation. Vote by 11:59 P.M. ET on November 6, 2025. Have your proxy card in handwhen you access the web site and follow the instructions to obtain your records and tocreate an electronic voting instruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxy materials,you can consent to receiving all future proxy statements, proxy cards and annual reportselectronically via e-mail or the Internet. To sign up for electronic delivery, please followthe instructions above to vote using the Internet and, when prompted, indicate that youagree to receive or access proxy materials electronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ETon November 6, 2025. Have your proxy card in hand when you call and then follow theinstructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we haveprovided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood,NY 11717.The Board of Directors recommends you vote FORproposals 1A through 3B. For Against Abstain1A To appoint Owen Hughes as executive director ofthe Company1B To appoint Thomas Burns as non-executivedirector of the Company1C To appoint Bradley Sitko as non-executivedirector of the Company1D To appoint Maricel Montano as non-executivedirector of the Company2 To release each member of the Company's boardof directors from liability for the exercise oftheir duties up to and including the date ofthe EGM3A To approve entry into the Downstream Merger3B To approve the Downstream Merger and theCancellationNOTE: Such other business as may properly comebefore the meeting or any adjournment thereof.Please sign exactly as your name(s) appear(s) hereon. When signing asattorney, executor, administrator, or other fiduciary, please give fulltitle as such. Joint owners should each sign personally. All holders mustsign. If a corporation or partnership, please sign in full corporate orpartnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:The Notice of Extraordinary General Meeting is available at www.proxyvote.comLAVA Therapeutics N.V.Extraordinary General Meeting of ShareholdersNovember 7, 2025, 2:00 P.M. CESTThis proxy is solicited by the Board of DirectorsThe shareholder(s) hereby appoint(s) any civil law notary, candidate civil law notary or lawyer working with NautaDutilh N.V.as proxy with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designatedon the reverse side of this ballot, all of the shares of common shares of LAVA Therapeutics N.V. that the shareholder(s) is/areentitled to vote at the Extraordinary General Meeting of Shareholders to be held on November 7, 2025 at 2:00 P.M. CentralEuropean Summer Time at the offices of NautaDutilh N.V, Beethovenstraat 400, 1082 PR Amsterdam, the Netherlands (the"EGM") and any adjournment or postponement thereof.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, thisproxy will be voted in accordance with the Board of Directors' recommendations.Continued and to be signed on reverse side